As filed with the Securities and Exchange Commission on June 30, 1998
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            OXFORD AUTOMOTIVE, INC.
             (Exact Name of Registrant as Specified in its Charter)

           MICHIGAN                           3465                        38-3262809
(State or Other Jurisdiction of   (Primary Standard Industrial    (I.R.S. Employer
Incorporation or  Organization)    Classification Code Number)    Identification No.)

                           1250 STEPHENSON HIGHWAY
                            TROY, MICHIGAN 48083
                                248-577-1400
 (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                  Registrant's Principal Executive Offices)

                           REX E. SCHLAYBAUGH, JR.
                           OXFORD AUTOMOTIVE, INC.
                           1250 STEPHENSON HIGHWAY
                            TROY, MICHIGAN 48083
                                248-577-1400
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                            of Agent for Service)

                                 COPIES TO:
                              Gerald T. Lievois
                             Dykema Gossett PLLC
                    1577 North Woodward Avenue, Suite 300
                      Bloomfield Hills, MI  48304-2820
                               (248) 203-0866

  Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.
  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
                                                                  Proposed Maximum
                      Title Of Each Class Of      Amount To Be   Offering Price Per        Proposed Maximum         Amount Of
                            Securities             Registered          Unit(1)         Aggregate Offering Price   Registration
                         To Be Registered                                                        (1)                   Fee
---------------------------------------------------------------------------------------------------------------------------------
                  10 1/8% Senior Subordinated     $35,000,000            100%                $35,000,000         $10,325
                  Notes Due 2007, Series B
---------------------------------------------------------------------------------------------------------------------------------
                  Guarantees of 10 1/8% Senior        (2)                (2)                     (2)                   (2)
                  Subordinated Notes Due 2007,
                  Series B
---------------------------------------------------------------------------------------------------------------------------------

  (1) Estimated pursuant to Rule 457(f) solely for the purposes of calculating the registration fee.
  (2) Pursuant to Rule 457(n), no registration fee is required with respect to the Guarantees of the Senior Subordinated Notes registered hereby.


THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATES AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                        TABLE OF ADDITIONAL REGISTRANTS

-------------------------------------------------------------------------------------------------------------------
      Exact Name of Guarantor        Jurisdiction of    IRS Employer Identification        Primary Standard
   Registrant as Specified in its     Incorporation                 No.                Industrial Classification
              Charter                                                                         Code Number
-------------------------------------------------------------------------------------------------------------------
     Lobdell Emery Corporation           Michigan                38-0768460                      3465
-------------------------------------------------------------------------------------------------------------------
     BMG North America Limited           Ontario                 98-0113060                      3465
-------------------------------------------------------------------------------------------------------------------
         BMG Holdings, Inc.              Ontario                 00-0000000                      3465
-------------------------------------------------------------------------------------------------------------------
 Winchester Fabrication Corporation      Michigan                38-3209840                      3465
-------------------------------------------------------------------------------------------------------------------
 Creative Fabrication Corporation       Tennessee                62-1613148                      3465
-------------------------------------------------------------------------------------------------------------------
Parallel Group International, Inc.       Indiana                 35-1971190                      3465
-------------------------------------------------------------------------------------------------------------------
  Laserweld International, L.L.C.        Indiana                 35-1969204                      3465
-------------------------------------------------------------------------------------------------------------------
   Concept Management Corporation        Michigan                38-3209841                      3465
-------------------------------------------------------------------------------------------------------------------
  Lewis Emery Capital Corporation        Michigan                38-6602578                      3465
-------------------------------------------------------------------------------------------------------------------
      Howell Industries, Inc.            Michigan                38-0479830                      3465
-------------------------------------------------------------------------------------------------------------------
         RPI Holdings, Inc.              Michigan                38-3134115                      3465
-------------------------------------------------------------------------------------------------------------------

                                   PROSPECTUS

 OFFER FOR ALL OUTSTANDING 10 1/8% SENIOR SUBORDINATED NOTES DUE 2007, SERIES B
                  IN EXCHANGE FOR 10 1/8% SENIOR SUBORDINATED
                          NOTES DUE 2007, SERIES B OF

OXFORD AUTOMOTIVE, INC.                                                     LOGO


                  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
          NEW YORK CITY TIME ON               , 1998, UNLESS EXTENDED

Oxford Automotive, Inc. (the "Company"), hereby offers to exchange an aggregate principal amount of up to $35 million of its 10 1/8% Senior Subordinated Notes Due 2007, Series B (the "New Series B Notes") for a like principal amount of its 10 1/8% Senior Subordinated Notes Due 2007, Series B (the "Old Series B Notes") outstanding on the date hereof upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"). The Old Series B Notes are substantially identical to, and rank pari passu in right of payment with, the $125 million aggregate principal amount of 10 1/8% Senior Subordinated Notes Due 2007 issued by the Company on June 24, 1997 (the "Series A Notes"). The New Series B Notes and the Old Series B Notes are collectively hereinafter referred to as the "Series B Notes" and the Series A Notes and the Series B Notes are collectively hereinafter referred to as the "Notes." The terms of the New Series B Notes are identical in all material respects to those of the Old Series B Notes, except for certain transfer restrictions, registration rights and certain interest rate step-up provisions. The New Series B Notes will be issued pursuant to, and entitled to the benefits of, the Indenture (as defined herein) governing the Old Series B Notes. The New Series B Notes will mature on June 15, 2007. The New Series B Notes will bear interest from and including the date of consummation of the Exchange Offer. Interest on the New Series B Notes will be payable semi-annually on June 15 and December 15 of each year. Additionally, interest on the New Series B Notes will accrue from the last interest payment date on which interest was paid on the Old Series B Notes surrendered in exchange therefor or, if no interest has been paid on the Old Series B Notes, from the date of original issue of the Old Series B Notes. The New Series B Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after June 15, 2002, at the redemption prices set forth herein, plus accrued and unpaid interest, if any, to the date of redemption. In addition, at any time and from time to time prior to June 15, 2000, the Company may redeem in the aggregate up to 35% of the original principal amount of the Notes with the net proceeds of one or more Public Equity Offerings (as defined) following which there is a Public Market (as defined), at a redemption price of 110.125% of the principal amount to be redeemed, plus accrued and unpaid interest, if any, to the redemption date, provided that at least 65% of the original principal amount of the Notes remains outstanding after each such redemption. Upon a Change of Control (as defined), each holder of Notes ("Holder") will have the right to require the Company to repurchase all or a portion of such Holder's Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. However, there may be significant limitations on the ability of the Company to make any repurchases required in connection with a Change of Control. See "Risk Factors -- Change of Control" and "Description of the Notes -- Change of Control."

The New Series B Notes will be general unsecured obligations of the Company, subordinated in right of payment to all existing and future Senior Indebtedness (as defined) of the Company. The New Series B Notes will rank pari passu with or senior to all subordinated indebtedness of the Company. The Company is a holding company that will derive all of its operating income and cash flow from its subsidiaries. The New Series B Notes will be fully and unconditionally guaranteed (collectively, the "Subsidiary Guaranties") on a joint and several basis, and on an unsecured, senior subordinated basis by certain Restricted Subsidiaries (as defined) (collectively, the "Subsidiary Guarantors") of the Company. See "Description of the Notes -- Subsidiary Guaranties."

As of March 31, 1998, after giving effect to the offering of the Old Series B Notes (the "Series B Offering"), and the application of the net proceeds thereof, the Company had $1.8 million outstanding Senior Indebtedness and the Subsidiary Guarantors' outstanding Senior Indebtedness was approximately $12.8 million. See "Description of the Notes --

Subordination." In addition, the Company had available approximately $98.7 million of undrawn borrowings under its Senior Credit Facility. The Indenture governing the Notes (the "Indenture") permits the Company and the Subsidiary Guarantors to incur additional indebtedness, including Senior Indebtedness and indebtedness that will rank pari passu with the New Series B Notes.

The New Series B Notes are being offered hereunder in order to satisfy certain obligations of the Company and certain of the Subsidiary Guarantors contained in the Registration Agreement dated April 1, 1998 (the "Registration Agreement"), among the Company, certain of the Subsidiary Guarantors and Salomon Brothers Inc., (the "Initial Purchaser"), with respect to the initial sale of the Old Series B Notes.

The Company will not receive any proceeds from the Exchange Offer. The Company will pay all the expenses incident to the Exchange Offer. Tenders of Old Series B Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date (as defined) for the Exchange Offer. In the event the Company terminates the Exchange Offer and does not accept for exchange any Old Series B Notes with respect to the Exchange Offer, the Company will promptly return such Old Series B Notes to the holders thereof. See "The Exchange Offer."

Each broker-dealer that receives New Series B Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Series B Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker- dealer in connection with resales of New Series B Notes received in exchange for Old Series B Notes where such Old Series B Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Each of the Company and certain of the Subsidiary Guarantors has agreed that, starting on the Expiration Date, and ending on the close of business on the first anniversary of the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

Prior to the Exchange Offer, there has been no public market for the Old Series B Notes. If a market for the New Series B Notes should develop, such New Series B Notes could trade at a discount from their principal amount. The Company currently does not intend to list the New Series B Notes on any securities exchange or to seek approval for quotation through any automated quotation system and no active public market for the New Series B Notes is currently anticipated. There can be no assurance that an active public market for the New Series B Notes will develop.

The Exchange Offer will expire at 5:00 p.m., New York City time, on          ,
1998, or such later date and time to which it may be extended by the Company,
which in no event shall be later than          , 1998.  The Exchange Offer is
not conditioned upon any minimum principal amount of Old Series B Notes being tendered for exchange pursuant to the Exchange Offer.

SEE "RISK FACTORS" BEGINNING ON PAGE           , FOR A DISCUSSION OF CERTAIN
FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS OF THE NOTES IN CONNECTION WITH THE EXCHANGE OFFER.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              The date of this Prospectus is              , 1998.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports and other information with the Securities and Exchange Commission (the "Commission"). The Company and the Subsidiary Guarantors have filed with the Commission a Registration Statement on Form S-4 (the "Exchange Offer Registration Statement," which term shall encompass all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, covering the New Series B Notes being offered hereby. This Prospectus does not contain all the information set forth in the Exchange Offer Registration Statement. For further information with respect to the Company, the Subsidiary Guarantors and the Exchange Offer, reference is made to the Exchange Offer Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to accurately describe the material terms so referred to, but are not necessarily a complete description of the contents of any such contract, agreement or other document. With respect to each such contract, agreement or other document filed as an exhibit to the Exchange Offer Registration Statement, reference is made to the exhibit for a more complete description of the document or matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Exchange Offer Registration Statement, including the exhibits thereto, as well as the reports and other information filed by the Company with the Commission, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at Seven World Trade Center, Suite 1300, New York, New York 10048 and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such Web site is: http://www.sec.gov.

  In the event the Company ceases to be subject to the informational requirements of the Exchange Act, the Company will be required under the Indenture to continue to file with the Commission the annual and quarterly reports, information, documents or other reports, including, without limitation, reports on Forms 10-K, 10-Q and 8-K, which would be required pursuant to the informational requirements of the Exchange Act. The Company will also furnish such other reports as may be required by law. In addition, for so long as any of the Notes are restricted securities within the meaning of Rule 144(a)(3) under the Securities Act, the Company has agreed to make available to any prospective purchaser of the Notes or beneficial owner of the Notes, in connection with any sale thereof, the information required by Rule 144A(d)(4) under the Securities Act.

                                    SUMMARY

The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere in this Prospectus. For purposes of this Prospectus, the "Company" shall refer to Oxford Automotive, Inc. ("Oxford Automotive") and all of its consolidated subsidiaries, unless the context otherwise requires.


                                  THE COMPANY

GENERAL

The Company is a leading Tier 1 or direct supplier of high-quality, engineered metal components, assemblies and modules used by original equipment automotive manufacturers ("OEMs"). The Company's core products are complex, high value-added products, primarily assemblies containing multiple stamped parts, forgings and various welded, hemmed or fastened components. These products which include large structural stampings and assemblies, including exposed ("Class A") surfaces, leaf springs and smaller complex welded assemblies, are used in manufacturing a variety of sport utility vehicles ("SUVs"), light and medium trucks, mini-vans, vans and passenger cars. The Company is the sole source supplier of these products to its customers. On a pro forma basis, assuming the acquisitions of Howell Industries, Inc., a Michigan corporation ("Howell"), RPI Holdings, Inc., a Michigan corporation ("RPIH") and the Suspension Division of Eaton Corporation (the "Suspension Division") (each described below) had occurred on April 1, 1997, the Company would have had net sales of $576.2 million and Adjusted EBITDA (as defined herein) of $47.1 million for the fiscal year ended March 31, 1998. Based on pro forma net sales, management believes the Company is one of the ten largest suppliers of stampings to the North American automotive market.

    The Company's five largest customers, Ford Motor Company ("Ford"), General Motors Corporation ("GM"), Chrysler Corporation ("Chrysler"), CAMI (a joint venture of GM and Suzuki Motor Corporation ("Suzuki")) and The Saturn Corporation ("Saturn"), accounted for approximately 41%, 38%, 13%, 2%, and 2%, respectively of the Company's net sales for the fiscal year ended March 31, 1998, on a pro forma basis for the Howell, RPIH and Suspension Division acquisitions. The Company has been providing products directly to GM and Ford for more than 50 years and has earned outstanding commercial ratings for its high-quality standards, including GM's Supplier of the Year and Mark of Excellence Awards, Ford's Q1 Award and CAMI's President's Award. The Company also sells its products to other Tier 1 suppliers. For the fiscal year ended March 31, 1998, approximately 84% of the Company's net sales, on a pro forma basis assuming the acquisitions of Howell, RPIH and the Suspension Division occurred on April 1, 1997, were derived from sales of its products manufactured for SUVs, mini-vans, vans and light trucks. In recent years, SUVs, mini-vans, vans and light trucks have experienced stronger growth in vehicle production as compared to the passenger car sector. This sector includes those platforms and models which have strong consumer demand, such as GM's popular C/K platform (full-size pickups and the Yukon/Tahoe/Suburban models), Ford's Ranger, Explorer and Windstar and Chrysler's Ram pickup and mini-van.

    Prior to August 1997, the Company conducted its business through two principal operations, BMG North America Limited ("BMG") and Lobdell Emery Corporation ("Lobdell"). The Company's recent acquisitions significantly strengthen the Company's position as a leading Tier 1 supplier of assemblies and modules to the OEMs. These strategic combinations provide the Company with the critical mass and capabilities in the areas of design and engineering, sales and marketing, and product expertise which provide the basis for the Company's strategy of becoming a fully- integrated, global systems supplier. The Company has already implemented a successful, focused sales and marketing initiative, which commenced concurrently with the operational improvements at BMG. As a result, the Company has been awarded the door assemblies and the side panel package for the new Saturn LS Program (the "LS Program"), the new vehicle which Saturn is launching in 1999 based upon the current Opel Vectra. Management believes these awards from Saturn will generate approximately $65.0 million of
annual net sales beginning with the 1999 model year.   In addition, the Company
was recently awarded the door, hood, and underbody assemblies for the GMT 250 Program (Pontiac Recon, Buick Signia) (the "GMT 250 Program"). This program, a new GM platform, will be produced solely in Mexico and management believes will generate approximately $85.0 million of annual net sales beginning in 1999.

        The Company currently operates 17 manufacturing facilities which offer the latest technologies in metal stamping, forging, welding and assembly production equipment, including fully-automated hydraulic and wide-bed press lines (up to 180 inches), robotic welding cells, robotic hemming, autophoretic corrosion resistant coating, and a patented eye forming process. The Company also has the world-wide exclusive rights (outside the CIS--formerly Soviet Union) to the "MAZ" tapering process for its suspension applications. Since 1992, the Company has invested in excess of $110 million in capital investments to support sales growth, expand production capabilities and improve efficiency and flexibility. The Company's diverse line of over 380 presses that range up to 2,600 tons including both conventional and transfer technology and state-of-the-art robotic weld assembly and hemming equipment are capable of manufacturing a broad assortment of parts and assemblies ranging from simple stampings to full-size, Class A door and closure panels. The Company is one of a few independent suppliers that has the ability to produce large, complex stampings, as well as the technical expertise and automated assembly capabilities to provide high value-added modules such as door apertures and assemblies, A-pillars, Class A surface products and control arms, and multiple leaf and parabolic leaf springs. The Company is currently planning the addition of a new 300,000 sq. ft. facility in Ramos Arizpe, Mexico to support the GMT 250 Program and other opportunities in the Mexican market.

    The principal executive offices of the Company are located at 1250 Stephenson Highway, Troy, Michigan 48083, and its telephone number is (248) 577-1400.

BUSINESS STRATEGY

    The principal objective of the Company is to be a leading, full-service, global Tier 1 supplier of integrated systems based on metal forming and related manufacturing technologies. Management believes that the Company is well positioned to benefit from two significant trends in the stamping and metal forming segments of the automotive industry: outsourcing and consolidation. Outsourcing of metal stamping has increased in response to competitive pressures on OEMs to improve quality and reduce capital requirements, labor costs, overhead and inventory. Consolidation among automotive industry suppliers has occurred as OEMs have more frequently awarded long-term sole source contracts to the most capable global suppliers. In addition, OEMs are increasingly seeking systems suppliers who can provide a complete package of design, engineering, manufacturing and project management support for an integrated system (such as a front-end system). The Company intends to capitalize on these trends through internal development and strategic acquisitions. The key elements of the Company's strategy include the following:
(i) provide full-service program capability, (ii) supply complex, high value-added systems, (iii) focus on high growth vehicle categories, (iv) establish a global presence, and (v) pursue strategic acquisitions.

RECENT DEVELOPMENTS

    On August 13, 1997, the Company acquired Howell. Howell is a Tier 1 manufacturer of high-quality welded subassemblies and detailed stampings used primarily in suspension system applications in the production of SUVs, light trucks, mini-vans, vans and passenger cars. Howell has developed a niche in designing, engineering and manufacturing suspension control arms in a variety of configurations and variations depending on drive-train and suspension application. Pursuant to the terms of a supplement to the Indenture, dated as of August 13, 1997, Howell, a Restricted Subsidiary as defined in the Indenture, became an additional Subsidiary Guarantor.

    Howell's expertise has complemented and enhanced the Company's ability to develop key suspension system components. Further, Howell's sales are principally in the high-growth vehicle categories of SUVs, light trucks, mini-vans and vans, the same market targeted by the Company. For its fiscal year ended July 31, 1997, Howell had net sales of $95.2 million and Adjusted EBITDA of $2.8 million.

        On November 25, 1997, the Company acquired all of the outstanding shares of common stock of RPIH. RPIH, through its wholly owned subsidiary RPI, Inc.("RPI"), provides the Company production of roll-formed pieces, metal stampings, service parts and welded assemblies of functional and decorative trim for the OEM market. Net sales for the nine month period from July 1, 1996 to March 31, 1997 for RPIH were $8.8 million and Adjusted EBITDA was negative $0.5 million. Pursuant to the terms of a supplement to the Indenture, dated as of January 5, 1998, RPIH, a Restricted Subsidiary as defined in the Indenture, became an additional Subsidiary Guarantor.

    On April 1, 1998, the Company acquired the Suspension Division. The Suspension Division is a leading Tier 1 North American supplier of leaf spring suspension systems for automotive applications. Products of the Suspension Division include multiple leaf, parabolic (long taper) multiple leaf, and single leaf long taper suspension systems. The Suspension Division is held through two of the Company's subsidiaries, Oxford Suspension, Inc. and Oxford Suspension Ltd. These two subsidiaries are currently Restricted Subsidiaries but are not currently Subsidiary Guarantors.

    The Suspension Division is a major supplier to the traditional North American light truck vehicle manufacturers, and also one Japanese automotive transplant, one Japanese heavy truck manufacturer, and one European
vehicle program.  The   Suspension Division designs, manufactures and markets
leaf springs for original equipment vehicle markets with product applications in light truck rear suspensions. The Suspension Division is focused on the light truck market, where full-size pick-ups and vans, mini pick-ups and vans, and sport utility vehicles are the major users of leaf springs, primarily for rear suspension applications. The Suspension Division includes a 49% interest in Metalurgica Carabobo, S.A.("Metalcar"), a Venezuelan manufacturer of conventional leaf springs and coil springs for both light and heavy trucks. The Suspension Division had net sales of $125.8 million for its fiscal year ended December 31, 1997. For its fiscal year ended December 31, 1997, the Suspension Division had Adjusted EBITDA of $7.4 million.

    In January 1998 the Company announced the closure of its Winchester Indiana facility. The decision to close this facility was based on the Company's rationalization of its current capacity and will result in fixed cost reductions and improved productivity through reallocation of production to other facilities during fiscal 1999. The costs associated with the closure had been previously reserved for and will therefore have no adverse impact on the financial results of the Company. The Company is currently redeploying production assets to support recently awarded programs (e.g. GMT 250 Program). In addition, during the year the Company consolidated the financial and administrative operations of its acquisitions, thereby allowing for the closure of the Alma and Southfield administrative offices.

    On a pro forma basis for the fiscal year ended March 31, 1998, assuming the acquisitions of Howell, RPIH and the Suspension Division had occurred on April 1, 1997, (i) net sales and Adjusted EBITDA for the Company would have been $576.2 million and $47.1 million, respectively, (ii) the SUV, mini-van, van and light truck segment represented approximately 84% of net sales and (iii) the Company's net sales by major customers would have been approximately as follows: Ford 41%; GM 38%; Chrysler 13%; CAMI 2%; and Saturn 2%.

                               THE EXCHANGE OFFER


Securities Offered ............................................  Up to $35.0 million aggregate principal amount of 10 1/8% Senior
                                                                 Subordinated Notes Due 2007, Series B (the "New Series B Notes").
                                                                 The terms of the New Series B Notes and Old Series B Notes
                                                                 (collectively, the "Series B Notes") are identical in all material respects, except for certain transfer restrictions, registration rights and certain interest rate step-up provisions.  See "The New
                                                                 Series B Notes" and "The Exchange Offer."


The Exchange Offer ...........................................   The New Series B Notes are being offered in exchange for a like principal amount of Old Series B Notes. Old Series B Notes may be exchanged only in integral multiples of $1,000. The issuance of the New Series B Notes is intended to satisfy obligations of the
                                                                 Company and certain of the Subsidiary Guarantors contained in the
                                                                 Registration  Agreement.


Expiration Date; Withdrawal of Tender.........................   The Exchange Offer will expire at 5:00 p.m. New York City time, on
                                                                                    , 1998, or such later date and time to which it
                                                                 may be extended by the Company, which in no event shall be later
                                                                 than       , 1998.  The tender of Old Series B Notes pursuant to
                                                                 the Exchange Offer may be withdrawn at any time prior to the
                                                                 Expiration Date. Any Old Series B Notes not accepted for exchange for any reason will be  returned without expense to the
                                                                 tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.  The Company will provide written notice of any extension, amendment, non-acceptance or termination to the holders of Old Series B Notes, including those holders who have previously tendered their Old Series B
                                                                 Notes.  See "The Exchange Offer -- Terms of the Exchange Offer;
                                                                 Period for Tendering Old Series B Notes" and "-- Withdrawal
                                                                 Rights."



Certain Conditions to the Exchange Offer......................   The Company's obligation to accept for exchange, or to issue New
                                                                 Series B Notes in exchange for, any Old Series B Notes is subject
                                                                 to certain customary conditions relating to compliance    with any
                                                                 applicable law, or order of any governmental agency or any applicable  interpretation by the Staff of the Commission, which may be waived by the Company in its reasonable discretion. The
                                                                 Company currently expects that each of the conditions will be satisfied and that no waivers will be necessary. See "The Exchange
                                                                 Offer -- Certain Conditions to the Exchange Offer."


Procedures for Tendering Old Series B Notes...................   Each holder of Old Series B Notes wishing to accept the Exchange
                                                                 Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of
                                                                 Transmittal, or such facsimile, together with such Old
                                                                 Series B Notes and any other required documentation, to the
                                                                 Exchange Agent (as defined) at the address set forth herein. See
                                                                 "The Exchange Offer -- Procedures for Tendering Old Series B
                                                                 Notes."

Special Procedures for Beneficial Owners .....................   Any beneficial owner whose Old Series B Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender such Old Series B Notes in the
                                                                 Exchange Offer should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf.  If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering his or her Old
                                                                 Series B Notes, either make appropriate arrangements to register ownership of the Old Series B Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be completed prior to the Expiration Date.

Guaranteed Delivery Procedures ...............................   Holders of Old Series B Notes who wish to tender their Old Series B
                                                                 Notes and whose Old Series B Notes are not immediately available or who cannot deliver their Old Series B Notes, the Letter of
                                                                 Transmittal or any other documents required by the Letter of
                                                                 Transmittal to the Exchange Agent, prior to the Expiration Date, must tender their Old  Series B Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer -- Guaranteed
                                                                 Delivery Procedures."

Use of Proceeds...............................................   There will be no proceeds to the Company from the exchange of
                                                                 Series B Notes pursuant to the Exchange Offer.


Exchange Agent................................................   U.S. Bank Trust National Association (formerly known as First Trust
                                                                 National Association) is serving as the Exchange Agent in
                                                                 connection with the Exchange Offer.


Federal Income Tax Consequences...............................   The Company believes that the exchange of Series B Notes pursuant to the Exchange Offer will not be a taxable event for federal income tax purposes. See "Certain Federal Income Tax
                                                                 Considerations."

  CONSEQUENCES OF EXCHANGING OLD SERIES B NOTES PURSUANT TO THE EXCHANGE OFFER

    Based on certain interpretive letters issued by the Staff of the Commission to third parties in unrelated transactions, the Company is of the view that holders of Old Series B Notes (other than any holder who is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) who exchange their Old Series B Notes for New Series B Notes pursuant to the Exchange Offer generally may offer such New Series B Notes for resale, resell such New Series B Notes, and otherwise transfer such New Series B Notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided such New Series B Notes are acquired in the ordinary course of the holders' business and such holders have no arrangement with any person to participate in a distribution of such New Series B Notes. Any holder who tenders in the Exchange Offer with the intention or for the purpose of participating in a distribution of the New Series B Notes cannot rely on such interpretation by the Staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Unless an exemption from registration is otherwise available, any such resale transaction should be covered by an effective registration statement containing the information required by the Securities Act. This Prospectus may be used for an offer to resell, resale or other retransfer of New Series B Notes only as specifically set forth herein. Each broker-dealer that receives New Series B Notes for its own account in exchange for Old Series B Notes, where such Old Series B Notes were acquired by such broker-dealer as a result of market-making activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Series B Notes. See "Plan of Distribution." In addition, to comply with the securities laws of certain jurisdictions, if applicable, the New Series B Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or in compliance with an available exemption from registration or qualification. The Company has agreed, pursuant to the Registration Agreement and subject to certain specified limitations therein, to register or qualify the New Series B Notes for offer or sale under the securities or blue sky laws of such jurisdictions as any holder of the Notes reasonably requests in writing. If a holder of Old Series B Notes does not exchange such Old Series B Notes for New Series B Notes pursuant to the Exchange Offer, such Old Series B Notes will continue to be subject to the restrictions on transfer contained in the legend thereon. In general, the Old Series B Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See "The Exchange Offer -- Consequences of Failure to Exchange; Resales of New Series B Notes."



                             THE NEW SERIES B NOTES

    The terms of the New Series B Notes are identical in all material respects to the Old Series B Notes, except for certain transfer restrictions, registration rights and certain interest rate step-up provisions.

    Unlike the New Series B Notes, the Old Series B Notes were not registered under the Securities Act and were offered in a transaction not involving any public offering within the meaning of the Securities Act, and are therefore subject to certain transfer restrictions under the Securities Act.

    The Old Series B Notes also included certain registration rights relating to the Exchange Offer Registration Statement that are not applicable to the New Series B Notes. Pursuant to the Registration Agreement, the Company agreed to,
(i) not later than 90 days after the closing of the sale of the Old Series B Notes on April 1, 1998 (the "Closing Date"), file the Exchange Offer Registration Statement with the Commission and (ii) cause the Exchange Offer Registration Statement to be declared effective under the Securities Act not later than 150 days after the Closing Date. In addition, in the event that applicable interpretations of the Staff of the Commission do not permit the Company to effect the Exchange Offer, or if for any other reason the Exchange Offer is not consummated within 180 days after the Closing Date, or if the Initial Purchasers request with respect to Old Series B Notes not eligible to be exchanged for New Series B Notes in the Exchange Offer, or if any holder of Old Series B Notes is not eligible to participate in the Exchange Offer or participates in but does not receive freely tradeable (except for prospectus delivery requirements) New Series B Notes in the Exchange Offer, the Company has agreed to file a shelf registration statement ("Shelf Registration Statement") covering resales of the Old Series B Notes or the New Series B Notes, as the case may be, to use its best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act, and to keep the Shelf Registration Statement effective until two years after its effective date (or shorter period that will terminate when all Old Series B Notes or New Series B Notes, as the case may be, covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement).

    The Old Series B Notes have interest rate step-up provisions which primarily become effective in the event certain registration requirements are not satisfied by specified dates. However, the New Series B Notes will only have the benefit of the step-up provisions in the limited circumstance described in clause (iii) below. The interest rate step-up provisions provide in part as follows: if (i) within 150 days after the Closing Date, the Exchange Offer Registration Statement has not been declared effective; (ii) within 180 days after the Closing Date, neither the Exchange Offer has been consummated nor the Shelf Registration Statement has been declared effective; or (iii) after either the Exchange Offer Registration Statement or the Shelf Registration Statement has been declared effective, such Registration Statement thereafter ceases to be effective or usable (subject to certain exceptions) in connection with resales of Old Series B Notes or New Series B Notes (each such event referred to in clauses (i) through (iii), a "Registration Default"), interest ("Special Interest") will accrue on the Old Series B Notes and the New Series B Notes, as applicable, (in addition to the stated interest on the Old Series B Notes and the New Series B Notes) from and including the date on which any such Registration Default shall occur but excluding the date on which all Registration Defaults have been cured. Special Interest will accrue at a rate of 0.25% per annum during the 90-day period immediately following the occurrence of any Registration Default and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such rate exceed 1.00% per annum.

                 Issuer ...........................................  Oxford Automotive, Inc.

                 Series B Notes ...................................  $35.0  million  in  aggregate  principal amount  of
                                                                     10 1/8% Senior Subordinated Notes Due 2007, Series B.

                 Maturity .........................................  June 15, 2007.

                 Interest Payment Dates ...........................  Each June 15 and December 15.

                 Subsidiary Guaranties ............................  Like  the Old Series B  Notes, the New Series B Notes  will be fully and unconditionally  guaranteed on  a joint and
                                                                     several basis, and on a senior subordinated basis by each
                                                                     Restricted Subsidiary of the  Company (other  than  certain foreign  subsidiaries) that is an obligor or guarantor of
                                                                     any Bank  Credit Agreement (the "Subsidiary Guaranties"). See
                                                                     "Description of the Notes -- Subsidiary Guaranties."


                 Subordination of Series B Notes and
                 Subsidiary Guaranties.............................  Like  the Old Series B Notes, the New  Series B Notes and the
                                                                     Subsidiary Guaranties will be general unsecured senior
                                                                     subordinated obligations of the  Company  and the  Subsidiary
                                                                     Guarantors,  as  applicable. The  New Series B  Notes and the
                                                                     Subsidiary Guaranties will  be subordinated  in right  of
                                                                     payment  to the  prior  payment in  full of  all  existing and future  Senior Indebtedness (as  defined) and will rank  pari passu with or senior  to all present  and future subordinated indebtedness of the Company or the relevant Subsidiary
                                                                     Guarantors, as applicable.   As of March  31,  1998,  the
                                                                     Company  had  $1.8  million  outstanding  Senior Indebtedness and the Subsidiary  Guarantors' outstanding  Senior
                                                                     Indebtedness was approximately $12.8  million.  See
                                                                     "Description of the Notes -- Subordination."


                 Sinking Fund .....................................  None.

                 Optional Redemption ..............................  Like the Old  Series B Notes, the New Series  B Notes will be redeemable at the  option of the Company, in whole  or in part at any time  on or after  June 15,  2002, at the  redemption prices  set forth  herein plus accrued and  unpaid  interest,
                                                                     if any,  to  the redemption  date.    In addition, at  any time
                                                                     prior to  June 15, 2000, the  Company may redeem, at  its
                                                                     option, up  to  an  aggregate amount  of  35%  of the  original principal amount  of the Notes with  the proceeds of one  or more Public Equity  Offerings  following  which  there  is  a
                                                                     Public  Market  at  a redemption price  of  110.125%  of the principal  amount  thereof  plus accrued  and unpaid interest, if any, to the  redemption date, provided that at  least 65%
                                                                     of the  original aggregate  principal amount of  the Notes remains outstanding after  each such redemption.  See
                                                                     "Description of the Notes -- Optional Redemption."


                  Change of Control ...............................  Upon  the occurrence  of  a Change  of  Control, each  Holder of Notes, including the  Series  B Notes,  will  have  the right  to  require  the Company to purchase all or  a portion of such Holder's Notes at  a price in cash  equal to 101%  of the aggregate  principal amount  thereof plus accrued  and unpaid interest,  if any,  to the date of  purchase. In the event  of  a  Change of  Control, there  can  be no  assurance that the Company  will have  the financial  resources or  be permitted  under the terms of its other indebtedness to
                                                                     repurchase or redeem the Notes.  See "Description of the Notes
                                                                     -- Change of Control."




                 Certain Covenants; Defaults ......................  The  Indenture  contains certain  covenants  that, among other things, limit the ability of the  Company and its Restricted
                                                                     Subsidiaries to (i) incur  additional  indebtedness,  (ii)
                                                                     pay  dividends  or  make  other    distributions  with respect
                                                                     to Capital Stock (as defined) of the Company and its Restricted
                                                                     Subsidiaries,  (iii) create certain liens,  (iv) sell material assets  of the  Company or  its  Restricted Subsidiaries,  (v)
                                                                     enter into  certain mergers  and consolidations, and (vi) make
                                                                     capital expenditures.   The Indenture  also contains  certain
                                                                     events of  default including payment  defaults and a  default arising  upon an acceleration by  the holders of certain other
                                                                     Indebtedness (as  defined), including the Senior Credit
                                                                     Facility,  because of a default.  See  "Description of the
                                                                     Notes -- Certain Covenants and -- Defaults."

                 Risk Factors .....................................  See "Risk  Factors" for a  discussion of certain factors that should be considered in connection with the Exchange Offer.


                             SENIOR CREDIT FACILITY

On June 24, 1997, concurrently with the offering of the Series A Notes (the "Series A Offering"), the Company entered into a credit agreement with NBD Bank, on behalf of itself and as agent for a syndicate of other lenders, providing for up to $110.0 million of revolving credit availability (such credit facility being referred to herein as the "Senior Credit Facility"). The facility is in the form of a revolving credit line. Approximately $98.7 million was available under the revolver at March 31, 1998, reduced for the effect of a Letter of Credit issued for the IRBs (as defined). The obligations under the Senior Credit Facility are secured by substantially all the assets of the Subsidiary Guarantors and the Company.

    The Senior Credit Facility contains certain customary covenants, including reporting and other affirmative covenants, financial covenants, and negative covenants, as well as customary events of default, including non-payment of principal, violation of covenants, and cross-defaults to certain other indebtedness, including the indebtedness evidenced by the Notes. See "Description of Certain Indebtedness and Preferred Stock -- Senior Credit Facility."

    As of March 31, 1998, there were borrowings of $1.8 million under the Senior Credit Facility. See "Capitalization" and "Description of Certain Indebtedness and Preferred Stock."

          SUMMARY CONSOLIDATED HISTORICAL AND PRO FORMA FINANCIAL DATA

    The following table sets forth (i) summary historical financial data of BMG (the "Predecessor") for the period from April 1, 1995 through October 27, 1995,
(ii) summary historical financial data of the Company from October 28, 1995 through March 31, 1996, for the years ended March 31, 1997 and 1998, and (iii)
summary pro forma financial data for the year   ended March 31, 1998.  The
summary historical financial data for the period April 1, 1995 through October 27, 1995 and the period October 28, 1995 through March 31, 1996 was derived from the audited consolidated financial statements of the Predecessor and the Company, which are included elsewhere in this Prospectus, together with the report of Deloitte & Touche, independent accountants. The summary historical financial data for the years ended March 31, 1997 and 1998 was derived from the audited consolidated financial statements of the Company, which are included elsewhere in this Prospectus, together with the report of Price Waterhouse LLP, independent accountants. The summary pro forma statement of operations data and other financial data for the fiscal year ended March 31, 1998 were prepared to illustrate the effect of the Series A Offering, the Series B Offering, and the acquisitions of Howell, RPIH and the Suspension Division, as if each had occurred on April 1, 1997. The summary pro forma balance sheet data at March 31, 1998 was prepared to illustrate the effect of the Series B Offering and the acquisition of the Suspension Division, as if each had occurred on March 31, 1998. The pro forma data does not purport to be indicative of the results of operations or the financial position of the Company that would have been obtained if the acquisitions and the Series B Offering had in fact been completed as of such dates or to project the results of operations or the financial position of the Company for any future date or period. The following table should be read in conjunction with the "Selected Consolidated Historical Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Pro Forma Combined Financial Data," and the Consolidated Financial Statements of the Company and the related notes and other financial information presented elsewhere in this Prospectus.

                                                                  HISTORICAL                                PRO FORMA
                                   -------------------------------------------------------------------    -------------
                                    PREDECESSOR                       COMPANY
                                   --------------  ---------------------------------------------------
                                          PERIOD       PERIOD         FISCAL YEAR       FISCAL YEAR        FISCAL YEAR
                                   APR. 1, 1995 -  OCT. 28, 1995 -       ENDED             ENDED              ENDED
                                   OCT. 27,  1995  MAR. 31, 1996     MAR. 31, 1997     MAR. 31, 1998      MAR. 31, 1998
                                   --------------  -------------     -------------     -------------      -------------
                                      AUDITED          AUDITED         AUDITED            AUDITED           UNAUDITED
                                                                   (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Net sales. . . . . . . . . . . .   $49,043             $35,572          $136,861            $ 410,321       $576,163
Gross profit . . . . . . . . . .     2,148               3,948            11,773               41,901         51,191
Equipment impairment and non-
  recurring charges(a) . . . . .        --                  --               287                   --             --
Operating income (loss). . . . .    (1,774)              1,713             3,801               20,054         19,934
Interest expense . . . . . . . .     1,048               1,096             3,388               10,710         16,843
Other income (expense) . . . . .        --                  --             2,201                  321          1,146
Income (loss) before income
  taxes. . . . . . . . . . . . .    (2,822)                617             2,614                9,665          4,237
Provision (benefit) for income
  taxes. . . . . . . . . . . . .      (938)                202             1,065                4,074          1,976
Net income (loss). . . . . . . .   $(1,884)            $   415          $  1,549            $   5,591       $  2,261
BALANCE SHEET DATA
    (END OF PERIOD):
Cash and cash equivalents. . . .   $    --             $    --          $  9,671            $  18,321       $  2,508
Trade accounts receivable, net .    13,312               8,338            47,626               65,273         77,057
Inventories. . . . . . . . . . .     4,429               3,719            13,411               21,305         33,009
Total assets . . . . . . . . . .    59,770              49,200           243,694              320,032        374,070
Total debt . . . . . . . . . . .    23,233              26,758            99,829              139,448        176,492
Redeemable preferred stock . . .        --                  --            39,300               40,192         40,192
Total shareholders' equity . . .     9,329                 935(b)          2,341                6,118          6,118
FINANCIAL RATIOS AND OTHER DATA:
Depreciation and amortization. .   $   919             $   687        $    5,041            $  20,279       $ 26,022
Capital expenditures . . . . . .     5,111               3,466             3,326               16,723         23,331
Ratio of earnings to fixed
  charges(c) . . . . . . . . . .        --                 1.5x              1.7x                 1.7x           1.2x
Adjusted EBITDA(d) . . . . . . .   $  (855)            $ 2,400        $   11,330            $  40,654       $ 47,102
Gross margin(e). . . . . . . . .      4.38%              11.10%             8.60%               10.21%          8.88%
Adjusted EBITDA margin(f). . . .        NM                6.75              8.28                 9.91%          8.18%
Ratio of Adjusted EBITDA to
   interest expense(g) . . . . .        NM                 2.2x              3.3x                 3.0x           2.4x
Ratio of net debt to Adjusted
  EBITDA(h). . . . . . . . . . .        NM                 4.7               7.6                  2.9            3.6


See accompanying Notes to Summary Consolidated Historical and Pro Forma Financial Data.

(a) The provision for equipment impairment and non-recurring charges includes, for the year ended March 31, 1997, the loss before income taxes for the discontinuance of Laserweld International L.L.C. ("Laserweld") a wholly owned indirect subsidiary of the Company and Parallel Group International ("Parallel"). Management does not anticipate that these costs will be a part of future operations.

(b) The reduction in equity of $8.4 million from the period ended October 27, 1995 to the period ended March 31, 1996 is primarily a result of the elimination of Predecessor equity as a part of the purchase accounting adjustments made upon the acquisition of the Predecessor.

(c) For purposes of this computation, earnings consist of income (loss) before income taxes plus fixed charges. Fixed charges consist of interest on indebtedness plus that portion of rental expense representative of the interest factor. For fiscal 1995, the Company's earnings were insufficient to cover fixed charges by $1.6 million. For the period April 1, 1995 to October 27, 1995, the Company's earnings were insufficient to cover fixed charges by $2.8 million.

(d) Adjusted EBITDA is defined as income (loss) before interest, income taxes, depreciation and amortization and equipment impairment and non- recurring charges. For the fiscal year ended March 31, 1997, equipment impairment and non-recurring charges aggregated $0.3 million, as described in Note (a) above. Adjusted EBITDA should not be construed as a substitute for income from operations, net income or cash flow from operating activities for the purpose of analyzing the Company's operating performance, financial position and cash flows.

(e) Gross margin is defined as gross profit as a percent of net sales for each of the applicable periods.

(f) Adjusted EBITDA margin is defined as Adjusted EBITDA as a percent of net sales for each of the applicable periods.

(g) Defined as the ratio of Adjusted EBITDA to total interest expense.

(h) Defined as the ratio of net debt to Adjusted EBITDA with net debt consisting of total debt less cash and cash equivalents and unexpended bond proceeds.

                                  RISK FACTORS

    This Prospectus contains forward-looking statements within the meaning of
Section 27A of the Securities Act, as amended. Discussions containing such forward-looking statements may be found in the material set forth under "Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," as well as within the Prospectus generally. Actual results could differ materially from those projected in the forward-looking statements as a result of the risk factors set forth below and the matters set forth in the Prospectus generally. The Company cautions the reader, however, that this list of factors may not be exhaustive. In evaluating the Exchange Offer, Holders of the Old Series B Notes should carefully consider the following risk factors, as well as the other information set forth elsewhere in this Prospectus. The risk factors set forth below are generally applicable to the Old Series B Notes as well as the New Series B Notes.

SUBSTANTIAL LEVERAGE AND DEBT SERVICE OBLIGATIONS

    The Company has, and upon consummation of the Exchange Offer will have, indebtedness which is substantial in relation to the shareholders' equity, as well as interest and debt service requirements which are significant compared to its cash flow from operations. At March 31, 1998, the Company's total indebtedness was $139.4 million (exclusive of unused commitments under the Senior Credit Facility of approximately $98.7 million) and the Company had $40.2 million of preferred stock and $6.1 million of common shareholders' equity. In addition, to the extent that the Company is required to incur or assume additional indebtedness in connection with its acquisition strategy, the Company's interest and debt service requirements will increase. See "Risk Relating to Acquisitions." The degree to which the Company is leveraged could have important consequences to Holders of the Notes, including the following:
(i) the Company's ability to obtain additional financing for working capital, capital expenditures, acquisitions or general corporate purposes may be impaired; (ii) a substantial portion of the Company's cash flow from operations must be dedicated to the payment of interest on the Notes and its other existing indebtedness, thereby reducing the funds available to the Company for other purposes; (iii) the agreements governing the Company's long-term indebtedness contain certain restrictive financial and operating covenants;
(iv) certain indebtedness under the Senior Credit Facility will be at variable rates of interest, which will cause the Company to be vulnerable to increases in interest rates; (v) all of the indebtedness outstanding under the Senior Credit Facility is secured by substantially all the assets of the Subsidiary Guarantors and the Company and will become due prior to the time the principal on the Notes will become due; (vi) the Company may be hindered in its ability to adjust rapidly to changing market conditions; and (vii) the Company's substantial degree of leverage could make it more vulnerable in the event of a downturn in general economic conditions or in its business. The Indenture permits the Company and the Subsidiary Guarantors to incur additional indebtedness, including Senior Indebtedness and indebtedness that will rank pari passu with the Notes.

    The Company's ability to pay interest on the Notes and to satisfy its other obligations will depend upon its future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, many of which are beyond its control. The Company anticipates that its operating cash flow, together with available borrowings under the Senior Credit Facility, will be sufficient to meet its operating expenses, to service interest requirements on its debt obligations as they become due and to implement its business strategy. There can be no assurance, however, that the Company's business will generate sufficient cash flow from operations or that future borrowings will be available in an amount sufficient to enable the Company to service its indebtedness, including the Notes, to make anticipated capital expenditures or to implement its business strategy. Further, the Company is required to redeem the Lobdell Preferred Stock (as defined) prior to the time the principal on the Notes will become due and the maximum aggregate redemption price for such preferred stock, assuming the Company does not commence a public offering of its common stock prior to June 30, 2000, is $40.9 million, plus any accrued and unpaid dividends to the date of redemption. The Company's predecessor experienced a net loss of $1.3 million for the year ended March 31, 1995, and experienced a net loss of $1.9 million during the period from April 1, 1995 through October 27, 1995. In addition, for fiscal 1995, the

Company's earnings were insufficient to cover fixed charges by $1.6 million. For the period April 1, 1995 to October 27, 1995, the Company's earnings were insufficient to cover fixed charges by $2.8 million. See "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Liquidity, Capital Resources and Financial Condition" and "Description of Certain Indebtedness and Preferred Stock."

    The Senior Credit Facility contains certain customary covenants, including without limitation, reporting and other affirmative covenants; financial covenants, including ratio of total debt to EBITDA, net worth, fixed charge coverage ratio, interest coverage ratio (each as defined in and calculated pursuant to the Senior Credit Facility); and negative covenants, including restrictions on incurrence of other indebtedness, payment of cash dividends and other distributions to shareholders, liens in favor of parties other than the lenders under the Senior Credit Facility, certain guaranties of obligations of or advances to others, sales of material assets not in the ordinary course of business, restrictions on mergers and acquisitions, and capital expenditures. There can be no assurance that these requirements will be met in the future. If they are not, the holders of the indebtedness under the Senior Credit Facility would be entitled to declare such indebtedness immediately due and payable or, if the Company were unable to repay such indebtedness, the holders thereunder could proceed against the collateral securing the Senior Credit Facility, which consists of substantially all of the assets of the Company and the Subsidiary Guarantors. In addition, the Senior Credit Facility contains customary events of default including non-payment of principal, violation of covenants and cross-defaults to certain other indebtedness, including the indebtedness evidenced by the Notes. See "Description of Certain Indebtedness and Preferred Stock -- Senior Credit Facility."

SUBORDINATION OF NOTES AND THE SUBSIDIARY GUARANTIES; ASSET ENCUMBRANCES; HOLDING COMPANY STRUCTURE

    Like the Old Series B Notes, the New Series B Notes will be subordinated in right of payment to all present and future Senior Indebtedness of the Company and the Subsidiary Guarantors, including the principal, premium (if any) and interest with respect to the obligations outstanding under the Senior Credit Facility. In addition, the Subsidiary Guaranties will be subordinated in right of payment to all existing and future Senior Indebtedness of the Subsidiary Guarantors. As of March 31, 1998, the Company had $1.8 million of Senior Indebtedness outstanding (excluding unused commitments under the Senior Credit Facility) and the Subsidiary Guarantors had approximately $12.8 million of Senior Indebtedness outstanding. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to the Company or any Subsidiary Guarantor, assets of the Company or such Subsidiary Guarantor will be available to pay obligations of the Notes only after all Senior Indebtedness of the Company or such Subsidiary Guarantor has been paid in full, and there can be no assurance that there will be sufficient assets to pay amounts due on all or any of the Notes. See "Description of the Notes -- Subordination."

    Like the Old Series B Notes, the New Series B Notes are unsecured and will be effectively subordinated to any secured indebtedness of the Company or any Subsidiary Guarantor. The indebtedness outstanding under the Senior Credit Facility will be secured by liens on substantially all of the assets of the Subsidiary Guarantors and the Company. The ability of the Company to comply with the provisions of the Senior Credit Facility may be affected by events beyond the Company's control. The breach of any such provisions could result in a default under the Senior Credit Facility, in which case, depending upon the actions taken by the lenders thereunder or their successors or assignees, such lenders could elect to declare all amounts borrowed under the Senior Credit Facility, together with accrued interest, to be due and payable, and the Company could be prohibited from making payments of interest and principal on the Notes until the default is cured or all Senior Indebtedness is paid or satisfied in full. If the Company were unable to repay such borrowings, such lenders could proceed against the collateral. If the indebtedness under the Senior Credit Facility were accelerated, there can be no assurance that the assets of the Company and the Subsidiary Guarantors would be sufficient to repay in full such indebtedness and the other indebtedness of the Company, including the Notes. See "Description of Certain Indebtedness and Preferred Stock -- Senior Credit Facility" and "Description of the Notes -- Subordination."

    The Company is a holding company which derives all of its operating income from its subsidiaries. The Holders of the Notes will have no direct claim against such subsidiaries other than the claim created by the Subsidiary Guaranties, which may be subject to legal challenge in the event of the bankruptcy of a subsidiary. See "Risk Factors -- Fraudulent Conveyance." If such a challenge were upheld with respect to any such Subsidiary Guarantee, such Subsidiary Guarantee would be invalidated and unenforceable. To the extent that the Subsidiary Guarantee is not enforceable, the rights of Holders of the Notes to participate in any distribution of assets of the Subsidiary Guarantor upon liquidation, bankruptcy, reorganization or otherwise may, as is the case with other unsecured creditors of the Company, be subject to prior claims of creditors of that Subsidiary Guarantor. The Company must rely on dividends and other payments from its subsidiaries to generate the funds necessary to meet its obligations, including the payment of principal and interest on the Notes. The Indenture contains covenants that restrict the ability of the Company's subsidiaries to enter into any agreement limiting distributions and transfers, including dividends to the Company. Further, the ability of the Company's subsidiaries to pay dividends and make other payments are, and may in the future be, subject to certain statutory, contractual and other restrictions. See "Description of Certain Indebtedness and Preferred Stock."

CYCLICALITY; THE OEM SUPPLIER INDUSTRY

    The OEM supplier industry is highly cyclical and, in large part, impacted by the strength of the economy generally, by prevailing interest rates and by other factors which may have an effect on the level of sales of automotive vehicles. There can be no assurance that the automotive industry for which the Company supplies components will not experience downturns in the future. An economic recession may impact substantially leveraged companies, such as the Company, more than similarly situated companies with less leverage. A decrease in overall consumer demand for SUVs, light trucks, mini-vans, vans or passenger cars could have a material adverse effect on the Company's financial condition and results of operations.

    The automotive industry is characterized by a small number of OEMs that are able to exert considerable pressure on component and system suppliers to reduce costs, improve quality and provide additional design and engineering capabilities. In the past, OEMs have generally demanded and received price reductions and measurable increases in quality by implementing competitive selection processes, rating programs and various other arrangements. Also, through increased partnering on platform work, OEMs have generally required component and system suppliers to provide more design engineering input at earlier stages of the product development process, the costs of which have, in some cases, been absorbed by the suppliers. Although the Company, historically, has regained the loss caused by price reductions to the OEMs through cost reduction initiatives and assistance from the OEMs, there can be no assurance that future price reductions, increased quality standards or additional engineering capabilities required by OEMs will not have a material adverse effect on the financial condition or results of operations of the Company. Further, although the general trend of the OEMs is to outsource component manufacturing, the OEMs have, from time to time, brought their stamping work back in-house. There can be no assurance that the OEMs may not in-source some of the jobs currently performed by the Company.

    Many OEMs and their Tier 1 suppliers are unionized. Work stoppages and slowdowns experienced by OEMs and their Tier 1 suppliers, as a result of labor disputes, could have a material adverse effect on the Company's financial condition or results of operations.

    GM is currently experiencing a strike at certain of its production facilities due to a labor dispute between GM and the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America ("UAW"). There can be no assurance that this strike will not have a material negative impact on the Company's results of operations.

DEPENDENCE ON PRINCIPAL CUSTOMERS

    Substantially all of the Company's sales for fiscal 1998 were to GM, Ford and Chrysler. Although the Company has ongoing supply relationships with its principal customers and is a long-term supplier to GM, Ford and Chrysler there can be no assurance that sales to GM, Ford and Chrysler will continue at the same level. Furthermore, continuation of these relationships is dependent upon the customers' satisfaction with the price, quality and delivery of the Company's products. In addition, the Company's agreements to produce parts are assigned to specific models or product lines of its customers. Accordingly, the Company's business, and estimates for future business, are dependent upon consumer demand for the specific models and product lines that incorporate the Company's parts. The Company's arrangements with the OEMs are typically in the form of purchase orders that may be canceled by the OEMs. However, the Company believes that cancellation of purchase orders is rare, due, in part, to the OEM production interruptions likely to be caused by changing suppliers. A significant decrease in sales of vehicles using the Company's products or the loss by the Company of the right to supply any of such products to its customers would have a material adverse effect on the Company's financial condition and results of operations. The loss of GM, Ford or Chrysler as a customer would have a material adverse effect on the Company. In addition, the delay or cancellation of material orders from, or design, development, delivery or product projects at GM, Ford or Chrysler could have a material adverse effect on the Company.

    UNIONIZED WORKFORCE

    Substantially all employees of the Company are covered by collective bargaining agreements with various local unions. Except for a two-week shutdown at the Chatham, Ontario facility, the Company has not experienced any work stoppages in the last ten years and considers its relationship with its employees to be good. Strikes or work stoppages and the resultant adverse impact on its relationship with the OEMs could have a material adverse effect on the Company's business, financial condition and results of operations. The Company recently negotiated a new agreement at the Argos, Indiana facility which will expire in March 2003. The Company's agreements at the Chatham and Greencastle facilities will expire in February 1999. While the outcome, including the terms of the new contracts and their impact on the future results of the Company's operations cannot be predicted, management does not believe that the financial terms of the new contracts will have a material adverse effect on the Company. However, there can be no assurance that the Company will be successful in its contract negotiations.

FRAUDULENT CONVEYANCE

    If a court in a lawsuit brought by an unpaid creditor or representative of creditors, such as a trustee in bankruptcy or the Company as a debtor-in-possession, were to find under relevant federal or state fraudulent conveyance statutes that the Company did not receive fair consideration or reasonably equivalent value for incurring the indebtedness, including the Series B Notes, and that, at the time of such incurrence, the Company (i) was insolvent, (ii) was rendered insolvent by reason of such incurrence or grant,
(iii) was engaged in a business or transaction for which the assets remaining with the Company constituted unreasonably small capital or (iv) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, then such court, subject to applicable statutes of limitation, could void the Company's obligations under the Series B Notes, recover payments made under the Series B Notes, subordinate the Series B Notes to other indebtedness of the Company or take other action detrimental to the Holders of the Series B Notes.

    The measure of insolvency for these purposes will depend upon the governing law of the relevant jurisdiction. Generally, however, a company will be considered insolvent for these purposes if the sum of that company's debts is greater than the fair value of all of that company's property or if the present fair salable value of that company's assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured or if the Company is not able to pay its debts as they become due. Moreover, regardless of solvency, a court could void an incurrence of indebtedness, including the Series B Notes, if it determined that such transaction was made with the intent to hinder, delay or defraud creditors. In addition, a court could subordinate the indebtedness, including the Series B Notes, to the claims of all existing and future creditors on similar grounds. The Company believes that, after giving effect to the Series B Offering, the Company (i) has not been rendered insolvent by the incurrence of indebtedness in connection with the Series B Offering,

(ii) is in possession of sufficient capital to run its business effectively and
(iii) is incurring debts within its ability to pay as the same mature or become due.

    There can be no assurance as to what standard a court would apply in order to determine whether the Company was "insolvent" upon the sale of the Old
Series B Notes or that, regardless of the method of valuation, a court would not determine that the Company was insolvent upon consummation of the sale of the Old Series B Notes.

    In addition, the Subsidiary Guaranties may be subject to review under relevant federal and state fraudulent conveyance and similar statutes in a bankruptcy or reorganization case or a lawsuit brought by or on behalf of creditors of any of the Subsidiary Guarantors. In such a case, the analysis set forth above would generally apply, except that the Subsidiary Guaranties could also be subject to the claim that, since the Subsidiary Guaranties were incurred for the benefit of the Company (and only indirectly for the benefit of the Subsidiary Guarantors), the obligations of the Subsidiary Guarantors thereunder were incurred for less than reasonably equivalent value or fair consideration. A court could void the Subsidiary Guarantors' obligation under the Subsidiary Guaranties, recover payments made under the Subsidiary Guaranties, subordinate the Subsidiary Guaranties to other indebtedness of a Subsidiary Guarantor or take other action detrimental to the Holders of the Notes.

CONTROL BY PRINCIPAL SHAREHOLDER

    Selwyn Isakow (the "Principal Shareholder") beneficially owns 50.3% of the Company's outstanding shares and exercises voting control over those shares not owned by him, including shares held by the directors and officers of the Company. Circumstances may occur in which the interests of the Principal Shareholder could be in conflict with the interests of the Holders of the Series B Notes. For example, if the Company encounters financial difficulties or is unable to pay certain of its debts as they mature, the interests of the Principal Shareholder might conflict with those of the Holders of the Series B Notes. In addition, the Principal Shareholder may have an interest in pursuing acquisitions, divestitures or other transactions that, in his judgment, could enhance his equity investment, even though such transactions might involve risks to the Holders of the Series B Notes. See "Principal Shareholders."

RISK RELATING TO ACQUISITIONS

    To expand its markets and take advantage of the consolidation trend in the automotive parts industry, the Company's business strategy includes growth through acquisitions. The ability of the Company to successfully implement its acquisition strategy depends upon a number of factors. There can be no assurance that the Company will be able to consummate acquisitions in the future on terms acceptable to the Company or to integrate any new acquisitions (including Howell, RPIH and the Suspension Division) successfully into its operations and achieve cost savings from such integration. To the extent that any future acquisitions require the incurrence or assumption of additional indebtedness, the Company's interest and debt service requirements will increase, and the Company's increased leverage could have important consequences to Holders of the Series B Notes. In addition, the Company is pursuing acquisitions and strategic alliances in Europe and intends to pursue such acquisitions and alliances in South America, Asia and other markets. The Company is also continually investigating opportunities for domestic acquisitions of other OEM suppliers. There can be no assurance that these acquisitions or strategic alliances will be successful. See "Risk Factors -- Substantial Leverage and Debt Service Obligations," and "Business -- Business Strategy."

COMPETITION

    The motor vehicle parts industry in which the Company operates is fragmented and competitive. The Company's competitors include divisions or subsidiaries of companies that are larger and have substantially greater resources than the

Company as well as divisions of OEMs with internal stamping and assembly operations. There can be no assurance that the Company's products will be able to compete successfully with those of its competitors. See "Business -- Competition."

ENVIRONMENTAL RISKS

    The Company's operations and properties are subject to federal, state, local and foreign laws, regulations and ordinances relating to the use, storage, handling, generation, treatment, emission, release, discharge and disposal of certain materials, substances and wastes. In many jurisdictions these laws are complex and change frequently. Such laws, including but not limited to the Comprehensive Environmental Response, Compensation & Liability Act ("CERCLA" or "Superfund") may impose joint and several liability and apply to remediation of contamination at properties presently or formerly owned or operated by an entity or its predecessors, as well as to conditions at properties at which wastes or other contamination attributable to an entity or its predecessors have been sent or otherwise come to be located. The nature of the Company's operations exposes it to the risk of liabilities or claims with respect to environmental matters, including off-site disposal matters, and there can be no assurance that material costs will not be incurred in connection with such liabilities or claims.

    Based upon the Company's experience to date, the Company believes that the future cost of compliance with existing environmental laws, regulations and ordinances (or liability for known environmental claims) will not have a material adverse effect on the Company's business, financial condition and results of operations. However, future events, such as changes in existing laws and regulations or their interpretation, may give rise to additional compliance costs or liabilities that could have a material adverse effect on the Company's business, financial condition and results of operations. Compliance with more stringent laws or regulations, as well as more vigorous enforcement policies of regulatory agencies or stricter or different interpretations of existing laws, may require additional expenditures by the Company that may be material. See "Business -- Regulatory Matters and -- Legal Proceedings."

CHANGE OF CONTROL

    Upon a Change of Control, each Holder of the Notes will have the right to require the Company to repurchase all or any part of such Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. The occurrence of a Change of Control may constitute a default under the Senior Credit Facility. In addition, the Senior Credit Facility will prohibit the purchase of the Notes by the Company in the event of a default thereunder, unless and until such time as the indebtedness under the Senior Credit Facility is repaid in full. The Company's failure to purchase the Notes would result in a default under the Indenture. The inability to repay the indebtedness under the Senior Credit Facility, if accelerated, would also constitute an event of default under the Indenture, which could have adverse consequences for the Company and the Holders of the Notes. In the event of a Change of Control, there can be no assurance the Company would have sufficient financial resources available to satisfy all of its obligations under the Senior Credit Facility and the Notes. In addition, the Company could engage in a highly leveraged transaction, with certain adverse consequences to Holders of the Notes, which would not constitute a Change of Control. See "Description of the Notes -- Change of Control" and "Description of Certain Indebtedness and Preferred Stock -- Senior Credit Facility."



CONSEQUENCES OF FAILURE TO EXCHANGE

    Holders of Old Series B Notes who do not exchange their Old Series B Notes for New Series B Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Series B Notes as set forth in the legend thereon as a consequence of the issuance of the Old Series B Notes pursuant to exemption from, or in transactions not subject to, the registration requirements of, the Securities Act and applicable state laws, or pursuant to an exemption therefrom. Subject to the obligation by the Company to file a shelf registration statement covering resales of Old Series B Notes in certain limited circumstances, the Company does not intend to register the Old Series B Notes under the Securities Act and, after consummation of the Exchange Offer, will not be obligated to do so. In addition, any holder of Old Series B Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Series B Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Additionally, as a result of the Exchange Offer, it is expected that a substantial decrease in the aggregate principal amount of Old Series B Notes outstanding will occur. As a result, it is unlikely that a liquid trading market will exist for the Old Series B Notes at any time. This lack of liquidity will make transactions more difficult and may reduce the trading price of the Old Series B Notes. See "The Exchange Offer."

ABSENCE OF PUBLIC MARKET FOR THE NEW SERIES B NOTES

    The New Series B Notes are new securities and there is currently no established market for the New Series B Notes. Accordingly, there can be no assurance as to the liquidity of any markets that may develop for the New Series B Notes, the ability of holders to sell the New Series B Notes or the price at which holders would be able to sell the New Series B Notes. Future trading prices of the New Series B Notes will depend on many factors, including, among other things, prevailing interest rates, the Company's operating results and the market for similar securities. Historically, the market for securities similar to the New Series B Notes, including non-investment grade debt, has been subject to disruptions that have caused substantial volatility in the prices of such securities. There can be no assurance that any market for the New Series B Notes, if such market develops, will not be subject to similar disruptions. The Initial Purchaser has advised the Company that it currently intends to make a market in the New Series B Notes offered hereby. However, the Initial Purchaser is not obligated to do so and any market making may be discontinued at any time without notice. The Company and the Subsidiary Guarantors do not intend to apply for listing of the New Series B Notes on any national securities exchange or for their quotation through the National Association of Securities Dealers Automated Quotation System.


                                USE OF PROCEEDS

    The Exchange Offer is intended to satisfy certain of the Company's and the Subsidiary Guarantors' obligations under the Registration Agreement. The Company will not receive any cash proceeds from the issuance of the New Series B Notes in the Exchange Offer. In consideration for issuing the New Series B Notes as contemplated in this Prospectus, the Company will receive Old Series B Notes in like principal amount. The form and terms of the New Series B Notes are identical in all material respects to the form and terms of the Old Series B Notes, except for certain transfer restrictions and registration rights relating to the Old Series B Notes and except for certain provisions providing for an increase in the interest rate on the Old Series B Notes under certain circumstances relating to the timing of the Exchange Offer. The Old Series B Notes surrendered in exchange for the New Series B Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the New Series B Notes will not result in any increase in the outstanding debt of the Company. The net proceeds to the Company from the sale of the Old Series B Notes were approximately $37.6 million (after the inclusion of approximately $2.0 million in premium and accrued interest of approximately $1.0 million paid by the Initial Purchaser and the deduction of estimated expenses incurred in connection with the Offering and related transactions of approximately
$0.4 million). The Company used all of the net proceeds in connection with the acquisition of the Suspension Division. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity,
Capital Resources and Financial Condition."

                               CAPITALIZATION

    The following table sets forth the capitalization of the Company as of March 31, 1998 and as adjusted to give effect to the Series B Offering and the acquisition of the Suspension Division. This table should be read in conjunction with the unaudited "Pro Forma Combined Consolidated Financial Data," "Selected Consolidated Historical Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and related notes thereto included elsewhere in this Prospectus. See also "Description of Certain Indebtedness and Preferred Stock."


                                                                                                           MARCH  31, 1998
                                                                                                           ---------------
                                                                                                                        AS
                                                                                                       ACTUAL       ADJUSTED
                                                                                                       ------      ---------
                                                                                                            (IN THOUSANDS)
                                Cash and cash equivalents . . . . . . . . . . . . . . . . . . .       $ 18,321      $  2,508
                                                                                                      ========      ========
                                Long-term debt (including current portion):
                                  Senior Credit Facility (a)  . . . . . . . . . . . . . . . . .          1,825         1,825
                                  Lewis Emery . . . . . . . . . . . . . . . . . . . . . . . . .          1,233         1,233
                                  Industrial Revenue Bonds  . . . . . . . . . . . . . . . . . .          7,600         7,600
                                  EDC Tooling . . . . . . . . . . . . . . . . . . . . . . . . .          2,967         2,967
                                  Other  Debt (b) . . . . . . . . . . . . . . . . . . . . . . .            996           996
                                 10 1/8% Senior Subordinated Notes Due 2007, Series A                  124,827       124,827
                                 10 1/8% Senior Subordinated Notes Due 2007, Series B                        -        37,044
                                                                                                      --------      --------
                                       Total debt . . . . . . . . . . . . . . . . . . . . . . .        139,448       176,492
                                                                                                      --------      --------
                                Redeemable preferred stock (c)
                                  Series A  . . . . . . . . . . . . . . . . . . . . . . . . . .         40,192        40,192

                                Shareholders' equity:
                                  Common stock (400,000 shares authorized; 309,750
                                     issued and outstanding)  . . . . . . . . . . . . . . . . .          1,050         1,050
                                  Foreign currency translation adjustment . . . . . . . . . . .           (651)         (651)
                                  Net unrealized gain on marketable securities  . . . . . . . .            969           969
                                  Retained earnings . . . . . . . . . . . . . . . . . . . . . .          4,750         4,750
                                                                                                      --------      --------
                                       Total shareholders' equity . . . . . . . . . . . . . . .          6,118         6,118
                                                                                                      --------      --------
                                Total capitalization  . . . . . . . . . . . . . . . . . . . . .       $145,566      $182,610
                                                                                                      ========      ========

----------------------
(a) Concurrently with the issuance of the Series A Notes, the Company entered into the Senior Credit Facility. On March 31, 1998, the Company had $1.8 million of borrowings under the Senior Credit Facility and availability was approximately $98.7 million.

(b) Consists of debt of RPIH and certain other debt of the Company. Certain of the RPIH debt is secured by the assets of RPI.

(c) See "Description of Certain Indebtedness and Preferred Stock - Preferred Stock of Lobdell."

                      PRO FORMA COMBINED FINANCIAL DATA
                                 (UNAUDITED)
                            (DOLLARS IN THOUSANDS)

    The unaudited pro forma combined balance sheet as of March 31, 1998 (the "Unaudited Pro Forma Balance Sheet") gives pro forma effect to the Series B Offering and the acquisition of the Suspension Division as if each had occurred on March 31, 1998. The acquisition of the Suspension Division is accounted for by the purchase method of accounting pursuant to which the purchase price is allocated among the acquired tangible and intangible assets and assumed liabilities in accordance with estimates of their fair values on the date of acquisition. The pro forma adjustments represent management's preliminary determination of purchase accounting adjustments and are based upon available information and certain assumptions that the Company believes to be reasonable under the circumstances. Consequently, the amounts reflected in the Unaudited Pro Forma Balance Sheet are subject to change and the final values may differ substantially from these amounts. Management does not expect that differences between the preliminary and final purchase price allocation will have a material impact on the Company's financial position. The Unaudited Pro Forma Balance Sheet does not purport to be indicative of the financial position of the Company had such transactions actually been completed as of the assumed dates and for the periods presented, or which may be obtained in the future.

    The unaudited pro forma combined statement of operations for the year ended March 31, 1998 (the "Unaudited Pro Forma Statement of Operations") gives pro forma effect to the Series A Offering, the Series B Offering, and the acquisitions of Howell, RPIH and the Suspension Division as if they had occurred on April 1, 1997. The Unaudited Pro Forma Statement of Operations do not purport to be indicative of the results of operations of the Company had such transactions actually been completed as of the assumed dates and for the periods presented, or which may be obtained in the future.

       UNAUDITED PRO FORMA COMBINED BALANCE SHEET AS OF MARCH 31, 1998

                                                                   SUSPENSION
                                                  COMPANY           DIVISION           SERIES B           PRO FORMA     PRO FORMA
                                               MAR. 31, 1998    MAR. 31, 1998(A)   MAR. 31, 1998(B)      ADJUSTMENTS    COMBINED
                                               -------------    ----------------   ----------------      -----------    ---------
Cash and cash equivalents . . . . . . . . .       $ 18,321         $     2             $37,650         $(53,465)(c)(d)  $  2,508
Trade accounts receivable, net  . . . . . .         65,273          11,784                   -                -           77,057
Inventories . . . . . . . . . . . . . . . .         21,305          11,704                   -                -           33,009
Reimbursable tooling  . . . . . . . . . . .         13,315               -                   -                -           13,315
Unexpended bond proceeds  . . . . . . . . .          4,159               -                   -                -            4,159
Prepaid expenses and other current
  assets  . . . . . . . . . . . . . . . . .          4,404              30                   -                -            4,434
Deferred income taxes . . . . . . . . . . .          4,399               -                                    -            4,399
                                                  --------         -------             -------         --------         --------
     Total current assets . . . . . . . . .        131,176          23,520              37,650          (53,465)         138,881

Deferred income taxes . . . . . . . . . . .          6,405               -                   -                -            6,405
Property, plant and equipment,
  net . . . .  . . . . . . .. . . . . . . .        163,708          26,869                   -                -          190,577
Goodwill . . . . . . . . .  . . . . . . . .                              -                   -           10,373 (d)       10,373
Other noncurrent assets . . . . . . . . . .         18,743           8,653                 438                - (d)       27,834
                                                  --------         -------             -------         --------         --------
     Total assets . . . . . . . . . . . . .       $320,032         $59,042             $38,088         $(43,092)        $374,070
                                                  ========         =======             =======         ========         ========
Trade accounts payable  . . . . . . . . . .         52,214           6,002                   -                -         $ 58,216
Accrued expenses and other
  liabilities . . . . . . . . . . . . . . .         17,050           4,619               1,044                -           22,713
Restructuring reserve . . . . . . . . . . .          6,363               -                   -                -            6,363
Current portion of long-term debt . . . . .         10,965               -                   -                -           10,965
                                                  --------         -------             -------         --------         --------
     Total current liabilities  . . . . . .         86,592          10,621               1,044                -           98,257

Deferred income taxes . . . . . . . . . . .         15,332           2,059                   -           (2,059)(d)       15,332
Pension liability . . . . . . . . . . . . .          4,727               -                   -                -            4,727
Postretirement medical benefits . . . . . .         35,992           2,554                   -            1,218 (d)       39,764
Other noncurrent liabilities. . . . . . . .          2,596           1,557                   -                -            4,153
Long-term debt  . . . . . . . . . . . . . .        128,483                              37,044                -          165,527
                                                  --------         -------             -------         --------         --------
     Total liabilities  . . . . . . . . . .        273,722          16,791              38,088             (841)         327,760
                                                  --------         -------             -------         --------         --------
Redeemable Series A preferred
  stock . . . . . . . . . . . . . . . . . .         40,192               -                   -                            40,192
     Total  shareholders' equity                     6,118          42,251                   -          (42,251)(d)        6,118
                                                  --------         -------             -------         --------         --------
     Total liabilities and
      shareholders' equity  . . . . . . . .       $320,032         $59,042             $38,088         $(43,092)        $374,070
                                                  ========         =======             =======         ========         ========
----------------------

See accompanying Notes to Unaudited Pro Forma Combined Balance Sheet.

             NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                            (Dollars in thousands)


(a) Represents balance sheet of the Suspension Division at March 31, 1998. The March 31, 1998 balance sheet for the Suspension Division was derived from the Suspension Division's unaudited internal financial statements.

(b) Represents the Series B Offering as if it had occurred on March 31, 1998.

Issuance of notes - $35.0 million face value, issued at 105.84%            $37,044
Accrued interest on bonds - December 15, 1997 to March 31, 1998              1,044
Bond acquisition cost                                                         (438)
                                                                           -------

Net proceeds of Series B Notes                                             $37,650
                                                                           =======

(c) Represents the estimated purchase price for the Suspension Division. The acquisition was funded using proceeds of the Series B Offering, remaining unused proceeds from the Series A Offering and other available cash.

(d) The acquisition of the Suspension Division will be accounted for by the purchase method of accounting, pursuant to which the purchase price is allocated among the acquired tangible and intangible assets and assumed liabilities in accordance with their estimated fair values on the date of acquisition. The purchase price and preliminary adjustments to historical book value of the Suspension Division as a result of the transaction are as follows:


Estimated goodwill                                                         $10,373
                                                                           -------

Net increase in assets                                                     $10,373
                                                                           =======


Proceeds from Series A and Series B Offerings used to finance acquisition   53,465
Increase in Postretirement benefit obligation                                1,218
Decrease in deferred taxes                                                  (2,059)
Elimination of predecessors investment in the Suspension Division          (42,251)
                                                                           -------

Net increase in liabilities and shareholders equity                        $10,373
                                                                           =======

             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                                                                                                   SUSPENSION
                                                COMPANY             HOWELL            RPIH           DIVISION        PRO FORMA
                                 COMPANY(a)    PRO FORMA        PRO FORMA (e)    PRO FORMA (f)     PRO FORMA (g)     COMBINED
                                 ----------    ---------        ---------        ---------         ---------         --------

                                 YEAR ENDED     YEAR ENDED       YEAR ENDED       YEAR ENDED        YEAR ENDED        YEAR ENDED
                                MAR. 31, 1998  MAR. 31, 1998    MAR. 31,1998     MAR. 31, 1998     MAR. 31, 1998     MAR. 31, 1998
                                -------------  -------------    ------------     -------------     -------------     -------------
                                                                     (dollars in thousands)
Net sales                         $410,321       $      -          $34,329        $  9,035           $122,478           $576,163
Cost of sales                      368,420              -           31,189          10,642            114,721            524,972
                                  --------       --------          -------        --------           --------           --------
Gross profit                        41,901                           3,140          (1,607)             7,757             51,191
Selling, general and
  administrative expenses           21,839             37(b)         1,651             177              7,545             31,249
Restructuring provision              1,610              -                -               -                  -              1,610
Gain on sale of equipment           (1,602)             -                -               -                  -             (1,602)
                                  --------       --------          -------        --------           --------           --------
Income (loss) from Operations       20,054            (37)           1,489          (1,784)               212             19,934
Interest expense, net               10,710           (265)(c)          858             432              5,108             16,843
Other income (expense)                 321              -                -             (35)               860              1,146
                                  --------       --------          -------        ---------          --------           --------
Income (loss) before income
  taxes                              9,665            228              631          (2,251)            (4,036)             4,237
Provision (benefit) for income
  taxes                              4,074             91 (d)          269            (846)            (1,612)             1,976
                                  --------       --------          -------        --------           --------           --------
Net income (loss)                 $  5,591       $    137          $   362        $ (1,405)          $ (2,424)          $  2,261
                                  ========       ========          =======        ========           ========           ========

FINANCIAL RATIOS AND
    OTHER DATA:
Depreciation and amortization     $20,279        $     37          $   769        $    296           $  4,641           $ 26,022
Capital expenditures               16,723               -              728             119              5,761             23,331
Ratio of earnings to fixed
  charges (h)                         1.7x                                                                                   1.2x
Adjusted EBITDA(i)                 40,654               -            2,258          (1,523)             5,713             47,102
Ratio of Adjusted EBITDA to
  interest expense(j)                 3.0x                                                                                   2.4x
Ratio of net debt to Adjusted
  EBITDA(k)                           2.9x                                                                                   3.6x



See accompanying Notes to Unaudited Pro Forma Combined Statement of Operations.

         NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS


(a) Statement of Operations Data for the Company for the year ended March 31, 1998 includes operating data for Howell and RPIH for the periods subsequent to acquisition (Howell - August 14, 1997 to March 31, 1998 and RPIH - November 26, 1997 to March 31, 1998).

(b) Represents amortization of bond acquisition fees associated with the Series A Notes.

(c) Represents the net effect on interest expense as a result of (1) the elimination of historical interest expense after the repayment of the existing senior bank credit facilities and other outstanding debt, using proceeds from the Series A Offering and (2) the Series A and Series B Offerings, using an interest rate of 10.125% per annum for the Series A Notes and 9.25% per annum for the Series B Notes. This amount excludes interest on the portion of the proceeds of the Series A and Series B Offerings used for the Howell, RPIH and the Suspension Division acquisitions as follows:

                       Interest differential historical versus Offerings        $ 4,053
                       Acquisition of:
                             Howell                                                (884)
                             RPI                                                   (169)
                             Suspension                                          (3,265)
                                                                                -------
                                                                                $  (265)
                                                                                =======

         See Notes (e)(4), (f)(4) and (g)(4).

(d) Represents the estimated income tax effect of the pro forma adjustments using an effective tax rate of 40%.

(e) The Howell Pro Forma information includes Statement of Operations data for Howell as if the Company had acquired Howell on April 1, 1997:


                                                                                                 PRO FORMA              HOWELL
                                                                       HOWELL(1)                ADJUSTMENTS            PRO FORMA
                                                                    ---------------           ---------------       ---------------
                                                                      PERIOD FROM               PERIOD FROM           PERIOD FROM
                                                                     APRIL 1, 1997             APRIL 1, 1997         APRIL 1, 1997
                                                                        THROUGH                   THROUGH               THROUGH
                                                                    AUGUST 13, 1997           AUGUST 13, 1997       AUGUST 13, 1997
                                                                    ---------------           ---------------       ---------------
                                                                                         (DOLLARS IN THOUSANDS)

Net sales                                                              $34,329                 $      -                $34,329
Cost of sales                                                           31,070                      119  (2)            31,189
                                                                       -------                 --------                -------
Gross profit                                                             3,259                     (119)                 3,140
Selling, general and administrative expenses                             1,626                       25  (3)             1,651
Restructuring provision                                                      -                        -                      -
Gain on sale of equipment                                                    -                        -                      -
                                                                       -------                 --------                -------
Income (loss) from operations                                            1,633                     (144)                 1,489
Interest expense, net                                                      (26)                     884  (4)               858
Other income (expense)                                                       -                        -                      -
                                                                       -------                 --------                -------
Income (loss) before income taxes                                        1,659                   (1,028)                   631
Provision (benefit) for income taxes                                       680                     (411) (5)               269
                                                                       -------                 --------                -------
Net income (loss)                                                      $   979                 $   (617)               $   362
                                                                       =======                 ========                =======

        (1) Statement of Operations data for Howell for the period prior to acquisition by the Company (April 1, 1997 - August 13, 1997). The information was derived from Howell's unaudited internal financial statements.

        (2) Represents increased depreciation expense as a result of the write up of property, plant and equipment to fair market value as a part of the purchase accounting related to the acquisition of Howell.

        (3) Represents amortization of acquisition expenses related to the Howell acquisition.

        (4) Represents the net effect on interest expense as a result of the use of proceeds from the Series A Offering for the acquisition of Howell of $23,245. Interest expense is calculated using an interest rate of 10.125% per annum. See Note (c).

        (5) Represents the estimated income tax effect of the pro forma adjustments using an effective tax rate of 40%.

(f) The RPIH Pro Forma information includes Statement of Operations data as if the Company had acquired RPIH on April 1, 1997:


                                                                                       PRO FORMA               RPIH
                                                                  RPIH(1)             ADJUSTMENTS            PRO FORMA
                                                                -----------           -----------           -----------
                                                                PERIOD FROM           PERIOD FROM           PERIOD FROM
                                                               APRIL 1, 1997         APRIL 1, 1997         APRIL 1, 1997
                                                                 THROUGH                THROUGH               THROUGH
                                                             NOVEMBER 25, 1997     NOVEMBER 25, 1997     NOVEMBER 25, 1997
                                                             -----------------     -----------------     -----------------
                                                                                 (DOLLARS IN THOUSANDS)
Net sales                                                           $ 9,035             $      -                $ 9,035
Cost of sales                                                        10,602                   40  (2)            10,642
                                                                    -------             --------                -------
Gross profit                                                         (1,567)                 (40)                (1,607)
Selling, general and administrative expenses                            127                   50  (3)               177
Restructuring provision                                                   -                    -                      -
Gain on sale of equipment                                                 -                    -                      -
                                                                    -------             --------                -------
Income (loss) from operations                                        (1,694)                 (90)                (1,784)
Interest expense, net                                                   263                  169  (4)               432
Other income (expense)                                                  (35)                   -                    (35)
                                                                    -------             --------                -------
Income (loss) before income taxes                                    (1,992)                (259)                (2,251)
Provision (benefit) for income taxes                                   (742)                (104) (5)              (846)
                                                                    -------             --------                -------
Net income (loss)                                                   $(1,250)            $   (155)               $(1,405)
                                                                    =======             ========                =======

        (1) Statement of Operations data for RPIH for the period prior to acquisition by the Company (April 1, 1997 to November 25,
                 1997). The information was derived from RPIH's unaudited internal financial statements.

        (2) Represents increased depreciation expense as a result of the write up of property, plant and equipment to fair market value as a part of the purchase accounting related to the acquisition of RPIH.

        (3) Represents amortization of acquisition expenses and goodwill related to the RPIH acquisition.

        (4) Represents the net effect on interest expense as a result of the use of proceeds from the Series A Offering for the acquisition of RPIH of $2,500. Interest expense is calculated using an interest rate of 10.125% per annum. See Note (c).

        (5) Represents the estimated income tax effect of the pro forma adjustments using an effective tax rate of 40%.

(g) The Suspension Division Pro Forma information includes Statement of Operations data as if the Company had acquired the Suspension Division on April 1, 1997:


                                                                                                            SUSPENSION
                                                             SUSPENSION               PRO FORMA              DIVISION
                                                             DIVISION(1)             ADJUSTMENTS            PRO FORMA
                                                             -----------             -----------           -----------
                                                             PERIOD FROM             PERIOD FROM           PERIOD FROM
                                                            APR. 1, 1997 -          APR. 1, 1997 -        APR. 1, 1997 -
                                                             MAR. 31, 1998           MAR. 31, 1998         MAR. 31, 1998
                                                            --------------          --------------        --------------
                                                                                (DOLLARS IN THOUSANDS)
Net sales                                                      $122,478               $     -                $122,478
Cost of sales                                                   114,721                     -                 114,721
                                                               --------               -------                --------
Gross profit                                                      7,757                                         7,757
Selling, general and administrative expenses                      7,154                   391 (2)               7,545
Restructuring provision                                               -                     -                       -
Gain on sale of equipment                                             -                     -                       -
                                                               --------               -------                --------
Income (loss) from operations                                       603                  (391)                    212
Interest expense, net                                             1,033                 4,075 (3)               5,108
Other income (expense)                                              860                     -                     860
                                                               --------               -------                --------
Income (loss) before income taxes                                   430                (4,466)                 (4,036)
Provision (benefit) for income taxes                                174                (1,786)(4)              (1,612)
                                                               --------               -------                --------
Net income (loss)                                              $    256               ($2,680)                ($2,424)
                                                               ========               =======                ========


        (1) Statement of Operations data for the Suspension Division for the twelve months ended March 31, 1998 was derived from the Suspension Division's unaudited internal financial statements.

        (2) Represents amortization of acquisition expenses and goodwill related to the Suspension Division acquisition.

        (3) Represents the net effect on interest expense as a result of the use of proceeds from the Series A and Series B Offerings for the acquisition of the Suspension Division of $53,465. Interest expense is calculated using an interest rate of 10.125% per annum for the Series A Notes and 9.25% per annum for the Series B Notes. See Note (c).

        (4) Represents the estimated income tax effect of the pro forma adjustments using an effective tax rate of 40%.

(h) For purposes of this computation, earnings consist of income (loss) before income taxes plus fixed charges. Fixed charges consist of interest on indebtedness plus that portion of rental expense representative of the interest factor.

(i) Adjusted EBITDA is defined as income (loss) before interest, income taxes, depreciation and amortization and equipment impairment and non-recurring charges. Adjusted EBITDA should not be construed as a substitute for income from operations, net income or cash flow from operating activities for the purpose of analyzing the Company's operating performance, financial position and cash flows.

(j)     Defined as the ratio of Adjusted EBITDA to total interest expense.

(k) Ratio of net debt to Adjusted EBITDA with net debt consisting of total debt less cash and cash equivalents and unexpended bond proceeds.

               SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA

The following table sets forth (i) the selected consolidated historical financial data of the Predecessor for the years ended March 31, 1994 and 1995 which was derived from the audited consolidated financial statements of the Predecessor, (ii) selected consolidated historical financial data of the Predecessor for the period from April 1, 1995 through October 27, 1995, and
(iii) selected consolidated historical financial data of the Company from October 28, 1995 through March 31, 1996 and the years ended March 31, 1997 and 1998. The selected consolidated historical financial data for the period April 1, 1995 through October 27, 1995; and the period October 28, 1995 through March 31, 1996 was derived from the audited consolidated financial statements of the Predecessor and the Company, which are included elsewhere in this Prospectus, together with the report of Deloitte & Touche, independent accountants. The selected consolidated historical financial data for the years ended March 31, 1997 and 1998, was derived from the audited consolidated financial statements of the Company, which are included elsewhere in this Prospectus, together with the report of Price Waterhouse LLP, independent accountants. The following table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Pro Forma Combined Financial Data," and the Consolidated Financial Statements of the Company and the related notes and other financial information presented elsewhere in this Prospectus.

                                                                                    HISTORICAL
                                             -------------------------------------------------------------------------------------
                                                             PREDECESSOR                                    COMPANY
                                             ------------------------------------------     --------------------------------------
                                             MAR. 31,       MAR. 31,     APR. 1, 1995 -     OCT. 28, 1995-     MAR. 31,    MAR. 31,
                                             1994(A)         1995        OCT. 27, 1995      MAR. 31, 1996       1997        1998
                                             --------       --------     --------------     -------------      -------     -------
                                                                        (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Net sales . . . . . . . . . . . . . .        $65,182        $75,097         $49,043           $35,572          $136,861    $410,321

Gross profit  . . . . . . . . . . . .          5,955          4,206           2,148             3,948            11,773      41,901
Selling, general and
  administrative  . . . . . . . . . .          2,164          4,554           3,922             2,235             7,685      21,839
Restructuring provision. . . .  . . .             --             --              --                --                --       1,610
Gain on sale of  equipment. . . . . .             --             --              --                --                --      (1,602)
Equipment impairment and non-
  recurring charges(b)  . . . . . . .             --             --              --                --               287          --
                                             -------        -------         -------           -------          --------    --------

Operating income (loss) . . . . . . .          3,791           (348)         (1,774)            1,713             3,801      20,054
Interest expense  . . . . . . . . . .          1,658          1,267           1,048             1,096             3,388      10,710
Other income (expense)  . . . . . . .             --             --              --                --             2,201         321
Income (loss) before income
  taxes . . . . . . . . . . . . . . .          2,133         (1,615)         (2,822)              617             2,614       9,665
Provision (benefit) for income
  taxes . . . . . . . . . . . . . . .            706           (349)           (938)              202             1,065       4,074
                                             -------        -------         -------           -------          --------  ----------

Net income (loss) . . . . . . . . . .        $ 1,427        $(1,266)        $(1,884)          $   415          $  1,549   $   5,591
                                             =======        =======         =======           =======          ========   =========
Net income (loss) per  share. . . . .             --             --              --           $  9.10          $   9.37   $   13.74
BALANCE SHEET DATA (END OF PERIOD):
Cash and cash equivalents . . . . . .        $ 4,261        $    --         $    --           $    --          $  9,671   $  18,321
Accounts receivable . . . . . . . . .          7,936          9,835          13,312             8,338            47,626      65,273
Inventories . . . . . . . . . . . . .          3,542          4,170           4,429             3,719            13,411      21,305
Total assets  . . . . . . . . . . . .         36,127         41,523          59,770            49,200           243,694     320,032
Total debt  . . . . . . . . . . . . .         13,396         12,907          23,233            26,758            99,829     139,448
Redeemable preferred stock  . . . . .             --             --              --                --            39,300      40,192
Total shareholders equity . . . . . .         12,406         10,833           9,329               935(c)          2,341       6,118

OTHER DATA:
Depreciation and amortization . . . .        $ 1,747        $ 1,413         $   919           $   687          $  5,041   $  20,279
Capital expenditures  . . . . . . . .            920          4,384           5,111             3,466             3,326      16,723
Ratio of earnings to fixed
  charges(d)  . . . . . . . . . . . .           2.2x             --              --              1.5x              1.7x        1.7x
Adjusted EBITDA(e)  . . . . . . . . .        $ 5,538        $ 1,065         $  (855)          $ 2,400          $ 11,330   $  40,654

Gross margin(f) . . . . . . . . . . .           9.14%          5.60%           4.38%            11.10%             8.60%      10.21%

See Notes to Selected Consolidated Historical Financial Data.

(a)Reflects the audited financial statements of the Predecessor prepared in accordance with Canadian generally accepted accounting principals, with Canadian dollars being converted to a U.S. dollar equivalent using an average Canadian to U.S. foreign currency exchange rate of 1.3810, for the period ended March 31, 1994.

(b)This provision includes income before taxes for the discontinuance of Laserweld and Parallel. Management does not anticipate that these costs will be a part of future operations.

(c)The reduction in equity of $8.4 million from October 27, 1995 to March 31, 1996, is primarily a result of the elimination of the Predecessor's equity as a part of the purchase accounting adjustments made upon the acquisition of the Predecessor on October 27, 1995.

(d)For purposes of this computation, earnings consist of income (loss) before income taxes plus fixed charges. Fixed charges consist of interest on indebtedness plus that portion of rental expense representative of the interest factor. For fiscal 1995, the Company's earnings were insufficient to cover fixed charges by $1.6 million. For the period April 1, 1995 to October 27, 1995, the Company's earnings were insufficient to cover fixed charges by $2.8 million.

(e)Adjusted EBITDA is defined as income (loss) before interest, income taxes, depreciation and amortization and equipment impairment and non-recurring charges. For the fiscal year ended March 31, 1997, equipment impairment and non-recurring charges aggregated $0.3 million. Adjusted EBITDA should not be construed as a substitute for income from operations, net income or cash flow from operating activities for the purpose of analyzing the Company's operating performance, financial position and cash flows.

(f)Gross margin is defined as gross profit as a percent of net sales for each of the applicable periods.

              MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                     CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

    The following management's discussion and analysis of financial condition and results of operations should be read in conjunction with the "Pro Forma Combined Financial Data" and the Consolidated Financial Statements of the Company and notes thereto included elsewhere in this Prospectus. The historical information for the fiscal year ended March 31, 1997 includes the Lobdell results of operations for the period subsequent to its acquisition. For comparative purposes, the financial information for the fiscal year ended March 31, 1996 represents the combination of the results of operations for the Predecessor for the period from April 1, 1995 to October 27, 1995 together with the results of operations of the Company from October 28, 1995 through March 31, 1996 (the period subsequent to the acquisition of the Predecessor by the Company). The financial statements of the Predecessor and the Company in the two combined periods are not comparable in certain respects due to differences between the cost basis of certain assets held by the Company versus that of the Predecessor, resulting in reduced depreciation and amortization charges subsequent to October 27, 1995, changes in accounting policies and the recording of certain liabilities at the date of acquisition in connection with the purchase of the Predecessor by the Company. Accordingly, the combination of these two periods does not purport to represent what the results of operations of the Company would have been on a pro forma basis had it acquired the Predecessor on April 1, 1995.

    Fiscal Year Ended March 31, 1998 Compared to Fiscal Year Ended March 31,
    1997

    Net Sales -- Net sales for the year ended March 31, 1998 were $410.3 million. This represents an increase of $273.4 million as compared to net sales for the fiscal year ended March 31, 1997 of $136.9 million. Net sales for the fiscal year ended March 31, 1997 included net sales of Lobdell only from the acquisition date of January 10, 1997 through March 31, 1997. The increase for the year was due principally from the Lobdell, Howell and RPIH acquisitions ($269.8 million). The balance of the increase related primarily to the strength of light truck and sport utility vehicle production partially offset by the discontinuance of certain customer platforms. On a pro forma basis, had the net sales from all acquisitions been included for the entire fiscal 1998, net sales would have been $453.7 million.

    Gross Profit -- Gross profit was $41.9 million or 10.2% of net sales for the year ended March 31, 1998 as compared to $11.8 million or 8.6% of net sales for the year ended March 31, 1997. This represents an increase of $30.1 million as compared to the prior year. The gross profit increase is related to the incremental sales resulting from the acquisitions, combined with operating improvements made throughout the year on existing as well as acquired sales. The increase in gross margin is a result of operating improvements through employment and cost reductions, productivity improvements, increased capacity utilization, quality improvements and production schedule attainment. The increased gross profit was partially offset by costs associated with the conversion of Canadian operations to transfer and robotic technology, startup of the Mexican operations and costs associated with the launch of future platforms (Saturn LS, Windstar and Ford heavy-duty pickup (PN131).

    Selling, General and Administrative Expenses ("SG&A") -- SG&A expenses were $21.8 million or 5.3% of net sales as compared to $7.7 million or $5.6% for the year ended March 31, 1997. The decrease as a percentage of net sales was a result of the efficiencies derived through acquisition integration and cost reduction programs. The financial and administrative functions were consolidated into the Troy office, thereby allowing for the closure of the Alma and Southfield administrative offices. The increase in expenditures is primarily due to the overall growth of the organization during the year and the need to provide the necessary resources to support customer engineering support, global program management and the continued growth initiatives of the organization.

    Operating Income -- Income from operations was $20.1 million or 4.9% of net sales for the year ended March 31, 1998 as compared to $3.8 million or 2.8% of net sales for the year ended March 31, 1997. For fiscal 1998, operating income benefited from the growth in the light truck and SUV programs as well acquisitions during the year. The increase in operating margin reflects the continued improvement of operations, implementation of cost saving programs and gain on the sale of equipment of the laser welding operations. Partially offsetting the increase was the recording of restructuring charges as a part of the Company's overall plant rationalization initiatives.

    Other Income - Other income for the year ended March 31, 1998 was $0.3 million or 0.1% of net sales as compared to $2.2 million or 1.6% of net sales for the year ended March 31, 1997. The decrease was due primarily to foreign currency exchange transactions gains recorded in fiscal 1997 which were not present in fiscal 1998.

    Interest Expense - Interest expense for the year ended March 31, 1998 was $10.7 million or 2.6% of net sales as compared to $3.4 million or 2.5% of net sales for the year ended March 31, 1997. While interest as a percentage of net sales remained relatively flat, the overall increase in expense was due primarily to the issuance of $125.0 million of 10 1/8% Senior Subordinated Notes on June 24, 1997. The Notes represent both incremental borrowing as well as increased interest rate as compared to outstanding debt of the prior period. Proceeds of the Notes were used to payoff exisitng debt and support the acquisition activities of the Company. The increase in interest expense was partially offset by interest income derived over the year on unused bond proceeds available for short term investment.

    Income Tax -- Income tax expense was $4.1 million or 1.0% of net sales for the period ended March 31, 1998 as compared to $1.1 million or 0.8% of net sales for the year ended March 31, 1997. The increased income tax of $3.0 million is a result of the $7.1 million increase in income before taxes for the year ended March 31, 1998 as compared to the previous year and an increase in the overall effective tax rate of the Company.

     Net Income - Net income was $5.6 million or 1.4% of net sales for the year ended March 31, 1998 as compared to $1.5 million or 1.1% of net sales for the year ended March 31, 1997. The improvement of $4.1 million was a result of increased operating and other income of $14.4 million, offset by the increase in interest expense of $7.3 million and income taxes of $3.0 million.


    Fiscal Year Ended March 31, 1997 Compared to Fiscal Year Ended March 31,
1996

     Net Sales -- Net sales for the year ended March 31, 1997 were $136.9 million, including the net sales of Lobdell from January 10, 1997 (the "Acquisition Date") through March 31, 1997. This was an increase of $52.2 million or 61.7% as compared to net sales for the fiscal year ended March 31, 1996 of $84.6 million. The increase was due principally to the acquisition of Lobdell and was partially offset by lower sales volume due to model changeovers. On a pro forma basis, if Lobdell net sales were included with that of the Company for the entire fiscal year ended March 31, 1997, net sales would have been $330.2 million, an increase of $245.6 million as compared to the prior year, and if Howell and RPIH net sales were also included for fiscal 1997, net sales would have been $433.4 million, an increase of $348.8 million as compared to the prior year.

    Gross Profit -- Gross profit was $11.8 million or 8.6% of net sales for the year ended March 31, 1997 as compared to $6.1 million or 7.2% of net sales for the year ended March 31, 1996. This represents an increase of $5.7 million, or 93.4% as compared to the prior year. The increase was primarily a result of higher margins on Lobdell sales for the eighty day period from the Acquisition Date through March 31, 1997. Gross profit also increased due to (i) workforce reductions, (ii) improved materials cost management which resulted in lower raw material costs and (iii) strong sales in the light truck and SUV markets, the Company's largest sales segments and those which produce its highest margins. The increased gross profit was partially offset by costs associated with the production launch of the Saturn Coupe stampings.

     Selling, General and Administrative Expenses ("SG&A") -- SG&A expenses were $7.7 million or 5.6% of net sales for the year ended March 31, 1997 as compared to $6.2 million or 7.3% of net sales for the year ended March 31, 1996. The decrease as a percentage of net sales was a result of efficiencies and cost reduction programs undertaken by Company management. Specifically, the reduction in SG&A expenses as a percentage of net sales resulted from a restructuring of the sales and product engineering functions into customer focused business units.

     Operating Income -- Income from operations was $3.8 million or 2.8% of net sales for the year ended March 31, 1997 as compared to a deficit of $0.1 million for the year ended March 31, 1996. The improvement of $3.9 million was a result of improved gross profit of $5.7 million, partially offset by increased SG&A expenses of $1.5 million.

     Other Income -- Other income for the year ended March 31, 1997 was $2.2 million or 1.6% of net sales due primarily to foreign currency exchange transactions. No significant other income was earned for the year ended March 31, 1996.

     Interest Expense -- Interest expense for the year ended March 31, 1997 was $3.4 million or 2.5% of net sales, an increase of $1.3 million over the interest expense for the year ended March 31, 1996. While interest expense for both periods remained constant at 2.5% of net sales, the increase of $1.3 million was a result of variations in base lending rates and additional borrowings resulting from the acquisition of Lobdell.

     Income Tax -- Income tax expense was $1.1 million or 0.8% of net sales for the period ended March 31, 1997 as compared to a benefit of $0.7 million or 0.8% of net sales for the year ended March 31, 1996. The increased income tax expense of $1.8 million is a result of the $4.8 million increase in income before taxes for the year ended March 31, 1997 as compared to the previous year.

    Net Income -- Net income was $1.5 million or 1.1% of net sales for the year ended March 31, 1997 as compared to a loss of $1.5 million or 1.8% of net sales for the year ended March 31, 1996. The improvement of $3.0 million was a result of improved operating income of $3.9 million and increased other income of $2.2 million. The increase in net income was partially offset by increased interest expense and income taxes of $1.3 million and $1.8 million, respectively.


    LIQUIDITY, CAPITAL RESOURCES AND FINANCIAL CONDITION

    Net income adjusted for non-cash charges (depreciation and amortization, deferred income taxes, and gain on sale of equipment) generated approximately $24.4 million of cash for the year ended March 31, 1998. Cash also increased during the period based on overall increases in trade accounts payable of $11.4 million and refundable income taxes of $2.9 million. Offsetting the increase in cash for fiscal 1998 was a net increase in accounts receivable, customer tooling, and other working capital requirements of $13.0 million. The increase in customer tooling is primarily a result of progress payments made to tooling vendors to support scheduled program launches set for fiscal 1999 (Saturn LS, Ford Windstar, and CAMI J2). During the year, the Company used approximately $43.2 million for investing activities, including the acquisitions of Howell and RPIH, as well as the purchase of an equity interest in a publicly traded automotive supplier. The overall cash requirements were funded by approximately $26.3 million of incremental borrowings.

    The Company has $ 98.7 million available under the Senior Credit
Facility. At March 31, 1998, the Company had $1.8 million outstanding under the line of credit and $9.5 million in outstanding letters of credit to support the IRB's and workers compensation commitments.

    During fiscal 1998, the Company received net proceeds of $37.6 million from its offering of Series A Notes, after payment of approximately
$83.1 million to refinance existing indebtedness and approximately $4.3 million in issuance costs. The Company used approximately $23.2 million and $2.5 million respectively toward the acquisitions of Howell and RPIH and related expenses. The remainder of the proceeds were used for general corporate purposes and in part to fund the acquisition of the Suspension Division.

    The balance of the Suspension Division acquisition was funded by the issuance of the Series B Notes. The Series B Notes were issued April 1, 1998 and are substantially identical to, and rank pari passu in right of payment with the Series A Notes.

     The Company believes the proceeds of the Series A and Series B Notes have enhanced its ability to meet its growth and business objectives. However, interest payments on the Notes will represent a significant liquidity requirement for the Company. The Company will be required to make scheduled semi-annual interest payments on the Notes of approximately $8.1 million on June 15 and December 15 each year until their maturity on June 15, 2007 or until the Notes are redeemed.

    Cash outlays for capital expenditures were $16.7 million, or 4.1% of net sales for the year ending March 31, 1998 as compared to $3.3 million, or 2.4% of net sales for the year ended March 31, 1998. The increase of $13.4 million was due primarily to the inclusion of acquistions, the start up of two Mexican operations ($3.7 million) and the development of a corporate Technical and Administrative center ($1.3 million). Other capital expenditures included investments to support new business (primarily the 1999 model year Saturn LS (previously designated Innovate), and Ford's Windstar and CAMI's J2, each due to launch during the summer of 1998), press equipment and rebuilds, safety and maintenance equipment, automation and other productivity improvement expenditures, and other items including computers and welding equipment.

     For fiscal 1999, the Company's capital expenditures are expected to be $34.7 million; consisting of a $15.8 million investment to support new business and increase capacity; $4.2 million for tooling and quality projects; $5.3 million for press automation, rebuilds and improvements; $3.7 million in productivity and cost improvements; and $5.7 million in other expenditures, including health, safety, environmental and maintenance items.

    The Company believes that the operations of the Suspension Division will enhance the Company's ability to develop key suspension components. The Company believes that the acquisition of the Suspension Division will have a positive impact on the Company's results of operations for the fiscal year ending March 31, 1999 and thereafter.

     The Company believes that cash generated from operations, together with amounts available under the Senior Credit Facility will be adequate to meet its debt service requirements, capital expenditures and working capital needs for the foreseeable future, although no assurance can be given in this regard. The Company's future operating performance and ability to service or refinance the Series A and Series B Notes and to extend or refinance its other indebtedness will be subject to future economic conditions and to financial, business and other factors that are beyond the Company's control.

     IMPACT OF GENERAL MOTORS STRIKE

     A substantial portion of General Motors vehicle production has been shut down due to two local strikes in Flint, Michigan. GM is a significant customer of the Company and any prolonged shutdown would have a material adverse effect on the Company's results of operations for the fiscal year ended March 31, 1999. While the Company is unable to predict the duration and ultimate impact of these strikes, it is currently taking necessary actions to minimize the adverse impact.

     YEAR 2000

     The Company is currently working to resolve any potential impact of the Year 2000 on the processing of information by the Company's information systems. The Year 2000 problem is a result of a date problem , where computer hardware and/or computer programs rely on a two-digit year for processing. Incorrect calculations, system failures, or misrepresentations resulting from the change in century are being addressed by following a process defined by the Auto Industry Action Group (AIAG). This process includes creating an inventory of all computer-related equipment and software programs, determining their compliance to proper Year 2000 processing capabilities, remediating any identifiable problems, and testing each item for compliance. The Company is utilizing both internal employees and external contractors for inventory, remediation, and testing activities. Having completed the inventory, the Company believes that the Year 2000 remediation and testing activities will not have a material impact on the Company's financial position, results of operations, or cash flows in future periods. Software and hardware upgrades and updates will be expensed, while any major replacements will be leased or capitalized and amortized over the useful life of the equipment. Most of these potential hardware upgrades occur regularly as a normal part of business through technology changes.

                              THE EXCHANGE OFFER

    Pursuant to the Registration Agreement, the Company agreed (i) to file a registration statement with respect to a registered offer to exchange the Old Series B Notes for the New Series B Notes, which will have terms substantially identical in all material respects to the Old Series B Notes (except that the New Series B Notes will not contain terms with respect to transfer restrictions, certain registration rights and certain interest rate step-up provisions) within 90 days after the date of original issuance of the Old Series B Notes, and (ii) to use reasonable best efforts to cause such registration statement to become effective under the Securities Act at the earliest possible time but in any event no later than 150 days after issuance of the Old Series B Notes. The interest rate step-up provisions provide that special interest will accrue on the Notes (in addition to the stated interest on the Notes) at a rate of 0.25% per annum during the 90-day period immediately following the occurrence of any Registration Default, and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such rate exceed 1.00% per annum. See "Summary -- The New Series B Notes." In the event that applicable law or interpretations of the Staff of the Commission do not permit the Company to file the registration statement containing this Prospectus or to effect the Exchange Offer, or if certain holders of the Old Series B Notes notify the Company that they are prohibited by law or Commission policy from participating in the Exchange Offer, or subject to other restrictions, the Company will use its reasonable best efforts to cause to become effective a shelf registration statement with respect to the resale of the Old Series B Notes and to keep the shelf registration statement effective until the earlier of two years following the date the shelf registration statement is declared effective by the Commission and such time as all the Series B Notes have been sold thereunder. Holders of Old Series B Notes do not have any appraisal or dissenters' rights in connection with the Exchange Offer.

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING OLD SERIES B NOTES

     Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the Exchange Offer), the Company will accept for exchange Old Series B Notes which are properly tendered on or prior to the Expiration Date and not withdrawn as permitted below. As used herein, the term "Expiration Date" means 5:00 p.m.,
New York City time, on      , 1998; provided, however, that if the Company has
extended the period of time for which the Exchange Offer is open, which in no
event shall be later than      , 1998, the term "Expiration Date" means the
latest time and date to which the Exchange Offer is extended.

     As of the date of this Prospectus, $35.0 million aggregate principal amount of the Old Series B Notes are outstanding. This Prospectus, together
with the Letter of Transmittal, is first being sent on or about      , 1998 to
all holders of Old Series B Notes known to the Company. The Company's obligation to accept Old Series B Notes for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth under "--Certain Conditions to the Exchange Offer" below.

     The Company expressly reserves the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance for any exchange of any Old Series B Notes, by giving written notice of such extension to the holders thereof, including those holders who have previously tendered their Old Series B Notes. During any such extension, all Old Series B Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by the Company. Any Old Series B Notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

     The Company expressly reserves the right to amend or terminate the Exchange Offer, and not to accept for exchange any Old Series B Notes not theretofore accepted for exchange, upon the occurrence of any of the conditions of the Exchange Offer specified below under "--Certain Conditions to the Exchange Offer." The Company will give written notice of any extension, amendment, non-acceptance or termination to the holders of the Old Series B Notes, including those holders who have previously tendered their Old Series B Notes, as promptly as practicable, such notice in the case of any extension to be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

PROCEDURES FOR TENDERING OLD SERIES B NOTES

     The tender to the Company of Old Series B Notes by a holder thereof as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a holder who wishes to tender Old Series B Notes for exchange pursuant to the Exchange Offer must transmit a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to U.S. Bank Trust National Association, (the "Exchange Agent") at one of the addresses set forth below under "Exchange Agent" on or prior to the Expiration Date. In addition, either
(i) certificates for such Old Series B Notes must be received by the Exchange Agent along with the Letter of Transmittal, or (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Series B Notes, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date, or (iii) the holder must comply with the guaranteed delivery procedures described below. THE METHOD OF DELIVERY OF OLD SERIES B NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR OLD SERIES B NOTES SHOULD BE SENT TO THE COMPANY.

    Any beneficial owner whose Old Series B Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder of Old Series B Notes to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering such owner's Old Series B Notes, either make appropriate arrangements to register ownership of the Old Series B Notes in such owner's name or obtain a properly completed bond power from the registered holder of Old Series B Notes. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Series B Notes surrendered for exchange pursuant thereto are tendered (i) by a registered holder of the Old Series B Notes who has not completed the box entitled "Special Issuance Instruction" or "Special Delivery Instructions" on the Letter of Transmittal, or (ii) for the account of an Eligible Institution (as defined below). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States or an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Exchange Act which is a member of one of the recognized signature guarantee programs identified in the Letter of Transmittal (collectively, "Eligible Institutions"). If Old Series B Notes are registered in the name of a person other than a signer of the Letter of Transmittal, the Old Series B Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Company in its sole discretion, duly executed by, the registered holder with the signature thereon guaranteed by an Eligible Institution. If the Letter of Transmittal or any Old Series B Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted.

    All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Old Series B Notes tendered for exchange will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all tenders of any particular Old Series B Notes not properly tendered or to not accept any particular Old Series B Notes which acceptance might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Old Series B Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Old Series B Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer as to any particular Old Series B Notes either before or after the Expiration Date (including the Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Series B Notes for exchange must be cured within such reasonable period of time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Old Series B Notes for exchange, nor shall any of them incur any liability for failure to give such notification.

    In connection with the tender of the Old Series B Notes, each broker-dealer holder will represent to the Company in writing that, among other things, the New Series B Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the holder and any beneficial holder, that neither the holder nor any such beneficial holder has an arrangement or understanding with any person to participate in the distribution of such New Series B Notes and that neither the holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company. If the holder is not a broker-dealer, the holder must represent that it is not engaged in nor does it intend to engage in a distribution of the New Series B Notes.

ACCEPTANCE OF OLD SERIES B NOTES FOR EXCHANGE; DELIVERY OF NEW SERIES B NOTES

     For each Old Series B Note accepted for exchange, the holder of such Old Series B Note will receive a New Series B Note having a principal amount equal to that of the surrendered Old Series B Note. For purposes of the Exchange Offer, the Company shall be deemed to have accepted properly tendered Old Series B Notes for exchange when, as and if the Company has given oral and written notice thereof to the Exchange Agent.

     In all cases, issuance of New Series B Notes for Old Series B Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Series B Notes or a timely Book-Entry Confirmation of such Old Series B Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Old Series B Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Series B Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Old Series B Notes will be returned without expense to the tendering holder thereof (or, in the case of Old Series B Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, such non-exchanged Old Series B Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration of the Exchange Offer.

BOOK-ENTRY TRANSFER

     Any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Old Series B Notes by causing the Book-Entry Transfer Facility to transfer such Old Series B Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Series B Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or facsimile thereof with any required signature guarantees and any other required documents must, in any case, be transmitted to and received by the Exchange Agent at one of the addresses set forth below under "Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

GUARANTEED DELIVERY PROCEDURES

     If a registered holder of the Old Series B Notes desires to tender such Old Series B Notes and the Old Series B Notes are not immediately available, or time will not permit such holder's Old Series B Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, and (ii) prior to the Expiration Date, the Exchange Agent received from such Eligible Institution a properly competed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by the Company (by telegram, telex, facsimile, mail or hand delivery), setting forth the name and address of the holder of Old Series B Notes and the amount of Old Series B Notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange ("NYSE") trading days after the Expiration Date, the certificates for all physically tendered Old Series B Notes, in proper form for transfer, or a confirmation of book- entry transfer of such Old Series B Notes into the Exchange Agent's account at the Book-Entry Transfer Facility (a "Book-Entry Confirmation"), as the case may be, a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent.


WITHDRAWAL RIGHTS

     Tenders of Old Series B Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the business day prior to the Expiration Date. For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent at one of the addresses set forth below under "Exchange Agent." Any such notice of withdrawal must specify the name of the person having tendered the Old Series B Notes to be withdrawn, identify the Old Series B Notes to be withdrawn (including the principal amount of such Old Series B Notes), and (where certificates for Old Series B Notes have been transmitted) specify the name in which such Old Series B Notes are registered, if different from that of the withdrawing holder. If certificates for Old Series B Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution. If Old Series B Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Series B Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Series B Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Series B Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Old Series B Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book entry transfer described above, such Old Series B Notes will be credited to an account maintained with such Book- Entry Transfer Facility for the Old Series B Notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Series B Notes may be retendered by following one of the procedures described under "-- Procedures for Tendering Old Series B Notes" above at any time on or prior to the Expiration Date.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provision of the Exchange Offer, the Company shall not be required to accept for exchange, or to issue New Series B Notes in exchange for, any Old Series B Notes and may terminate or amend the Exchange Offer if, at any time before the acceptance of such Old Series B Notes for exchange or the exchange of New Series B Notes for such Old Series B Notes, the Company determines that the Exchange Offer violates applicable law, any applicable interpretation of the Staff of the Commission or any order of any governmental agency or court of competent jurisdiction.

     The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company in whole or in part at any time and from time to time in its reasonable discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

     In addition, the Company will not accept for exchange any Old Series B Notes tendered, and no New Series B Notes will be issued in exchange for any such Old Series B Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "TIA"). In any such event the Company is required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

EXCHANGE AGENT

    U.S. Bank Trust National Association, has been appointed as the Exchange Agent for the Exchange Offer. All executed Letters of Transmittal should be directed to the Exchange Agent at one of the addresses set forth below. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows.


By Hand (New York depository only)         By Hand (all others)                      By Registered, Certified or Overnight Mail:
----------------------------------         --------------------                      -------------------------------------------
U.S. Bank Trust National Association       U.S. Bank Trust National Association      U.S. Bank Trust National Association
100 Wall Street, 20th Floor                Fourth Floor - Bond Drop Window           Attn.:  Specialized Finance
New York, NY  10005                        180 East Fifth Street                     180 East Fifth Street
Attn.:  Cathy Donohue                      St. Paul, MN  55101                       St. Paul, MN  55101

By First Class Mail:                       By Facsimile:                             By Telephone
--------------------                       -------------                             ------------
U.S. Bank Trust National Association       (612) 244-1537                            (800) 934-6802 Bondholder Services
P.O. Box 64485                             (For Eligible Institutions Only)
St. Paul, MN  55164-9549

    DELIVERY OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID
DELIVERY.

FEES AND EXPENSES

     The Company will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The principal solicitation is being made by mail; however, additional solicitations may be made in person or by telephone by officers and employees of the Company.

     The expenses to be incurred in connection with the Exchange Offer will be paid by the Company. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

ACCOUNTING TREATMENT

     The New Series B Notes will be recorded at the same carrying value as the Old Series B Notes, which is the principal amount as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized. The expenses of the Exchange Offer will be capitalized for accounting purposes.

TRANSFER TAXES

     Holders who tender their Old Series B Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct the Company to register New Series B Notes in the name of, or request that Old Series B Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

CONSEQUENCES OF FAILURE TO EXCHANGE; RESALES OF NEW SERIES B NOTES

     Holders of Old Series B Notes who do not exchange their Old Series B Notes for New Series B Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Series B Notes as set forth in the legend thereon as a consequence of the issuance of the Old Series B Notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of, the Securities Act and applicable state securities law. Old Series B Notes not exchanged pursuant to the Exchange Offer will continue to accrue interest at 10 1/8% per annum and will otherwise remain outstanding in accordance with their terms. In general, the Old Series B Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Old Series B Notes under the Securities Act. However if (i) the Initial Purchaser so requests with respect to Old Series B Notes held by it following consummation of the Exchange Offer, or (ii) any holder of Old Series B Notes is not eligible to participate in the Exchange Offer because, for example, such holder is an affiliate of the Company, does not acquire the New Series B Notes in the ordinary course of business or has an arrangement to participate in the distribution of the New Series B Notes, or (iii) any holder of Old Series B Notes that participates in the Exchange Offer does not receive freely tradable New Series B Notes in exchange for Old Series B Notes, the Company is obligated to file a shelf registration statement on the appropriate form under the Securities Act relating to the Notes held by such persons.

     Based on certain interpretive letters issued by the staff of the Commission to third parties in unrelated transactions, the Company is of the view that New Series B Notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than (i) any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, or (ii) any broker-dealer that purchases Notes from the Company to resell pursuant to Rule 144A or any other available exemption) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Series B Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such New Series B Notes. If any holder has any arrangement or understanding with respect to the distribution of the New Series B Notes to be acquired pursuant to the Exchange Offer, such holder (i) could not rely on the applicable interpretations of the staff of the Commission, and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. A broker-dealer who holds Old Series B Notes that were acquired for its own account as a result of market-making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of New Series B Notes. Each such broker-dealer that receives New Series B Notes for its own account in exchange for Old Series B Notes, where such Old Series B Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with any resale of such New Series B Notes. See "Plan of Distribution."

     In addition, to comply with the securities laws of certain jurisdictions, if applicable, the New Series B Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and is complied with. The Company has agreed, pursuant to the Registration Agreement and subject to certain specified limitations therein, to register or qualify the New Series B Notes for offer or sale under the securities or blue sky laws of such jurisdictions as any holder of the Notes reasonably requests in writing.


                                    BUSINESS

GENERAL

   The Company is a leading Tier 1 or direct supplier of high-quality, engineered metal components, assemblies and modules used by OEMs. The Company's core products are complex, high value-added products, primarily assemblies containing multiple stamped parts, forgings and various welded, hemmed or fastened components. These products which include large structural stampings and assemblies, including exposed Class A surfaces, leaf springs and smaller complex welded assemblies, are used in manufacturing of a variety of SUVs, light and medium trucks, mini-vans, vans and passenger cars. The Company is the sole source supplier of these products to its customers. On a pro forma basis, assuming the acquisitions of Howell, RPIH and the Suspension Division had occurred on April 1, 1997, the Company would have had net sales of $576.2 million and Adjusted EBITDA (as defined herein) of $47.1 million for the fiscal year ended March 31, 1998. Based on pro forma net sales, management believes
the Company   is one of the ten largest suppliers of stampings to the North
American automotive market.

    The Company's five largest customers, Ford Motor Company ("Ford"), General Motors Corporation ("GM"), Chrysler Corporation ("Chrysler"), CAMI (a joint venture of GM and Suzuki Motor Corporation ("Suzuki")) and The Saturn Corporation ("Saturn"), accounted for approximately 41%, 38%, 13%, 2%, and 2%, respectively of the Company's net sales for the fiscal year ended March 31, 1998, on a pro forma basis for the Howell, RPIH and Suspension Division acquisitions. The Company has been providing products directly to GM and Ford for more than 50 years and has earned outstanding commercial ratings for its high-quality standards, including GM's Supplier of the Year and Mark of Excellence Awards, Ford's Q1 Award and CAMI's President's Award. The Company also sells its products to other Tier 1 suppliers. For the fiscal year ended March 31, 1998, approximately 84% of the Company's net sales, on a pro forma basis assuming the acquisitions of Howell, RPIH and the Suspension Division occurred on April 1, 1997, were derived from sales of its products manufactured for SUVs, mini-vans, vans and light trucks. In recent years, SUVs, mini-vans, vans and light trucks have experienced stronger growth in vehicle production as compared to the passenger car sector. This sector includes those platforms and models which have strong consumer demand, such as GM's popular C/K platform (full-size pickups and the Yukon/Tahoe/Suburban models), Ford's Ranger, Explorer and Windstar and Chrysler's Ram pickup and mini-van. See Note 16 of the Oxford Automotive, Inc. Notes to Consolidated Financial Statements for a description of the Company's domestic and export sales.

   The Company's recent acquisitions significantly strengthen the Company's position as a leading Tier 1 supplier of assemblies and modules to the OEMs. These strategic combinations provide the Company with the critical mass and capabilities in the areas of design and engineering, sales and marketing, and product expertise which provide the basis for the Company's strategy of becoming a fully-integrated, global systems supplier. The Company has already implemented a successful, focused sales and marketing initiative, which commenced concurrently with the operational improvements at BMG. As a result, the Company has been awarded the door assemblies and the side panel package for the new Saturn LS Program (the "LS Program"), the new vehicle which Saturn is launching in 1999 based upon the current Opel Vectra.

Management believes these awards from Saturn will generate approximately $65.0 million of annual net sales beginning with the 1999 model year. In addition, the Company was recently awarded the door, hood, and underbody assemblies for the GMT 250 Program (Pontiac Recon, Buick Signia) (the "GMT 250 Program"). This program, a new GM platform, will be produced solely in Mexico and management believes will generate approximately $85.0 million of annual net sales beginning in 1999.

   The Company currently operates 17 manufacturing facilities which offer the latest technologies in metal stamping, forging, welding and assembly production equipment, including fully-automated hydraulic and wide-bed press lines (up to 180 inches), robotic welding cells, robotic hemming, autophoretic corrosion resistant coating and a patented eye forming process. The Company also has the world-wide exclusive rights (outside the CIS--formerly Soviet Union) to the "MAZ" tapering process for its suspension applications. Since 1992, the Company has invested in excess of $110 million in capital investments to support sales growth, expand production capabilities and improve efficiency and flexibility. The Company's diverse line of over 380 presses that range up to 2,600 tons including both conventional and transfer technology and state-of-the-art robotic weld assembly and hemming equipment are capable of manufacturing a broad assortment of parts and assemblies ranging from simple stampings to full-size, Class A door and closure panels. The Company is one of a few independent suppliers to has the ability to produce large, complex stampings, as well as the technical expertise and automated assembly capabilities that provide high value-added modules such as door apertures and assemblies, A-pillars, Class A surface products and control arms, and multiple leaf and parabolic leaf springs. The Company is currently planning the addition of a new 300,000 sq. ft. facility in Ramos Arizpe, Mexico to support the GMT 250 Program and other opportunities in the Mexican market.

   BUSINESS STRATEGY

   The principal objective of the Company is to be a leading, full-service, global Tier 1 supplier of integrated systems based on metal forming and related manufacturing technologies. Management believes that the Company is well positioned to benefit from two significant trends in the stamping and metal forming segments of the automotive industry: outsourcing and consolidation. Outsourcing of metal stamping has increased in response to competitive pressures on OEMs to improve quality and reduce capital requirements, labor costs, overhead and inventory. Consolidation among automotive industry suppliers has occurred as OEMs have more frequently awarded long-term sole source contracts to the most capable global suppliers. In addition, OEMs are increasingly seeking systems suppliers who can provide a complete package of design, engineering, manufacturing and project management support for an integrated system (such as a front-end system). The Company intends to capitalize on these trends through internal development and strategic acquisitions. The key elements of the Company's strategy include the following:

   Provide Full-Service Program Capability. The Company is focused on developing full-service program capabilities. The Company works with OEMs throughout the product development process from concept and prototype development through the design and implementation of manufacturing processes. The Company believes that its ability to provide the package of design, engineering, prototyping, tooling, blanking, stamping, forging, assembly, and corrosion resistant coating to its customers creates a unique capability present in only a limited number of suppliers. The Company believes this capability will enable it to manage large programs, assist it in reducing customer program launch time, lower customer costs and increase its margins.

   Supply Complex, High Value-Added Systems. As a result of the Company's technical design and engineering capabilities and its reputation for highly-efficient manufacturing operations, the Company is able to secure supply relationships for complex, high value-added products, primarily assemblies and modules that contain multiple stamped parts and various welded, hemmed or fastened components. For example, the Company produces the rear door for GM's Yukon/Tahoe/Suburban vehicles, the lower control arm for GM's four wheel drive C/K vehicles, the control arm assemblies for Ford's F-Series pickups and Chrysler's T-300, the radiator support assembly for GM's W-car (Grand Prix, Century, Lumina, Monte Carlo and Intrigue), and complex A-pillar assemblies for the Ford Mustang and the Ford Ranger pickup, and multiple leaf, parabolic (long taper) multiple leaf, and single leaf long taper suspension systems for products ranging from Ford's F-Series pickups to Chrysler's mini-vans. These complex products typically generate higher dollar content per vehicle as well as higher margins for the Company as compared to simple, individual stampings. The Company plans to capitalize on its ability to develop and provide integrated modules and assemblies to deliver to the OEMs an integrated product such as a complete door or front-end system. In addition to doors, radiator supports and Class A surface components, the Company believes it has unique expertise with respect to control arms and leaf springs, which it will further develop as a fully integrated suspension system.

   Focus on High Growth Vehicle Categories. The Company's sales and marketing efforts have been, and will continue to be, directed toward sectors of the automotive market that have experienced strong consumer demand. For the fiscal year ended March 31, 1998, approximately 84% of the Company's net sales on a pro forma basis for the acquisitions of Howell, RPIH and the Suspension Division were derived from sales of products manufactured for SUVs, mini-vans, vans and light trucks. Similarly, the Company's sales to the passenger car market have been, and will continue to be, directed to the segments with stronger sales growth, including Saturn cars.

   Establish a Global Presence. The Company is actively pursuing strategic acquisitions and joint-venture opportunities in Europe and intends to pursue opportunities which will allow the Company to increase its presence in South America, and to establish a presence in Asia and other markets in order to serve its customers on a global basis. Several OEMs have announced certain models designed for the world automobile market ("World Car"). As a result, the OEMs have encouraged their existing suppliers to establish foreign production support for World Car programs. This globalization provides access to new customers and technology, as well as economic cycle diversification. The Company has established a presence in Mexico and Venezuela and and currently provides components for OEMs doing business in Mexico and South America.

   Pursue Strategic Acquisitions. In response to the trend in the OEM market toward "systems suppliers," the Company is focused on making strategic acquisitions that will enhance the Company's ability to provide integrated systems (such as a door or front end systems) or otherwise leverage its existing business by providing additional product, manufacturing and service capabilities. The Company also intends to pursue acquisitions which will expand its customer base by providing an entree to new customers, including the North American operations of Asian and European based OEMs. The Company believes that the continuing supplier consolidation in the stamping and metal forming segments may also provide attractive opportunities to acquire high-quality companies at favorable prices, including businesses which can be improved financially through overhead elimination, organizational restructuring, plant reconfiguration, labor contract negotiations and management changes. The Company will also pursue acquisitions that enable it to achieve a global presence.

RECENT DEVELOPMENTS

   On August 13, 1997, the Company acquired Howell. Howell is a Tier 1 manufacturer of high-quality welded subassemblies and detailed stampings used primarily in suspension system applications in the production of SUVs, light trucks, mini-vans, vans and passenger cars. Howell has developed a niche in designing, engineering and manufacturing suspension control arms in a variety of configurations and variations depending on drive-train and suspension application. Pursuant to the terms of a supplement to the Indenture, dated as of August 13, 1997, Howell, a Restricted Subsidiary as defined in the Indenture, became an additional Subsidiary Guarantor.

   Howell's expertise has complemented and enhanced the Company's ability to develop key suspension system components. Further, Howell's sales are principally in the high-growth vehicle categories of SUVs, light trucks, mini-vans and vans, the same market targeted by the Company. For its fiscal year ended July 31, 1997, Howell had net sales of $95.2 million and Adjusted EBITDA of $2.8 million.

   On November 25, 1997, the Company acquired all of the outstanding shares of common stock of RPIH. RPIH, through its wholly owned subsidiary RPI, Inc., provides the Company production of roll-formed pieces, metal stampings, service parts, and welded assemblies of functional and decorative trim for the OEM market. Net sales for the nine month period from July 1, 1996 to

March 31, 1997 for RPIH were $8.8 million and Adjusted EBITDA was a negative $0.5 million. Pursuant to the terms of a supplement to the Indenture, dated as of January 5, 1998, RPIH, a Restricted Subsidiary as defined in the Indenture, became an additional Subsidiary Guarantor.

   On April 1, 1998, the Company acquired the Suspension Division. The Suspension Division is a leading Tier 1 North American supplier of leaf spring suspension systems for automotive applications. Products of the Suspension Division include multiple leaf, parabolic (long taper) multiple leaf, and single leaf long taper suspension systems. The Suspension Division is held through two of the Company's subsidiaries, Oxford Suspension, Inc. and Oxford Suspension Ltd. These two subsidiaries are currently Restricted Subsidiaries but are not currently Subsidiary Guarantors.

   The Suspension Division is a major supplier to the traditional North American light truck vehicle manufacturers, and also one Japanese automotive transplant, one Japanese heavy truck manufacturer, and one European vehicle program. The Suspension Division designs, manufactures and markets leaf springs for original equipment vehicle markets with product applications in light truck rear suspensions. The Suspension Division is focused on the light truck market, where full-size pick-ups and vans, mini pick-ups and vans, and sport utility vehicles are the major users of leaf springs, primarily for rear suspension applications. The Suspension Division includes a 49% interest in Metalcar, a Venezuelan manufacturer of conventional leaf springs and coil springs for both light and heavy trucks. The Suspension Division had net sales of $125.8 million for its fiscal year ended December 31, 1997. For its fiscal year ended December 31, 1997, the Suspension Division had Adjusted EBITDA of $7.4 million.

   In January 1998, the Company announced the closure of its Winchester Indiana facility. The decision to close this facility was based on the Company's rationalization of its current capacity and will result in fixed cost reductions and improved productivity through reallocation of production to other facilities during fiscal 1999. The costs associated with the closure had been previously reserved for and will therefore have no adverse impact on the financial results of the Company. The Company is currently redeploying production assets to support recently awarded programs (e.g. GMT 250 Program). In addition, during the year the Company consolidated the financial and administrative operations of its acquisitions, thereby allowing for the closure of the Alma and Southfield administrative offices.

   On a pro forma basis for the fiscal year ended March 31, 1998, assuming the acquisitions of Howell, RPIH and the Suspension Division had occurred on April 1, 1997, (i) net sales and Adjusted EBITDA for the Company would have been $576.2 million and $47.1 million, respectively, (ii) the SUV, mini-van, van and light truck segment represented approximately 84% of net sales and (iii) the Company's net sales by major customers would have been approximately as follows: Ford 41%; GM 38%; Chrysler 13%; CAMI 2%, and Saturn 2%.



   INDUSTRY TRENDS

   The OEM market to which the Company sells its products consists of the design, engineering, development, production and sale of parts, components, assemblies and modules or systems (several components assembled together) for use in the manufacture of new motor vehicles. The Company's performance, growth and strategic plan are directly related to certain trends within the OEM market. Since the 1980s, Chrysler, Ford and GM have each been substantially reducing the number of suppliers that may bid for awards and outsourcing an increasing percentage of their production requirements. As a result of these trends, the OEMs are focusing on the development of long-term, sole source relationships with suppliers who can provide more complex parts, as well as complete subassemblies and modules on a just-in-time basis while at the same time meeting strict quality requirements. These requirements are accelerating the trend toward consolidation of the OEM's supplier base, as those suppliers who lack the capital and production expertise to meet the OEM's needs, either cease to operate or are merged with larger suppliers. OEM's benefit from outsourcing because outside suppliers generally have significantly lower cost structures and, as described below, suppliers can assist in shortening development periods for new products.

   In addition to consolidation and outsourcing, suppliers are participating earlier in the design and engineering process, providing research, as well as product development, product testing/validation, prototyping and tooling. OEMs generally expect Tier 1 suppliers to (i) participate in the design and engineering of complex assemblies, (ii) develop the required manufacturing process to deliver these assemblies on a just-in-time basis, and (iii) assume responsibility for quality control. This results in shorter development times for new products, as well as higher quality and lower parts costs.

   While the focus today by the OEMs is on quality, cost and service, the Company believes that the focus for the future will be on global capabilities, innovation and ability to provide value-added products and systems. The OEMs have been very successful in making high-quality and low cost a minimum requirement to remain in the industry, as opposed to a competitive advantage for certain suppliers.

   These evolving requirements can best be addressed by suppliers with sufficient resources to meet such demands. For full-service suppliers such as the Company, this environment provides an opportunity to grow by obtaining business previously provided by other suppliers who can no longer meet the current or future requirements and expectations of the OEMs and by acquisitions that further enhance product manufacturing and service capabilities. Although the requirements of the OEMs have already resulted in significant consolidation of component suppliers in many product segments, the Company believes that many opportunities exist for further consolidation within the Company's stamping and metal forming industry.


PRODUCTS

   The Company generates the majority of its net sales from large, complex, high value-added products, primarily assemblies that generally consist of multiple parts, which the Company stamps and forges and combines with various welded or fastened components. The Company is the sole source supplier of these complex modules and assemblies. These products include unexposed components and assemblies that are intrinsic to the structural integrity of the vehicle such as A-pillars, radiator supports, floor pans, toe-to-dash panels, leaf springs, frame and suspension components and reinforcements. In addition to unexposed components and assemblies, the Company has the capability and expertise to produce Class A surfaces such as door assemblies, door apertures, rocker panels, fuel filler doors, and box side outers, which require virtually flawless finishes and more stringent customer requirements than unexposed assemblies. These products require superior engineering and automated manufacturing and assembly capabilities due to their complexity and high volume requirements.

   While the Company has the capability to produce small stampings, such as brackets and braces, it focuses on more complex and larger components and assemblies which typically generate higher dollar content per vehicle as well as higher margins for the Company. These assemblies, such as the A, B and C pillars, control arms, leaf springs, door assemblies, door apertures, deck lids and radiator supports require larger, high tonnage, wide-bed, fully-automated press capabilities, complex automated weld and hemming assembly, autophoretic corrosion resistant coating, machining, and automated assembly of purchased components.

   The chart below details by major customer the Company's major products, the type of vehicle and the model/platform for which they are produced:




CUSTOMER         TYPE             MODEL/PLATFORM                    COMPONENTS SUPPLIED
--------         ----             --------------                    -------------------
General Motors   Sport Utility    Suburban/Tahoe/Yukon              Door Assemblies, Door Apertures,
                                                                    Rocker Panels,
                                                                    Lower Control Arms, Wheel Moldings
                 Sport Utility    Blazer/Jimmy                      Leaf Springs, Seat Supports/Rails
                 Sport Utility    Pontiac Recon/Buick Signia        Door Assemblies, Tailgate Assemblies,
                                  (2000 Launch)                     Hoods,
                                                                    Floor Assemblies, Rocker Panels, Rail
                                                                    Assemblies
                 Light Truck      S10/Sonoma Pickup                 Leaf Springs
                 Light Truck      C/K Crew Cab Pickup               Door Apertures, Wheel Moldings
                 Light Truck      C/K Pick Up                       Lower Control Arms (4 Wheel Drive),
                                                                    Rocker Panels,
                                                                    Wheel Moldings
                 Light Truck      C/K Pick Up (Mexico)              Class A Blanks
                 Mini-Van         Astro/Safari                      Struts, Lower Control Arms (All Wheel
                                                                    Drive), A Pillars,
                                                                    Leaf Springs
                 Vans             Savanna/Express                   Leaf Springs, Pillar Reinforcements,
                                                                    Latches, Supports
                 Medium Duty      Commercial Chassis                Leaf Springs, Toe-to-Dash Panel
                 Medium Duty      Kodiak                            Floor Assembly, Fuel Tank Straps,
                                                                    Raised Roof Panel
                 Passenger Car    Saturn SC                         Deck Lid, Pillar Reinforcement, Inner
                                                                    Doors,
                                                                    Window Frame Reinforcement
                 Passenger Car    Saturn SC/SL/SW (1999 Launch)     Underbody Rails
                 Passenger Car    Saturn LS (1999 Launch)           Body Side Inners, Door Assemblies,
                                                                    Shelf Panel,
                                                                    Wheel House Inners, Radiator Support,
                                                                    Heat Shield, Gas Tank Shield
                 Passenger Car    Grand Prix, Regal, Intrigue,      Radiator Supports
                                  Monte Carlo, Lumina
                 Passenger Car    Corvette                          Floor Panels
                 Passenger Car    EV1                               Floor Panels, Wheel Houses
                 Passenger Car    Malibu, Cutlass                   Sun Roof Assembly
                 Passenger Car    Grand Am, Alero                   Door Beams
                 Passenger Car    Park Avenue, Riviera, Aurora,     Rocker Panels
                                  Seville, Deville
                 Passenger Car    Joy, Swing, Monza (Mexico)        Class A Blanks, Floor Pan Assemblies
                 Passenger Car    Cavalier/Sunfire (Mexico)         Floor Pan Assemblies
Ford             Sport Utility    Explorer, Mountaineer             Rear Floor Reinforcement, Center Body
                                                                    Pillar,
                                                                    B-Pillar Assembly, Leaf Springs
                 Sport Utility    Expedition, Navigator             Control Arms
                 Light Truck      F Series Pickup                   Control Arms, Load Floor, Leaf Springs
                 Light Truck      Ranger, Mazda Pickup              A Pillar, Upper/Lower Back Panel,
                                                                    Roof Panel,
                                                                    Windshield Header, Box Side Outer,
                                                                    Leaf Springs
                 Van              Windstar                          Rear Floor Assembly, Dash Panel, Rear
                                                                    Crossmembers,
                                                                    Cowl Sides, Radiator Support
                 Van              Econoline                         Roof Rails, A-Pillar, Floor Pan,
                                                                    Shock Tower,
                                                                    Fuel Filler Doors, Leaf Springs,
                                                                    Brackets, Latches
                 Passenger Car    Contour/Mystique/Mondeo (Europe)  Front & Rear Control Arms,
                                                                    Rear Suspension Bar Assembly, Brackets
                 Passenger Car    Cougar                            Front & Rear Control Arms,
                                                                    Rear Suspension Bar Assembly, Brackets
Ford/Nissan      Mini-Van         Villager, Quest                   Leaf Springs
Chrysler         Sport Utility    Cherokee                          Control Arms
                 Light Truck      Dakota                            Leaf Springs, Control Arms (1999
                                                                    Launch)
                 Sport Utility    Durango                           Skid Plates, Brackets, Control Arms
                                                                    (1999 Launch)
                 Light Truck      Ram Pickup                        Control Arms
                 Minivan          Extended Voyager/Caravan, AWD     Leaf Springs
                                  Eurostar (Europe)
Isuzu            Medium Duty      NPR/W4 Truck                      Leaf Springs
CAMI             Sport Utility    Tracker/Sidekick                  Rear Bumper, Side Frame Member,
                                                                    Door Inner Reinforcement, Floor Bar,
                                                                    Underbody Components
                 Passenger Car    Metro/Swift                       Rear Cross Members, Side Sill, Dash
                                                                    Panel

   The Company has received purchase orders for production commencing after the current model year, which production typically continues through the product's life cycle and is subject to the volume requirements of customers, for the following major products: (i) the new Saturn LS Program, which management believes will generate approximately $65.0 million of annual net sales beginning with the 1999 model year, (ii) the 1999 Ford Windstar-radiator support, which management believes will generate approximately $7.2 million of annual net sales, (iii) the GMT 250 Program, which management believes will generate approximatley $85.0 million of annual net sales beginning in 1999, (iv) the 2001 Chrysler Durango/Dakota control arms, which management belives will generate approximatley $8.5 million of annual sales beginning in 2000 and (v) the 1999 CAMIJ2, which management believes will generate approximately $4.0 million of annual net sales beginning in 1998.

DESIGN AND ADVANCED ENGINEERING

   The Company strives to maintain a technological advantage through investment in product development and advanced engineering capabilities that utilize structured program management techniques in an effort to exceed the customer's expectations for value and service. The Company's engineering staff encompasses such disciplines as program management, computer aided design ("CAD"), virtual prototyping, draw die and process simulation, advanced engineering, manufacturing feasibility, and tooling and process development. Responsibilities of the Company's engineers include (i) design, (ii) initial prototype development, (iii) design and implementation of manufacturing processes, (iv) production feasibility and improvement, and (v) data management.

   As the Company's customers continue to outsource larger assembled systems which must be designed at earlier stages of vehicle development rather than the smaller parts which are attached to them, the Company is increasingly required to utilize advanced engineering resources early in the planning process. Advanced engineering resources create improved engineering design, CAD feasibility studies, working prototypes and testing programs to meet customer specifications. Given this increased demand for early involvement in the design and engineering aspects of production development, the Company established a new technical center which houses its engineering and design group. The Company utilizes structured program management based on the Automotive Industry Action Group sanctioned Advanced Part Quality Planning principles to ensure part quality in all phases of design and manufacturing. The Company has established a data management and CAD department which is able to support all major customer systems. The Company provides "gray box" engineering capabilities in which the customer has principal design responsibility while the Company's engineers work closely with the customer in designing the specifications of the product material, the part to be produced and the tooling required to produce the finished product. The Company is also on-line with all major customers which accelerates the process of design changes.

   The Company's design and advanced engineering expertise is an important differentiating factor in maintaining its relationships with and obtaining new business from Ford and GM and, in management's judgment, was an essential factor in winning the LS Program business.

CUSTOMERS AND MARKETING

   The Company supplies its products on a long-term preferred and sole source basis, primarily to Ford (41%), GM (38%), Chrysler (12%), CAMI (2%), and Saturn (2%) (percentages are approximates of net sales for the fiscal year ended as of March 31, 1998 on a pro forma basis for the acquisitions of Howell, RPIH and the Suspension Division) with the remaining net sales comprised of sales primarily to other automotive suppliers. The Company has been providing products directly to GM and Ford for more than 50 years and directly to Chrysler for more than 20 years. The Company currently has locations in Mexico and Venezuela and provides components for OEMs doing business in Mexico and South America. The Company believes its presence in Mexico is strategically important and has led to several significant new opportunities (e.g. GMT 250 Program) with OEMs doing business in Mexico. The Company also believes the Venezuelan joint venture provides further entree into Latin and South
American markets. Metalcar's production capabilities and strong management team will provide the Company the means to further penetrate these markets not only for springs, but also metal stamping and other Company products. The Company maintains very strong relationships with its customers and continually strives to exceed customer expectations and anticipate customer needs. This approach has enabled the Company to maintain its status as a long-term supplier with each of its major customers and as part of a limited group of preferred suppliers invited to bid for platform work.

   With the efforts by the OEMs to reduce the product development cycle time, top suppliers are increasingly included in the early design and development stages. For example, the Company obtains many of its new orders through a presourcing process by which the customer invites one or a few preferred suppliers to manufacture and design a component, assembly or module that meets certain price, timing and functional parameters. Upon selection at the development stage, the Company and the customer typically agree to cooperate in developing the product to meet the specified parameters. Upon completion of the development stage and the award of the manufacturing business, the Company receives a blanket purchase order for those components, assemblies or modules for the life of a vehicle model or platform, which typically range from five to seven years. Consequently, the key success factors for OEM suppliers now include total program management that encompasses state-of-the-art design, reduced launch cycle times, manufacture and delivery of high quality products at competitive prices.

   The Company believes that the advanced engineering and sales organization at the Company's technical center offers services few other suppliers have available for their customers. The group's primary activities are: (i) Quoting/Cost Estimating; (ii) Assembly/Automation; (iii) CAD Design and Data Control; (iv) Virtual prototyping; (v) Draw die simulation; (vi) Tool Process/Design; and (vii) Program Management. The sales group is divided into customer oriented business units, each with a business unit manager responsible for all facets of customer needs, as well as strategies for growing their particular customer base. The entire group is dedicated to advanced technical development and servicing a multitude of customers' needs as one team.

MANUFACTURING AND FACILITIES

   The Company's corporate headquarters, engineering, technical center and sales offices are currently located in Troy, a suburb of Detroit, Michigan, close to its core of automotive customers. The Company's manufacturing plants are strategically located near OEM manufacturing sites.

   The Company operates over 380 presses ranging from under 100 ton to 2,600 ton capabilities. The Company is capable of producing components and assemblies from the smallest brackets to full-size, Class A door and closure panels with its unique wide-bed (180 inch), automated press lines. Production systems include oil feeders, welding robots, pick and place robots and other state-of-the-art automation, as well as autophoretic corrosion resistant coating systems.

   As OEMs have increased quality standards and implemented just-in-time and sequenced delivery/inventory management methods, the consistency of quality, as well as the timeliness and reliability of shipments by OEM suppliers, have become crucial in meeting logistical demands of the OEMs and reducing operating costs of the supplier. The Company has responded by developing and adopting manufacturing practices that seek to maximize quality and eliminate waste and inefficiency in its own operations and in those of its customers. The Company's manufacturing and engineering capabilities enable it to design and build high-quality, efficient manufacturing systems, processes and equipment. The

Company has invested heavily in its commitment to quality through education of employees and implementation of cost management and control systems from the plant floor up.

    All suppliers are required to meet numerous quality standards in order to qualify as a preferred and long-term supplier to the OEMs. The QS-9000 standards were developed by international and domestic automobile and truck manufacturers to ensure that their suppliers meet consistent quality standards that can be independently audited. The QS-9000 standards provided for the standardization and documentation of a supplier's policies and procedures to improve suppliers' efficiencies. The Company is scheduled to meet the current qualification requirements of its customers.

    In addition to the QS-9000 standard, each OEM maintains its own certification or award system for preferred suppliers based on the supplier's demonstrated quality, delivery and certain commercial considerations. Ford requires that all suppliers receive its Q1 rating in order to quote for new production business. GM's Supplier of the Year Award provides certain competitive advantages to the recipients but is not a requirement for current GM suppliers to bid on new business. Chrysler allows suppliers who have received its Gold Pentastar Award to retain any current business when it is replaced by a new model without competitive bidding. Other OEMs maintain various award programs for their suppliers that recognize outstanding performance by the supplier. The Company has received Chrysler's Gold Pentastar Award for each of its facilities that have Chrysler as a customer. The Company has the Q1 rating from Ford at 9 of the 10 plants that are required to have the Q1 rating. The Company has initiated steps necessary to obtain the Q1 rating at this plant. The Company believes that this plant has met the minimum standards, is in the final phase for approval, and will be awarded the Q1 rating by September 1998. If this plant does not obtain the Q1 rating, it would be precluded from quoting on new Ford business and the Company would likely consolidate its Ford production in its other Q1 rated plants.

A summary of the Company's major facilities, including the facilities of the company's less than majority owned affiliates is set forth below:


                                  SIZE
             FACILITY             (SQ. FT.)
             ----------------     ---------
             Alma, Michigan        389,000
             Argos, Indiana        386,000
             Corydon, Indiana      200,000
             Greencastle, Indiana  214,000
             Cambridge, Ontario    290,000
             Delhi, Ontario        115,000
             Athens, Tennessee     100,000
             Masury, Ohio          150,000
             Lapeer, Michigan       85,000
             Pudenville, Michigan   76,000
             Oscoda, Michigan       57,000
             Hamilton, Indiana      85,000
             Chatham, Ontario      190,000
             Wallaceburg, Ontario  240,000
             Saltillo, Mexico(1)    20,000
             Silao, Mexico(1)       42,000



             Troy, Michigan(1)         34,000
             Valencia, Venezuela(2)   122,000


_________________
(1) All properties above are owned, with the exception of the Silao and Saltillo facilities and the Troy office. These properties are leased with lease expiration dates ranging from December 1999 to June 2005.

(2) Owned by Metalurgica Carabobo, S.A., a Venezuelan joint venture of which the Company has a 49% interest.

    The Company is in the planning stage of a new facility in Ramos Arizpe, Mexico. The 300,000 sq. ft. facility will support the GMT 250 Program as well as other customer opportunities.


RAW MATERIALS

    The cost of raw materials represented approximately 51% of net sales of the Company for the fiscal year ended March 31, 1998 on a pro forma basis for the acquisitions of Howell, RPIH and the Suspension Division. On an annual basis, steel represents approximately 68% of total raw materials purchases. The Company expects to purchase nearly 360,000 tons of steel in fiscal 1999 for use in its production. The remaining 32% of raw materials purchases is represented by various purchased parts such as forgings, bushings, ball joints, isolators, corrosion resistant coating, and various fasteners.

    The Company participates with respect to the majority of its platforms in steel purchase programs through Ford, GM and Chrysler wherein the steel is purchased by the OEM from the steel mill and sold to the Company at a negotiated price. These purchase programs effectively neutralize the exposure to steel price increases, as any price increases from the steel mills are either absorbed by the OEM prior to the Company's purchase of the steel or such increases are reflected in the Company's purchase of the steel and passed back to the OEM in the product pricing.

COMPETITION

    The market for the Company's products is characterized by strong competition from both captive OEM suppliers and external, non-captive suppliers. The
Company competes with a limited number of competitors that have the physical assets and technical resources to produce large bed stampings, complex parts and subassemblies of multiple parts. The Company's largest competitors include The Budd Company, a subsidiary of Thyssen AG; Magna International Inc.; Tower Automotive, Inc.; Aetna Industries, Inc.; Ogihara America Corp., a subsidiary of Marubeni Corp.; Midway Products Corporation; Active Tool & Manufacturing
Co., Inc.; A.G. Simpson Automotive, Inc.; Mayflower Vehicle Systems Inc.; L&W Engineering; National Automotive Radiator Manufacturing Company; and divisions of OEMs with internal stamping and assembly operations.

    The Company competes for business at the beginning of the development for new model platforms, as well as the redesign of current models. This process can begin from two to five years prior to the introduction of the new model. After the customer awards a program, that supplier is generally designated as the sole source supplier for the life of that program, which typically lasts 4 to 5 years for passenger cars and up to 10 years for trucks (particularly for unexposed structural components and assemblies).

EMPLOYEES

    At June 1, 1998, the Company employed approximately 3,800 persons in the United States, Canada and Mexico, approximately 700 of whom are employed on a salaried basis and the balance of whom are hourly employees. Substantially all of the hourly employees are represented by various local unions through
collective bargaining agreements.   These individual agreements which are from
three to five years in length expire over the period February 1999 through March 2003.

    In 1994, the Company experienced a two-week work stoppage at the Chatham Ontario facility. Other than this event, the Company has not experienced any organized work stoppages at any time during the past ten years. At the present time, the Company believes that its relations with its employees are good.

REGULATORY MATTERS

    The Company's facilities and operations are subject to a wide variety of federal, state, local, and foreign environmental laws, regulations, and ordinances, including those related to air emissions, wastewater discharges, and chemical and hazardous waste management and disposal ("Environmental Laws"). The Company's operations also are governed by laws relating to workplace safety and worker health, primarily the Occupational Safety and Health Act, and foreign counterparts to such laws. In many jurisdictions, these laws are complex and change frequently. The nature of the Company's operations exposes it to risks of liabilities or claims with respect to environmental and worker health and safety matters. At March 31, 1998, the Company has a liability of approximately $1.7 million recorded for estimated costs of known environmental matters. There can be no assurance that material costs will not be incurred in connection with such liabilities or claims. See Note 15 to Oxford Automotive, Inc. Notes to Consolidated Financial Statements.

    Based on the Company's experience to date, the Company believes that the future cost of compliance with existing Environmental Laws (or liability for known environmental claims) will not have a material adverse effect on the Company's business, financial condition or results of operations. However, future events, such as changes in existing Environmental Laws or their interpretation, may give rise to additional compliance costs or liabilities that could have a material adverse effect on the Company's business, financial condition or results of operations. Compliance with more stringent Environmental Laws, as well as more vigorous enforcement policies of regulatory agencies or stricter or different interpretations of existing Environmental Laws, may require additional expenditures by the Company that may be material.

    Certain Environmental Laws hold current owners or operators of land or businesses liable for their own and for previous owners' or operators' releases of hazardous or toxic substances, materials or wastes, pollutants or contaminants, including petroleum and petroleum products ("Hazardous Substances"). Certain laws, including but not limited to CERCLA, may impose joint and several liability on responsible parties. Because of the Company's operations, the long history of industrial uses at some of its facilities, the operations of predecessor owners or operators of certain of the businesses, and the use, production, and releases of Hazardous Substances at these sites, the Company is affected by such liability provisions of the Environmental Laws. Several of the Company's facilities have experienced some level of regulatory scrutiny in the past and are or may be subject to further regulatory inspections, future requests for investigation or liability for past disposal practices.

    The Company's Alma, Michigan plant is listed on the Michigan Department of Environmental Quality ("MDEQ") list of Michigan Sites of Environmental Contamination. Based on filings with the MDEQ by the current owner of the petroleum refinery which adjoins the Alma Plant property, the refinery has been determined by the MDEQ to be the source of certain contamination existing in the eastern area of the Alma plant property. While the Company is currently conducting certain remedial activity at its Alma plant in connection with this contamination, the Company may have claims against the refinery owner relating to this contamination. While the Company does not expect to incur significant future costs in connection with this matter, the Company cannot guarantee that such future costs will not be material.

    The Resource Conservation and Recovery Act and the regulations thereunder ("RCRA") regulates the generation, treatment and disposal of hazardous wastes. In the mid-1980s, the Company, through Lobdell, entered into a Consent Agreement and Final Order with the United States Environmental Protection Agency (the "EPA") relating to the final closure of a surface water impoundment area at the Alma plant under RCRA. The Company has remediated the impoundment soils and sediments and is now implementing a groundwater monitoring program with EPA approval under RCRA. In addition, the Company is conducting groundwater monitoring in a separate section of the Alma plant at which contaminants have been detected by the Company's consultants. Both of these programs may be affected by the suspected contamination from the petroleum refinery described above. While future groundwater remediation costs, if any, are not expected to be material, the Company cannot predict such costs with certainty and no guarantee can be made that these costs will not be material.

    The Company has been named as a potentially responsible party, along with several other companies, in connection with a former disposal facility located in the St. Louis, Michigan area. The Company and certain other named parties, in cooperation with the State of Michigan, currently are undertaking a remedy for which they are sharing costs. Groundwater at the site is currently being monitored and while the costs of groundwater remediation, if any, are not expected to be material, the Company cannot accurately estimate such costs at this time. See "Risk Factors -- Environmental Risks and -- Legal Proceedings."

    On April 1, 1998, the Company acquired the Suspension Division and is in the process of addressing certain environmental concerns. Eaton Corporation has agreed to retain and reimburse the Company for all known environmental liabilities for which claims are made prior to April 1, 2008 arising from the operation of the acquired facilities prior to the acquisition of the Suspension Division, including the present remediation efforts. Eaton Corporation has also agreed to retain and reimburse the Company for all unknown environmental liabilities arising from the operation of the acquired facilities prior to the acquisition of the Suspension Division, for which claims are made prior to April 1, 2000, up to a $1.5 million aggregate cap. While there can be no assurance that all costs associated with such matters will ultimately be reimbursed by Eaton Corporation, the Company does not currently believe that any liability associated with such matters will be material to the Company.

LEGAL PROCEEDINGS

    The Company is subject to various claims, lawsuits and administrative proceedings related to matters arising in the normal course of business. In the opinion of management, after reviewing the information which is currently available with respect to such matters and consulting with legal counsel, any liability which may ultimately be incurred with respect to these matters will not materially affect the financial position of the Company.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth the name, age and position of each of the directors and executive officers of Oxford Automotive. Each director of Oxford Automotive will hold office until the next annual meeting of shareholders or until his successor has been elected and qualified. Officers of Oxford Automotive serve at the discretion of the Board of Directors.


   Name                               Age                 Positions
   ----                               ---                 ---------
 Selwyn Isakow....................    46        Chairman of the Board of Directors

 Rex E. Schlaybaugh, Jr...........    49        Vice  Chairman of the Board of Directors and
                                                Secretary

 Steven M. Abelman................    47        Director, President and Chief Executive
                                                Officer

 Manfred J. Walt..................    45        Director

 Donald C. Campion................    49        Senior Vice President-Chief Financial Officer


        Larry C. Cornwall..............   51    Senior Vice President-Sales and
                                                Engineering

        John H. Ferguson...............   50    Vice President-Financial
                                                Operations and Assistant
                                                Secretary


    Selwyn Isakow, Chairman of the Board of Directors. Mr. Isakow has been a director of Oxford Automotive since its inception in 1995, was the President of Oxford Automotive from 1995 to May 1997, and was appointed Chairman of the Board in May 1997. Since 1985, Mr. Isakow has been the President of The Oxford Investment Group, Inc. ("Oxford Investment"), a private investment and corporate development company that acquires majority equity positions on behalf of its principals in industrial products manufacturing, financial services, niche distribution and other selected companies. Mr. Isakow generally serves as Chairman of the Board and a director of all such portfolio companies. Mr. Isakow is also a director of Champion Enterprises, Inc. and Ramco Gershenson Properties Trust, and serves on the boards of numerous community organizations. From 1982 to 1985, Mr. Isakow was the Executive Vice President of Comerica Incorporated, a regional bank holding company, and from 1978 to 1982, was a principal at Booz, Allen and Hamilton, management consultants.

    Rex E. Schlaybaugh, Jr., Vice Chairman of the Board of Directors and Secretary. Mr. Schlaybaugh has been the Secretary and a director of Oxford Automotive since its inception in 1995 and was appointed Vice Chairman of the Board in May 1997. Mr. Schlaybaugh was appointed the Vice Chairman of Oxford Investment in May 1997. Mr. Schlaybaugh has been a member of the firm of Dykema Gossett PLLC since 1985. Mr. Schlaybaugh is also a director of certain other portfolio companies of Oxford Investment. Mr. Schlaybaugh is currently the Chairman of the Board of Trustees of Oakland University.

    Steven M. Abelman, Director, President and Chief Executive Officer. Mr. Abelman was appointed President and Chief Executive Officer of Oxford Automotive in May 1997. Prior to joining Oxford Automotive, Mr. Abelman was Deputy Chief Executive Officer of Bundy North America ("Bundy"), an automotive supplier of brake and fuel delivery systems, from February 1996 until May 1997 and prior to that he was President of Bundy from September 1995 until February 1996. From December 1991 to September 1995, Mr. Abelman was Vice President and General Manager of Augat Wiring Systems, a manufacturer of automotive wiring systems and components.

    Manfred J. Walt, Director. Mr. Walt has been a director of Oxford Automotive since May 1997. Mr. Walt has been the Executive Vice President and Chief Financial Officer of Central Park Lodges Ltd., a Canadian assisted living company located in Toronto, Canada, since May 1998. From October 1997 to May 1998, Mr. Walt was the Sr. Vice President of Gentra, Inc., a Real Estate
Company based in Toronto, Canada. From 1989 to September 1997, Mr. Walt was the Managing Partner-Financial Services of Edper Brascan Corporation ("Edper"), a diversified natural resources, energy and property development company. Gentra, Inc. is an affiliate of Edper. From 1980 to 1989, Mr. Walt served in various capacities with Edper.

    Donald C. Campion, Senior Vice President-Chief Financial Officer. Mr. Campion was appointed Senior Vice President-Chief Financial Officer of Oxford Automotive in July 1997. From June 1996 to March 1997, Mr. Campion was the Senior Vice President and Chief Financial Officer at Delco Electronics Corporation. From November 1993 to May 1996, Mr. Campion was the Chief Financial Officer for the services parts division of GM, and from August 1992 to October 1993 was the Financial Director of Performance Analysis for the North American Operations of GM.

    Larry C. Cornwall, Senior Vice President-Sales and Engineering. Mr. Cornwall was appointed Vice President-Sales and Engineering of Oxford Automotive in May 1997. From October 1995 to May 1997, Mr. Cornwall was the Senior Vice President-Sales and Engineering at BMG. From 1991 to 1995, Mr. Cornwall was
Vice President of Sales and Engineering at Veltri International, an automotive stamper.

    John H. Ferguson, Vice President-Financial Operations and Assistant Secretary. Mr. Ferguson was appointed as a Vice President-Financial Operations and Assistant Secretary of Oxford Automotive in May 1997. Mr. Ferguson is also the Chief Financial Officer of BMG, a position he has held since April 1996. Prior to that time, Mr. Ferguson was with Bundy, where he acted as Group Plant Manager from 1994 to 1996 and as Corporate Controller from 1992 to 1994. From 1984 to 1992, Mr. Ferguson held several positions with GenCorp. Inc., an automotive tire supplier, including Controller of the Automotive Products Group.


    Certain of the officers and directors of Oxford Automotive are also directors or officers of Oxford Automotive subsidiaries.

BOARD COMMITTEES

    In the past, the Company has not maintained any committees of the Board of Directors. On August 4, 1997, the Board of Directors established an Audit Committee and a Compensation Committee.

    The Audit Committee will be responsible for reviewing with management the financial controls and accounting and reporting activities of the Company. The Audit Committee will review the qualifications of the Company's independent auditors, make recommendations to the Board of Directors regarding the selection of independent auditors, review the scope, fees and results of any audit and review non-audit services and related fees. The Audit Committee consists of Messrs. Schlaybaugh and Walt.

    The Compensation Committee will be responsible for the administration of all salary and incentive compensation plans for the officers and key employees of the Company, including bonuses. Salaries and bonuses will be reviewed by the Compensation Committee and will be adjusted in light of performance of the Company, the responsibilities of each of the Company's officers in meeting corporate performance objectives and other factors, such as length of service and subjective assessments. The Compensation Committee consists of Messrs. Isakow and Walt.


DIRECTOR COMPENSATION AND ARRANGEMENTS

    The Company pays fees to its non-employee directors of $1,000 per meeting and reimburses the out-of-pocket expenses related to directors' attendance at each Board and committee meeting. In addition, the Company may elect to adopt a non-employee director option plan or other similar plan to provide for grants of stock options or other benefits as a means of attracting and retaining highly qualified independent directors for the Company. Members of the Board of Directors are elected pursuant to certain shareholder agreements by and among the Company and certain of its shareholders. See "Principal Shareholders -- Shareholder Agreements."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company did not have a Compensation Committee prior to August 4, 1997. Accordingly, all determinations with respect to executive compensation were made by the Board of Directors. Prior to August 4, 1997, Messrs. Isakow and Schlaybaugh participated in deliberations of the Company's Board of Directors concerning executive officers compensation. On August 4, 1997 a Compensation Committee, whose members are Selwyn Isakow and Manfred Walt, was appointed by the Board of Directors. Mr. Isakow is the Chairman of the Company and was the President of the Company from its inception in 1995 to May 1997. Pursuant to the terms of the Indenture, the Company is not permitted to enter into any transaction (including employee compensation arrangements) with any Affiliate (as defined) unless the transaction is arm's length and, if the transaction involves amounts in excess of $1 million in any one year, the terms of the transaction are set forth in writing and approved by a majority of the disinterested members of the Board of Directors. For similar transactions in excess of $5 million in any one year, an opinion of a recognized investment banking firm that such transaction is fair, from a financial standpoint, is also required. See "Description of the Notes -- Certain Covenants." See "Certain Transactions."

     Mr. Isakow controls Oxford Investment, a private investment and corporate development company and Mr. Schlaybaugh is the Vice Chairman of Oxford Investment. At the time the Company acquired Lobdell (January 10, 1997), Oxford Investment entered into a management agreement with Lobdell (the "Lobdell Agreement"). At the time the Company acquired BMG (October 25, 1995), Oxford Investment entered into a management agreement with BMG (the "BMG Agreement"). The Lobdell Agreement and the BMG Agreement were terminated on June 24, 1997. The Company entered into a new management agreement with Oxford Investment upon the termination of the Lobdell Agreement and the BMG Agreement. Pursuant to the terms of this management agreement, Oxford Investment will perform various consulting, management and financial advisory services on behalf of the Company. The Company will pay Oxford Investment a monthly management fee of $83,334 and will pay an investment banking fee, for acquisitions of $2.5 million or more, of 1.0% or 1.25% (for acquisitions outside of North America) of the aggregate acquisition cost for advice and assistance in connection with such acquisition, with a minimum fee of $200,000. No investment banking fee will be paid to Oxford Investment in connection with acquisitions for aggregate consideration of less than $2.5 million. The initial term of the agreement will end on December 31, 2001, but will automatically extend for additional one-year periods thereafter unless either party terminates the agreement. In addition, pursuant to the management agreement, Oxford Investment will license to the Company the name "Oxford Automotive" which is owned by Oxford Investment.

     During the fiscal years ended March 31, 1998, 1997 and 1996 the Company paid Oxford Investment management fees of approximately $1.0 million, $275,000 and $71,000 respectively and investment banking fees during the fiscal years ended March 31, 1998, 1997 and 1996 of $230,000, $300,000 and $200,000
respectively. In connection with the acquisition of the Suspension Division, the Company paid Oxford Investment an investment banking fee of approximately $500,000 during the first quarter of fiscal 1999.

     On November 25, 1997, the Company acquired all of the issued and outstanding shares of the common stock of RPIH, the parent of RPI for approximately $2.5 million. The shareholders of RPIH received approximately $2.5 million in the aggregate for all outstanding RPIH shares. In addition, the shareholders of RPIH received approximately $402,788 as payment of the principal and accrued interest on certain outstanding loans to RPIH. Certain officers, directors, and shareholders of the Company were also officers, directors, or shareholders of RPIH prior to the transaction. Messrs. Isakow and Schlaybaugh were officers, directors and shareholders of RPIH. Robert H. Orley was also an officer, director and shareholder of RPIH and is a shareholder of the Company. Mr. Isakow, directly and indirectly, received $753,150, which included the payment of $117,971 for the principal and accrued interest on certain outstanding loans to RPIH. Mr. Schlaybaugh received $91,296, which included the payment of $13,120 for the principal and accrued interest on an outstanding loan to RPIH. Messrs. Robert H. and Gregg L. Orley, each beneficial owners of more than 5% of the Company's outstanding Common Stock, each received $252,248, which included the payment of $50,293 to each for the principal and accrued interest on an outstanding loan to RPIH.

     RPIH's wholly owned subsidiary, RPI, Inc. ("RPI"), a Michigan corporation, issued various demand notes to Lobdell in the aggregate principal amount of $1.4 million during the year ended March 31, 1998, each bearing interest at the prime rate plus 1.0% per annum. The notes were issued in connection with ongoing discussions between RPIH and the Company regarding a possible merger or other similar transaction in consideration for which RPIH had agreed to deal exclusively with the Company and its affiliates until December 31, 1997. This agreement to deal exclusively with the Company allowed the Company to negotiate a transaction with RPIH without undue interference from a third party.

EXECUTIVE COMPENSATION

    The following table sets forth certain information as to the compensation earned by the Company's Chief Executive Officer and the Company's four other most highly paid officers (the "Named Executive Officers") for the last three fiscal years.


                           SUMMARY COMPENSATION TABLE

                                                             ANNUAL COMPENSATION (1)
                                               -----------------------------------------------
                                                                                  Other Annual      All Other
              Name and Title               Year         Salary          Bonus     Compensation    Compensation
              --------------               ----         ------          -----     ------------    ------------
Selwyn Isakow, Chairman (2)              1998       $  95,577         $101,250      $ --              $  --
                                         1997              --               --        --                 --

Steven M. Abelman, President and         1998       $ 230,769         $150,000      $ --              $  --
     Chief Executive Officer (3)


Donald C. Campion, Senior Vice           1998       $ 147,808         $ 52,500      $ --              $  --
   President-Chief Financial Officer (4) 1997              --               --        --                 --

Larry C. Cornwall, Senior Vice           1998       $ 161,846         $ 68,000     $  --              $  --
   President-Sales and Engineering (5)   1997         124,196           36,000        --                 --
                                         1996          31,504           24,200        --                 --

John H. Ferguson, Vice President-        1998       $ 131,500         $ 39,000     $  --              $  --
   Financial Operations and Assistant    1997         101,250               --        --                 --
   Secretary (6)

Rex E. Schlaybaugh, Jr.,                 1998       $ 138,462         $101,250     $  --              $  --
   Vice Chairman (7)                     1997              --               --        --                 --


__________

    (1) The Company was formed in October 1995 and executive officers of the Company did not receive any compensation prior to 1997.

    (2) Mr. Isakow was the President of the Company from its inception until May 1997, for which he did not receive any compensation from the Company. Steven M. Abelman was appointed President and Chief Executive Officer in May 1997. Mr. Isakow received compensation during the last fiscal year in connection with his position as Chairman of the Board of the Company.

    (3) Mr. Abelman was appointed President and Chief Executive Officer in May 1997. See "-Employment Agreements."

    (4) Mr. Campion was appointed Senior Vice President-Chief Financial Officer of Oxford Automotive in July 1997. See "--Employment Agreements."

    (5) Mr. Cornwall joined the Company in October 1995 and only received compensation from the Company for a full fiscal year in 1997 and 1998.

    (6) Mr. Ferguson joined the Company in April 1996 and only received compensation from the Company for a full fiscal year in 1998.

    (7) Mr. Schlaybaugh did not receive any compensation from the Company prior to the last fiscal year.



EMPLOYMENT AGREEMENTS

    As of May 1, 1997, Oxford Automotive and Steven M. Abelman entered into an Employment and Noncompetition Agreement. The agreement provides that Mr. Abelman will serve as President and Chief Executive Officer of Oxford Automotive on an "at-will" basis. The agreement provides that Mr. Abelman will receive an annual base salary, will be eligible to receive a bonus of up to 60% of his salary as determined by the Board of Directors of Oxford Automotive, and will be entitled to certain fringe benefits. Mr. Abelman has also agreed not to compete with the Company during the period of his employment and for two years following the termination of his employment. Upon the termination of his employment without cause, Mr. Abelman is entitled to severance payments equal to (a) his annual base salary, if such termination is prior to May 1, 1999 or (b) 1.5 times his annual base salary, if such termination is after May 1, 1999.

    On November 24, 1995, BMG and Larry C. Cornwall entered into an Employment Agreement. The agreement provides that Mr. Cornwall will serve as Senior Vice President-Sales and Marketing of BMG on an "at-will" basis. Mr. Cornwall has subsequently been appointed as Senior Vice President-Sales and Engineering of Oxford Automotive. The agreement provides that Mr. Cornwall will receive an annual base salary, will be eligible to receive a bonus of up to 50% of his salary as determined by the Board of Directors of BMG, will be eligible to participate in the Company's profit sharing plan, and will be entitled to certain fringe benefits. Upon the termination of the agreement, Mr. Cornwall will be entitled to continue to receive his base salary for the longer of three months or the Canadian statutory requirement.

    As of July 21, 1997, Oxford Automotive and Donald C. Campion entered into an Employment and Noncompetition Agreement. The agreement provides that Mr. Campion will serve as Senior Vice President-Chief Financial Officer of Oxford Automotive on an "at-will" basis. The agreement provides that Mr. Campion will receive an annual base salary, will be eligible to receive a bonus of up to 50% of his salary as determined by the Board of Directors of Oxford Automotive, and will be entitled to certain fringe benefits. Mr. Campion has also agreed not to compete with the Company during the period of his employment and for two years following the termination of his employment. Upon termination of his employment without cause, Mr. Campion is entitled to a severance payment of 50% of his annual base salary, payable over six months, plus the continuation of certain benefits during this six-month period.

         See also "Certain Transactions -- Management Agreements."


                             PRINCIPAL SHAREHOLDERS

    As of June 1, 1998, there were 309,750 issued and outstanding shares of the Common Stock, without par value, of the Company (the "Common Stock"). The following table sets forth information as of June 1, 1998 with respect to the Common Stock beneficially owned by each director of the Company, the Named Executive Officers, all directors and executive officers of the Company as a group, and by other holders known to the Company as having beneficial ownership of more than 5% of the Common Stock. Selwyn Isakow and the Company's other shareholders have entered into certain agreements, each of which contain substantially identical terms, the result of which gives Mr. Isakow voting control of 100% of the Company's Common Stock, except under certain circumstances. See "-- Shareholder Agreements." Unless otherwise specified, the address for each person is 1250 Stephenson Highway, Troy, Michigan 48083.


                                                                    NUMBER OF          PERCENT
         NAME AND ADDRESS OF BENEFICIAL OWNER                         SHARES          OF CLASS
         ------------------------------------                       ---------       ------------
         Selwyn Isakow (1) . . . . . . . . . . . . . . . .  .         155,724          50.27%
         2000 N. Woodward Avenue, Suite 130,
         Bloomfield Hills, Michigan  48304

         Rex E. Schlaybaugh, Jr . . . . . . . . . . . . . . .          20,900           6.75%
         2000 N. Woodward Avenue, Suite 130,
         Bloomfield Hills, Michigan  48304

         Steven M. Abelman (2) . . . . . . . . . . . . . . .           12,326           3.98%

         Manfred J. Walt . . . . . . . . . . . . . . . . . .            2,300             *
         175 Boor St., E., S. Tower, Suite 601
         Toronto, Ontario, Canada  M4W 3R8

         Donald C. Campion  (2)  . . . . . . . . . . . . . .            4,000           1.29%

         John H. Ferguson . . . . . . . . . . . . . . . . . .           6,180            2.0%

         Larry C. Cornwall . . . . . . . . . . . . . . . . .            7,000           2.26%

         Robert H. Orley . . . . . . . . . . . . . . . . . .           20,600           6.65%
         2000 N. Woodward Avenue, Suite 130,
         Bloomfield Hills, Michigan  48304

         Gregg L. Orley . . . . . . . . . . . . . . . . . . .          20,600           6.65%
         2000 N. Woodward Avenue, Suite 130,
         Bloomfield Hills, Michigan  48304

         All directors and officers as a group (7 persons)            208,430          67.29%
         (1)(2)

------------------------------
   *Less than 1.0%

    (1) Includes 140,124 shares owned by Hilsel Investment Company Limited Partnership, of which Tridec Management, Inc. is General Partner. Mr. Isakow is
the President and a shareholder of Tridec Management, Inc. In   addition, Mr.
Isakow may be deemed to be the beneficial owner of all of the outstanding shares of Common Stock as a result of certain voting power over such shares pursuant to the shareholder agreements described below and certain purchase options that may be exercised by Mr. Isakow with respect to 52,400 outstanding shares of Common Stock.

    (2) Each of Mr. Abelman's and Mr. Campion's Employment and Noncompetition Agreement with Oxford Automotive provides Oxford Automotive with the right to repurchase their respective shares of Common Stock if their employment is terminated for any reason.


SHAREHOLDER AGREEMENTS

    Each holder of Common Stock is a party to a shareholder agreement which provides for certain restrictions on transfer by shareholders and grants certain other shareholders the option to purchase the shares of a shareholder upon his death. Each surviving shareholder has the right to exercise this option within 30 days of the death of a shareholder. The exercising shareholders will divide the deceased shareholder's shares as they agree or, if they are not able to agree, pro rata. If the exercising shareholders are not able to agree on a purchase price with the estate of the deceased shareholder, then the per share purchase price shall be the per share value of the Company based on the greater of the value of the Company as a going concern or on a liquidation basis, as determined by an independent appraisal. The purchase price shall be paid by an initial cash payment of up to 20% of the purchase price with the balance paid pursuant to a five-year, unsecured promissory note bearing interest at the prime rate. The agreements also provide that each shareholder will grant a proxy to Mr. Isakow to vote all of the shareholder's shares at any meeting of the Company; provided, however, that if holders of shares having a majority in interest of the shares of Common Stock determine that it is in the best interest of all of the shareholders to sell all or substantially all of the assets of the Company or to cause the Company to merge or consolidate with or into another corporation, Mr. Isakow shall exercise the proxies provided to him consistent with that decision. As a result, except as described above, Mr. Isakow has voting control of 100% of the Company's Common Stock.

                              CERTAIN TRANSACTIONS


    As of March 31, 1997, Mr. Abelman issued a note to the Company in connection with his acquisition of shares of the Company's Common Stock. The principal amount of the note was $130,000 and the note bears interest at the prime rate plus 1.0%, which rate is adjusted on March 31 of each year to reflect the then current prime rate. Principal and interest on the note is payable in equal annual installments with interest on the unpaid principal, with the final payment due May 31, 2002.

    As of March 31, 1997, the Company issued a subordinated demand note to Mr. Robert H. Orley in connection with the redemption of certain shares of the Company's Common Stock. The principal amount of the note was $108,203 and was paid in full subsequent to March 31, 1997.

    See also "Management - Compensation Committee Interlocks and Insider Participation."


LEGAL

Rex E. Schlaybaugh, Jr. is a shareholder, the Vice Chairman of the Board and a director of the Company. Dykema Gossett PLLC, of which Mr. Schlaybaugh is a member, has performed legal services for the Company since its inception, including services performed in connection with the Offering and this Exchange Offer. The Company expects to continue to retain the firm as general counsel after the Exchange Offer.


                             DESCRIPTION OF CERTAIN
                        INDEBTEDNESS AND PREFERRED STOCK

SENIOR CREDIT FACILITY

    General. In connection with the Series A Offering, on June 24, 1997, the Company entered into a credit agreement with NBD Bank, on behalf of itself and as agent for a syndicate of other lenders, providing for up to $110.0 million (the "Commitment Amount") of revolving credit availability including the issuance of letters of credit (the "Senior Credit Facility"). The Company and certain principal operating subsidiaries (the "Senior Credit Obligors") are parties to or guarantors of the Senior Credit Facility. The obligations under the Senior Credit Facility (the "Obligations") are secured by a first lien on substantially all the assets of the Senior Credit Obligors. The Obligations and guaranties of the Senior Credit Obligors (the "Senior Credit Guaranties") will rank senior to all other indebtedness of the Company, including the Notes. Availability under the revolver at March 31, 1998 was approximately $98.7 million, reduced for the effect of a Letter of Credit issued for the IRB's (as defined). Funds under the Senior Credit Facility are available for general corporate purposes (including acquisitions) and letters of credit.

    Interest Rates. Interest on outstanding borrowings under the Senior Credit Facility is payable monthly and accrues at an annual rate equal to (a) the Applicable Margin (as defined in the Senior Credit Facility) plus either
(i) the higher of the Prime Rate (as defined in the Senior Credit Facility) or 0.5% over the Federal Funds Rate or (ii) with respect to Canadian based borrowings, the higher of the prime rate of First Chicago NBD Bank, Canada or 0.5% over the BA Rate (the one month bankers' acceptance rates, as further defined in the Senior Credit Facility), or (b) the London Interbank Offered Rate plus the Applicable Margin (a "LIBOR-based Rate") or, with respect to Canadian based borrowings, the BA Rate. The Applicable Margin will be based upon the Company's trailing four quarter Ratio of Total Debt to EBITDA (as defined in the Senior Credit Facility) as follows:

                       RATIO OF TOTAL
                          FUNDED       APPLICABLE MARGIN
                      DEBT TO EBITDA     PRIME/LIBOR
                      --------------   -----------------
                         > 5.00         .75% / 2.25%

                      4.51 -- 5.00      .50% / 2.00%

                      3.76 -- 4.50      .25% / 1.75%

                      3.01 -- 3.75       0% / 1.50%

                        <= 3.00          0% / 1.25%

    Maturity and Optional Prepayments. All borrowings under the Senior Credit Facility mature in June 2003, and the aggregate principal amount outstanding may not exceed the Commitment Amount at any time. Borrowings under the Senior Credit Facility may be prepaid at any time without premium or penalty, except that any prepayment of a LIBOR-based Rate loan that is made prior to the end of the applicable interest period shall be subject to reimbursement of breakage costs.

    Covenants. The Senior Credit Facility contains certain customary covenants, including without limitation, reporting and other affirmative covenants; financial covenants including: ratios of total debt to EBITDA beginning at not greater than 5.50 to 1.00 and decreasing to not greater than 4.50 to 1.00 after June 30, 1999; net worth of not less than $35.4 million plus a percentage of the Company's net income plus any proceeds from the issuance of capital stock; fixed charge coverage ratio beginning at not less than 1.45 to 1.00 and increasing to not less than 1.60 to 1.00 after March 31, 1998; and interest coverage ratio beginning at not less than 2.00 to 1.00 and increasing to not less than 2.25 to 1.00 after March 31, 1999 (each as defined in and calculated pursuant to the Senior Credit Facility); and negative covenants, including: restrictions on incurrence of indebtedness (other than as provided for in the Senior Credit Facility, purchase money debt, the Notes, tooling debt, and guaranties of certain other debt not to exceed $30.0 million), payment of cash dividends and other distributions to shareholders, liens in favor of parties other than the lenders under the Senior Credit Facility, certain guaranties of obligations of or advances to others, sales of material assets not in the ordinary course of business, restrictions on mergers and acquisitions, and capital expenditures (each as defined in and calculated pursuant to the Senior Credit Facility). The Company remained in compliance with its covenants following the acquisition of Howell, RPIH and the Suspension Division.

    Events of Default. The Senior Credit Facility contains customary events of default including non-payment of principal, interest or fees; violation of covenants; inaccuracy of representations or warranties; cross-defaults to certain other indebtedness, including the indebtedness evidenced by the Notes, and bankruptcy.

    Fees. The Company will pay, on a quarterly basis, a per annum fee on the unused Commitment Amount ranging from 0.25% to 0.50% and letter of credit fees ranging from 1.25% to 2.25%, in each case based on certain financial ratios of the Company.



OTHER INDEBTEDNESS

    The Canadian Department of Regional Industrial Expansion has provided a term loan (the "IRDP Loan") to BMG, bearing interest at 6% with a final maturity date of September 1, 2002. The IRDP Loan is unsecured. As of March 31, 1998, $0.4 million was outstanding with respect to the IRDP Loan.

    The Export Development Corporation of Canada ("EDC") has provided a tooling line facility to BMG (the "EDC Facility"), bearing interest at a fixed rate of 7.36%. The EDC Facility is secured by tooling at BMG relating to specific Saturn contracts and has a final maturity of September 30, 1999. As of March 31, 1998, $3.0 million was outstanding with respect to the EDC Facility.

    Lobdell, through Lewis Emery Capital Corporation, its wholly-owned subsidiary, has been provided with a term loan facility from NBD Bank (the "LE Loan"), bearing interest at 0.625% over 90-day LIBOR with a final maturity date of October 1, 1998. This loan is collateralized by a purchase order from Ford, which allows for recovery of the term-debt principal and interest, administrative costs and a predetermined markup. As of March 31, 1998, $1.2 million was outstanding with respect to the LE Loan.

    Lobdell, through its subsidiary Creative Fabrication Corporation ("Creative"), is financially obligated to the County of McMinn, Tennessee pursuant to certain revenue bonds issued on behalf of Creative. On September 27, 1995, the Industrial Development Board of the County of McMinn issued $8.5 million of its Industrial Development Revenue Bonds ("IRBs") for the purpose of lending the proceeds from the sale of the IRBs to Creative. The IRBs bear interest at a variable rate which was 3.85% at March 31, 1998. The IRBs are collateralized by a letter of credit issued by NBD Bank for the benefit of the trustee under the indenture relating to the IRBs and by a mortgage on the Creative facilities located in Tennessee and are guaranteed by Lobdell. Creative is prohibited from paying, declaring or authorizing any dividend if there is an event of default under the IRB documents. The IRBs mature in September 2010. As of March 31, 1998, $7.6 million principal amount of IRBs were outstanding.

    RPIH, through its subsidiary has been provided with a $0.6 million loan facility from the National Association of Credit Managers (the "RPIH Loan"), bearing interest at 6.0% with a final maturity date of April 30, 1999. As of March 31, 1998, $0.4 million was outsanding with respect to the RPIH Loan. PREFERRED STOCK OF LOBDELL

    In connection with the Company's acquisition of Lobdell, Lobdell issued 457,541 shares of its Series A $3.00 Cumulative Preferred Stock ( the "Series
A Preferred Stock") and 49,938 shares of its Series B Preferred Stock (the "Series B Preferred Stock" and together with the Series A Preferred Stock the "Lobdell Preferred Stock"), each having a stated value of $100 per share, of which only 397,539 shares of Series A Preferred Stock are currently outstanding. All of the Series B Preferred Stock has been cancelled, as described below. Generally, except as required by law, the holders of Lobdell Preferred Stock have no voting rights. However, the holders of Series A Preferred Stock, voting as a separate class, are entitled to elect (i) one director of Lobdell, and (ii) if Lobdell fails to pay three consecutive semi-annual dividend payments to the holders of Series A Preferred Stock, one additional director until the payment default is cured. Dividends on the Series A Preferred Stock accrue annually at the rate of $3.00 per share and are cumulative, whether or not earned or declared. Lobdell may not declare or pay any dividend or other distribution, other than in Lobdell Common Stock or other stock junior to the Lobdell Preferred Stock ("Junior Stock"), with respect to any Junior Stock unless all accrued, unpaid and current dividends with respect to the Series A Preferred Stock have either been paid or sufficient funds have been set apart for such payment. The Series A Preferred Stock also has certain liquidation preferences.

    The Series A Preferred Stock is mandatorily redeemable by Lobdell on December 31, 2006 at a price per share of $100, plus accrued and unpaid dividends to the date of redemption. However, if the Company does not commence a public offering of its common stock pursuant to a firm commitment underwritten offering prior to June 30, 2006, the payment for the shares of Series A Preferred Stock to be redeemed will be $103 per share, plus accrued and unpaid dividends to the date of redemption. In addition, at the option of the holders of Series A Preferred Stock, if the Company does not commence such a public offering of its common stock on or before December 31, 2001, Lobdell must redeem on December 31 of each year commencing with 2002 up to 20% of the aggregate number of shares of Series A Preferred Stock held by any such holder immediately prior to December 31, 2002. The Subsidiary Guaranty of Lobdell ranks senior to the Lobdell Preferred Stock. See "Description of the Notes -- Subsidiary Guaranties."

    In connection with the acquisition of Lobdell by the Company, the Company has agreed to exchange its common stock for the shares of Series A Preferred Stock upon the initial public offering ("Initial Public Offering") of its common stock to the public which is exclusively for cash, subject to an effective registration statement and underwritten on a firm commitment basis by one or more underwriters. The holders of Series A Preferred Stock have the right to exchange up to 50% or some lesser portion of their shares of Series A Preferred Stock (the "Election Amount") for a number of shares of Company common stock equal to (i) the Election Amount, multiplied by (ii) the Exchange Ratio (the number equal to the redemption value of a share of Series A Preferred Stock, divided by the price per share to the public of Company common stock in the Initial Public Offering); provided, however, that, in the aggregate, holders of Series A Preferred Stock may not receive more than 25% of the number of shares of Company common stock registered pursuant to the Initial Public Offering.

    Pursuant to the acquisition of Lobdell, the Company obtained various indemnities for certain purchase price adjustments arising out of a closing balance sheet and for claims relating to representations and warranties made by the former common shareholders of Lobdell in connection with the acquisition.
At the closing of such acquisition, 100,000 shares of Series A Preferred Stock were placed with an escrow agent to fund indemnification claims of the Company. The Company and the preferred shareholders of Lobdell have settled certain purchase price adjustments relating to the difference between the shareholder's equity reflected on the closing balance sheet and the amount that had previously been projected by Lobdell, which has resulted in the cancellation of 60,002 shares of the escrowed Series A Preferred Stock and 49,938 shares of Series B Preferred Stock, which represented all of the outstanding Series B Preferred Stock. The remaining 39,998 shares of escrowed Series A Preferred Stock were released to the preferred shareholders of Lobdell.


                            DESCRIPTION OF THE NOTES

GENERAL

    The Old Series B Notes were issued under an Indenture (the "Indenture") dated as of June 15, 1997, among the Company, the Subsidiary Guarantors and U.S. Bank Trust National Association (formerly known as First Trust National Association), as Trustee (the "Trustee"). The terms of the Indenture apply to the Old Series B Notes and to the New Series B Notes to be issued in exchange therefor pursuant to the Exchange Offer (all such notes are referred to herein collectively as the "Series B Notes"). The terms of the Indenture also apply to the Series A Notes, which are substantially identical to, and rank pari passu in right of payment with the Series B Notes. The Series A Notes and the Series B Notes are collectively hereinafter referred to as the "Notes."

    The following is a summary of certain provisions of the Indenture and the Notes, a copy of which Indenture and the form of Notes is available upon request to the Company. The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture Act of 1939, as amended. Capitalized terms used herein and not otherwise defined have the meanings set forth in the section "-- Certain Definitions." As used in this section, the term "Company" refers to Oxford Automotive, Inc.

    Principal of, premium, if any, and interest on the Notes will be payable, and the Notes may be exchanged or transferred, at the office or agency of the Company, which, unless otherwise provided by the Company, will be the offices of the Trustee. At the option of the Company, payment of interest may be made by check mailed to the addresses of the Holders as such addresses appear in the Note register.

    The Notes are issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000. No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

TERMS OF THE NOTES

    The Notes are unsecured senior subordinated obligations of the Company, limited to $160.0 million aggregate principal amount (of which $125.0 million were issued in the Series A Offering and $35.0 million were issued in the Series B Offering), and will mature on June 15, 2007. The Notes bear interest at the rate per annum shown on the cover page hereof from the most recent date to which interest has been paid or provided for, payable semi-annually to Holders of record at the close of business on the June 1 or December 1 immediately preceding the interest payment date on June 15 and December 15 of each year.
The Company will pay interest on overdue principal at 1% per annum in excess of such rate, and it will pay interest on overdue installments of interest at such higher rate to the extent lawful.

OPTIONAL REDEMPTION

Except as set forth in the following paragraph, the Notes are not redeemable at the option of the Company prior to June 15, 2002. Thereafter, the Notes are redeemable, at the Company's option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on June 15 of the years set forth below:

                                                        REDEMPTION
                            PERIOD                         PRICE
                            ------                      ----------
                2002  . . . . .                           105.063%

                2003  . . . . .                           103.375

                2004  . . . . .                           101.688

                2005 and thereafter                       100.000


    In addition, at any time and from time to time prior to June 15, 2000, the Company may redeem in the aggregate up to 35% of the original principal amount of the Notes with the proceeds of one or more Public Equity Offerings following which there is a Public Market, at a redemption price (expressed as a percentage of principal amount) of 110.125% plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the original aggregate principal amount of the Notes must remain outstanding after each such redemption.

SELECTION

    In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Note of $1,000 in original principal amount or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.

SUBSIDIARY GUARANTIES

    Each of BMG, Lobdell, Howell, RPIH, BMG Holdings, Inc., an Ontario corporation, Winchester Fabrication Corporation, a Michigan corporation, Creative Fabrication Corporation, a Tennessee corporation, Parallel Group International, Inc., an Indiana corporation, Laserweld International, L.L.C., an Indiana limited liability company, Concept Management Corporation, a Michigan corporation, and Lewis Emery Capital Corporation, a Michigan corporation (each a "Subsidiary Guarantor"), irrevocably and unconditionally Guarantee, jointly and severally, as primary obligors and not merely as sureties, on an unsecured senior subordinated basis the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Company under the Indenture and the Notes, whether for payment of principal of or interest on the Notes, expenses, indemnification or otherwise (all such obligations guaranteed by the Subsidiary Guarantors being herein called the "Guaranteed Obligations"). The Subsidiary Guarantors agree to pay, in addition to the amount stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under the Subsidiary Guaranties. Each Subsidiary Guaranty

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will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the applicable Subsidiary Guarantor without rendering such Subsidiary Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. After the Issue Date, the Company will cause each Restricted Subsidiary that becomes an obligor or guarantor with respect to any of the obligations under one or more of the Bank Credit Agreements to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will Guarantee payment of the Notes. See "Certain Covenants -- Future Subsidiary Guarantors" below.

    Each Subsidiary Guaranty is a continuing guarantee and shall (a) remain in full force and effect until payment in full of all the Guaranteed Obligations,
(b) be binding upon each Subsidiary Guarantor and (c) inure to the benefit of and be enforceable by the Trustee, the Holders and their successors, transferees and assigns. A Subsidiary Guaranty will be released upon the sale of all the capital stock, or all or substantially all of the assets, of the applicable Subsidiary Guarantor if such sale is made in compliance with the Indenture.

SUBORDINATION

    The indebtedness evidenced by the Notes and the Subsidiary Guaranties represents senior subordinated obligations of the Company and the Subsidiary Guarantors, as the case may be. The payment of the principal of, premium (if any) and interest on the Notes, the payment of any Subsidiary Guaranty and all other Obligations under or in connection with the Notes, the Subsidiary Guaranties, the Indenture and/or any related agreements, documents or instruments are subordinate in right of payment, as set forth in the Indenture, to the prior payment in full of all Senior Indebtedness of the Company or the relevant Subsidiary Guarantor, as the case may be, whether outstanding on the Issue Date or thereafter incurred, including all Obligations of the Company and such Subsidiary Guarantor under the Senior Credit Facility. The Notes and the Subsidiary Guaranties are also effectively subordinated to any Secured Indebtedness of the Company and the Subsidiary Guarantors to the extent of the value of the assets securing such Indebtedness and to any liabilities of Subsidiaries other than the Subsidiary Guarantors.

    As of March 31, 1998, (i) the Company had $1.8 million outstanding Senior Indebtedness (excluding unused commitments under the Senior Credit Facility)
and (ii) Senior Indebtedness of the Subsidiary Guarantors was   approximately
$12.8 million. Although the Indenture contains limitations on the amount of additional Indebtedness that the Company and its Restricted Subsidiaries may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness. See "Certain Covenants -- Limitation on Indebtedness."

    Only Indebtedness of the Company or a Subsidiary Guarantor that is Senior Indebtedness will rank senior to the Notes and the relevant Subsidiary Guaranty in accordance with the provisions of the Indenture. The Notes and each Subsidiary Guaranty will in all respects rank pari passu with all other senior subordinated Indebtedness of the Company and the relevant Subsidiary Guarantor, respectively. The Company and each Subsidiary Guarantor has agreed in the Indenture that it will not Incur, directly or indirectly, any Indebtedness that is subordinate or junior in ranking in right of payment to its Senior Indebtedness unless such Indebtedness is pari passu with or is expressly subordinated in right of payment to the Notes. Unsecured Indebtedness is not deemed to be subordinated or junior merely because it is unsecured.

    The Company may not pay, directly or indirectly, principal of, premium
(if any) or interest on, the Notes or any other Obligations under or in connection with the Notes, the Indenture and/or any related agreements, documents or instruments or make any deposit pursuant to the provisions described under "-- Defeasance" below and may not repurchase, redeem or otherwise retire any Notes (collectively, "pay the Subordinated Debt") if (i) any Senior Indebtedness is not paid when due or (ii) any other default on any such Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such

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acceleration has been rescinded or such Senior Indebtedness has been paid in full in cash. However, the Company may pay the Subordinated Debt without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of the Senior Indebtedness with respect to which either of the events set forth in clause (i) or (ii) of the immediately preceding sentence has occurred and is continuing. During the continuance of any default (other than a default described in clauses (i) and (ii) of the second preceding sentence) with respect to any Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Subordinated Debt for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of such default from the Representative of the holders of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 180 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (ii) because the default giving rise to such Blockage Notice has been waived in writing or (iii) because such Designated Senior Indebtedness has been repaid in full in cash). Notwithstanding the provisions described in the immediately preceding sentence, unless the holders of such Designated Senior Indebtedness or the Representative of such holders has accelerated the maturity of such Designated Senior Indebtedness, the Company may resume payments on the Notes after the end of such Payment Blockage Period. The Notes shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period, irrespective of the number of such nonpayment defaults with respect to Designated Senior Indebtedness during such period.

    Upon any payment or distribution of the assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to the Company or its property or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding, the holders of Senior Indebtedness will be entitled to receive payment in full in cash of such Senior Indebtedness before the Noteholders are entitled to receive any payment, and, until the Senior Indebtedness is paid in full in cash, any payment or distribution to which Noteholders would be entitled but for the subordination provisions of the Indenture will be made to holders of such Senior Indebtedness as their interests may appear. If a payment or distribution is made to Noteholders that, due to the subordination provisions, should not have been made to them, such Noteholders are required to hold it in trust for the holders of Senior Indebtedness and pay it over to them as their interests may appear.

    The obligations of a Subsidiary Guarantor under its Subsidiary Guaranty are senior subordinated obligations. As such, the rights of Noteholders to receive payment by a Subsidiary Guarantor pursuant to its Subsidiary Guaranty will be subordinated in right of payment to the rights of holders of Senior Indebtedness of such Subsidiary Guarantor. The terms of the subordination provisions described above with respect to the Company's obligations under the Notes apply equally to a Subsidiary Guarantor and the obligations of such Subsidiary Guarantor under its Subsidiary Guaranty.

    By reason of the subordination provisions contained in the Indenture, in the event of insolvency, creditors of the Company or a Subsidiary Guarantor who are holders of Senior Indebtedness of the Company or a Subsidiary Guarantor, as the case may be, may recover more, ratably, than the Noteholders, and creditors of the Company who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the Noteholders.

    The terms of the subordination provisions described above will not apply to payments from money or the proceeds of U.S. Government Obligations held in trust by the Trustee for the payment of principal of and interest on the Notes pursuant to and in accordance with the provisions described under "-- Defeasance."

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CHANGE OF CONTROL

    Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company repurchase all or a portion of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the provisions of the next paragraph.

    Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee stating: (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount outstanding at the repurchase date plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date); (2) the circumstances and relevant facts and relevant financial information regarding such Change of Control; (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and (4) the instructions determined by the Company, consistent with the covenant described hereunder, that a Holder must follow in order to have its Notes repurchased.

    The Company shall comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to the covenant described hereunder. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the covenant described hereunder by virtue thereof.

    The occurrence of certain of the events which would constitute a Change of Control would constitute a default under the Senior Credit Facility. Future Senior Indebtedness of the Company may contain prohibitions of certain events which would constitute a Change of Control or require such Senior Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the Holders of their right to require the Company to repurchase the Notes could cause a default under such Senior Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company's ability to pay cash to the Holders upon a repurchase may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any repurchases required in connection with a Change of Control. The Company's failure to purchase the Notes in connection with a Change in Control would result in a default under the Indenture which would, in turn, constitute a default under the Senior Credit Facility. In such circumstances, the subordination provisions in the Indenture would likely restrict payment to the Holders of the Notes.

BOOK-ENTRY, DELIVERY AND FORM

    Except as set forth below, the Old Series B Notes have been issued and the New Series B Notes will initially be issued in the form of a Global Note. The Global Note will be deposited with, or on behalf of, the Depository and registered in the name of the Depository or its nominee. Except as set forth below, the Global Note may be transferred, in whole and not in part, only to the Depository or another nominee of the Depository. Investors may hold their beneficial interests in the Global Note directly through the Depository if they have an account with the Depository or indirectly through organizations which have accounts with the Depository.

    New Series B Notes issued in exchange for Old Series B Notes that were (i) originally issued to institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) who are not qualified institutional buyers ("QIBs") or (ii) issued as described below under "-- Certificated Notes" will be issued in definitive form. Upon the

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transfer of a Note in definitive form, such Note will, unless the Global Note has previously been exchanged for Notes in definitive form, be exchanged for an interest in the Global Note representing the principal amount of Notes being, transferred.

    The Depository has advised the Company as follows: The Depository is a limited-purpose trust company and organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and "a clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934 (the "Exchange Act"). The Depository was created to hold securities of institutions that have accounts with the Depository ("participants") and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depository's participants include securities brokers and dealers (which may include the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to the Depository's book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

    Upon the issuance of a Global Note, the Depository will credit, on its book-entry registration and transfer system, the principal amount of the Notes represented by such Global Note to the accounts of participants. The accounts to be credited shall be designated by the Initial Purchaser of such Notes. Ownership of beneficial interests in the Global Note will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the Global Note will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the Depository (with respect to participants' interest) and such participants (with respect to the owners of beneficial interests in the Global Note other than participants). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer or pledge beneficial interests in a Global Note.

    So long as the Depository, or its nominee, is the registered holder and owner of such Global Note, the Depository or such nominee, as the case may be, will be considered the sole legal owner and holder of the related Notes for all purposes of such Notes and the Indenture. Except as set forth below, owners of beneficial interests in a Global Note will not be entitled to have the Notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of certificated Notes in definitive form and will not be considered to be the owners or holders of any Notes under such Global Note. The Company understands that under existing industry practice, in the event an owner of a beneficial interest in a Global Note desires to take any action that the Depository, as the holder of a Global Note, is entitled to take, the Depository would authorize the participants to take such action, and that the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

    Payment of principal of and interest on Notes represented by a Global Note registered in the name of and held by the Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner and holder of such Global Note.

    The Company expects that the Depository or its nominee, upon receipt of any payment of principal of or interest on a Global Note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note as shown on the records of the Depository or its nominee. The Company also expects that payments by participants to owners of beneficial interests in a Global Note held through such participants will be governed by standing instructions and customary practices and will be the responsibility of such participants. The Company will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a Global Note for any Note or for maintaining, supervising or

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reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the Depository and its participants or the relationship between such participants and the owners of beneficial interests in such Global Note owned through such participants.

    Unless and until it is exchanged in whole or in part for certificated Notes in definitive form, a Global Note may not be transferred except as a whole by the Depository to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository.

    Although the Depository has agreed to the foregoing procedures in order to facilitate transfers of interests in a Global Note among participants of the Depository, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Trustee nor the Company will have any responsibility for the performance by the Depository or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED NOTES

    The Notes represented by a Global Note are exchangeable for certificated Notes in definitive form of like tenor as such Notes in denominations of U.S.$1,000 and integral multiples thereof if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Note or if at any time the Depository ceases to be a clearing agency registered under the Exchange Act, (ii) the Company in its discretion at any time determines not to have all of the Notes represented by a Global Note or (iii) a default entitling the holders of the Notes to accelerate the maturity thereof has occurred and is continuing. Any Note that is exchangeable pursuant to the preceding sentence is exchangeable for certificated Notes issuable in authorized denominations and registered in such names as the Depository shall direct. Subject to the foregoing, a Global Note is not exchangeable, except for a Global Note of the same aggregate denomination to be registered in the name of the Depository or its nominee.

CERTAIN COVENANTS

    The Indenture contains covenants including, among others, the following:

    Limitation on Indebtedness. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness unless, immediately after giving effect to such Incurrence, the Consolidated Coverage Ratio exceeds 2.00 to 1 if such Indebtedness is Incurred prior to June 15, 1999 or 2.25 to 1 if such Indebtedness is Incurred thereafter.

    (b) Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may Incur any or all of the following Indebtedness: (1) Indebtedness and other Obligations Incurred pursuant to the Bank Credit Agreements; provided, however, that, after giving effect to any such Incurrence, the aggregate principal amount of such Indebtedness and other Obligations then outstanding does not exceed the greater of (i) $110 million and
(ii) the sum of (x) 60% of the net book value of the inventory of the Company and its Restricted Subsidiaries, and (y) 90% of the net book value of the accounts receivable of the Company and its Restricted Subsidiaries, in each case determined in accordance with GAAP, and (z) $70 million; (2) Indebtedness represented by the Notes issued in the offerings; (3) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1) of this paragraph), including, without limitation, the Existing Preferred Stock; (4) Indebtedness of the Company owed to and held by any Wholly Owned Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Company or a Wholly Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness

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by the issuer thereof; (5) Refinancing Indebtedness in respect of Indebtedness
Incurred pursuant to paragraph (a) or pursuant to clause (1), (2), (3) or this clause (5); (6) Indebtedness in respect of performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds entered into by the Company and the Restricted Subsidiaries in the ordinary course of their business; (7) Hedging Obligations consisting of Interest Rate Agreements and Currency Agreements entered into in the ordinary course of business and not for the purpose of speculation; provided, however, that, in the case of Currency Agreements and Interest Rate Agreements, such Currency Agreements and Interest Rate Agreements do not increase the Indebtedness of the Company outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; (8) Purchase Money Indebtedness and Capital Lease Obligations Incurred to finance the acquisition or improvement by the Company or a Restricted Subsidiary of any assets in the ordinary course of business and which do not exceed $15 million in the aggregate at any time outstanding; (9) Indebtedness and other Obligations represented by the Subsidiary Guaranties and Guarantees of Indebtedness Incurred pursuant to the Bank Credit Agreements;
(10) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five business days of Incurrence; (11) Indebtedness of the Company and its Restricted Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, in any case Incurred in connection with the disposition of any assets of the Company or any Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such assets for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition; (12) Tooling Indebtedness; and (13) Indebtedness in an aggregate principal amount which, together with all other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (12) above or paragraph (a)), does not exceed $20 million.

    (c) Notwithstanding the foregoing, the Company shall not, and shall not permit any Restricted Subsidiary to, Incur any Indebtedness pursuant to the foregoing paragraph (b) if the proceeds thereof are used, directly or indirectly, to Refinance (i) any Subordinated Obligations unless such Indebtedness shall be subordinated to the Notes and the Subsidiary Guaranties, as applicable, to at least the same extent as such Subordinated Obligations or
(ii) any Senior Subordinated Indebtedness unless such Indebtedness shall be Senior Subordinated Indebtedness or shall be subordinated to the Notes and the Subsidiary Guaranties, as applicable.

    (d) For purposes of determining compliance with the foregoing covenant, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses and (ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above.

    (e) Notwithstanding paragraphs (a) and (b) above, the Company shall not, and shall not permit any Subsidiary Guarantor to, Incur (i) any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness of the Company or such Subsidiary Guarantor, as applicable, unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness or (ii) any Secured Indebtedness that is not Senior Indebtedness of the Company or such Subsidiary Guarantor, as applicable, unless contemporaneously therewith effective provision is made to secure the Notes or the Subsidiary Guaranty, as applicable, equally and ratably with such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien.

    Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted

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Payment: (1) a Default shall have occurred and be continuing (or would result therefrom); (2) the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "-- Limitation on Indebtedness"; or (3) the aggregate amount of such Restricted Payment together with all other Restricted Payments (the amount of any payments made in property other than cash to be valued at the fair market value of such property, as determined in good faith by the Board of Directors) declared or made since the Issue Date would exceed the sum of: (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Notes are originally issued to the end of the most recent fiscal quarter prior to the date of such Restricted Payment for which financial statements are available (or, in case such Consolidated Net Income accrued during such period (treated as one accounting period) shall be a deficit, minus 100% of such deficit); (B) the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company); (C) the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date, of any Indebtedness of the Company or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company or any Restricted Subsidiary upon such conversion or exchange); (D) an amount equal to the sum of
(i) the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, repayments of loans or advances or other transfers of assets subsequent to the Issue Date, in each case to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries, and (ii) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary; and
(E) $5 million.

    (b) The provisions of the foregoing paragraph (a) shall not prohibit: (i) any purchase or redemption of Capital Stock or Subordinated Obligations of the Company or any Restricted Subsidiary made in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company); provided, however, that (A) such purchase or redemption shall be excluded from the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above; (ii) any purchase or redemption of (A) Subordinated Obligations of the Company made in exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company which is permitted to be Incurred pursuant to paragraphs (b) and (c) of the covenant described under "-- Limitation on Indebtedness" or (B) Subordinated Obligations of a Restricted Subsidiary made in exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of such Restricted Subsidiary or the Company which is permitted to be Incurred pursuant to paragraphs (b) and (c) of the covenant described under "-- Limitation on Indebtedness"; provided, however, that such purchase or redemption shall be excluded from the calculation of the amount of Restricted Payments; (iii) any purchase or redemption of (A) Disqualified Stock of the Company made in exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Stock of the Company or (B) Disqualified Stock of a Restricted Subsidiary made in exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Stock of such Restricted Subsidiary or the Company; provided, however, that (1) at the time of such exchange, no Default or Event of Default shall have occurred and be continuing or would result therefrom and (2) such purchase or redemption will be excluded from the calculation of the amount of Restricted Payments; (iv) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or would result therefrom); provided, further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments; (v) the repurchase of shares of, or options to purchase shares of, Capital Stock of the Company or any of its Subsidiaries from officers, former officers, employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted


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

transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such common stock; provided, however, that the aggregate amount of such repurchases shall not exceed $2.5 million in any one year and $5.0 million in the aggregate; provided, further, however, that (1) at the time of such repurchase, no Default or Event of Default shall have occurred and be continuing or would result therefrom and (2) all such repurchases shall be included in the calculation of the amount of Restricted Payments; or (vi) dividends and redemptions required to be made with respect to the Existing Preferred Stock; provided, however, that (1) at the time of any such dividend or redemption, no Default or Event of Default shall have occurred and be continuing or would result therefrom and (2) all such dividends and redemptions shall be included in the calculation of the amount of Restricted Payments.

    Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary (a) to pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company, (b) to make any loans or advances to the Company or (c) transfer any of its property or assets to the Company, except: (i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date; (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary which was entered into on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date; (iii) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (i) or
(ii) of this covenant (or effecting a Refinancing of such Refinancing Indebtedness pursuant to this clause (iii)) or contained in any amendment to an agreement referred to in clause (i) or (ii) of this covenant or this clause
(iii); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no more restrictive in any material respect than the encumbrances and restrictions with respect to such Restricted Subsidiary contained in such agreements; (iv) any such encumbrance or restriction consisting of customary non-assignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder; (v) in the case of clause (c) above, restrictions contained in security agreements or mortgages securing Indebtedness (other than Tooling Indebtedness) of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages; (vi) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; and (vii) any restriction imposed by applicable law.

    Limitation on Sales of Assets and Subsidiary Stock. The Company shall not, and shall not permit any Restricted Subsidiary to, consummate any Asset Disposition unless the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors, of the shares and assets subject to such Asset Disposition and at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents. For the purposes of this covenant, the following are deemed to be cash and cash equivalents: (x) the assumption of Indebtedness of the Company or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition and (y) securities received by the Company or any Restricted Subsidiary from the transferee that are immediately converted by the Company or such Restricted Subsidiary into cash.


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


    With respect to any Asset Disposition occurring on or after the Issue Date from which the Company or any Restricted Subsidiary receives Net Available Cash, the Company or such Restricted Subsidiary shall (i) within 360 days after the date such Net Available Cash is received and to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Senior Indebtedness) to (A) apply an amount equal to such Net Available Cash to prepay, repay or purchase Senior Indebtedness of the Company or such Restricted Subsidiary, in each case owing to a Person other than the Company or any Affiliate of the Company, or (B) invest an equal amount, or the amount not so applied pursuant to clause (A), in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) and (ii) apply such excess Net Available Cash (to the extent not applied pursuant to clause
(i)) as provided in the following paragraphs of the covenant described hereunder; provided, however, that in connection with any prepayment, repayment or purchase of Senior Indebtedness pursuant to clause (A) above, the Company or such Restricted Subsidiary shall retire such Senior Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. The amount of Net Available Cash required to be applied pursuant to clause (ii) above and not theretofore so applied shall constitute "Excess Proceeds." Pending application of Net Available Cash pursuant to this provision, such Net Available Cash shall be invested in Temporary Cash Investments.

    If at any time the aggregate amount of Excess Proceeds not theretofore subject to an Excess Proceeds Offer (as defined below) totals at least $5 million, the Company shall, not later than 30 days after the end of the period during which the Company is required to apply such Excess Proceeds pursuant to clause (i) of the immediately preceding paragraph (or, if the Company so elects, at any time within such period), make an offer (an "Excess Proceeds Offer") to purchase from the Holders on a pro rata basis an aggregate principal amount of Notes equal to the Excess Proceeds (rounded down to the nearest multiple of $1,000) on such date, at a purchase price equal to 100% of the principal amount of such Notes, plus, in each case, accrued interest (if any) to the date of purchase (the "Excess Proceeds Payment"). Upon completion of an Excess Proceeds Offer the amount of Excess Proceeds remaining after application pursuant to such Excess Proceeds Offer, (including payment of the purchase price for Notes duly tendered) may be used by the Company for any corporate purpose (to the extent not otherwise prohibited by the Indenture).

    The Company shall comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations thereunder in the event that such Excess Proceeds are received by the Company under the covenant described hereunder and the Company is required to repurchase Notes as described above. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the covenant described hereunder by virtue thereof.

    Limitation on Affiliate Transactions. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless the terms thereof (1) are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate, (2) if such Affiliate Transaction (or series of related Affiliate Transactions) involve aggregate payments in an amount in excess of $1 million in any one year, (i) are set forth in writing, (ii) comply with clause (1) and
(iii) have been approved by a majority of the disinterested members of the Board of Directors and (3) if such Affiliate Transaction (or series of related Affiliate Transactions) involve aggregate payments in an amount in excess of $5 million in any one year, (i) comply with clause (2) and (ii) have been determined by a nationally recognized investment banking firm to be fair, from a financial standpoint, to the Company and its Restricted Subsidiaries.

         (b) The provisions of the foregoing paragraph (a) shall not prohibit
(i) any Restricted Payment permitted to be paid pursuant to the covenant described under "-- Limitation on Restricted Payments," (ii) any issuance of securities, or other


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

payments, awards or grants in cash, securities or otherwise, pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans in the ordinary course of business and approved by the Board of Directors, (iii) the grant of stock options or similar rights to employees and directors of the Company in the ordinary course of business and pursuant to plans approved by the Board of Directors, (iv) loans or advances to employees in the ordinary course of business of the Company or its Restricted Subsidiaries, (v) fees, compensation or employee benefit arrangements paid to and indemnity provided for the benefit of directors, officers or employees of the Company or any Subsidiary in the ordinary course of business, (vi) payments made to The Oxford Investment Group, Inc. for (x) management and consulting services in an aggregate amount not to exceed $1,000,000 in any one year and
(y) investment banking services in connection with acquisition of assets or businesses, by the Company or any Subsidiary not to exceed the greater of (A) 1.25% of the purchase price paid by the Company or such Subsidiary for the assets or business acquired (including Indebtedness assumed by the Company or such Subsidiary as part of such acquisition) and (B) $200,000; or (vii) any Affiliate Transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries in the ordinary course of business (so long as the other stockholders of any participating Restricted Subsidiaries which are not Wholly Owned Restricted Subsidiaries are not themselves Affiliates of the Company).

    Limitation on the Issuance or Sale of Capital Stock of Restricted Subsidiaries. The Company shall not (i) sell, pledge, hypothecate or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary (other than pledges of Capital Stock securing Senior Indebtedness) or (ii) permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any shares of its Capital Stock other than (A) to the Company or a Wholly Owned Subsidiary, (B) directors' qualifying shares, (C) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary or (D) the issuance of Preferred Stock by any Subsidiary Guarantor as partial payment for the acquisition by such Subsidiary Guarantor of Additional Assets. Notwithstanding the foregoing, the Company may sell, and may permit a Restricted Subsidiary to issue and sell, up to 20% of the outstanding Common Stock of a Restricted Subsidiary to officers and employees of such Restricted Subsidiary. The proceeds of any sale of such Capital Stock permitted hereby will be treated as Net Available Cash from an Asset Disposition and must be applied in accordance with the terms of the covenant described under "-- Limitation on Sales of Assets and Subsidiary Stock."

    Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien of any nature whatsoever on any property of the Company or any
Restricted Subsidiary (including Capital Stock of a Restricted Subsidiary),
whether owned   at the Issue Date or thereafter acquired, which secures
Indebtedness that ranks pari passu with or is subordinated to the Notes or the Subsidiary Guaranties unless (i) if such Lien secures Indebtedness that ranks pari passu with the Notes and the Subsidiary Guaranties, the Notes are secured on an equal and ratable basis with the obligation so secured until such time as such obligation is no longer secured by a Lien or (ii) if such Lien secures Indebtedness that is subordinated to the Notes and the Subsidiary Guaranties, such Lien shall be subordinated to a Lien granted to the Holders on the same collateral as that securing such Lien to the same extent as such subordinated Indebtedness is subordinated to the Note and the Subsidiary Guaranties.

    Merger and Consolidation. The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of related transactions, all or substantially all its assets to, any Person, unless: (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture; (ii) immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; (iii) except in the case of a merger the sole purpose of which is to change the Company's jurisdiction of incorporation, immediately after giving effect to such transaction on a pro forma basis, the Successor Company would be able to Incur an additional $1.00 of


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

Indebtedness pursuant to paragraph (a) of the covenant described under "-- Limitation on Indebtedness"; (iv) immediately after giving effect to such transaction on a pro forma basis, the Successor Company shall have Consolidated Net Worth in an amount that is not less than the Consolidated Net Worth of the Company immediately prior to such transaction; and (v) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture. Notwithstanding the foregoing clauses (ii), (iii) and (iv), any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company.

    The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, but the predecessor Company in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the principal of and interest on the Notes.

    The Company shall not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to, any Person, unless: (i) the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not such Subsidiary) shall expressly assume, by a Guaranty Agreement, in form satisfactory to the Trustee, all the obligations of such Subsidiary under its Subsidiary Guaranty; (ii) immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been Incurred by such Person at the time of such transaction), no Default shall have occurred and be continuing; and (iii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guaranty Agreement comply with the Indenture. The provisions of clauses (i) and (iii) above shall not apply to any transactions which constitute an Asset Disposition if the Company has complied with the applicable provisions of the covenant described under "-- Limitation on Sales of Assets and Subsidiary Stock" above.

    Future Guarantors. The Company shall cause each Restricted Subsidiary that at any time becomes an obligor or guarantor with respect to any obligations under one or more Bank Credit Agreements to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will Guarantee payment of the Notes on the same terms and conditions as those set forth in the Indenture. Each Subsidiary Guaranty will be limited in amount to an amount not to exceed the maximum amount that can be Guaranteed by the applicable Subsidiary Guarantor without rendering such Subsidiary Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

    SEC Reports. Until such time as the Company shall become subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall provide the Trustee, the Initial Purchasers, the Noteholders and prospective Noteholders (upon request) with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so provided at the times specified for the filing of such information, documents and reports under such Sections. Thereafter, notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC and provide the Trustee and Noteholders and prospective Noteholders (upon request) with such annual reports and such information, documents and other reports as are specified in such Sections and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections; provided, however, that the Company shall not be required to file any report, document or other information with the SEC if the SEC does not permit such filing.

DEFAULTS


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


    An Event of Default is defined in the Indenture as (i) a default in the payment of interest on the Notes when due (whether or not such payment is prohibited by the provisions described under "Subordination" above), continued for 30 days, (ii) a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise (whether or not such payment is prohibited by the provisions described under "Subordination" above), (iii) the failure by the Company, to comply for 30 days after notice with any of its obligations under the covenants described under "-- Limitation on Indebtedness," "-- Limitation on Restricted Payments," "Limitation on Sales of Assets and Subsidiary Stock," and "Merger, Consolidation and Sale of Assets", (iv) the failure by the Company to comply for 60 days after notice with its other agreements contained in the Indenture, (v) Indebtedness of the Company or any Restricted Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $5 million (the "cross-acceleration provision"), (vi) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (the "bankruptcy provisions"), (vii) any judgment or decree for the payment of money in excess of $5 million is rendered against the Company or a Restricted Subsidiary, remains outstanding following such judgment and is not discharged, waived or stayed within 60 days after entry of such judgment or decree (the "judgment default provision"), or (viii) a Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guaranty) or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty. However, a default under clause (iii) or (iv) will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified in clauses (iii) and (iv) hereof after receipt of such notice.

    If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of and interest on all the Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of the Notes. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

    Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense,
(iv) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability.

    The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any Note, the Trustee may withhold notice if and so long as a committee of its trust officers


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

determines that withholding notice is not opposed to the interest of the Holders. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof.

AMENDMENTS AND WAIVERS

    Subject to certain exceptions, the Indenture may be amended with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes) and any past default or compliance with any provisions may also be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each Holder of an outstanding Note affected thereby, no amendment may, among other things, (i) reduce the amount of Notes whose Holders must consent to an amendment, (ii) reduce the rate of or extend the time for payment of interest on any Note, (iii) reduce the principal of or extend the Stated Maturity of any Note, (iv) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under "-- Optional Redemption" above, (v) make any Note payable in money other than that stated in the Note, (vi) impair the right of any Holder to institute suit for the enforcement of any payment on or with respect to such Holder's Notes or any Subsidiary Guaranty, (vii) make any change in the amendment provisions which require each Holder's consent or in the waiver provisions or (viii) make any change to the subordination provisions of the Indenture that would adversely affect the Noteholders.

    Without the consent of any Holder, the Company and Trustee may amend the Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation of the obligations of the Company under the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the
Code), to add guarantees with respect to the Notes, to release Subsidiary Guarantors when permitted by the Indenture, to secure the Notes, to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company, to make any change that does not adversely affect the rights of any Holder or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act. However, no amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or their Representative) consents to such change.

    The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

    After an amendment under the Indenture becomes effective, the Company is required to mail to Holders a notice briefly describing such amendment. However, the failure to give such notice to all Holders, or any defect therein, will not impair or affect the validity of the amendment.

TRANSFER

    Certificated Notes will be issued in registered form and will be transferable only upon the surrender of the Notes being transferred for registration of transfer. The Company may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges.

DEFEASANCE


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


    The Company at any time may terminate all its obligations under the Notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. The Company at any time may terminate its obligations under "-- Change of Control" and under the covenants described under "-- Certain Covenants" (other than the covenant described under "-- Merger and Consolidation"), the operation of the cross-acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries and the judgment default provision described under "-- Defaults" above and the limitations contained in clauses (iii) and (iv) under "Certain Covenants -- Merger and Consolidation" above ("covenant defeasance").

    The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its
legal defeasance option, payment of the Notes may not be accelerated    because
of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (iii) (but only with respect to clauses (iii) or (iv) under "Certain Covenants -- Merger and Consolidation as it relates to the failure to comply with such covenants), (iv), (v), (vi) or (vii) under "-- Defaults" above or because of the failure of the Company to comply with clause (iii) or (iv) under "Certain Covenants -- Merger and Consolidation" above. If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor will be released from all of its obligations with respect to its Subsidiary Guaranty.

    In order to exercise either defeasance option, (a) such defeasance must not result in a breach of, or otherwise constitute a default under any agreement or investment with respect to any Senior Indebtedness, and no default may exist under any Indebtedness and (b) the Company must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

CONCERNING THE TRUSTEE

    U.S. Bank Trust National Association (formerly known as First Trust National Association) is the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the Notes.

    The Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that if an Event of Default occurs (and is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the Indenture.

GOVERNING LAW

    The Indenture provides that it and the Notes are governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

CERTAIN DEFINITIONS


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    "Additional Assets" means (i) any property or assets (other than
Indebtedness and Capital Stock) in a Related Business; or (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; provided, however, that any such Restricted Subsidiary is primarily engaged in a Related Business.

    "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the provisions described under "Certain Covenants -- Limitation on Restricted Payments," "Certain Covenants -- Limitation on Affiliate Transactions" and "Certain Covenants -- Limitations on Sales of Assets and Subsidiary Stock" only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

    "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (i) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares and, to the extent required by local ownership laws in foreign countries, shares owned by foreign shareholders), (ii) all or substantially all the assets of any division, business segment or comparable line of business of the Company or any Restricted Subsidiary or (iii) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary. Notwithstanding the foregoing, the term "Asset Disposition" shall not include (x) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary, (y) for purposes of the covenant described under "Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock", a disposition that constitutes a Permitted Investment or a Restricted Payment permitted by the covenant described under "Certain Covenants -- Limitation on Restricted Payments", and (z) a disposition of assets having a fair market value of less than $1 million.

    "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

    "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

    "Bank Credit Agreements" means the Senior Credit Facility and any other bank credit agreement or similar facility entered into in the future by the Company or any Restricted Subsidiary as any of the same may be amended, waived, modified, Refinanced or replaced from time to time (except to the extent that any such amendment, waiver, modification, replacement or Refinancing would be prohibited by the terms of the Indenture).

    "Bank Indebtedness" means any and all present and future amounts payable under or in respect of the Bank Credit Agreements, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceedings), fees,


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

charges, expenses, reimbursement obligations, Guarantees and all other amounts and other Obligations payable thereunder or in respect thereof at any time.

    "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

    "Business Day" means each day which is not a Legal Holiday.

    "Capital Lease Obligations" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

    "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

    "Change of Control" means the occurrence of any of the following events:

         (i)   any "person" or "group" (as such terms are used in Sections
    13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause such person or group shall be deemed to have "beneficial ownership" of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total voting power of the Voting Stock of the Company; provided, however, that such event shall not be deemed to be a Change of Control so long as the Permitted Holders beneficially own, directly or indirectly, in the aggregate a greater percentage of the total voting power of the Voting Stock of the Company than such other person or group;

         (ii) after the first public offering of common stock of the Company, during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a majority vote of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

         (iii) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company to another Person (other than a Person that is controlled by the Permitted Holders), and, in the case of any such merger or consolidation, the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation.

    "Code" means the Internal Revenue Code of 1986, as amended.


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


    "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days (or, if less, the number of days after the end of such fiscal quarter as the consolidated financial statements of the Company shall be available) prior to the date of such determination (determined, for the first three fiscal quarters ending subsequent to the Issue Date, by annualizing such quarters to the extent completed) to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period (except that, in the case of Indebtedness used to finance working capital needs incurred under a revolving credit or similar arrangement, the amount thereof shall be deemed to be the average daily balance of such Indebtedness during such four-fiscal-quarter period), (2) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period, and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased, assumed by a third person (to the extent the Company and its Restricted Subsidiaries are no longer liable for such Indebtedness) or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (3) if since the beginning of such period the Company shall have consummated a Public Equity Offering following which there is a Public Market, Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its Restricted Subsidiaries in connection with such Public Equity Offering for such period, (4) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, which acquisition constitutes all or substantially all of an operating unit of a business, including any such Investment or acquisition occurring in connection with a transaction requiring a calculation to be made hereunder, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and (5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income, earnings or expense relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be prepared in accordance with
Article 11 of Regulation S-X promulgated by the Commission as determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest of such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

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


    "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, (i) interest expense attributable to Capital Lease Obligations, (ii) amortization of debt discount,
(iii) capitalized interest, (iv) non-cash interest expenses, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) net costs associated with Hedging Obligations (including amortization of fees), (vii) Preferred Stock dividends in respect of all Preferred Stock held by Persons other than the Company or a Wholly Owned Subsidiary, and (viii) interest actually paid on any Indebtedness of any other Person that is Guaranteed by the Company or any Restricted Subsidiary. Notwithstanding the foregoing, net interest expense attributable to Tooling Indebtedness shall not be included in Consolidated Interest Expense except to the extent such expense would be included in interest expense in accordance with GAAP.

     "Consolidated Net Income" means, for any period, the net income of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income: (i) any net income (or loss) of any Person if such Person is not a Restricted Subsidiary, except that subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (iii) below); (ii) for purposes of subclause (a)(3)(A) of the covenant described under "Certain Covenants -- Limitation on Restricted Payments" only, any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition; (iii) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary consistent with such restriction during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income; (iv) any gain (or loss) realized upon the sale or other disposition of any assets of the Company or its consolidated Subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person; (v) extraordinary gains or losses; and (vi) the cumulative effect of a change in accounting principles. Notwithstanding the foregoing, for the purposes of the covenant described under "Certain Covenants--Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(D) thereof.

    "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

    "Currency Agreement" means, with respect to any Person, any foreign exchange contract, currency swap agreement or other similar agreement to which such Person is a party or a beneficiary.

    "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

    "Designated Senior Indebtedness" means (i) the Bank Indebtedness and (ii) any other Senior Indebtedness of the Company which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $10 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the Indenture.

    "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,
(ii) is convertible or exchangeable, at the option of the holder thereof, for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the Notes.

    "EBITDA" for any period means the sum of Consolidated Net Income plus Consolidated Interest Expense plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income: (i) income tax expense (including Michigan Single Business Tax expense), (ii) depreciation expense, (iii) amortization expense and (iv) all other non-cash items reducing Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Consolidated Net Income, in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    "Existing Preferred Stock" means the Series A $3.00 cumulative Preferred Stock issued by Lobdell and the Series B Preferred Stock issued by Lobdell in the aggregate amount of $50.7 million, less any shares of such preferred stock repurchased, redeemed or canceled subsequent to the Issue Date, as the terms of such preferred stock shall exist as of the Issue Date.

    "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board and (iii) such other statements by such other entity as approved by a significant segment of the accounting profession.

    "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

    "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

    "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

    "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; provided, further, however, that in the case of a discount security, neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness, but the entire face amount of such security shall be deemed Incurred upon the issuance of such security. The term "Incurrence" when used as a noun shall have a correlative meaning.

     "Indebtedness" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person; (iii) all obligations of such Person issued or assumed as the deferred purchase price of property or services, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payables arising in the ordinary course of business and which are not more than 90 days past due and not in dispute), which purchase price or obligation is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services (provided that, in the case of obligations of an acquired Person assumed in connection with an acquisition of such Person, such obligations would constitute Indebtedness of such Person); (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends); (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee; (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and (viii) to the extent not otherwise included in this definition, Hedging Obligations of such Person. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations as described above at such date; provided, however, that the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

    "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates.

    "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and the covenant described under "Certain Covenants -- Limitation on Restricted Payments," (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

    "Issue Date" means the date on which the Notes are originally issued.

    "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

    "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

    "Net Available Cash" from an Asset Disposition means cash payments received by the Company or any of its Subsidiaries therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form) in each case net of
(i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or Joint Ventures as a result of such Asset Disposition and (iv) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition, including without limitation liabilities under any indemnification obligations associated with such Asset Disposition.

    "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys fees, accountants fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

    "Obligations" means all present and future obligations for principal, premium, interest (including, without limitation, any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law), penalties, fees, indemnifications,

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

reimbursements (including, without limitation, all reimbursement and other obligation pursuant to any letters of credit, bankers acceptances or similar instruments or documents), damages and other liabilities payable under the documentation at any time governing any indebtedness.

    "Permitted Holders" means (i) any of Selwyn Isakow, his spouse and any of his lineal descendants and their respective spouses (collectively, the "Isakow Family") whether acting in their own name or as one or as a majority of persons having the power to exercise the voting rights attached to, or having investment power over, shares held by others, (ii) any controlled Affiliate of any member of the Isakow Family, and (iii) any trust solely for the benefit of one or more members of the Isakow Family (whether or not any member of the Isakow Family is a trustee of such trust).

    "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in (i) the Company, (ii) a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business; (iii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;
(iv) Temporary Cash Investments; (v) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (vi) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;
(vii) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary;
(viii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; (ix) Persons other than Restricted Subsidiaries that are primarily engaged in a Related Business, in an aggregate amount not to exceed $15 million (to the extent utilized for an Investment, such amount will be reinstated to the extent that the Company or any Restricted Subsidiary receives dividends, repayments of loans or other transfers of assets as a return of such Investment); (x) any Person to the extent such Investment is received in exchange for the transfer to such Person of the assets owned as of the Issue Date by Laserweld International L.L.C.; and (xi) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to the covenant described under "Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock."

    "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

    "Preferred Stock," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

    "principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

    "Public Equity Offering" means an underwritten primary public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act.


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


    "Public Market" means any time after (i) a Public Equity Offering has been consummated and (ii) at least 10% of the total issued and outstanding common stock of the Company has been distributed by means of an effective registration statement under the Securities Act or sales pursuant to Rule 144 under the Securities Act.

    "Purchase Money Indebtedness" mean Indebtedness (i) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds or similar Indebtedness, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and (ii) incurred to finance the acquisition by the Company or a Restricted Subsidiary of such asset, including additions and improvements; provided, however, that any Lien arising in connection with any such Indebtedness shall be limited to the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property on which such asset is attached; and provided, further, however, that such Indebtedness is Incurred within 90 days after such acquisition of such asset by the Company or Restricted Subsidiary.

    "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

    "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the Indenture; provided, however, that (i) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (ii) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced and (iii) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; provided further, however, that Refinancing Indebtedness shall not include (x) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or (y) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

    "Related Business" means any business related, ancillary or complementary (as determined in good faith by the Board of Directors) to the businesses of the Company and the Restricted Subsidiaries on the Issue Date.

    "Representative" means any trustee, agent or representative (if any) for an issue of Senior Indebtedness of the Company.

    "Restricted Payment" means, with respect to any Person, (i) the declaration or payment of any dividends or any other distributions on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the holders of its Capital Stock, except dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and except dividends or distributions payable solely to the Company or a Restricted Subsidiary (and, if such Restricted Subsidiary is not wholly owned, to its other shareholders on a pro rata basis or on a basis that results in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock), (iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase,

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

repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or
(iv) the making of any Investment in any Person (other than a Permitted Investment).

    "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

    "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

    "SEC" means the Securities and Exchange Commission.

    "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien. "Secured Indebtedness" of any Subsidiary Guarantor has a correlative meaning.

    "Senior Credit Facility" means the credit agreement dated as of the Issue Date, between the Company, the lenders and other persons party thereto and NBD Bank, as Agent, together with the related documents thereto executed at any time (including, without limitation, any guarantee agreements, security agreements and other collateral documents) and the credit facilities thereunder, in each case as such documents may be amended (including, without limitation, any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including, without limitation, increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted by the covenant described under "Certain Covenants -- Limitation on Indebtedness") or adding subsidiaries as additional borrowers or guarantors thereunder).

    "Senior Indebtedness" of the Company means (i) all Bank Indebtedness of the Company, whether outstanding on the Issue Date or thereafter Incurred, including the Guarantees by the Company of all Bank Indebtedness, and (ii) accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post- filing interest is allowed in such proceeding) in respect of (A) indebtedness of the Company for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which the Company is responsible or liable unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the Notes; provided, however, that Senior Indebtedness shall not include (1) any obligation of the Company to any Subsidiary, (2) any liability for Federal, state, local or other taxes owed or owing by the Company, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness of the Company (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in any respect (other than as a result of the Indebtedness being unsecured) to any other Indebtedness or other obligation of the Company, including any Senior Subordinated Indebtedness and any Subordinated Obligations, (5) any obligations with respect to any Capital Stock or (6) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of the Indenture. "Senior Indebtedness" of any Subsidiary Guarantor has a correlative meaning.

    "Senior Subordinated Indebtedness" of the Company means the Notes and any other Obligations under or in connection with the Notes, the Indenture and/or any related agreements, documents or instruments, whether now owing or hereafter incurred or owing and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness. "Senior Subordinated Indebtedness" of any Subsidiary Guarantor has a correlative meaning.

    "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

    "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

    "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes pursuant to a written agreement to that effect. "Subordinated Obligation" of any Subsidiary Guarantor has a correlative meaning.

    "Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person,
(ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

    "Subsidiary Guaranty" means the Guarantee by a Subsidiary Guarantor of the Company's obligations with respect to the Notes.

    "Subsidiary Guarantor" means each Subsidiary designated as such on the signature pages of the Indenture and any other Subsidiary that has issued a Subsidiary Guaranty.

    "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by an registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause
(i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, any State thereof or the District of Columbia or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group, and (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc.

    "Tooling Indebtedness" means all present and future Indebtedness of the Company or any Restricted Subsidiary the proceeds of which are utilized to finance dies, molds, tooling and similar items (collectively "Tooling") for which the sales of such Tooling is covered under specific written purchase orders or agreements between the Company or any Restricted Subsidiary and the purchaser of such Tooling.

    "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the covenant described under "Certain Covenants -- Limitation on Restricted Payments." The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under paragraph (a) of the covenant described under "Certain Covenants -- Limitation on Indebtedness" and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be notified by the Company to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

    "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

    "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

    "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company and/or one or more Wholly Owned Subsidiaries.


                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

    The following discussion summarizes the certain United States federal income tax consequences of the Exchange Offer to a holder of Old Series B Notes that is an individual citizen or resident (within the meaning of Section 7701(b) of the Internal Revenue Code of 1986, as amended to the date hereof (the "Code")) of the United States or a United States corporation that purchased the Old Series B Notes pursuant to their original issue (a "U.S. Holder"). It is based on the Code, existing and proposed Treasury regulations, and judicial and administrative determinations, all of which are subject to change at any time, possibly on a retroactive basis. The following relates only to the Old Series B Notes, and the New Series B Notes received therefor, that are held as "capital assets" within the meaning of Section 1221 of the Code by U.S. Holders. It does not discuss state, local, or foreign tax consequences, nor does it discuss tax consequences to categories of holders that are subject to special rules, such as foreign persons, tax-exempt organizations, insurance companies, banks, and dealers in stocks and securities. Tax consequences may vary depending on the particular status of an investor. No rulings will be sought from the Internal Revenue Service with respect to the federal income tax consequences of the Exchange Offer.

    THIS SECTION DOES NOT PURPORT TO DEAL WITH ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO AN INVESTOR'S DECISION TO EXCHANGE OLD SERIES B NOTES FOR NEW SERIES B NOTES. EACH INVESTOR SHOULD CONSULT WITH ITS OWN TAX ADVISOR CONCERNING THE APPLICATION OF THE FEDERAL INCOME TAX LAWS AND OTHER TAX LAWS TO ITS PARTICULAR SITUATION BEFORE DETERMINING WHETHER TO EXCHANGE OLD SERIES B NOTES FOR NEW SERIES B NOTES.

THE EXCHANGE OFFER

    The exchange of Old Series B Notes pursuant to the Exchange Offer should be treated as a continuation of the corresponding Old Series B Notes because the terms of the New Series B Notes are not materially different from the terms of the Old Series B Notes. Accordingly, it is the Company's belief that such exchange will not constitute a taxable event to U.S. Holders and, therefore,
(i) no gain or loss should be realized by a U.S. Holder upon receipt of a New Series B Note, (ii) the holding period of the New Series B Note should include the holding period of the Old Series B Note exchanged therefor and (iii) the adjusted tax basis of the New Series B Note should be the same as the adjusted tax basis of the Old Series B Note exchanged therefor immediately before the exchange.

STATED INTEREST

    Stated interest on a Series B Note will be taxable to a U.S. Holder as ordinary interest income at the time that such interest accrues or is received, in accordance with the U.S. Holder's regular method of accounting for federal income tax purposes. The Old Series B Notes are not considered to have been issued with original issue discount for federal income tax purposes, and there will be no original issue discount with respect to the New Series B Notes.

PREMIUM

    The Old Series B Notes were issued for an amount that, at the time of issuance, was in excess of the amount payable at the maturity date of the Old Series B Notes. Therefore, a U.S. Holder of a New Series B Note will be treated as holding the New Series B Note at a premium.


    A U.S. Holder generally may elect to amortize the premium over the term of the New Series B Note on a constant yield method. The amount amortized in any year will be treated as a reduction of the U.S. Holder's interest income from the New Series B Note. The U.S. Holder's adjusted tax basis in the New Series B Note will be reduced to the extent of the deduction of amortizable bond premium. Premium on a New Series B Note held by a U.S. Holder that does not make such an election to amortize will decrease the gain or increase the loss otherwise recognized on disposition of the New Series B Note.

    U.S. Holders otherwise permitted to report income under the "cash method" of accounting should carefully consider the advisability of such an election to amortize premium, since it would not permit them to report interest income from the New Series B Note using the cash method and, accordingly, it may result in an acceleration of interest income from a New Series B Note.

    The election to amortize premium on a constant yield method, once made, applies to all debt obligations held or subsequently acquired by the electing U.S. Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service.


SALE, EXCHANGE OR RETIREMENT OF THE NOTES

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


    A U.S. Holder's tax basis in a New Series B Note generally will be its cost. A U.S. Holder generally will recognize gain or loss on the sale, exchange or retirement of a New Series B Note in an amount equal to the difference between the amount realized on the sale, exchange or retirement and the tax basis of the New Series B Note. Gain or loss recognized on the sale, exchange or retirement of a New Series B Note (excluding amounts received in respect of accrued interest, which will be taxable as ordinary interest income) generally will be capital gain or loss and will be long-term capital gain or loss if the New Series B Note was held for more than one year.

BACKUP WITHHOLDING

    Under certain circumstances, a U.S. Holder of a Series B Note may be subject to "backup withholding" at a 31% rate with respect to payments of interest thereon or the gross proceeds from the disposition thereof. This withholding generally applies if the U.S. Holder fails to furnish his or her social security number or other taxpayer identification number in the specified manner and in certain other circumstances. Any amount withheld from a payment to a U.S. Holder under the backup withholding rules is allowable as a credit against such U.S. Holder's federal income tax liability, provided that the required information is furnished to the Internal Revenue Service.
Corporations and certain other entities described in the Code and Treasury regulations are exempt from backup withholding if their exempt status is properly established.


                              PLAN OF DISTRIBUTION

    Each broker-dealer that receives New Series B Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Series B Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Series B Notes received in exchange for Old Series B Notes where such Old Series B Notes were acquired as a result of market-making activities or other trading activities. Each of the Company and the Subsidiary Guarantors has agreed that, starting on the Expiration Date and ending on the close of business on the first anniversary of the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In
addition, until                         , 1998 (90 days after the date of this
Prospectus), all dealers effecting transactions in the New Series B Notes may be required to deliver a prospectus.

    Neither the Company nor any of the Subsidiary Guarantors will receive any proceeds from any sale of New Series B Notes by broker-dealers. New Series B Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Series B Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Series B Notes. Any broker-dealer that resells New Series B Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Series B Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Series B Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    For a period of one year after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company and each of the Subsidiary Guarantors have agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Old Series B Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Old Series B Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

    The validity of the New Series B Notes offered hereby will be passed upon for the Company by Dykema Gossett PLLC, Bloomfield Hills, Michigan. Rex E. Schlaybaugh, Jr. is a shareholder, the Vice Chairman of the Board and a director of the Company. Mr. Schlaybaugh is a member of Dykema Gossett PLLC. Certain matters relating to the Subsidiary Guaranties and the application of Ontario law to them will be passed upon for the Company by Fasken Campbell Godfrey, Toronto, Ontario.

                                    EXPERTS

    On March 28, 1997, Price Waterhouse LLP, independent accountants, were selected by the Board of Directors of Oxford Automotive, Inc. to audit the financial statements of Oxford Automotive, Inc. for the fiscal year ended March 31, 1997.

    On March 28, 1997, Oxford Automotive, Inc. dismissed its principal accountant, Deloitte & Touche, upon the recommendation of the Board of Directors of Oxford Automotive, Inc. There were no disagreements with Deloitte & Touche and Oxford Automotive, Inc. and its predecessors during the two fiscal years ended March 31, 1996 and 1995 and subsequent interim period ended March 28, 1997 on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Deloitte & Touche would have caused Deloitte & Touche to make reference thereto in their report on the financial statements as of and for the two years ended March 31, 1996. The reports of Deloitte & Touche on the financial statements of Oxford Automotive, Inc. and its predecessors as of and for the two years ended March 31, 1996 do not contain an adverse opinion, disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

    The consolidated financial statements of the Company as of and for the years ended March 31, 1998 and 1997 included in this Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

    The consolidated financial statements of the Company as of March 31, 1996 and for the period from October 28, 1995 through March 31, 1996 appearing in this Prospectus and the related financial statement schedule included in the Exchange Offer Registration Statement have been audited by Deloitte & Touche, independent auditors, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

    The consolidated financial statements of BMG North America Limited (Predecessor) for the period from April 1, 1995 through October 27, 1995 appearing in this Prospectus and the related financial statement schedule included in the Exchange Offer Registration Statement have been audited by Deloitte & Touche, independent auditors, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

    The consolidated financial statements of Lobdell Emery Corporation as of December 31, 1996 and 1995 and for each year in the three-year period ended December 31, 1996 included in this Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

    The financial statements of Howell Industries, Inc. as of and for the year ended July 31, 1997 included in this Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

    The consolidated balance sheet of RPI Holdings, Inc. as of June 30, 1996 and the consolidated statments of operations, stockholders' equity, and cash flows for the year ended June 30, 1996 included in this Prospectus, have been so included herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of said firm as experts in accounting and auditing.

    The consolidated financial statements of RPI Holdings, Inc. as of March
31, 1997 and for the period from July 1, 1996 to March 31, 1997 included in this Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

    The combined financial statements of the Suspension Division as of December 31, 1997 and for the year ended December 31, 1997 included in this Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                        INDEX TO FINANCIAL STATEMENTS

                                                                                                                           Page
                                                                                                                           ----
OXFORD AUTOMOTIVE, INC.
Report of Independent Accountants   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-3
Independent Auditors' Report  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-4
Consolidated Balance Sheets as of March 31, 1998, 1997 and 1996   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-5
Consolidated Statements of Operations for the years ended March 31, 1998 and 1997, and the period from
    October 28, 1995 through  March 31, 1996 for the Company; and for the period from April 1, 1995 through
    October 27, 1995 for the Predecessor. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-6
Consolidated Statements of Changes in Shareholders' Equity for the years ended March 31, 1998 and 1997, and the period from October 28, 1995 through March 31, 1996 for the Company; and for the period from
    April 1, 1995 through October 27, 1995 for the Predecessor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-7
Consolidated Statements of Cash Flows for the years ended March 31, 1998 and 1997, and the period from
    October 28, 1995 through March 31, 1996 for the Company; and for the period from April 1, 1995 through
    October 27, 1995 for the Predecessor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-8
Notes to Consolidated Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-9


LOBDELL EMERY CORPORATION
Report of Independent Accountants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-32
Consolidated Balance Sheets as of December 31, 1996 and 1995  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-33
Consolidated Statements of Operations for the years ended December 31, 1996, 1995 and 1994  . . . . . . . . . . . . . . . . F-34
Consolidated Statement of Changes in Shareholders' Equity for the years ended December 31, 1996, 1995 and
    1994. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-35
Consolidated Statements of Cash Flows for the years ended December 31, 1996, 1995 and 1994  . . . . . . . . . . . . . . . . F-36
Notes to Consolidated Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-37


HOWELL INDUSTRIES, INC.
Report of Independent Accountants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-48
Balance Sheet as of July 31, 1997 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-49
Statement of Operations for the year ended July 31, 1997 . . . . . . .  . . . . . . . . . . . . . . . . . . . . . . . . . . F-50
Statement of Shareholders' Equity for the year ended July 31, 1997 . .  . . . . . . . . . . . . . . . . . . . . . . . . . . F-51
Statement of Cash Flows for the year ended July 31, 1997. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-52
Notes to Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-53


RPI HOLDINGS, INC.
Report of Independent Accountants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-59
Report of Independent Accountants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-60
Consolidated Balance Sheets as of  March 31, 1997,  June 30, 1996 and September 30, 1997 (unaudited)  . . . . . . . . . . . F-61
Consolidated Statements of Operations  for the period from July 1, 1996 to March 31, 1997, for the year ended
    June 30, 1996, and the six months ended September 30, 1997 and 1996 (unaudited) . . . . . . . . . . . . . . . . . . . . F-62
Consolidated Statement of Changes in Shareholders' Equity for the period from July 1, 1996 to March 31, 1997, the period from July 1, 1995 to June 30, 1996, and for the six months ended September 30, 1997 (unaudited). . . . . . . F-63
Consolidated Statements of Cash Flows for period from July 1, 1996 to March 31, 1997, for the year ended
    June 30, 1996, and the six months ended September 30, 1997 and 1996 (unaudited) . . . . . . . . . . . . . . . . . . . . F-64
Notes to Consolidated Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-65


SUSPENSION DIVISION OF EATON CORPORATION
Report of Independent Accountants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-72
Combined Balance Sheets as of December 31, 1997 and March 31, 1998 (unaudited)  . . . . . . . . . . . . . . . . . . . . . . F-73
Combined Statements of Operations for the year ended December 31, 1997, and for the three months ended March 31, 1998 and 1997 (unaudited) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-74
Combined Statements of Cash Flows for the year ended December 31, 1997, and for the three months ended March 31, 1998 and 1997 (unaudited) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-75
Notes to Combined Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-76


                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors
and Shareholders of
Oxford Automotive, Inc.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of changes in shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Oxford Automotive, Inc. and its subsidiaries (the Company) at March 31, 1998 and 1997 and the results of their operations and their cash flows for the years ended March 31, 1998 and 1997 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

The financial statements of the Company as of March 31, 1996 and for the period from October 28, 1995 through March 31, 1996 and the financial statements of BMG North America Limited (the Predecessor) for the period from April 1, 1995 through October 27, 1995 were audited by other independent accountants whose report dated May 21, 1996 expressed an unqualified opinion on those statements.



PRICE WATERHOUSE LLP
Bloomfield Hills, Michigan
June 22, 1998

                          INDEPENDENT AUDITORS' REPORT


To the Directors of
Oxford Automotive, Inc. and BMG North America Limited

We have audited the consolidated balance sheet of Oxford Automotive, Inc. as at March 31, 1996 and the consolidated statements of operations, changes in shareholders' equity and cash flows for the period from October 28, 1995 to March 31, 1996 for Oxford Automotive, Inc. and the consolidated statements of operations, changes in shareholders' equity and cash flows for the period from April 1, 1995 to October 27, 1995 for BMG North America Limited. These financial statements are the responsibility of the management of Oxford Automotive, Inc. and BMG North America Limited. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of Oxford Automotive, Inc., as at March 30, 1996 and the results of its operations and its cash flows for the period from October 28, 1995 to March 31, 1996 and the results of BMG North America Limited's operations and its cash flows for the period from April 1, 1995 to October 27, 1995 in accordance with U.S. generally accepted accounting principles.



DELOITTE & TOUCHE
Chartered Accountants

Kitchener, Ontario
May 21, 1996

OXFORD AUTOMOTIVE, INC.

CONSOLIDATED BALANCE SHEETS
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE-RELATED DATA)
--------------------------------------------------------------------------------


                                                                                          MARCH 31,
                                                                                1998         1997           1996
                          ASSETS

Current assets
  Cash and cash equivalents                                                  $   18,321     $  9,671      $    -
  Trade receivables, net                                                         65,273       47,626           8,338
  Inventories                                                                    21,305       13,411           3,719
  Refundable income taxes                                                         1,601        1,641
  Reimbursable tooling                                                           13,315        4,968           3,298
  Deferred income taxes                                                           4,399        4,633
  Unexpended bond proceeds                                                        4,159
  Prepaid expenses and other current assets                                       2,803        1,354           1,181
                                                                             ----------     --------      ----------
     TOTAL CURRENT ASSETS                                                       131,176       83,304          16,536
Unexpended bond proceeds                                                                       3,937
Marketable securities                                                             8,627
Other noncurrent assets                                                          10,116        4,588           6,734
Deferred income taxes                                                             6,405        5,087           6,139
Property, plant and equipment, net                                              163,708      146,778          19,791
                                                                             ----------     --------      ----------

     TOTAL ASSETS                                                            $  320,032     $243,694      $   49,200
                                                                             ==========     ========      ==========

           LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
  Trade accounts payable                                                     $   52,214     $ 31,421      $   14,570
  Employee compensation                                                           4,808        4,986           1,883
  Restructuring reserve                                                           6,363        7,050             608
  Accrued expenses and other current liabilities                                 12,242        9,040           3,299
  Current portion of borrowings                                                  10,965       24,274          11,258
                                                                             ----------     --------      ----------
     TOTAL CURRENT LIABILITIES                                                   86,592       76,771          31,618
Pension liability                                                                 4,727        3,631           1,080
Postretirement medical benefits liability                                        35,992       33,467
Deferred income taxes                                                            15,332       10,442
Other noncurrent liabilities                                                      2,596        2,187              67
Long-term borrowings -- less current portion                                    128,483       75,555          15,500
                                                                             ----------     --------      ----------
     TOTAL LIABILITIES                                                          273,722      202,053          48,265
                                                                             ----------     --------      ----------
Commitments and contingent liabilities (Note 15)

Redeemable Series A $3.00 Cumulative Preferred Stock, $100 stated
  value -- 457,541 shares authorized, 397,539 shares issued and outstanding in 1998 and 457,541 shares issued and outstanding in
  1997 (Notes 3 and 13)                                                          40,192       36,012
                                                                             ----------     --------
Redeemable Series B Preferred Stock, $100 stated value -- 49,938 shares authorized, no shares issued and outstanding in 1998 and
  49,938 shares issued and outstanding in 1997 (Notes 3 and 13)                                3,288
                                                                             ----------     --------
SHAREHOLDERS' EQUITY
  Common stock, 400,000 shares authorized; 309,750
     shares issued and outstanding at March 31, 1998 and 1997 and
     75,000 shares issued and outstanding at March 31, 1996                       1,050        1,050             750
  Foreign currency translation adjustment                                          (651)         (28)              5
  Retained earnings                                                               4,750        1,572             415
  Net unrealized gain on marketable securities                                      969
  Equity adjustment for minimum pension liability                                               (253)           (235)
                                                                             ----------     --------      ----------
                                                                                  6,118        2,341             935
                                                                             ----------     --------      ----------

    TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                               $  320,032     $ 243,694     $   49,200
                                                                             ==========     =========     ==========


    The accompanying notes are an integral part of the financial statements.

OXFORD AUTOMOTIVE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE-RELATED DATA)
--------------------------------------------------------------------------------


                                                                    COMPANY                                PREDECESSOR
                                              -------------------------------------------------------    ----------------
                                                                                      PERIOD FROM          PERIOD FROM
                                                   YEAR ENDED        YEAR ENDED     OCTOBER 28, 1995       APRIL 1, 1995
                                                    MARCH 31,         MARCH 31,         THROUGH              THROUGH
                                                     1998               1997         MARCH 31, 1996      OCTOBER 27, 1995

Net sales                                         $   410,321        $  136,861        $   35,572           $   49,043
Cost of sales                                         368,420           125,375            31,624               46,895
                                                  -----------        ----------        ----------           ----------
  GROSS PROFIT                                         41,901            11,486             3,948                2,148

Selling, general and administrative                    21,839             7,685             2,235                3,922
Restructuring provision                                 1,610
Gain on sale of equipment                              (1,602)

  OPERATING INCOME                                     20,054             3,801             1,713               (1,774)

Other income (expense)
  Interest expense                                    (10,710)           (3,388)           (1,096)              (1,048)
  Other                                                   321             2,201
                                                  -----------        ----------

INCOME BEFORE BENEFIT (PROVISION) FOR
 INCOME TAXES                                           9,665             2,614               617               (2,822)
Benefit (provision) for income taxes                   (4,074)           (1,065)             (202)                 938
                                                  -----------        ----------        ----------           ----------
NET INCOME                                              5,591             1,549               415           $   (1,884)
                                                                                                            ===========
Accrued dividends and accretion on
 Redeemable preferred stock                             1,334               300
                                                  -----------        ----------        ----------

NET INCOME APPLICABLE TO COMMON STOCK             $     4,257        $    1,249        $      415
                                                  ===========        ==========        ==========

NET INCOME PER SHARE (BASIC AND DILUTED)          $     13.74        $     9.37        $     9.10
                                                  ===========        ==========        ==========

    The accompanying notes are an integral part of the financial statements.

OXFORD AUTOMOTIVE, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
(DOLLAR AMOUNTS IN THOUSANDS)
 -------------------------------------------------------------------------------



                                                                        PREDECESSOR
                                    ------------------------------------------------------------------------------------
                                                FOREIGN                         NET              EQUITY
                                                CURRENCY      RETAINED    UNREALIZED GAIN    ADJUSTMENT FOR
                                     COMMON    TRANSLATION    EARNINGS     ON MARKETABLE     MINIMUM PENSION
                                     STOCK     ADJUSTMENT    (DEFICIT)      SECURITIES         LIABILITY         TOTAL

BALANCES AT APRIL 1, 1995           $ 14,262     $    40      $  (3,469)        $   -            $   -         $  10,833
  Net loss                                                       (1,884)                                          (1,884)
  Foreign currency translation
   adjustments                           575        (155)                                                            420
  Issuance of common stock, net
   of redemptions                        (40)                                                                        (40)
                                    ---------    -------      ---------         -----            -----         ---------

BALANCES AT OCTOBER 27, 1995        $ 14,797     $  (115)     $  (5,353)        $   -            $   -         $   9,329
                                    ========     ========     ==========        =====            =====         =========


                                                                          COMPANY
                                   ------------------------------------------------------------------------------------
                                                 FOREIGN                         NET              EQUITY
                                                CURRENCY                  UNREALIZED GAIN    ADJUSTMENT FOR
                                     COMMON    TRANSLATION    RETAINED     ON MARKETABLE     MINIMUM PENSION
                                     STOCK     ADJUSTMENT     EARNINGS      SECURITIES         LIABILITY         TOTAL
BALANCES AT OCTOBER 28, 1995        $   750      $   -        $       -         $   -            $   -         $    750
  Net income                                                        415                                             415
  Foreign currency translation
   adjustments                                       5                                                                5
  Equity adjustment for
   Minimum pension liability                                                                      (235)            (235)
                                    -------      -----        ---------         -----            -----         --------

BALANCES AT MARCH 31, 1996              750          5              415             -             (235)             935
  Net income                                                      1,549                                           1,549
  Foreign currency translation
   Adjustments                                     (33)                                                             (33)
  Equity adjustment for
   Minimum pension liability                                                                       (18)             (18)
  Accrued dividends and
   Accretion of redeemable
   Preferred stock                                                 (300)                                           (300)
  Issuance of common stock, net
   of redemptions                       300                         (92)                                            208
                                    -------      -----        ---------         -----            -----         --------

BALANCES AT MARCH 31, 1997            1,050        (28)           1,572             -             (253)           2,341
  Net income                                                      5,591                                           5,591
  Excess of purchase price over
   Predecessor basis                                             (1,079)                                         (1,079)
  Foreign currency translation
   Adjustments                                    (623)                                                            (623)
  Unrealized gain on marketable
   securities                                                                     969                               969
  Equity adjustment for
   minimum pension liability                                                                       253              253
  Dividends and accretion
   on redeemable preferred stock                                 (1,334)                                         (1,334)
                                     ------       ----        ---------         -----            -----         --------

BALANCES AT MARCH 31, 1998          $ 1,050      $(651)       $   4,750         $ 969            $             $  6,118
                                    =======      =====        =========         =====            =====         ========

    The accompanying notes are an integral part of the financial statements.

OXFORD AUTOMOTIVE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(DOLLAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------


                                                                       COMPANY                                PREDECESSOR
                                                   ------------------------------------------------------   -----------------
                                                                                        PERIOD FROM            PERIOD FROM
                                                     YEAR ENDED      YEAR ENDED       OCTOBER 28, 1995        APRIL 1, 1995
                                                     MARCH 31,        MARCH 31,          THROUGH                 THROUGH
                                                        1998             1997         MARCH 31, 1996         OCTOBER 27, 1995
OPERATING ACTIVITIES
Net income (loss)                                     $    5,591      $    1,549         $       415           $    (1,884)
Adjustments to reconcile net income (loss) to
net cash provided by (used in) operating
activities
  Depreciation and amortization                           20,279           5,041                 687                   919
  Deferred income taxes                                      137           2,136                 230                (1,036)
  Gain on sale of equipment                               (1,586)           (195)                 (2)
  Changes in operating assets and liabilities
    affecting cash
    Trade receivables                                     (4,615)         (8,953)              6,617                (3,311)
    Inventories                                            1,496            (299)               (277)                 (259)
    Reimbursable tooling                                  (7,368)         (1,601)              1,824                  (760)
    Prepaid expenses and other assets                        569             129               1,592                (1,768)
    Other noncurrent assets                                 (836)          3,544
    Trade accounts payable                                11,416            (605)             (6,501)                6,417
    Employee compensation                                    169          (6,072)                309                  (493)
    Restructuring reserve                                   (745)           (398)
    Accrued expenses and other liabilities                (3,166)         (1,885)             (1,716)                3,504
    Income taxes payable/refundable                        2,914            (199)
    Other noncurrent liabilities                           1,731             (39)
                                                      ----------      ----------         -----------           -----------
      NET CASH PROVIDED BY (USED IN)OPERATING
        ACTIVITIES                                        25,986          (7,847)              3,178                 1,329
                                                      ----------      ----------         -----------           -----------
INVESTING ACTIVITIES
Purchase of businesses, net of cash acquired             (24,219)         (9,309)             (1,983)
Purchase of property, plant and equipment                (16,723)         (3,326)             (3,466)               (5,111)
Proceeds from sale of equipment                            5,433             341                  33                    11
Purchases of marketable securities                        (7,658)
      NET CASH USED IN INVESTING ACTIVITIES              (43,167)        (12,294)             (5,416)               (5,100)
                                                      ----------      ----------         -----------           -----------
FINANCING ACTIVITIES
Issuance of share capital                                                    300                 750
Proceeds from borrowing arrangements                     126,653          78,823              23,814                   921
Principal payments on borrowing arrangements             (93,782)        (49,186)            (16,482)               (7,477)
Payment of preferred stock dividends                      (1,193)
Debt financing costs                                      (5,372)
Redemption and retirement of common stock                                    (92)                                      (40)
Obligation under capital lease - net                                                              (6)                   (3)
                                                      ----------      ----------         -----------           -----------
      NET CASH PROVIDED BY (USED IN) FINANCING
        ACTIVITIES                                        26,306          29,845               8,076                (6,599)
                                                      ----------      ----------         -----------           -----------
Effect of exchange rate changes on cash                     (475)            (33)
                                                      ----------      ----------         -----------           -----------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS                                              8,650           9,671               5,838               (10,370)
Cash and cash equivalents at beginning of
  Period                                                   9,671                             (11,238)                 (868)
                                                      ----------      ----------         -----------           -----------

Cash and cash equivalents at end of period            $   18,321      $    9,671         $    (5,400)          $   (11,238)
                                                      ==========      ==========         ===========           ===========

Cash paid for interest                                $    7,338      $    3,033         $     1,096           $     1,048
                                                      ==========      ==========         ===========           ===========

Cash paid for income taxes                            $    4,670      $     -            $        42           $        79
                                                      ==========      ==========         ===========           ===========

    The accompanying notes are an integral part of the financial statements.

OXFORD AUTOMOTIVE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE-RELATED DATA)
--------------------------------------------------------------------------------


  1.   NATURE OF OPERATIONS

       Oxford Automotive, Inc. (the Company) is a full-service supplier of metal stampings and welded assemblies used as original equipment components primarily by North American original equipment automotive manufacturers. The Company's products are used in a wide variety of sport utility vehicles, light and medium trucks, vans and passenger cars. The Company primarily operates from thirteen plants located in the United States, Canada and Mexico. The Company's hourly workforce is represented by various unions.

       Net sales to the Company's three primary customers as a percentage of total sales are as follows:


                                                                                                    PERIOD FROM
                                                                                               OCTOBER 28, 1995
                                                         YEAR ENDED           YEAR ENDED              THROUGH
                                                       MARCH 31, 1998      MARCH 31, 1997       MARCH 31, 1996

         General Motors Corporation                          54%                  62%                  67%
         Ford Motor Company                                  31%                  17%                  -
         Chrysler Corporation                                 9%                  -                    -

       Accounts receivable from General Motors Corporation, Ford Motor Company and Chrysler Corporation represent approximately 39%, 39% and 13%, respectively, of the March 31, 1998 accounts receivable balance.

       Although the Company is directly affected by the economic well being of the automotive industry and customers referred to above, management does not believe significant credit risk exists at March 31, 1998. The Company does not require collateral to reduce such risk and historically has not experienced significant losses related to receivables from individual customers or groups of customers in the automotive industry.

  2.   SIGNIFICANT ACCOUNTING POLICIES

       BASIS OF PRESENTATION
       The financial statements for the period from April 1, 1995 through October 27, 1995 are those of BMG North America Limited (the Predecessor), which was acquired by Oxford Automotive, Inc. (formerly BMG-MI, Inc.) on October 28, 1995.

       The consolidated financial statements as of March 31, 1998 and 1997 and for the years then ended and for the period from October 28, 1995 through March 31, 1996 are those of the Company and its subsidiaries. The financial statements of the Company and the Predecessor are not comparable in certain respects due to differences between the cost bases of certain assets held by the Company versus that of the Predecessor, resulting in reduced depreciation and amortization charges subsequent to October 27, 1995, changes in accounting policies and the recording of certain liabilities at the date of acquisition in connection with the purchase of the Predecessor by the Company, as well as the Company's acquisitions subsequent to October 28, 1995 discussed further in Note 3.

OXFORD AUTOMOTIVE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE-RELATED DATA)
--------------------------------------------------------------------------------

  2.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

       PRINCIPLES OF CONSOLIDATION
       The consolidated financial statements of the Company include the accounts of Oxford Automotive, Inc. and its wholly-owned subsidiaries, BMG Holdings, Inc. (BMGH), Howell Industries, Inc. (Howell), Lobdell Emery Corporation (Lobdell), RPI Holdings, Inc. (RPIH) and Oxford Automotriz de Mexico S.A. de C.V. (Oxford Mexico). Intercompany accounts and transactions have been eliminated.

       USE OF ESTIMATES
       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       REVENUE RECOGNITION
       Revenue is recognized by the Company upon shipment of product to the customer.

       FINANCIAL INSTRUMENTS
       At March 31, 1998 and 1997, the carrying amount of financial instruments such as cash and cash equivalents, trade receivables and payables and unexpended bond proceeds, approximated their fair values. The carrying amount of the long-term customer receivables and borrowings at March 31, 1998 and 1997, approximated their fair values based on the variable interest rates available to the Company for similar arrangements.

       CASH EQUIVALENTS
       The Company considers all highly-liquid investments with maturity of three months or less when purchased to be cash equivalents.

       INVENTORIES
       Inventories are stated at the lower of cost or market. Cost is principally determined by the last-in, first-out (LIFO) method for the Company's United States operations and by the first-in first-out (FIFO) method for the Company's Canadian operations.

       REIMBURSABLE TOOLING
       Reimbursable tooling represents net costs incurred on tooling projects for which the Company expects to be reimbursed by customers. Ongoing estimates of total costs to be incurred on each tooling project are made by management. Losses, if any, are recorded when known and in cases where billings exceed costs incurred, the related tooling gain is recognized upon acceptance of the tooling by the customer. Certain of the Company's tooling costs are financed through lending institutions and are reimbursed by customers on a piece price basis. These tooling assets are classified as either accounts receivable ($2,676, $3,695, and $1,809 at March 31, 1998, 1997, and 1996 respectively), other noncurrent assets (none, $3,800 and $6,734 at March 31, 1998, 1997, and 1996 respectively) or equipment depending upon the ultimate title holder of the tooling assets.

OXFORD AUTOMOTIVE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE-RELATED DATA)
--------------------------------------------------------------------------------

  2.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

       UNEXPENDED BOND PROCEEDS
       Unexpended bond proceeds in the accompanying consolidated balance sheet represent unexpended proceeds from the issuance of industrial development revenue bonds by Creative Fabrication Corporation (Creative), a wholly-owned subsidiary of Lobdell, as discussed in Note 8, and are invested in allowable money market accounts and commercial paper with a maturity of 90 days or less.

       PROPERTY, PLANT AND EQUIPMENT
       Property, plant and equipment are stated on the basis of cost and include expenditures for improvements which materially increase the useful lives of existing assets. Expenditures for normal repair and maintenance are charged to operations as incurred. For federal income tax purposes, depreciation is computed using accelerated and straight-line methods. For financial reporting purposes, depreciation is computed principally using the straight-line method over the following estimated useful lives:


                                                                       YEARS
         Land improvements                                               15
         Buildings and improvements                                     30-40
         Machinery and equipment                                         3-20

       IMPAIRMENT OF LONG-LIVED ASSETS
       The Company accounts for long-lived assets in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of". This Statement requires that long-lived assets and certain identifiable intangibles to be held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. The Company recognizes impairment losses for assets or groups of assets where the sum of the estimated future cash flows (undiscounted and without interest charges) is less than the carrying amount of the related asset or group of assets. The amount of the impairment loss recognized is the excess of the carrying amount over the fair value of the asset or group of assets being measured.

       MARKETABLE SECURITIES
       Marketable securities at March 31, 1998, mainly composed of equity securities, are classified as available-for-sale securities and are reported at fair value using quoted market prices. Unrealized holding gains and losses are included as a separate component of shareholders' equity until realized.

OXFORD AUTOMOTIVE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE-RELATED DATA)
--------------------------------------------------------------------------------


  2.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

       ENVIRONMENTAL COMPLIANCE AND REMEDIATION
       Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations which do not contribute to current or future revenue generation are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable and the costs can be reasonably estimated. Estimated costs are based upon enacted laws and regulations, existing technology and the most probable method of remediation. The costs determined are not discounted and exclude the effects of inflation and other social and economic factors.

       INCOME TAXES
       Deferred taxes are provided to give recognition to the effect of expected future tax consequences of temporary differences between the carrying amounts for financial reporting purposes and the tax bases for income tax purposes of assets and liabilities.

       FOREIGN EXCHANGE CONTRACTS
       Gains and losses of foreign currency firm commitment hedges are deferred and included in the basis of the transactions underlying the commitments. During fiscal 1997, the Company recognized a gain of approximately $2,000 related to certain foreign currency exchange transactions terminated during the year. The gain is included as a component of other income in the accompanying March 31, 1997 statement of operations. Had the foreign currency exchange transactions not been terminated, the recognized gain would normally have been recorded as a component of sales.

       FOREIGN CURRENCY TRANSLATION
       The foreign currency financial statements of BMGH and Oxford Mexico, where the local currency is the functional currency, are translated using exchange rates in effect at period end for assets and liabilities and at weighted average exchange rates during the period for operating statement accounts. The resulting foreign currency translation adjustments are recorded as a separate component of shareholders' equity. Exchange gains and losses resulting from foreign currency transactions are included in operating results during the period in which they occur.

       PER SHARE AMOUNTS
       The per share amounts of the Predecessor have not been presented as the Company's capital structure is not comparable to that of the Predecessor.

       RECLASSIFICATIONS
       Certain amounts from the prior year have been reclassified to conform with the current year presentation.

OXFORD AUTOMOTIVE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE-RELATED DATA)
--------------------------------------------------------------------------------

3.     ACQUISITIONS

       On October 28, 1995, the Company acquired all of the outstanding common stock of BMG North America Limited (BMGNA). The acquisition was financed through a $750 Series A promissory note. The acquisition has been recorded in accordance with the purchase method of accounting. Accordingly, the purchase price plus direct cost of the acquisition have been allocated to the assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition.

       On January 10, 1997, pursuant to an Agreement and Plan of Merger among Lobdell Emery Corporation, certain shareholders of Lobdell Emery Corporation, BMG-MI, Inc. and L-E Acquisition, Inc. as amended (the Agreement), certain Lobdell Emery Corporation shareholders and option holders had their respective shares and options redeemed for cash of approximately $8,500 and all outstanding shares of common stock of Lobdell Emery Corporation (Oldco) were exchanged for shares of preferred stock of Oldco with a face value of approximately $40,700. In addition, approximately $3,500 of expenses incurred by Oldco were reimbursed by L-E Acquisition, Inc. In connection with the exchange of Oldco's common stock for preferred stock, L-E Acquisition, Inc. was merged with and into Lobdell Emery Corporation (Newco).

       The acquisition was financed through the issuance of preferred stock described in Note 13 and a term loan, which was subsequently refinanced, as described in Note 8. The acquisition has been recorded in accordance with the purchase method of accounting. Accordingly, the purchase price plus direct cost of the acquisition have been allocated to the assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition.

       The fair market value of assets acquired and liabilities assumed, after giving effect to the settlement described in Note 13, is summarized as follows:

         Current assets                                          $     56,993
         Property, plant and equipment                                129,966
         Noncurrent assets                                              9,953
         Current liabilities                                          (50,028)
         Long-term liabilities                                       (107,130)
                                                                 ------------
         Fair value of preferred stock                           $     39,754
                                                                 ============

       In accordance with the purchase method of accounting, Lobdell's operating results have been included with those of the Company since the date of acquisition.

       On August 13, 1997, the Company acquired all of the outstanding common stock of Howell for approximately $23,700 in cash, including acquisition costs. The acquisition was financed through the proceeds of the subordinated notes described in Note 8. The acquisition has been recorded in accordance with the purchase method of accounting. Accordingly, the purchase price plus direct cost of the acquisition have been allocated to the assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition.

OXFORD AUTOMOTIVE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE-RELATED DATA)
--------------------------------------------------------------------------------

3.     ACQUISITIONS (CONTINUED)

       The fair market value of assets acquired and liabilities assumed is summarized as follows:

         Current assets                                            $     22,900
         Property, plant and equipment                                   18,100
         Current liabilities                                            (14,100)
         Long-term liabilities                                           (3,200)
                                                                   ------------
                                                                   $     23,700
                                                                   ============

       On November 25, 1997, Oxford purchased all of the outstanding common stock of RPIH for $2,500 in cash. The acquisition was financed through the proceeds of the subordinated notes described in Note 8. The acquisition has been recorded in accordance with the purchase method of accounting. Accordingly, the purchase price has been allocated to the assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition. The majority shareholder of Oxford was also the majority shareholder of RPIH.

       The fair market value of assets acquired and liabilities assumed is summarized as follows:

         Current assets                                                              $      3,900
         Property, plant and equipment                                                      5,000
         Noncurrent assets                                                                  1,600
         Current liabilities                                                               (5,400)
         Long-term liabilities                                                             (3,700)
         Excess of purchase price over predecessor basis                                    1,100
                                                                                     ------------
                                                                                     $      2,500
                                                                                     ============

       The excess of purchase price over predecessor basis is a result of the common ownership by the majority shareholder of Oxford and represents the portion of the fair value of the net assets acquired in excess of their book value, multiplied by the majority shareholder's ownership percentage in RPIH. The Company has recorded this amount as a deduction from retained earnings in the accompanying statement of changes in shareholders' equity.

       The following unaudited pro forma combined results of operations of the Company have been prepared as if the acquisitions of Lobdell, Howell and RPIH had occurred at the beginning of fiscal 1998 and 1997.

                                                                                        YEAR ENDED
                                                                         MARCH 31, 1998         MARCH 31, 1997

         Net sales                                                         $    453,685            $   433,443
         Net income                                                        $      4,692            $     2,364
         Net income applicable to common shares                            $      3,358            $     1,052
         Net income per common share                                       $      10.84            $      3.40

       The pro forma information is not intended to be a projection of future results.

OXFORD AUTOMOTIVE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE-RELATED DATA)
--------------------------------------------------------------------------------

3.     ACQUISITIONS (CONTINUED)

       The foregoing unaudited pro forma results of operations reflect adjustments for additional interest expense related to the financing of the acquisitions and the additional depreciation expense, as a result of the write-up of property, plant and equipment, net of the related tax benefit.

 4.    ACCOUNTS RECEIVABLE

       Accounts receivable are comprised of the following at March 31:

                                                                                  1998            1997          1998

         Trade receivables                                                      $  65,673      $  48,898     $  8,377
         Less - allowance for doubtful accounts                                      (400)        (1,272)         (39)
                                                                                ---------      ---------     --------
         Trade receivables, net                                                 $  65,273      $  47,626     $  8,338
                                                                                =========      =========     ========


  5.   INVENTORIES

       Inventories are comprised of the following at March 31:

                                                                                  1998            1997           1996

         Raw materials                                                          $   6,737      $   5,688     $   1,557
         Finished goods and work-in-process                                        15,135          7,994         2,162
                                                                                ---------      ---------     ---------
                                                                                   21,872         13,682         3,719
         LIFO and other reserves                                                     (567)          (271)
                                                                                ---------      ---------     ---------

                                                                                $  21,305      $  13,411     $   3,719
                                                                                =========      =========     =========

       The Company does not separately identify finished goods from work-in-process.

  6.   PROPERTY, PLANT AND EQUIPMENT

       Property, plant and equipment are comprised of the following at March 31:


                                                                                           1998            1997          1996

         Land and land improvements                                                      $     5,432    $   5,073    $    779
         Buildings and improvements                                                           29,126       24,697       3,171
         Machinery and equipment                                                             140,095      117,535       7,394
         Construction-in-process                                                              12,204        4,393       8,914
                                                                                         -----------    ---------    --------
                                                                                             186,857      151,698      20,258
         Less - accumulated depreciation                                                     (23,149)      (4,920)       (467)
                                                                                         -----------    ---------    --------

                                                                                         $   163,708    $ 146,778    $ 19,791
                                                                                         ===========    =========    ========

OXFORD AUTOMOTIVE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE-RELATED DATA)
--------------------------------------------------------------------------------


6.     PROPERTY, PLANT AND EQUIPMENT (CONTINUED)

       Certain machinery and equipment with a net book value of $9,900 was idle at March 31, 1998. Management intends to redeploy these assets amongst its operating facilities and does not believe that the net book value of these assets is impaired at March 31, 1998. In addition, in connection with the restructuring activities described in Note 10, management expects that additional assets, mainly land and buildings with a net book value of $7,300 at March 31, 1998, will be idled next year.

       In March 1998, the Company sold assets acquired in connection with the acquisition of Lobdell and recorded a gain on the sale of these assets of $1,602.

       As discussed in Note 10, certain of the Company's facilities were closed during the year ended March 31, 1998. As management intends to sell these facilities, the net book value of the land and buildings, approximating $1,815, is classified in prepaid expenses and other current assets as of March 31, 1998 in the accompanying consolidated balance sheet.


7.     ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

       Accrued expenses and other current liabilities are comprised of the following at March 31:


                                                                                  1998            1997         1996

         Accrued interest                                                        $  3,627       $    103     $     -
         Accrued workers' compensation                                              3,287          3,071         544
         Accrued property taxes                                                     1,454          2,350
         Accrued medical benefits                                                   1,040          1,827
         Foreign exchange gain                                                                                 1,975
         Other                                                                      2,834          1,689         780
                                                                                 --------       --------     -------

                                                                                 $ 12,242       $  9,040     $ 3,299
                                                                                 ========       ========     =======

OXFORD AUTOMOTIVE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE-RELATED DATA)
--------------------------------------------------------------------------------


  8.   BORROWING ARRANGEMENTS

       Borrowings consist of the following at March 31:

                                                                                             1998          1997           1996

        SERIES A 10.125% SENIOR SUBORDINATED NOTES DUE 2007, OXFORD                       $  124,827      $       -     $      -
        INDUSTRIAL DEVELOPMENT REVENUE BONDS, CREATIVE
        $8,500 issued September 27, 1995, floating rate interest (3.85% at
           March 31, 1998). Quarterly principal payments based on graduated
           maturity schedule. Backed by NBD Bank letter of credit                              7,600          8,300
        EDC TOOLING LOAN, BMGNA
        Interest at a fixed rate of 7.36%. Payments based on parts shipped,
           matures September 30, 1999                                                          2,967          5,110
        BANK SYNDICATE--REVOLVING CREDIT LINE, OXFORD
        Interest at prime rate (8.5% at March 31, 1998), matures June 24, 2003                 1,825
        BANK-- TERM LOAN, LOBDELL
        Interest at .625% over 90-day LIBOR (6.435% at March 31, 1998).
           Quarterly principal payments of approximately $400, matures
           October 1, 1998                                                                     1,233          2,833
        IRDP LOAN, BMGNA
        Interest at 6%. Monthly principal payments of $7 to October 31, 2000 and
           $11 thereafter, matures September 1, 2002                                             396            467          534
        BANK SYNDICATE -- TERM LOAN, LOBDELL
        Interest at variable spread over prime.  Quarterly principal payments
           ranging from $1,250-$2,750 plus interest, repaid in full during                                   52,750
           fiscal 1998
        BANK SYNDICATE -- REVOLVING CREDIT LINE, LOBDELL
        Interest at variable spread over prime, repaid in full during fiscal 1998                             1,250
        BANK SYNDICATE -- TERM LOAN, BMGNA
        Interest at prime rate plus 1.25%.  Quarterly payments of $755 plus
           interest, repaid in full during fiscal 1998                                                       14,447
        REVOLVING CREDIT LINE, BMGNA
        Interest at prime rate plus 1.25%, repaid in full during fiscal 1998                                 10,376
        NATIONS BANK -- SATURN TOOLING, BMGNA
        Interest at a variable spread over prime (8.71% at March 31, 1997).
           Payments based on parts shipped, repaid in full during fiscal 1998                                 1,380        7,047
        CCFL LOAN, BMGNA
        Interest at 11.11%. Monthly principal payments of $21, repaid in full
           during fiscal 1998                                                                                 2,475        2,768
        TERM LOAN, BMGNA
        Interest at Canadian Index Rate plus 3% or Canadian Banker's
           Acceptance Rate plue 3.95%.  Quarterly principal payments
           based on graduated schedule, repaid in full during fiscal 1997                                                  7,765
        REVOLVING CREDIT LINE, BMGNA
        Interest at Canadian Banker's Acceptance Rate plue 3.7%,
           repaid in full during fiscal 1997                                                                               2,803
        BANK LOAN, BMGNA
        Interest at either the Canadian Index Rate plue 2.5% or BA
           rate plus 3.45%, reapid in full during fiscal 1997                                                              2,650
        TOOLING LINE, BMGNA
        Interest at the Canadian Index Rate plue 3% or the Canadian
           Banker's Acceptance Rate plus 3.95%, repaid in full during
           fiscal 1997                                                                                                     2,750
        SERIES A PROMISSORY NOTE, BMGH
        Interest at 7%, repaid in full during fiscal 1998                                                       441          441
        OTHER                                                                                    600
                                                                                          ----------      ---------     --------
             Total                                                                           139,448         99,829       26,758
        Less - current portion of long-term borrowings                                       (10,965)       (24,274)     (11,258)
                                                                                          ----------      ---------     --------

        Long-term borrowings-- less current portion                                       $  128,483      $  75,555     $ 15,500
                                                                                          ==========      =========     ========

OXFORD AUTOMOTIVE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE-RELATED DATA)
--------------------------------------------------------------------------------

 8.    BORROWING ARRANGEMENTS (CONTINUED)

       On June 24, 1997, the Company issued $125,000 of Series A 10.125% Senior Subordinated Notes Due 2007 (the Notes). The Notes mature on June 15, 2007 and require semi-annual interest payments of approximately $6,300. The proceeds from the Notes were primarily used to repay certain of the Company's indebtedness and finance the Company's acquisitions of Howell and RPIH described in Note 3, as well as the acquisition of the assets of the Suspension Division of Eaton Corporation described in Note 17. The Notes are unsecured and are guaranteed by Oxford and certain of its wholly-owned subsidiaries. See Note 18. On April 1, 1997, the Company issued $35,000 of Series B 10.125% Senior Subordinated Notes Due 2007 as discussed in Note 17.

       Concurrent with the issuance of the Notes, the Company entered into a credit agreement with a syndicate of banks (the Oxford Credit Agreement), under which the Company may borrow up to $110,000, of which a maximum of $15,000 is available for letters of credit. At March 31, 1998, $1,825 was outstanding under the revolving line of credit and $9,437 was outstanding under letters of credit, leaving $98,738 unused and available. The terms of the Oxford Credit Agreement contain, amount other provisions, requirements for maintaining defined levels of tangible net worth, total debt to cash flows, interest coverage and fixed charge coverage. The Oxford Credit Agreement also contains certain restrictions on the payment of dividends. Quarterly commitment fees on the unused amounts of the revolving credit line range from .25% to .50% of the unused portion. Borrowings are secured by substantially all of the assets of Oxford.

       The proceeds of the industrial development revenue bonds were used to finance the real and personal property of Creative. These bonds are backed by an NBD letter of credit, which carries a rate of 1.50% and is collateralized by substantially all assets of Creative. The letter of credit reimbursement agreement includes covenants requiring minimum tangible capital, debt service coverage and limitations on other indebtedness.

       The Bank--term loan, Lobdell and EDC tooling loan, BMGNA are used to finance customer tooling. These loans are collateralized by either a customer purchase order or the tooling assets.

       Aggregate maturities of long-term borrowings at March 31, 1998 are as follows:

       1999                                      $    10,965
       2000                                            2,032
       2001                                            1,048
       2002                                               93
       2003                                               93
       Thereafter                                    125,217
                                                 -----------

                                                 $   139,448
                                                 ===========

OXFORD AUTOMOTIVE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE-RELATED DATA)
--------------------------------------------------------------------------------


  9.   INCOME TAXES

       The Company's income tax provision (benefit) consists of the following:

                                                           COMPANY                                  PREDECESSOR
                                ------------------------------------------------------------     ----------------
                                                                              PERIOD FROM           PERIOD FROM
                                                                           OCTOBER 28, 1995        APRIL 1, 1995
                                  YEAR ENDED           YEAR ENDED              THROUGH                THROUGH
                                MARCH 31, 1998        MARCH 31, 1997        MARCH 31, 1996       OCTOBER 27, 1995

         Current
           Federal                 $   3,116               $   (821)            $    -                $    -
           State                       1,098                   (124)
           Foreign                                                                    34                    46
                                   ---------               --------             --------              --------
                                       4,214                   (945)                  34                    46
                                   ---------               --------             --------              --------
         Deferred
           Federal                     2,300                    899
           State                        (608)                   137
           Foreign                    (1,832)                   974                  168                  (984)
                                   ---------               --------             --------              --------
                                        (140)                 2,010                  168                  (984)
                                   ---------               --------             --------              --------

                                   $   4,074               $  1,065             $    202              $   (938)
                                   =========               ========             ========              ========


       The difference between the statutory rate and the Company's effective rate was as follows:

                                                                      COMPANY                           PREDECESSOR
                                           ---------------------------------------------------------  ----------------
                                                                                                        PERIOD FROM
                                                                                  PERIOD FROM           APRIL 1, 1995
                                                                                OCTOBER 28, 1995          THROUGH
                                                 YEAR ENDED       YEAR ENDED         THROUGH             OCTOBER 27,
                                                MARCH 31, 1998   MARCH 31, 1997   MARCH 31, 1996             1995

         Statutory rate                               35.0%            34.0%           36.0%                 36.0%
         Foreign rates varying from 34%               (0.5)             1.8
         Large corporation tax                                                         (2.8)                 (1.6)
         State taxes, net of federal benefit           3.3              0.3
         Nondeductible items                           1.9              4.1            (0.5)                 (1.2)
         Other                                         2.5              0.5
                                                    ------           ------

         Effective income tax rate                    42.2%            40.7%           32.7%                 33.2%
                                                    ======           ======          ======                ======



OXFORD AUTOMOTIVE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE-RELATED DATA)
--------------------------------------------------------------------------------



   9.  INCOME TAXES (CONTINUED

       Significant components of the Company's deferred tax assets and (liabilities) are as follows at March 31:


                                                                                       1998            1997           1996
         Deferred tax liabilities
           Tax depreciation in excess of book                                        $  (30,930)    $ (30,065)     $       -
           Inventory reserve                                                             (1,581)       (1,292)
           Other                                                                           (170)
                                                                                     ----------     ---------      ---------
         Gross deferred tax liabilities                                                 (32,681)      (31,357)
                                                                                     ----------     ---------      ---------
         Deferred tax assets
           Postretirement medical benefits                                               14,397        13,387
           Impairment reserve                                                                22         1,200
           Workers' compensation                                                          1,345         1,089
           Medical benefits accrual                                                         473           702
           Allowance for bad debts                                                           97           502
           AMT credit carryforward                                                                      3,000
           Pension benefits                                                               2,514         1,606            498
           Net operating loss carryforwards                                               2,381         2,905          3,066
           Book depreciation in excess of tax                                                                            989
           Restructuring reserve                                                          3,698         3,927            311
           Foreign exchange                                                                 127            46            696
           Other                                                                          3,299         2,471            579
                                                                                     ----------     ---------      ---------
           Gross deferred tax assets                                                     28,353        30,835          6,139
                                                                                     ----------     ---------      ---------
         Valuation allowance                                                               (200)         (200)
                                                                                     ----------     ---------      ---------

         Net deferred tax asset (liability)                                          $   (4,528)    $    (722)     $   6,139
                                                                                     ==========     =========      =========

       A valuation allowance is provided on the tax benefits otherwise associated with certain tax attributes unless it is considered more likely than not that the benefit will be realized.

       The Company has net operating loss carryforwards for federal income tax purposes with potential future tax benefits of approximately $2,147 at March 31, 1998. The federal net operating losses expire during 2011. The Company has net operating loss carryforwards for Canadian income tax purposes with potential future tax benefits of approximately $2,950 at March 31, 1998. The Canadian net operating losses expire during 2004 and 2005. In addition, the Company has net operating loss carryforwards for Mexican income tax purposes with potential future tax benefits of approximately $1,695 at March 31, 1998. The Mexican net operating losses expire in seven to ten years.

       The Company has net operating loss carryforwards with a potential future tax benefit of approximately $202 for state income tax purposes and Tennessee Jobs Tax Credit carryforwards of approximately $200 at March 31, 1998, both of which expire during 2010 and 2011.

OXFORD AUTOMOTIVE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE-RELATED DATA)
--------------------------------------------------------------------------------


10.    RESTRUCTURING RESERVES

       In connection with the acquisition of Lobdell described in Note 3, management began to formulate and assess a plan to exit certain activities of Lobdell and, accordingly, established certain restructuring reserves aggregating $7,050 in Lobdell's opening balance sheet. Management's restructuring plan included the sale of certain subsidiaries, closure of a Lobdell owned manufacturing facility and sale of the current Lobdell owned corporate offices. Included in the restructuring reserves at March 31, 1997 were costs for severance and benefits for employees to be relocated and terminated ($5,052) and other restructuring related costs ($1,998). During the year ended March 31, 1998, total payments to employees that were terminated were $1,979. As a result of management's plans, approximately 375 employees were terminated.

       In connection with management's plans to reduce costs and improve operating efficiencies at other facilities, the Company recorded a provision for restructuring of $1,610 during the year ended March 31, 1998 and established restructuring reserves aggregating $1,339 in Howell's opening balance sheet.

       A summary of the restructuring activity is presented below. There was no activity during the period from January 10, 1997 to March 31, 1997.

         Balance at March 31, 1997                                                                   $    7,050
         1998 provision                                                                                   1,610
         1998 activity:
            Restructuring accrual associated with the
              acquisition of Howell                                                                       1,339
            Reduction in workforce and other cash outflows                                               (2,355)
            Reversal of excess accruals to noncurrent assets                                             (1,281)
                                                                                                     ----------
         Balance at March 31, 1998                                                                   $    6,363
                                                                                                     ==========

       The provision for restructuring recorded during the year ended March 31, 1998 represents costs associated with management's plans to close three Company facilities. Management expects that, as a result of these closures, approximately 160 employees will be permanently separated. Severance costs for these employees will be recorded in 1999. Costs recorded in 1998 primarily relate to fixed assets.

       The restructuring reserve established in Howell's opening balance sheet represents management's best estimate of the costs to be incurred in connection with the closure of a leased Howell facility. As a result of this closure, no employees are expected to be terminated. Management continues to assess the future manufacturing capacity of Howell and expects to complete its assessment and finalization of the restructuring plan within one year of the acquisition date of Howell.

       The reversal of excess accruals recorded during the year ended March 31, 1998 is due to management's finalization of its restructuring plans for Lobdell. No future requirement for this accrual exists. These reversals were recorded as a reduction of noncurrent assets.

OXFORD AUTOMOTIVE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE-RELATED DATA)
--------------------------------------------------------------------------------

10.    RESTRUCTURING RESERVES (CONTINUED)

       In connection with the Company's restructuring activities related to Lobdell, certain employees of Lobdell were terminated. The termination of certain of these employees resulted in a postretirement medical benefit curtailment gain of $957 which, in accordance with the purchase method of accounting, was treated as a reduction in liabilities assumed at the acquisition date. Accordingly, no postemployment medical benefit curtailment gain has been recognized in the Company's statement of operations for the year ended March 31, 1997.

11.    BENEFIT PLANS

       The Company sponsors twelve noncontributory plans covering substantially all employees meeting the age and length of service requirements as specified in the plans. The plan covering salaried employees provides pension benefits that are based on a percentage of the employee's average monthly compensation during the five highest consecutive years out of their last ten years, and their years of credited service up to a maximum of 30 years. The hourly plans do not provide for increases in future compensation levels. The Company's funding policy for the plan covering salaried employees is to make contributions in amounts sufficient to annually fund the plan's current service cost and the initial past service cost, plus interest, over a period of 30 years. Plans covering hourly employees generally provide benefits of stated amounts based on their unique labor agreements for each year of service. The Company's funding policy for these plans is to make at least the minimum annual contributions required by applicable regulations.

       The following table sets forth the plans' funded status and amounts recognized on the Company's balance sheets at March 31:

                                                                       OVERFUNDED PLANS              UNDERFUNDED PLANS
                                                                 1998        1997      1996        1998        1997       1996
         Actuarial present value of benefit obligation
           Vested benefits                                     $ 20,132     $17,573   $ 2,376    $ 43,620    $ 34,106   $ 11,539
           Nonvested benefits                                       659       1,170        74       2,602       1,853        356
                                                               --------     -------   -------    --------    --------   --------
                                                                 20,791      18,743     2,450      46,222      35,959     11,895
         Effect of projected future compensation levels           2,329       4,060     1,285       3,187
                                                               --------     -------   -------    --------    --------   --------
         Projected benefit obligation for service rendered       23,120      22,803     3,735      49,409      35,959     11,895
         Plan assets at fair value (primarily U.S.
         government                                             (23,740)    (22,854)   (4,155)    (47,484)    (32,280)   (10,525)
                                                               --------     -------   -------    --------    --------   --------
           securities, bonds and notes and mutual funds)
         Plan assets less (greater) than projected
         benefit                                                   (620)        (51)     (420)      1,925       3,679      1,370
           obligation
         Unrecognized net loss, including asset
         gains/losses not                                        (1,663)         10                 2,723         (21)
           yet reflected in market values
         Unrecognized prior service cost                                                               44         (20)
         Unrecognized net obligation being recognized over
           15-20 years                                                           15
         Experience gains (losses)                                              (61)      125                    (392)      (363)
         Adjustment required to recognize minimum liability                                            35         472        368
                                                               --------     -------   -------    --------    --------   --------

         (Prepaid) accrued pension cost                        $ (2,283)    $   (87)  $  (295)   $  4,727    $  3,718   $  1,375
                                                               ========     =======   =======    ========    ========   ========

       The minimum pension liability in excess of the allowable intangible asset has been recorded as a separate component of equity, net of tax.

OXFORD AUTOMOTIVE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE-RELATED DATA)
--------------------------------------------------------------------------------

 11.   BENEFIT PLANS (CONTINUED)

       Net periodic pension cost for each year and the actuarial assumptions used in determining the projected benefit obligation were as follows:


                                                                       COMPANY                          PREDECESSOR
                                                -------------------------------------------------     -----------------
                                                                                  PERIOD FROM           PERIOD FROM
                                                YEAR ENDED         YEAR ENDED   OCTOBER 28, 1995       APRIL 1, 1995
                                                 MARCH 31,          MARCH 31,       THROUGH               THROUGH
                                                   1998               1997       MARCH 31, 1996       OCTOBER 27, 1995

         Service cost                           $    2,143         $   1,074        $     266             $     344
         Interest cost                               4,808             2,127              530                   697
         Actual return on assets                   (12,528)           (2,138)            (425)                 (533)
         Net amortization and deferral               7,505                15                                     60
                                                ----------         ---------        ---------             ---------

         Net periodic pension cost              $    1,928         $   1,078        $     371             $     568
                                                ==========         =========        =========             =========

         Discount rate
           U.S. plans                               7.25%              7.75%
           Canadian plans                           6.50%              8.00%            8.50%                 8.75%
         Expected return on assets
           U.S. plans                          8.50-9.00%              9.00%
           Canadian plans                           8.50%              8.50%            8.50%                 7.50%
         Salary progression
           U.S. plans                               4.50%              4.50%
           Canadian plans                           5.50%              5.50%            5.50%                 5.50%

       The Company sponsors seven defined contribution 401(k) plans. The Company generally contributes 25% of the first 6% of the base compensation that a participant contributes to the plans.

 12.   POSTRETIREMENT MEDICAL BENEFITS

       In addition to the Company's defined benefit pension plans, Lobdell sponsors unfunded defined benefit medical plans that provide postretirement medical benefits to certain full-time employees meeting the age, length of service and contractual requirements as specified in the plans. The plan covering salaried employees is a contributory plan providing medical benefits to those hired before July 1, 1993. The percentage of cost paid by the retiree currently ranges from 10% for 30 or more years of service at retirement to 55% for 15 years of service at retirement, with Company contributions commencing upon attainment of age
       62. Those retiring with less than 15 years of service and those hired after June 30, 1993 may participate in the plan at their own cost. The plan is currently noncontributory for those employees who retired prior to July 1, 1993. The plans covering hourly employees provide medical benefit plan options that are similar to those offered to active hourly employees, with Lobdell contributions limited either to that available under traditional coverage for Alma hourly retirees or to 87% of the total applicable premium for Greencastle retirees.

OXFORD AUTOMOTIVE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE-RELATED DATA)
--------------------------------------------------------------------------------

 12.   POSTRETIREMENT MEDICAL BENEFITS (CONTINUED)

       The following table presents the plan's funded status reconciled with amounts recognized in the Company's balance sheet at March 31.

                                                                                           1998            1997

         Accumulated postretirement benefit obligation
           Retirees                                                                     $   16,332     $   14,479
           Full eligible active plan participants                                            6,195          4,287
           Other active plan participants                                                   18,134         13,510
                                                                                        ----------     ----------
           Total unfunded obligation                                                        40,661         32,276
         Unrecognized gain (loss)                                                           (4,669)         1,191
                                                                                        ----------     ----------

         Postretirement medical benefits liability                                      $   35,992     $   33,467
                                                                                        ==========     ==========

       Net periodic postretirement benefit cost included the following components:


                                                                                           FOR THE PERIOD FROM
                                                                          FOR THE YEAR       JANUARY 10, 1997
                                                                             ENDED                THROUGH
                                                                         MARCH 31, 1998        MARCH 31, 1997
        Service cost-- benefits earned during the period                    $    1,025            $      272
        Interest cost on the accumulated postretirement benefit
          obligation                                                             2,711                   623
                                                                            ----------            ----------

        Net periodic postretirement benefit cost                            $    3,736            $      895
                                                                            ==========            ==========

       The weighted average discount rate used in determining the accumulated postretirement benefit obligation was 7.25% and 7.75% at March 31, 1998 and 1997, respectively. The weighted average annual assumed rate of increase in the per capita cost of covered benefits (i.e., healthcare cost trend rate) is 8.5% in 1998 trending to 6.5% in 2008 and thereafter for retirees less than 65 years of age. For retirees 65 years of age and over, the rate is 8.3% in 1998 trending to 6.5% in 2008 and thereafter. The healthcare cost trend rate assumption has a significant effect on the amounts reported. For example, increasing the assumed healthcare cost trend rates by one percentage point in each year would increase the accumulated postretirement benefit obligation as of March 31, 1998 by approximately $5,919 and net periodic postretirement benefit cost for the year ended March 31, 1998 by approximately $573.

OXFORD AUTOMOTIVE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE-RELATED DATA)
--------------------------------------------------------------------------------

 13.   REDEEMABLE PREFERRED STOCK

       In connection with the acquisition of Lobdell described in Note 3, redeemable preferred stock with a face value of $50,748 was issued. Redeemable preferred stock with a face value of $40,748 was delivered to the former shareholders of Lobdell on January 10, 1997. The remaining redeemable preferred stock with a face value of $10,000 was placed in escrow pending final determination of the purchase price. The preferred stock issuance consisted of 457,541 shares of Series A $3.00 Cumulative Preferred Stock (Series A Preferred) and 49,938 shares of Series B Preferred Stock (Series B Preferred). On July 15, 1997, the Company entered into a Settlement Agreement and Mutual Release with the preferred shareholders of Lobdell (the Settlement Agreement). Pursuant to the Settlement Agreement, 60,002 shares of Series A Preferred held in escrow and all Series B Preferred previously issued were canceled. The remaining 39,938 shares of Series A Preferred held in escrow were released to the preferred shareholders of Lobdell.

       The annual dividend on the Series A Preferred is $3.00 per share, payable semi-annually. Dividends on the Series A Preferred are cumulative, but do not bear interest. Under the terms of the issuance of the Series A Preferred (the Stock Agreement), the holders of the Series A Preferred maintain limited voting rights. Holders are entitled to vote on any provisions that would adversely affect their rights or privileges or management's plans to issue any equity securities that would rank prior to the Series A Preferred. Holders are also entitled to elect at least one director of Lobdell, which, under certain provisions of the Stock Agreement, may increase to two.

       Lobdell is required to redeem all shares of Series A Preferred on December 31, 2006 at a price of $100 per share, plus all declared or accumulated but unpaid dividends. If Oxford does not commence an initial public offering of common stock (IPO) prior to June 30, 2006, then the redemption price of the Series A Preferred is $103 per share. If an IPO does not occur by December 31, 2001, each holder of Series A Preferred has the option to redeem annually a maximum of 20 percent of the shares held at a price of $100 per share on each December 31, beginning in 2002.

       Series A Preferred holders are not allowed to transfer, sell or assign the shares prior to February 1, 1999. Subsequent to that date, Lobdell has the right of first refusal to purchase any of the shares transferred, sold or assigned by a holder of Series A Preferred.

       Holders of Series A Preferred are entitled to convert their shares to Oxford common stock issued in connection with an IPO. Individual holders may convert a maximum of 50% of their shares, but the total of all Series A Preferred shares converted may not exceed 25% of the total Series A Preferred shares outstanding.

       The Series A Preferred has been included in the accompanying consolidated balance sheet at its fair value at the date of issuance of $39,754, and has been adjusted for accrued dividends and accretion totaling $438 and $258 for the years ended March 31, 1998 and 1997, respectively.

OXFORD AUTOMOTIVE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE-RELATED DATA)
--------------------------------------------------------------------------------

 14.   RELATED PARTY TRANSACTIONS

       The Company is charged a fee by a related party, The Oxford Investment Group, Inc., for consulting, finance and management services. Fees charged to the Company by The Oxford Investment Group, Inc. approximated $1,005 and $275 for the years ended March 31, 1998 and 1997, respectively. In connection with the acquisitions of BMGNA, Lobdell and Howell, investment banking fees of $200, $300 and $230, respectively, were paid to The Oxford Investment Group, Inc., during the periods ended March 31, 1996, 1997 and 1998, respectively.

       As described in Note 3, the majority shareholder of the Company was also the majority shareholder of RPIH.

 15.   COMMITMENTS AND CONTINGENCIES

       OPERATING LEASES
       As of March 31, 1998, the Company had long-term operating leases covering certain machinery and equipment. The minimum rental commitments under noncancellable operating leases with lease terms in excess of one year are as follows as of March 31, 1998:

        1999                       $     3,422
        2000                             3,480
        2001                             1,380
        2002                             3,370
        2003                               142
                                   -----------

                                   $    11,794
                                   ===========

       ENVIRONMENTAL MATTERS
       The Company is subject to federal, state and local laws and regulations which govern environmental matters. These laws regulate the discharge of materials into the environment and may require the Company to remove or mitigate the environmental effects of the disposal or release of petroleum or chemical substances. The Company has identified several environmental matters resulting from prior operations. Due to the relatively early stage of investigation of certain of these identified matters as well as potential indemnification by other potentially responsible parties, management is unable to reasonably estimate the ultimate cost of remediating certain of these identified environmental matters. The Company has recorded a liability of approximately $1,746 and $880 at March 31, 1998 and 1997, respectively, for estimated costs of known environmental matters.

       GENERAL
       The Company is subject to various claims, lawsuits and administrative proceedings related to matters arising out of the normal course of business. In the opinion of management, after reviewing the information which is currently available with respect to such matters and consulting with legal counsel, any liability which may ultimately be incurred with respect to these matters will not materially affect the financial position, results of operations or cash flows of the Company.

OXFORD AUTOMOTIVE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE-RELATED DATA)
--------------------------------------------------------------------------------

 16.   SEGMENT INFORMATION

       The Company operates in one industry segment and all sales are to unaffiliated customers. Net sales represent all sales to unaffiliated customers. Net export sales represent sales to unaffiliated customers outside of the enterprise's home country. The Company's home country is the United States and the Predecessor's home country was Canada. Accordingly, for the period from April 1, 1995 through October 27, 1995, net export sales represent sales to unaffiliated customers outside of Canada. For the period from October 28, 1995 to March 31, 1996 and for the years ended March 31, 1997 and 1998, net export sales represent sales to unaffiliated customers outside of the United States. Net sales by geographic area, identifiable assets by geographic area and net export sales by geographic area are as follows:



                                                                       COMPANY                          PREDECESSOR
                                                -------------------------------------------------     -----------------
                                                                                  PERIOD FROM           PERIOD FROM
                                                YEAR ENDED         YEAR ENDED   OCTOBER 28, 1995       APRIL 1, 1995
                                                 MARCH 31,          MARCH 31,       THROUGH               THROUGH
                                                   1998               1997       MARCH 31, 1996       OCTOBER 27, 1995
         Net Sales
           United States                       $   324,335       $    54,660       $      -               $     -
           Canada                                   85,030            82,201           35,572                49,043
           Mexico                                      956
                                               -----------       -----------       ----------             ---------
                                               $   410,321       $   136,861       $   35,572             $  49,043
                                               ===========       ===========       ==========             =========

         Operating Income (Loss)
           United States                       $    22,234       $     1,101       $      -               $
           Canada                                     (462)            2,700            1,713                (1,774)
           Mexico                                   (1,718)
                                               -----------       -----------       ----------             ---------
                                               $    20,054       $     3,801       $    1,713             $  (1,774)
                                               ===========       ===========       ==========             =========

         Identifiable Assets
           United States                       $   275,039       $   189,308       $      -
           Canada                                   40,634            57,153           49,200
           Mexico                                    4,948
                                               -----------       -----------       ----------
                                               $   320,621       $   246,461       $   49,200
                                               ===========       ===========       ==========

         Net Export Sales
           Canada                              $    63,985       $    41,846       $   16,476             $     -
           United States                                                                                     25,397
           Mexico                                   52,834            13,573            1,366                   664
           Other                                     4,893             2,120
                                               -----------       -----------       ----------             ---------
                                               $   121,712       $    57,539       $   17,842             $  26,061
                                               ===========       ===========       ==========             =========

OXFORD AUTOMOTIVE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE-RELATED DATA)
--------------------------------------------------------------------------------

 17.   SUBSEQUENT EVENT

       On April 1, 1998, the Company purchased the assets of the Suspension Division of Eaton Corporation (Suspension) for cash of approximately $53,500, including the investment in the Metalcar joint venture. The acquisition was financed through the proceeds of the Notes described in
       Note 8 and the issuance of $35,000 of Series B 10.125% Senior Subordinated Notes Due 2007. The acquisition will be recorded in accordance with the purchase method of accounting. Accordingly, the purchase price plus direct cost of the acquisition will be allocated to the assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition.

       The estimated fair market value of assets acquired and liabilities assumed is summarized as follows:

         Current assets                                                                           $     22,700
         Property, plant and equipment                                                                  47,200
         Current liabilities                                                                           (11,300)
         Long-term liabilities                                                                          (5,100)
                                                                                                  ------------
                                                                                                  $     53,500
                                                                                                  ============


       The unaudited pro forma combined results of operations of the Company and Suspension for the year ended March 31, 1998 including Howell and RPIH as if the acquisitions had occurred at the beginning of fiscal 1998 and after giving effect to certain pro forma adjustments are as follows:

        Net sales                                                                                  $   576,163
                                                                                                   ===========

        Net income                                                                                 $     2,261
                                                                                                   ===========

        Net income applicable to common shares                                                     $       927
                                                                                                   ===========

        Net income per common share                                                                $      2.99
                                                                                                   ===========


       The pro forma information is not intended to be a projection of future results. The foregoing unaudited pro forma results of operations reflect adjustments for additional interest expense related to the financing of the acquisitions and the additional depreciation expense, as a result of the write-up of property, plant and equipment, net of the related tax benefit.

  18.  CONDENSED CONSOLIDATING INFORMATION

       The Notes are guaranteed by Oxford Automotive, Inc. and certain of its wholly-owned subsidiaries, including Lobdell, Howell, BMGH and RPIH (the Guarantor Subsidiaries). The Notes are not guaranteed by the Company's other consolidated subsidiary, Oxford Mexico (the Non-guarantor Subsidiary). The guarantee of the Notes by the Company and the Guarantor Subsidiaries is full and unconditional. The following condensed consolidated financial information presents the financial position, results of operations and cash flows of (i) the Company as if it accounted for its subsidiaries on the equity method, (ii) the Guarantor Subsidiaries on a combined basis and (iii) the Non-guarantor Subsidiary. Condensed consolidated financial information for the periods prior to March 31, 1998 are not presented because the non-guarantors during those periods were inconsequential, individually and in the aggregate, to the consolidated financial statements, and management has determined that they would not be material to investors.

OXFORD AUTOMOTIVE, INC.

CONDENSED CONSOLIDATING BALANCE SHEETS
MARCH 31, 1998
(DOLLAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

                                                          NON-GUARANTOR   GUARANTOR     ELIMINATIONS/
                                               PARENT      SUBSIDIARY   SUBSIDIARIES     ADJUSTMENTS   CONSOLIDATED
                                                                       (DOLLARS IN THOUSANDS)
ASSETS
Current assets
   Cash                                      $   13,673      $    322     $   4,326      $               $  18,321
   Receivables (net)                              7,206           868        64,652        (7,453)          65,273
   Inventories                                                     40        21,265                         21,305
   Reimbursable tooling                                                      13,315                         13,315
   Income taxes refundable                                                    1,601                          1,601
   Deferred income taxes                             92                       4,307                          4,399
   Prepaid expenses and other                       172            10         8,443        (1,663)           6,962
                                             ----------      --------     ---------      --------       ----------
      TOTAL CURRENT ASSETS                       21,143         1,240       117,909        (9,116)         131,176

Other noncurrent assets                          14,626            45        10,477                         25,148
Property, plant and equipment (net)               2,141         3,663       157,904                        163,708
Investment in consolidated subsidiaries          31,861                                   (31,861)
                                             ----------      --------     ---------      --------       ----------

      TOTAL ASSETS                           $   69,771      $  4,948     $ 286,290      $(40,977)      $  320,032
                                             ==========      ========     =========      ========       ==========


LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
   Accounts payable                          $      746      $    351     $  50,956      $    161       $   52,214
   Employee compensation                          1,330                       3,478                          4,808
   Intercompany accounts                        (65,132)        6,041        52,986         6,105
   Restructuring reserve                                                      6,363                          6,363
   Accrued expenses and other                       951           104        20,505        (9,318)          12,242
   Current portion of borrowings                                             10,965                         10,965
                                             ----------      --------     ---------      --------       ----------
      TOTAL CURRENT LIABILITIES                 (62,105)        6,496       145,253        (3,052)          86,592
Pension liability                                                             4,727                          4,727
Postretirement medical benefits                                              35,992                         35,992
Deferred income taxes and other                     279          (576)       18,225                         17,928
Long-term borrowings                            124,828                       3,655                        128,483
                                             ----------      --------     ---------      --------       ----------
      TOTAL LIABILITIES                          63,002         5,920       207,852        (3,052)         273,722
                                             ----------      --------     ---------      --------       ----------
Redeemable preferred stock                                                   40,192                         40,192
                                             ----------      --------     ---------      --------       ----------
Shareholders' equity
   Common stock                                   1,050                      32,974       (32,974)           1,050
   Foreign currency translation                                   147          (798)                          (651)
   Retained earnings (accumulated deficit)        4,750        (1,119)        6,070        (4,951)           4,750
   Unrealized gain on marketable securities         969                                                        969
   Equity adjustment for minimum pension
      TOTAL SHAREHOLDERS' EQUITY                  6,769          (972)       38,246       (37,925)           6,118
                                             ----------      --------     ---------      --------       ----------

      TOTAL LIABILITIES AND SHAREHOLDERS'
       EQUITY                                $   69,771      $  4,948     $ 286,290      $(40,977)      $  320,032
                                             ==========      ========     =========      ========       ==========

OXFORD AUTOMOTIVE, INC.


CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
YEAR ENDED MARCH 31, 1998
(DOLLAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                   NON-GUARANTOR   GUARANTOR     ELIMINATIONS/
                                                        PARENT      SUBSIDIARY   SUBSIDIARIES     ADJUSTMENTS   CONSOLIDATED
                                                                                (DOLLARS IN THOUSANDS)

Sales                                                 $   -           $    956     $ 409,365      $  -           $  410,321
Cost of sales                                                            2,674       365,746                        368,420
                                                      ----------      --------     ---------      --------       ----------
   GROSS PROFIT                                                         (1,718)       43,619                         41,901
Selling, general and administrative expenses                (665)                     22,504                         21,839
Restructuring provision                                                                1,610                          1,610
Gain on sale of equipment                                                             (1,602)                        (1,602)
                                                      ----------      --------     ---------      --------       ----------
   OPERATING INCOME                                          665        (1,718)       21,107                         20,054
Other income (expense)
   Interest expense                                         (467)            2       (10,245)                       (10,710)
   Other                                                                    21           300                            321
                                                      ----------      --------     ---------      --------       ----------
INCOME BEFORE BENEFIT (PROVISION)
   FOR INCOME TAXES                                          198        (1,695)       11,162                          9,665
Benefit (provision) for income taxes                        (314)          576        (4,336)                        (4,074)
                                                      ----------      --------     ---------      --------       ----------
INCOME BEFORE EQUITY IN INCOME OF
 CONSOLIDATED SUBSIDIARIES                                  (116)       (1,119)        6,826                          5,591
Equity in income of consolidated subsidiaries              5,707                                    (5,707)
                                                      ----------      --------     ---------      --------       ----------
NET INCOME                                            $    5,591      $ (1,119)    $   6,826      $ (5,707)      $    5,591
                                                      ==========      ========     =========      ========       ==========

OXFORD AUTOMOTIVE, INC.


CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
YEAR ENDED MARCH 31, 1998
(DOLLAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------



                                                                        NON-GUARANTOR      GUARANTOR
                                                             PARENT      SUBSIDIARY      SUBSIDIARIES  CONSOLIDATED
                                                                             (DOLLARS IN THOUSANDS)
NET CASH PROVIDED BY (USED IN)
 OPERATING ACTIVITIES                                       $ (71,916)    $   3,801      $   94,101      $  25,986
                                                            ---------     ---------      ----------      ---------
INVESTING ACTIVITIES
Purchase of businesses, net of cash acquired                  (24,219)                                     (24,219)
Purchase of property, plant and equipment                      (2,228)       (3,774)        (10,721)       (16,723)
Proceeds from sale of equipment                                                               5,433          5,433
Purchases of marketable securities                             (7,658)                                      (7,658)
                                                            ---------     ---------      ----------     ----------
   NET CASH USED IN INVESTING ACTIVITIES                      (34,105)       (3,774)         (5,288)       (43,167)
                                                            ---------     ---------      ----------     ----------
FINANCING ACTIVITIES
Proceeds from borrowing arrangements                          124,828                         1,825        126,653
Principal payments on borrowing arrangements                                                (93,782)       (93,782)
Payment of preferred stock dividends                                                         (1,193)        (1,193)
Debt financing costs                                           (5,372)                                      (5,372)
                                                            ---------     ---------      ----------     ----------
   NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES        119,456                       (93,150)        26,306
                                                            ---------     ---------      ----------     ----------
Effect of foreign currency rate fluctuations on cash                            295            (770)          (475)
                                                            ---------     ---------      ----------     ----------
NET INCREASE (DECREASE) IN CASH                                13,435           322          (5,107)         8,650
Cash at beginning of period                                       238                         9,433          9,671
                                                            ---------     ---------      ----------     ----------

Cash at end of period                                       $  13,673     $     322      $    4,326     $   18,321
                                                            =========     =========      ==========     ==========

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Lobdell Emery Corporation

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of changes in shareholders' equity and of cash flows after the restatement discussed in Note 16 present fairly, in all material respects, the financial position of Lobdell Emery Corporation and its subsidiaries (the Corporation) at December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Corporation's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

     As described in Note 15, on January 10, 1997 all of the outstanding shares of common stock of the Corporation were sold to L-E Acquisition, Inc.

Price Waterhouse LLP
Detroit, Michigan
May 19, 1997

                   LOBDELL EMERY CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE-RELATED DATA)

                                                                    DECEMBER 31,
                                                                --------------------
                                                                  1996        1995
                                                                  ----        ----
                           ASSETS
Current assets
  Cash and cash equivalents.................................    $    278    $    716
  Trade receivables -- less allowance of $1,254 and $500,
     respectively...........................................      28,769      32,514
  Inventories...............................................       6,083      10,212
  Income taxes receivable...................................       1,282
  Reimbursable tooling......................................          47         407
  Deferred income taxes.....................................       3,081       3,038
  Prepaid expenses and other current assets.................         191         827
                                                                --------    --------
     Total current assets...................................      39,731      47,714
                                                                --------    --------
Advance under shareholders' redemption agreement............       1,542
Unexpended bond proceeds....................................       3,886       4,508
Intangible pension asset....................................       3,216       2,113
Other noncurrent assets.....................................       2,483       3,825
Deferred income taxes.......................................       2,531
Property, plant and equipment, net..........................      72,804      72,503
                                                                --------    --------
     Total Assets...........................................    $126,193    $130,663
                                                                ========    ========
            LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Trade accounts payable....................................    $ 15,114    $ 11,627
  Employee compensation.....................................       5,156       4,614
  Accrued expenses and other current liabilities............       6,511       6,516
  Current portion of long-term borrowings...................       2,200       7,169
                                                                --------    --------
     Total current liabilities..............................      28,981      29,926
                                                                --------    --------
Pension liability...........................................       1,855       1,627
Postretirement medical benefits liability...................      19,639      16,889
Deferred income taxes.......................................                   1,180
Other noncurrent liabilities................................       1,950       1,739
                                                                --------    --------
                                                                  23,444      21,435
                                                                --------    --------
Long-term borrowings -- less current portion................      41,134      39,097
                                                                --------    --------
     Total liabilities......................................      93,559      90,458
                                                                --------    --------
Commitments and contingent liabilities (Note 13) Redeemable
  Common stock, Class B nonvoting, $1 par value, outstanding
  137,112 shares (Note 11)..................................       1,800       1,297
                                                                --------    --------
Shareholders' equity
  Common stock, Class A voting, $1 par value, authorized
     540,000 shares, outstanding 478,255 shares.............         478         478
  Common stock, Class B nonvoting, $1 par value authorized
     5,400,000 shares; outstanding 3,430,623 shares.........       3,431       3,431
  Retained earnings.........................................      27,376      35,730
  Equity adjustment for minimum pension liability...........        (451)       (731)
                                                                --------    --------
                                                                  30,834      38,908
                                                                --------    --------
     Total liabilities and shareholders' equity.............    $126,193    $130,663
                                                                ========    ========

    The accompanying notes are an integral part of the financial statements.

                   LOBDELL EMERY CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE RELATED DATA)

                                                                    FOR THE YEAR ENDED
                                                                       DECEMBER 31,
                                                              ------------------------------
                                                                1996       1995       1994
                                                                ----       ----       ----
Net sales...................................................  $253,997   $269,260   $270,062
Cost of sales...............................................   244,129    252,671    252,275
                                                              --------   --------   --------
Gross profit................................................     9,868     16,589     17,787
Selling, general and administrative.........................    16,395     14,949     14,438
Equipment impairment........................................     3,000
                                                              --------   --------   --------
  Operating income (loss)...................................    (9,527)     1,640      3,349
Other income (expense)
Interest expense............................................    (3,557)    (3,448)    (2,799)
  Other income..............................................       664        744        366
                                                              --------   --------   --------
Income (loss) before benefit (provision) for income taxes...   (12,420)    (1,064)       916
Benefit (provision) for income taxes........................     4,569        264       (442)
                                                              --------   --------   --------
Income (loss) before cumulative effect of accounting
  change....................................................    (7,851)      (800)       474
Cumulative effect of accounting change -- post-employment
  benefits, net of income tax benefit ($.12 per share)......                            (510)
                                                              --------   --------   --------
Net loss....................................................  $ (7,851)  $   (800)  $    (36)
                                                              ========   ========   ========
Net loss per share..........................................  $  (1.94)  $   (.19)  $   (.01)
                                                              ========   ========   ========

    The accompanying notes are an integral part of the financial statements.

                   LOBDELL EMERY CORPORATION AND SUBSIDIARIES

           CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE RELATED DATA)

                                                                                       EQUITY
                                                                                     ADJUSTMENT
                                                                                     FOR MINIMUM
                                                 CLASS A     CLASS B     RETAINED      PENSION
                                                 VOTING     NONVOTING    EARNINGS     LIABILITY      TOTAL
                                                 -------    ---------    --------    -----------     -----
Balances at January 1, 1994..................     $478       $3,427      $36,715        $  --       $40,620
  Net loss for 1994..........................                                (36)                       (36)
  Stock option activity......................                     4           70                         74
  Dividends ($.06 per share).................                               (257)                      (257)
  Accretion of redeemable common stock.......                                (63)                       (63)
  Minimum pension liability adjustment.......                                            (492)         (492)
                                                  ----       ------      -------        -----       -------
Balances at December 31, 1994................      478        3,431       36,429         (492)       39,846
  Net loss for 1995..........................                               (800)                      (800)
  Stock option activity......................                                213                        213
  Dividends ($.03 per share).................                               (124)                      (124)
  Accretion of redeemable common stock.......                                 12                         12
  Minimum pension liability adjustment.......                                            (239)         (239)
                                                  ----       ------      -------        -----       -------
Balances at December 31, 1995................      478        3,431       35,730         (731)       38,908
  Net loss for 1996..........................                             (7,851)                    (7,851)
  Accretion of redeemable common stock.......                               (503)                      (503)
  Minimum pension liability adjustment.......                                             280           280
                                                  ----       ------      -------        -----       -------
Balances at December 31, 1996................     $478       $3,431      $27,376        $(451)      $30,834
                                                  ====       ======      =======        =====       =======

    The accompanying notes are an integral part of the financial statements.

                   LOBDELL EMERY CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                                    FOR THE YEAR ENDED
                                                                       DECEMBER 31,
                                                                    ------------------
                                                                1996       1995       1994
                                                                ----       ----       ----
Operating activities
Net loss....................................................  $ (7,851)  $   (800)  $    (36)
Adjustments to reconcile net loss to net cash provided by
  operating activities
     Depreciation...........................................    13,746     12,486     12,045
     Deferred income taxes..................................    (3,922)    (1,332)    (1,395)
     Pension liability......................................    (2,230)       657        159
     Postretirement medical benefits liability..............     2,750      2,245      2,923
     Equipment impairment...................................     3,000
     Loss (Gain) on sale of equipment.......................       (23)       (34)        68
Changes in operating assets and liabilities affecting cash
     Trade receivables......................................     3,745       (644)    (4,397)
     Inventories............................................     4,129     (1,594)       (66)
     Income taxes receivable/payable........................    (1,601)       290     (1,569)
     Reimbursable tooling...................................       360       (386)      (483)
     Prepaid expenses and other current assets..............       635       (649)        60
     Advance under shareholders' redemption agreement.......    (1,542)       500        113
     Other noncurrent assets................................     3,456     (2,948)     1,619
     Trade accounts payable.................................     3,487     (1,769)      (961)
     Employee compensation..................................       542        554         72
     Accrued expenses and other current liabilities.........        (5)     1,241        219
     Other noncurrent liabilities...........................       220          9        850
                                                              --------   --------   --------
          Net cash provided by operating activities.........    18,896      7,826      9,221
                                                              --------   --------   --------
Investing activities
Acquisitions of property, plant and equipment...............   (16,439)   (14,917)    (8,696)
Proceeds from sale of equipment.............................        37        276        175
                                                              --------   --------   --------
          Net cash used in investing activities.............   (16,402)   (14,641)    (8,521)
Financing activities
Proceeds from long-term borrowing arrangements..............    25,000      8,500     27,020
Principal payments on long-term borrowing arrangements......   (23,932)    (5,618)   (32,831)
Net borrowings (payments) under lines of credit.............    (4,000)     5,350      5,550
Proceeds from exercise of stock options.....................                  213         74
Dividends...................................................                 (124)      (257)
Redemption and retirement of redeemable common stock........               (1,581)      (903)
                                                              --------   --------   --------
          Net cash used in financing activities.............    (2,932)     6,740     (1,347)
                                                              --------   --------   --------
Net decrease in cash and cash equivalents...................      (438)       (75)      (647)
Cash and cash equivalents at beginning of year..............       716        791      1,438
                                                              --------   --------   --------
Cash and cash equivalents at end of year....................  $    278   $    716   $    791
                                                              ========   ========   ========
Cash paid for interest......................................  $  3,774   $  3,411   $  2,732
                                                              ========   ========   ========
Cash paid for income taxes..................................  $    963   $    291   $  3,067
                                                              ========   ========   ========

    The accompanying notes are an integral part of the financial statements.

                   LOBDELL EMERY CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                        December 31, 1996, 1995 and 1994
                         (dollar amounts in thousands)

NOTE 1. NATURE OF OPERATIONS

     Lobdell Emery Corporation (the Corporation) is a full-service supplier of metal stampings and welded assemblies used as original equipment components primarily by North American original equipment automotive manufacturers. The Corporation's products are used in a wide variety of sport utility vehicles, light and medium trucks, vans and passenger cars. The Corporation primarily operates from five plants located in the Midwest which account for approximately 98% of the Corporation's sales for the year ended December 31, 1996. The Corporation's hourly workforce is represented by various locals of the United Auto Workers.

     Sales to the Corporation's two primary customers as a percentage of total sales approximated the following for the years ended December 31:

                                                                1996    1995    1994
                                                                ----    ----    ----
Ford Motor Company..........................................     43%     52%     64%
General Motors Corporation..................................     49%     40%     29%

     Accounts receivable from Ford Motor Company and General Motors Corporation represent approximately 47% and 49%, respectively, of the December 31, 1996 accounts receivable balance.

     Although the Corporation is directly affected by the economic well being of the automotive industry and customers referred to above, management does not believe significant credit risk exists at December 31, 1996. The Corporation does not require collateral to reduce such risk and historically has not experienced significant losses related to receivables from individual customers or groups of customers in the automotive industry.

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

     The consolidated balance sheets include the accounts of Lobdell Emery Corporation and its wholly-owned subsidiaries, Lewis Emery Capital Corporation (Lewis), Concept Management Corporation and subsidiaries (Concept), Laserweld International (Laserweld) and Parallel Group International (Parallel). Concept Management Corporation also includes the accounts of its wholly-owned subsidiaries, Winchester Fabrication Corporation (Winchester) and Creative Fabrication Corporation (Creative). Intercompany accounts and transactions have been eliminated.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

     Revenue is recognized by the Corporation upon shipment of product to the customer.

FINANCIAL INSTRUMENTS

     At December 31, 1996, the carrying amount of financial instruments such as cash and cash equivalents, trade receivables and payables and unexpended bond proceeds, approximated their fair values. The carrying

                   LOBDELL EMERY CORPORATION AND SUBSIDIARIES

                        December 31, 1996, 1995 and 1994

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES -- Continued amount of the long-term customer receivables and borrowings at December 31, 1996, approximated their fair values based on the variable interest rates available to the Corporation for similar arrangements.

CASH EQUIVALENTS

     The Corporation considers all highly-liquid investments with maturity of three months or less when purchased to be cash equivalents.

INVENTORIES

     Inventories are stated at the lower of cost or market. Cost is principally determined by the last-in, first-out (LIFO) method.

UNEXPENDED BOND PROCEEDS

     Unexpended bond proceeds in the accompanying consolidated balance sheets represent unexpended proceeds from the issuance of industrial development revenue bonds by Creative as discussed in Note 6, and are invested in allowable money market accounts and commercial paper with a maturity of 90 days or less.

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are stated on the basis of historical cost and include expenditures for improvements which materially increase the useful lives of existing assets. Expenditures for normal repair and maintenance are charged to operations as incurred. For federal income tax purposes, depreciation is computed using accelerated and straight-line methods. For financial reporting purposes, depreciation is computed principally using the straight-line method over the following estimated useful lives:

                                                                YEARS
                                                                -----
Land improvements...........................................      15
Buildings...................................................      30
Machinery and equipment.....................................    3-10

     At December 31, 1996, the Corporation had a machine in process at a vendor location. The aggregate cost of the machine will be $5,300, for which the Corporation has recorded approximately $2,700 in the accompanying consolidated balance sheet. The remaining $2,600 will be recorded by the Corporation upon final technical approval of the machine.

     In accordance with the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," the Corporation established an impairment reserve against certain of the assets of Laserweld in the amount of $3,000 at December 31, 1996. The reserve represents the difference between the fair value of the Laserweld assets, based primarily on a recent independent appraisal, and the cost of such assets.

ENVIRONMENTAL COMPLIANCE AND REMEDIATION

     Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations which do not contribute to current or future revenue generation are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable and the costs can be reasonably estimated. Estimated costs are based upon

                   LOBDELL EMERY CORPORATION AND SUBSIDIARIES

                        December 31, 1996, 1995 and 1994

NOTE 2. SIGNIFICANT ACCOUNTING POLICIES -- Continued enacted laws and regulations, existing technology and the most probable method of remediation. The costs determined are not discounted and exclude the effects of inflation and other social and economic factors.

INCOME TAXES

     Deferred taxes are provided to give recognition to the effect of expected future tax consequences of temporary differences between the carrying amounts for financial reporting purposes and the tax bases for income tax purposes of assets and liabilities.

REIMBURSABLE TOOLING

     Reimbursable tooling represents net costs incurred on tooling projects for which the Corporation expects to be reimbursed by customers. Ongoing estimates of total costs to be incurred on each tooling project are made by management and losses, if any, are recorded when known. Under certain tooling projects, billings exceed costs incurred and the related tooling gain is recognized upon acceptance of the tooling by the customer.

     At December 31, 1996, approximately $2,800 of reimbursable tooling was in process at various vendor locations. These amounts, which have not been recorded in the accompanying consolidated balance sheet, will be recorded and paid upon the Corporation's receipt of payment from the owners of the tooling.

NET LOSS PER SHARE

     Net loss per share is determined by dividing net loss by the weighted average number of common shares outstanding during the period.

RECLASSIFICATIONS

     Certain amounts from the prior year have been reclassified to conform with the current year presentation.

NOTE 3. INVENTORIES

     Inventories are comprised of the following at December 31:

                                                                 1996       1995
                                                                 ----       ----
Raw materials...............................................    $ 3,851    $ 3,861
Finished goods and work-in-process..........................      5,278     10,177
                                                                -------    -------
                                                                  9,129     14,038
LIFO reserve................................................     (3,046)    (3,826)
                                                                -------    -------
                                                                $ 6,083    $10,212
                                                                =======    =======

     The Corporation does not separately identify finished goods from work-in-process.

     During 1996, inventory quantities were reduced. This reduction resulted in a liquidation of LIFO inventory quantities carried at lower costs prevailing in prior years as compared with the cost of 1996 purchases, the effect of which increased net income by approximately $300.

                   LOBDELL EMERY CORPORATION AND SUBSIDIARIES

                        December 31, 1996, 1995 and 1994

NOTE 4. PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are comprised of the following at December
31:

                                                                  1996         1995
                                                                  ----         ----
Land and land improvements..................................    $  11,130    $  10,760
Buildings...................................................       33,515       32,801
Machinery and equipment, net of impairment reserve of $3,000
  in 1996...................................................      137,914      127,389
Construction-in-process.....................................        6,495        5,216
                                                                ---------    ---------
                                                                  189,054      176,166
Less -- accumulated depreciation............................     (116,250)    (103,663)
                                                                ---------    ---------
                                                                $  72,804    $  72,503
                                                                =========    =========

NOTE 5. ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

     Accrued expenses and other current liabilities are comprised of the following at December 31:

                                                                 1996      1995
                                                                 ----      ----
Accrued workers' compensation...............................    $2,438    $2,438
Accrued property taxes......................................     1,950     1,622
Accrued medical benefits....................................     1,816     1,615
Other.......................................................       307       841
                                                                ------    ------
                                                                $6,511    $6,516
                                                                ======    ======

NOTE 6. BORROWING ARRANGEMENTS

     Borrowings consist of the following at December 31:

                                                                 1996       1995
                                                                 ----       ----
BANK SYNDICATE -- TERM LOAN, LOBDELL EMERY CORPORATION
Interest at variable spread over prime (8.25% at December
  31, 1996). Quarterly principal payments of $893 plus
  interest, matures September 12, 1999......................    $24,107    $21,230
BANK -- TERM LOAN, LEWIS
Interest at .625% over 90-day LIBOR (6.19% at December 31,
  1996). Quarterly principal payments of approximately $400,
  matures October 1, 1998...................................      3,227      4,936
BANK SYNDICATE -- REVOLVING CREDIT LINE, LOBDELL EMERY
  CORPORATION
Interest at variable spread over prime (8.25% at December
  31, 1996).................................................      7,600     11,600
INDUSTRIAL DEVELOPMENT REVENUE BONDS -- CREATIVE
$8,500 issued September 27, 1995, floating rate interest
  (4.35% at December 31, 1996). Quarterly principal payments based on graduated maturity schedule. Backed by NBD Bank
  letter of credit..........................................      8,400      8,500
                                                                -------    -------
  Total.....................................................     43,334     46,266
Less -- current portion of long-term borrowings.............     (2,200)    (7,169)
                                                                -------    -------
Long-term borrowings -- less current portion................    $41,134    $39,097
                                                                =======    =======

                   LOBDELL EMERY CORPORATION AND SUBSIDIARIES

                        December 31, 1996, 1995 and 1994

NOTE 6. BORROWING ARRANGEMENTS -- Continued
     Subsequent to December 31, 1996, the Bank syndicate term loan and revolving credit line were paid in full, with accrued interest, in connection with the merger described in Note 15. These borrowings were replaced with a $54,000 term loan, $38,000 revolving line of credit and $3,000 swing line of credit, each expiring on January 10, 2002. Accordingly, these amounts are classified as long-term borrowings at December 31, 1996. The term loan bears interest at a variable spread over 90-day LIBOR, and the revolving and swing lines of credit bear interest at a variable spread over the prime rate. The Corporation also entered into an $18,000 capital expenditure line of credit that expires on January 10, 2002. The agreements contain various financial and other covenants. Borrowings are secured by substantially all of the assets of the Corporation.

     The proceeds of the Lewis term debt were used to finance customer tooling. The debt is collateralized by a customer purchase order which allows for recovery of the term-debt principal and interest, administrative cost and a predetermined markup.

     The proceeds of the industrial development revenue bonds were used to finance the real and personal property of Creative. These bonds are backed by an NBD Bank letter of credit, which carries a rate of .8% and is collateralized by substantially all assets of Creative. The letter of credit reimbursement agreement includes covenants requiring minimum tangible capital, debt service coverage and limitations on other indebtedness.

NOTE 7. STOCK OPTION PLAN

     The Corporation adopted a stock option plan in 1990 which provides for the granting of discretionary and nondiscretionary options, alternative stock appreciation rights, cash payment rights, incentive stock options, or a combination thereof. Each option granted under the plan is for a unit consisting of one share of Class A and ten shares of Class B common stock. During the years ended December 31, 1995 and 1994 the Corporation recorded compensation expense of $213 and $70, respectively. No options were granted or exercised during the year ended December 31, 1996. Subsequent to December 31, 1996 and in connection with the merger described in Note 15, all of the outstanding stock options were canceled. The costs incurred by the Corporation in connection with the cancellation of the outstanding stock options were reimbursed by L-E Acquisition, Inc. at close. The Corporation has treated the reimbursement as a credit to compensation expense recognized in connection with the cancellation of the aforementioned stock options. The disclosures required under Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," have been omitted as all outstanding stock options were canceled subsequent to December 31, 1996. Because the acquiring company (see Note 15) has no stock option plan, the Corporation's management does not believe such disclosure to be relevant to the users of the consolidated financial statements.

                   LOBDELL EMERY CORPORATION AND SUBSIDIARIES

                        December 31, 1996, 1995 and 1994

NOTE 8. INCOME TAXES

     The Corporation's benefit for income taxes consists of the following for the years ended December 31:

                                                            1996      1995      1994
                                                            ----      ----      ----
Current
  Federal................................................  $  (647)  $   399   $ 1,425
  State..................................................                371       375
                                                           -------   -------   -------
                                                              (647)      770     1,800
                                                           -------   -------   -------
Deferred
  Federal................................................   (3,405)     (869)   (1,206)
  State..................................................     (517)     (165)     (152)
                                                           -------   -------   -------
                                                            (3,922)   (1,034)   (1,358)
                                                           -------   -------   -------
                                                           $(4,569)  $  (264)  $   442
                                                           =======   =======   =======

     A reconciliation between the Corporation's income tax provision (benefit) and the amount computed by applying the statutory income tax rate to income before income taxes is as follows for the years ended December 31:

                                                               1996     1995    1994
                                                               ----     ----    ----
Statutory rate..............................................  $(4,223)  $(362)  $311
State taxes, net of federal benefit.........................     (517)    136    147
Nondeductible items.........................................      212     104     76
Other.......................................................      (41)   (142)   (92)
                                                              -------   -----   ----
Provision (benefit) for income taxes........................  $(4,569)  $(264)  $442
                                                              =======   =====   ====

     Significant components of the Corporation's deferred tax assets and (liabilities) are as follows at December 31:

                                                                 1996       1995
                                                                 ----       ----
Deferred tax liabilities
  Tax depreciation in excess of book........................    $(8,312)   $(8,619)
  Prepaid pension asset.....................................       (427)      (574)
                                                                -------    -------
Gross deferred tax liabilities..............................     (8,739)    (9,193)
                                                                -------    -------
Deferred tax assets
  Postretirement medical benefits...........................      7,463      6,418
  Equipment impairment reserve..............................      1,140
  Workers' compensation.....................................        926        927
  Medical benefits accrual..................................        687        611
  Allowance for bad debts...................................        477        190
  Environmental reserves....................................        334        334
  Postemployment benefits...................................        323        323
  AMT credit carryforward...................................      1,871      1,708
  Other.....................................................      1,330        540
                                                                -------    -------
Gross deferred tax assets...................................     14,551     11,051
                                                                -------    -------
Valuation allowance.........................................       (200)
                                                                -------    -------
Net deferred tax asset......................................    $ 5,612    $ 1,858
                                                                =======    =======

                   LOBDELL EMERY CORPORATION AND SUBSIDIARIES

                        December 31, 1996, 1995 and 1994

NOTE 8. INCOME TAXES -- Continued
     A valuation allowance is provided on the tax benefits otherwise associated with certain tax attributes unless it is considered more likely than not that the benefit will be realized.

     The Corporation has net operating loss carryforwards for state income tax purposes with potential future tax benefits of approximately $150 at December 31, 1996, which expire during the years 2010 and 2011.

     The Corporation has Tennessee Jobs Tax Credit carryforwards of approximately $200 at December 31, 1996, which expire during the years 2010 and 2011.

NOTE 9. BENEFIT PLANS

     The Corporation sponsors six noncontributory-defined benefit pension plans covering substantially all employees meeting the age and length of service requirements as specified in the plans. The plan covering salaried employees provides pension benefits that are based on a percentage of the employee's average monthly compensation during the five highest consecutive years out of their last ten years, and their years of credited service up to a maximum of 30 years. The Corporation's hourly pension plans do not provide for increases in future compensation levels. The Corporation's funding policy for this plan is to make contributions in amounts sufficient to annually fund the plan's current service cost and the initial past service cost, plus interest, over a period of 30 years. Plans covering hourly employees generally provide benefits of stated amounts based on their unique labor agreements for each year of service. The Corporation's funding policy for these plans is to make at least the minimum annual contributions required by applicable regulations.

     The following table sets forth the plans' funded status and amounts recognized on the Corporation's balance sheet at December 31:

                                                     1996                       1995
                                           ------------------------   ------------------------
                                           OVERFUNDED   UNDERFUNDED   OVERFUNDED   UNDERFUNDED
                                             PLANS         PLANS        PLANS         PLANS
                                           ----------   -----------   ----------   -----------
Actuarial present value of benefit
  obligation:
  Vested benefits........................   $ 14,784     $ 21,270      $ 13,718     $ 18,926
  Nonvested benefits.....................      1,174        1,468         1,143        1,597
                                            --------     --------      --------     --------
                                              15,958       22,738        14,861       20,523
Effect of projected future compensation
  levels.................................      3,278                      2,866
                                            --------     --------      --------     --------
Projected benefit obligation for service
  rendered...............................     19,236       22,738        17,727       20,523
Plan assets at fair value (primarily U.S.
  government securities, bonds and notes
  and mutual funds)......................    (18,857)     (19,656)      (17,092)     (17,477)
                                            --------     --------      --------     --------
Plan assets less than projected benefit
  obligation.............................        379        3,082           635        3,046
Unrecognized net loss....................     (2,080)        (865)       (2,612)      (1,353)
Unrecognized prior service cost..........        174       (2,757)          227       (1,572)
Unrecognized net obligation being
  recognized over 15-20 years............        300         (346)          350         (426)
Adjustment required to recognize minimum
  liability..............................                   3,968                      3,332
                                            --------     --------      --------     --------
(Prepaid) accrued pension cost...........   $ (1,227)    $  3,082      $ (1,400)    $  3,027
                                            ========     ========      ========     ========

                   LOBDELL EMERY CORPORATION AND SUBSIDIARIES

                        December 31, 1996, 1995 and 1994

NOTE 9. BENEFIT PLANS -- Continued
     The minimum pension liability in excess of the allowable intangible asset of $751 and $1,218 at December 31, 1996 and 1995, respectively, has been recorded as a separate component of equity, net of tax.

     Net periodic pension cost included the following components for the year ended December 31:

                                                             1996     1995      1994
                                                             ----     ----      ----
Service cost..............................................  $1,100   $   857   $ 1,142
Interest cost.............................................   2,800     2,641     2,418
Actual return on plan assets..............................  (4,322)   (5,867)     (232)
Net amortization and deferral.............................   1,560     3,606    (1,993)
                                                            ------   -------   -------
Net periodic pension cost.................................  $1,138   $ 1,237   $ 1,335
                                                            ======   =======   =======

     Actuarial assumptions used in determining the projected benefit obligation are as follows:

                                                              1996   1995   1994
                                                              ----   ----   ----
Discount rate...............................................  7.5%   7.5%   8.5%
Rate of increase in future compensation.....................  4.5%   4.5%   4.5%
Expected long-term rate of return on assets.................  9.0%   9.0%   8.0%

     The Corporation sponsors a Supplemental Employee Retirement Plan (SERP) which covers three key officers of the Corporation. At December 31, 1996, the Corporation has accrued a liability of $217 related to the SERP.

     The Corporation sponsors five defined contribution 401(k) plans. The Salaried Employees' Retirement Savings Plan covers all salaried employees of the Corporation and Winchester. The Alma Hourly Employees' Retirement Savings Plan, the Argos Hourly Employees' Retirement Savings Plan, the Creative Fabrication Corporation and the Greencastle Hourly Employees' Plan cover all eligible hourly employees at the respective locations. The Corporation generally contributes 25% of the first 6% of the base compensation that a participant contributes to the plans.

NOTE 10. POSTRETIREMENT MEDICAL BENEFITS

     In addition to the Corporation's defined benefit pension plans, the Corporation sponsors unfunded defined benefit medical plans that provide postretirement medical benefits to certain full-time employees meeting the age, length of service and contractual requirements as specified in the plans. The plan covering salaried employees is a contributory plan providing medical benefits to those hired before July 1, 1993. The percentage of cost paid by the retiree currently ranges from 10% for 30 or more years of service at retirement to 55% for 15 years of service at retirement, with Corporation contributions commencing upon attainment of age 62. Those retiring with less than 15 years of service and those hired after June 30, 1993 may participate in the plan at their own cost. The plan is currently noncontributory for those employees who retired prior to July 1, 1993. The plans covering hourly employees provide medical benefit plan options that are similar to those offered to active hourly employees, with Corporation contributions limited either to that available under traditional coverage for Alma hourly retirees or to 87% of the total applicable premium for Greencastle retirees.

                   LOBDELL EMERY CORPORATION AND SUBSIDIARIES

                        December 31, 1996, 1995 and 1994

NOTE 10. POSTRETIREMENT MEDICAL BENEFITS -- Continued
     The following table presents the plans' funded status reconciled with amounts recognized in the Corporation's balance sheets at December 31:

                                                                  1996        1995
                                                                  ----        ----
Accumulated postretirement benefit obligation
  Retirees..................................................    $ 14,420    $ 13,132
  Full eligible active plan participants....................       4,767       4,408
  Other active plan participants............................      14,613      12,931
                                                                --------    --------
     Total unfunded obligation..............................      33,800      30,471
Unrecognized loss...........................................      (2,618)     (1,481)
Unrecognized transition obligation..........................     (11,543)    (12,101)
                                                                --------    --------
Postretirement medical benefits liability...................    $ 19,639    $ 16,889
                                                                ========    ========

     Net periodic postretirement benefit cost included the following components for the year ended December 31:

                                                                 1996      1995      1994
                                                                 ----      ----      ----
Service cost................................................    $  947    $  785    $1,088
Interest cost...............................................     2,216     2,010     2,238
Amortization of transition obligation prior losses..........       722       643       997
                                                                ------    ------    ------
Net periodic postretirement benefit cost....................    $3,885    $3,438    $4,323
                                                                ======    ======    ======

     The weighted average discount rate used in determining the accumulated postretirement benefit obligation was 7.5% in 1996 and 1995. The weighted average annual assumed rate of increase in the per capita cost of covered benefits (i.e., healthcare cost trend rate) is 9.2% in 1997 trending to 6.5% in 2008 and thereafter for retirees less than 65 years of age. For retirees 65 years of age and over, the rate is 8.9% in 1997 trending to 6.5% in 2008 and thereafter. The healthcare cost trend rate assumption has a significant effect on the amounts reported. For example, increasing the assumed healthcare cost trend rates by one percentage point in each year would increase the accumulated postretirement benefit obligation as of December 31, 1996 and net periodic postretirement benefit cost for the year then ended by approximately $4,861 and $496, respectively.

NOTE 11. SHAREHOLDERS' REDEMPTION AGREEMENT AND REDEEMABLE COMMON STOCK

     Due to the death of a major shareholder, the Corporation entered into an agreement in December, 1988, providing for the redemption from the estate of any class of common stock. The Corporation shall purchase for cash certain shares of common stock as required each year, for the payment by the estate of federal and state taxes and other miscellaneous expenses allowed by Internal Revenue Code
Section 6166. The redemption price is based upon the fair value, as previously determined by an independent appraisal at the date of death, adjusted for subsequent increases or decreases in book value as defined in the agreement. Subsequent to December 31, 1996 and in connection with the merger as described in Note 15, a portion of the common stock owned by the estate will be redeemed to cover payment of remaining taxes and administrative expenses. Prior to the merger, $1,542 was advanced to the estate to effectuate a release of an Internal Revenue Service lien. Common shares that are redeemable under that terms of the agreement have been recorded in the consolidated balance sheets as Redeemable Common Stock. During the years ended December 31, 1995 and 1994, the Company redeemed 165,555 shares and 96,597 shares, respectively, at a per share price of $9.55 and

                   LOBDELL EMERY CORPORATION AND SUBSIDIARIES

                        December 31, 1996, 1995 and 1994

NOTE 11. SHAREHOLDERS' REDEMPTION AGREEMENT AND REDEEMABLE COMMON STOCK -- Continued
$9.34, respectively. The redeemable common stock has been accreted to its redemption value in each of the accompanying consolidated balance sheets.

NOTE 12. LEWIS EMERY CAPITAL CORPORATION

     Lewis was established in order to facilitate the financing of a tooling project for Ford Motor Company (Ford). In 1993, Lewis signed a contract to finance $8,500 of tooling. The transaction was financed with proceeds from the term loan described in Note 6. The receivable from Ford is due in 20 quarterly installments through October 1998.

NOTE 13. COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

     As of December 31, 1996, the Corporation had long-term operating leases covering certain machinery and equipment. The minimum rental commitments under noncancellable operating leases with lease terms in excess of one year are as follows as of December 31, 1996:

1997........................................................    $ 4,690
1998........................................................      3,241
1999........................................................      3,367
2000........................................................      1,178
2001........................................................      3,355
                                                                -------
                                                                $15,831
                                                                =======

ENVIRONMENTAL MATTERS

     The Corporation is subject to federal, state and local laws and regulations which govern environmental matters. These laws regulate the discharge of materials into the environment and may require the Corporation to remove or mitigate the environmental effects of the disposal or release of petroleum or chemical substances. The Corporation has identified several environmental matters resulting from prior operations. Due to the relatively early stage of investigation of certain of these identified matters as well as potential indemnification by other potentially responsible parties, management is unable to reasonably estimate the ultimate cost of remediating certain of these identified environmental matters. At December 31, 1996 and 1995, the Corporation has a liability of approximately $880 recorded for estimated costs of known environmental matters.

GENERAL

     The Corporation is subject to various claims, lawsuits and administrative proceedings related to matters arising out of the normal course of business. In the opinion of management, after reviewing the information which is currently available with respect to such matters and consulting with legal counsel, any liability which may ultimately be incurred with respect to these matters will not materially affect the financial position of the Corporation.

NOTE 14. RELATED-PARTY TRANSACTION

     During 1996, the Corporation paid sales commissions, based upon qualified foreign sales to Grace Emery Sales Corporation, a Domestic International Sales Corporation (DISC) owned by the shareholders of the

                   LOBDELL EMERY CORPORATION AND SUBSIDIARIES

                        December 31, 1996, 1995 and 1994

NOTE 14. RELATED-PARTY TRANSACTION -- Continued
Corporation. Commissions payable to the DISC are subject to certain restrictions. Commissions were $369, $521 and $772 in 1996, 1995 and 1994, respectively.

NOTE 15. SUBSEQUENT EVENT

     On January 10, 1997, pursuant to an Agreement and Plan of Merger among Lobdell Emery Corporation, certain shareholders of Lobdell Emery Corporation, BMG-MI, Inc. and L-E Acquisition, Inc. as amended, certain Lobdell Emery Corporation shareholders and option holders had their respective shares and options redeemed for cash of approximately $8,500 and all outstanding shares of common stock of Lobdell Emery Corporation (Oldco) were exchanged for shares of preferred stock of L-E Acquisition, Inc. with a face value of approximately $40,800. In addition, approximately $3,500 of expenses incurred by the Corporation were reimbursed by L-E Acquisition, Inc. Subsequent to the exchange of Oldco's common stock for preferred stock, L-E Acquisition, Inc. was merged with and into Lobdell Emery Corporation (Newco).

NOTE 16. RESTATEMENT OF PRIOR YEAR FINANCIAL STATEMENTS

     The Corporation's management has restated the consolidated financial statements for periods prior to December 31, 1996. The consolidated financial statements have been restated to correct the misstatement of certain assets and liabilities including accounts receivable, accrued employee benefit related costs and accrued environmental costs, net of related tax benefits. The effect of the restatement was to decrease retained earnings at January 1, 1994 by $1,987, decrease net loss by $36 ($.01 per share) for the year ended December 31, 1995, and increase net loss by $647 ($.15 per share) for the year ended December 31, 1994.

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and
Stockholders of Howell Industries, Inc.


In our opinion, the accompanying balance sheet and the related statement of operations, of changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Howell Industries, Inc. at July 31, 1997, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

As described in Note 11, on August 13, 1997 all of the outstanding shares of common stock of Howell Industries, Inc. were acquired by Oxford Automotive, Inc.




PRICE WATERHOUSE LLP
Bloomfield Hills, Michigan
June 15, 1998

HOWELL INDUSTRIES, INC.

BALANCE SHEET
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE-RELATED DATA)
--------------------------------------------------------------------------------

                                                               JULY 31,
                                                                 1997
ASSETS
Current assets
   Cash and cash equivalents (including interest
    bearing instruments of $1,167)                          $        1,997
   Accounts receivable                                               8,583
   Income taxes refundable                                             522
   Inventories, net of LIFO reserve of $1,354
     Raw material                                                      895
     Work-in-process and finished goods                              5,331
                                                            --------------

         Total inventories                                           6,226

   Unbilled die costs                                                  957
   Prepaid expenses and other assets                                 1,095
   Deferred income taxes                                             1,229
                                                            --------------
     Total current assets                                           20,609

Property, plant and equipment, net                                  10,214
                                                            --------------

     TOTAL ASSETS                                           $       30,823
                                                            ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
   Accounts payable                                         $        4,888
   Accrued expenses and other liabilities                            4,840
                                                            --------------

     Total current liabilities                                       9,728

   Pension liability                                                   522
   Other long-term liabilities                                         508
   Deferred income taxes                                               851
                                                            --------------
     Total liabilities                                              11,609
                                                            --------------

Stockholders' equity
   Common stock, no par value, 2,500,000 shares
    authorized, 622,738 issued and outstanding                         594
   Retained earnings                                                18,620
                                                            --------------
     Total stockholders' equity                                     19,214
                                                            --------------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY             $       30,823
                                                            ==============


The accompanying notes are an integral part of the financial statements.

HOWELL INDUSTRIES, INC.

STATEMENT OF OPERATIONS
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE-RELATED DATA)
-------------------------------------------------------------------------------


                                                            YEAR ENDED
                                                           JULY 31, 1997

Net sales                                                 $       95,240
Cost of sales                                                     89,410
                                                          --------------
   Gross profit                                                    5,830

Selling and administrative expenses                                4,748
                                                          --------------

   Operating income                                                1,082

Other income                                                         142
                                                          --------------

Income before provision for income taxes                           1,224

Provision for income taxes                                           504
                                                          --------------
Net income                                                $          720
                                                          ==============
Net income per common share                               $         1.16
                                                          ==============


The accompanying notes are an integral part of the financial statements.

HOWELL INDUSTRIES, INC.

STATEMENT OF SHAREHOLDERS' EQUITY
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE-RELATED DATA)
------------------------------------------------------------------------------

                                             COMMON STOCK ISSUED
                                                AND OUTSTANDING
                                             --------------------   RETAINED
                                             SHARES      AMOUNT     EARNINGS

Balance, July 31, 1996                       622,738    $   594   $   18,367
   Cash dividends ($0.75 per share)                                     (467)
   Net income                                                            720
                                          ----------    -------   ----------
Balance, July 31, 1997                       622,738    $   594   $   18,620
                                          ==========    =======   ==========

The accompanying notes are an integral part of the financial statements.

HOWELL INDUSTRIES, INC.

STATEMENT OF CASH FLOWS
(DOLLAR AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------



                                                                  YEAR ENDED
                                                                 JULY 31, 1997
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                      $          720
Adjustments to reconcile net income to net cash provided by
 operating activities
   Depreciation                                                          1,590
   Gain on sale of equipment                                                (2)
   Provision for deferred taxes                                           (442)
   Change in operating assets and liabilities
     Accounts receivable                                                (2,728)
     Income taxes refundable                                              (522)
     Unbilled die costs                                                  6,689
     Inventories                                                        (5,414)
     Prepaid expenses                                                      377
     Accounts payable                                                     (733)
     Accrued expenses                                                    3,242
     Pension liability                                                       2
     Other long-term liabilities                                          (943)
                                                                --------------
       NET CASH PROVIDED BY OPERATING ACTIVITIES                         1,836
                                                                --------------
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of equipment                                             63
Capital expenditures                                                    (4,095)
                                                                --------------
     NET CASH USED IN INVESTING ACTIVITIES                              (4,032)
                                                                --------------

CASH FLOWS FOR FINANCING ACTIVITIES
Dividends paid                                                            (467)
                                                                --------------
     NET CASH USED IN FINANCING ACTIVITIES                                (467)
                                                                --------------
Decrease in cash and cash equivalents                                   (2,663)
Cash and cash equivalents at beginning of year                           4,660
                                                                --------------

Cash and cash equivalents at end of year                        $        1,997
                                                                ==============

Cash paid for income taxes                                      $        1,429
                                                                ==============


The accompanying notes are an integral part of the financial statements.

HOWELL INDUSTRIES, INC.

NOTES TO FINANCIAL STATEMENTS
JULY 31, 1997
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE-RELATED DATA)
-------------------------------------------------------------------------------

  1. NATURE OF OPERATIONS

     Howell Industries, Inc. ("the Company"), specializes in the production of stamped structural components for the automotive industry, with significant sales within the light-duty truck segment. The Company primarily operates from two plants which are located in Michigan and Ohio.

     Net sales to the Company's two primary customers as a percentage of total net sales for the year ended July 31, 1997 are as follows:

                                                                         1997

     Ford Motor Company                                                   53%
     Chrysler Corporation                                                 47%

     Accounts receivable from Ford Motor Company and Chrysler Corporation represent approximately 68% and 31%, respectively, of the July 31, 1997 accounts receivable balance.

     Although the Company is directly affected by the economic well being of the North American automotive industry and customers referred to above, management does not believe significant credit risk exists at July 31, 1997. The Company does not require collateral to reduce such risk and historically has not experienced significant losses related to receivables from individual customers or groups of customers in the automotive industry.

     The Company's primary raw material in the manufacture of structural components is steel. Although steel is available in an adequate supply from numerous vendors, a significant increase in the price of this raw material could affect operating results adversely.

  2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     REVENUE RECOGNITION
     Revenue is recognized by the Company upon shipment of product to the customer.

     CASH EQUIVALENTS
     The Company considers all highly-liquid investments with a maturity of three month or less when purchased to be cash equivalents.

     UNBILLED DIE COSTS
     Unbilled die costs represents net costs incurred on tooling projects for which the Company expects to be reimbursed by customers. Ongoing estimates of total costs to be incurred on each tooling project are made by management and losses, if any, are recorded when known. Tooling revenue is recognized upon acceptance of the tooling by the customer.

HOWELL INDUSTRIES, INC.

NOTES TO FINANCIAL STATEMENTS
JULY 31, 1997
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE-RELATED DATA)
-------------------------------------------------------------------------------


  2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (CONTINUED)

     PROPERTY, PLANT AND EQUIPMENT
     Property, plant and equipment are stated on the basis of cost and include expenditures for improvements which materially increase the useful lives of existing assets. Expenditures for normal repair and maintenance are charged to operations as incurred. For federal income tax purposes, depreciation is computed using accelerated and straight-line methods. For financial reporting purposes, depreciation is computed using the straight-line method over the following estimated useful lives:

                                                                  YEARS
     Buildings and improvements                                   10-25
     Machinery and equipment                                       5-25
     Furniture and fixtures                                         5-7
     Automobiles and trucks                                         3-5

     USE OF ESTIMATES IN PREPARATION OF FINANCIAL STATEMENTS
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

  3. PREPAID EXPENSES AND OTHER ASSETS

     Prepaid expenses and other assets are comprised of the following:

                                                                   JULY 31,
                                                                     1997
     Prepaid insurance                                          $          135
     Prepaid pension costs                                                 146
     Intangible pension asset                                              477
     Other                                                                 337
                                                                --------------
                                                                $        1,095
                                                                ==============

HOWELL INDUSTRIES, INC.

NOTES TO FINANCIAL STATEMENTS
JULY 31, 1997
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE-RELATED DATA)
-------------------------------------------------------------------------------




  4. PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are comprised of the following:

                                                                  JULY 31,
                                                                    1997
     Land                                                      $           76
     Buildings and improvements                                         4,210
     Machinery and equipment                                           19,521
     Furniture and fixtures                                             1,735
     Automobiles and trucks                                               590
     Construction in progress                                             629
                                                               --------------
                                                                       26,761
     Less - accumulated depreciation                                  (16,547)
                                                               --------------
                                                               $       10,214
                                                               ==============


  5. ACCRUED EXPENSES AND OTHER LIABILITIES

     Accrued expenses and other liabilities are comprised of the following:

                                                                JULY 31,
                                                                  1997
     Income taxes payable                                      $       188
     Accrued die maintenance costs                                   2,000
     Accrued salaries and wages                                      1,610
     Accrued workers' compensation                                     655
     Accrued property and other taxes                                  221
     Other                                                             166
                                                               -----------
                                                               $     4,840
                                                               ===========


  6. OTHER LONG-TERM LIABILITIES

     Other long-term liabilities are comprised of the following:

                                                                JULY 31,
                                                                  1997

     Reserve for plant consolidation                           $       120
     Environmental reserve                                             388
                                                               -----------
       Total                                                   $       508
                                                               ===========

HOWELL INDUSTRIES, INC.

NOTES TO FINANCIAL STATEMENTS
JULY 31, 1997
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE-RELATED DATA)
-------------------------------------------------------------------------------


  7. INCOME TAXES

     The Company's income tax expense consists of the following:

                                                                YEAR ENDED
                                                               JULY 31, 1997

    Current provision
       Federal                                                   $     795
       State and local                                                 112
     Deferred provision                                               (403)
                                                                 ---------
                                                                 $     504
                                                                 =========


     A reconciliation of the income tax provision to that which would result by applying the United States statutory tax rate (34%) to earnings before taxes follows:

                                                                YEAR ENDED
                                                               JULY 31, 1997

     Tax based on statutory tax rate                             $     416
     Tax-exempt income                                                 (29)
     Tax deductible ESOP dividend                                      (21)
     Non-deductible expenses                                            64
     State and local income taxes, net of
      federal income tax benefit                                        74
                                                                 ---------
         Taxes on income                                         $     504
                                                                 =========

     Significant components of the Company's deferred tax assets and (liabilities) are as follows:

                                                                YEAR ENDED
                                                               JULY 31, 1997

     Deferred tax assets
       Reserves recorded for financial accounting purposes, not
        deductible for tax purposes until paid                   $     901
       Employee benefits and payroll-related deferrals                 380
                                                                 ---------

         Total deferred tax assets                                   1,281
                                                                 ---------

     Deferred tax liabilities
       Employee benefits and payroll-related deferrals                 (98)
       Tax depreciation in excess of book                             (780)
       Other                                                           (25)
                                                                 ---------
     Total deferred tax liabilities                                   (903)
                                                                 ---------

     Net deferred tax asset                                      $     378
                                                                 =========

HOWELL INDUSTRIES, INC.

NOTES TO FINANCIAL STATEMENTS
JULY 31, 1997
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE-RELATED DATA)
-------------------------------------------------------------------------------


  8. EMPLOYEE BENEFIT PLANS

     The Company has three noncontributory defined benefit pension plans covering substantially all of its employees and an unfunded noncontributory defined contribution plan for certain officers. Benefits, which differ by plan are based on years of service and/or the employee's five-year average compensation. The Company's funding policy for its defined benefit plans is to contribute annually an amount necessary to meet or exceed the Employee Retirement Income Security Act's (ERISA) minimum funding standards.

     The components of net pension cost are as follows:


                                                                  YEAR ENDED
                                                                 JULY 31, 1997
     Defined benefit plans
       Service cost - benefits earned during the year               $    226
       Interest cost on projected benefit obligation                     347
       Actual return on plan assets                                     (788)
       Net amortization, deferral and other                              517
                                                                    --------
         Total                                                           302

       Defined contribution plan                                          30
                                                                    --------

       Net pension costs                                            $    332
                                                                    ========

     The following table sets forth the funded status and amounts recognized in the balance sheets for the defined benefit plans as of July 31, 1997:

                                                              ASSETS       ACCUMULATED
                                                              EXCEED        BENEFITS
                                                            ACCUMULATED      EXCEED
                                                             BENEFITS        ASSETS
     Actuarial present value of benefit obligation
       Vested benefit obligation                            $    1,255      $  2,788
       Nonvested benefit obligation                                 65           207
                                                            ----------      --------
     Accumulated benefit obligation                              1,320         2,995
     Effect of future salary increases                             746
                                                            ----------
     Projected benefit obligation                                2,066         2,995
     Plan assets at fair value                                   2,584         2,473
                                                            ----------      --------
     Plan assets greater (less) than projected
      benefit obligation                                           518          (522)
       Unrecognized net gain                                      (409)          (12)
       Unrecognized prior service cost                             131           405
       Unrecognized net transition (asset) obligation              (94)           84
       Adjustment required to recognize minimum liability                       (477)
                                                            ----------      --------
         Net prepaid pension cost (pension liability)
          recognized in the balance sheet                   $      146      $   (522)
                                                            ==========      ========

HOWELL INDUSTRIES, INC.

NOTES TO FINANCIAL STATEMENTS
JULY 31, 1997
(DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE-RELATED DATA)
-------------------------------------------------------------------------------



  8. EMPLOYEE BENEFIT PLANS (CONTINUED)

     The actuarial assumptions used in determining the present value of the projected benefit obligations are:

                                                                 YEAR ENDED
                                                                JULY 31, 1997

     Weighted average discount rate                                  7.4%
     Increase in future compensation levels                          5.0%

     The expected long-term rate of return on assets is 7.5%. Plan assets are invested in a portfolio of cash, income and equity securities and a diversified fund with guaranteed returns.

     The Company also maintains an Employee Stock Ownership Plan (ESOP) and an Employee Savings Plan (401(k) plan) covering substantially all employees not covered by a collective bargaining agreement.

     At July 31, 1997, the ESOP owned 60,005 shares of common stock, all of which had been allocated to individual participants.

     Contributions to the ESOP are authorized at the discretion of the Board of Directors. No contributions were charged to expense during 1997. There were no amounts accrued at July 31, 1997 for such contributions.

     The Employee Savings Plan provides for participants to contribute up to 10% of their annual compensation each year. In addition, the Company contributes an amount equal to 25% of the first $1 contributed by the employee, plus $0.2. Company contributions amounted to approximately $30 in 1997.

  9. LINE OF CREDIT

     The Company maintains a $4,000 unsecured line of credit with a 5% compensating balance agreement. The Company did not borrow under this line of credit in 1997.

 10. OPERATING LEASES

     The Company rents a warehouse under a noncancelable operating lease, and certain facilities and equipment under cancelable leases. Total rent expense under these leases was $361 in 1997.

 11. SUBSEQUENT EVENTS

     On August 13, 1997, Oxford Automotive, Inc., purchased all of the outstanding common stock of the Company for approximately $23,000 in cash.

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors
and Shareholders of
RPI Holdings, Inc.


In our opinion, the accompanying balance sheet and the related statements of operations, of changes in shareholders' equity and of cash flows present fairly, in all material respects, the financial position of RPI Holdings, Inc., (the Company) at March 31, 1997 and the result of its operations and cash flows for the period from July 1, 1996 to March 31, 1997 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

The financial statements of the Company as of and for the year ended June 30, 1996 were audited by other accountants whose report dated February 4, 1998 expressed an unqualified opinion on those statements.

As described in Note 2, on November 25, 1997 all of the outstanding shares of common stock of the Company were sold to Oxford Automotive, Inc.

Price Waterhouse LLP

Detroit, Michigan
February, 6, 1998

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
RPI Holdings, Inc.

We have audited the accompanying consolidated balance sheet of RPI Holdings, Inc. and Subsidiaries as of June 30, 1996 and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of RPI Holdings, Inc. and Subsidiaries as of June 30, 1996, and the consolidated results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

Coopers & Lybrand L.L.P.

Detroit, Michigan
February 4, 1998

RPI HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

                                                                   SEPTEMBER 30,     MARCH 31,        JUNE 30,
                                                                       1997             1997            1996
                                                                    (UNAUDITED)

ASSETS
Current assets
   Cash                                                            $      32,086   $      36,145  $      60,568
   Accounts receivable, less allowance for doubtful
    accounts of $66,055 in 1997 and $80,000 in 1996                    1,633,602       1,755,481      1,705,609
   Accounts receivable, other                                                              6,414         33,009
   Notes receivable                                                       25,000          31,159         10,585
   Refundable income taxes                                               254,000         254,000        300,000
   Inventories
     Raw material                                                        491,219         572,015        378,776
     Work-in-process                                                     707,434         671,224        248,934
     Finished goods                                                      311,162         347,894        200,672
                                                                   -------------   -------------  -------------
                                                                       1,509,815       1,591,133        828,382
   Prepaid expenses                                                       92,022         162,246        292,082
   Deferred income taxes                                                  47,600          62,600         47,600
                                                                   -------------   -------------  -------------
     Total current assets                                              3,594,125       3,899,178      3,277,835

Property, plant and equipment, net                                     2,965,362       3,024,876      2,764,259
Deferred income taxes                                                    484,500
                                                                   -------------   -------------  -------------

     TOTAL ASSETS                                                  $   7,043,987   $   6,924,054  $   6,042,094
                                                                   =============   =============  =============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
   Current maturities of long-term debt                            $   4,269,842   $   2,937,611  $     410,092
   Accounts payable                                                    2,340,402       2,482,615      1,435,794
   Accrued expenses and other liabilities                                333,296         416,520        437,939
                                                                   -------------   -------------  -------------
     Total current liabilities                                         6,943,540       5,836,746      2,283,825
Long-term debt, less current maturities                                  474,337         509,720      2,504,550
Notes payable to shareholders                                            364,760         364,760        364,760
Deferred income taxes                                                                     63,200        150,300
                                                                   -------------   -------------  -------------
     Total liabilities                                                 7,782,637       6,774,426      5,303,435
Commitments and contingent liabilities (Note 6)
Shareholders' equity (deficit)
   Common stock (no par value; 60,000
    shares authorized, 752.8 shares issued
    and outstanding)                                                     373,295         373,295        373,295
   Retained (deficit) earnings                                        (1,111,945)       (223,667)       365,364
                                                                   -------------   -------------  -------------
     Total shareholders' equity                                         (738,650)        149,628        738,659
                                                                   -------------   -------------  -------------

     TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)          $   7,043,987   $   6,924,054  $   6,042,094
                                                                   =============   =============  =============


The accompanying notes are an integral part of the financial statements.

RPI HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

                                                    FOR THE SIX MONTHS      FOR THE PERIOD FROM   FOR THE YEAR
                                                   ENDED SEPTEMBER 30,        JULY 1, 1996 TO         ENDED
                                                   1997           1996        MARCH 31, 1997      JUNE 30, 1996
                                                       (UNAUDITED)

Net sales                                       $  6,938,452   $ 5,021,666      $ 8,823,948        $  9,819,907
Cost of sales                                      7,985,430     4,620,341        9,037,409           8,826,609
                                                ------------   -----------      -----------        ------------
  Gross profit                                    (1,046,978)      401,325         (213,461)            993,298
Selling and administrative expenses                  143,793       614,816          535,017           1,264,314
                                                ------------   -----------      -----------        ------------
  Operating loss                                  (1,190,771)     (213,491)        (748,478)           (271,016)
Other income (expense)
  Interest expense                                  (203,081)     (155,360)        (251,585)           (404,322)
  Miscellaneous income (expense)                     (22,426)       63,911           54,932             (38,740)
                                                ------------   -----------      -----------        ------------
    Loss before income taxes                      (1,416,278)     (304,940)        (945,131)           (714,078)
Income tax benefit                                   528,000       128,000          356,100             300,000
                                                ------------   -----------      -----------        ------------

    Net loss                                    $   (888,278)   $ (176,940)      $ (589,031)        $  (414,078)
                                                ============    ==========       ==========         ===========


The accompanying notes are an integral part of the financial statements.

RPI HOLDINGS, INC.

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY


                                                       COMMON         COMMON        RETAINED
                                                        STOCK          STOCK        EARNINGS         TOTAL

Balances at July 1, 1995                                  770       $   383,845   $     779,442  $  1,163,287
Net loss                                                                               (414,078)     (414,078)
Redemption of common stock                                (17)          (10,550)                      (10,550)
                                                          ---       -----------   -------------  ------------
Balances at June 30, 1996                                 753           373,295         365,364       738,659
Net loss                                                                               (589,031)     (589,031)
                                                          ---       -----------   -------------  ------------
Balances at March 31, 1997                                753           373,295        (223,667)      149,628

Net loss (unaudited)                                                                   (888,278)     (888,278)
                                                          ---       -----------   -------------  ------------


Balances at September 30, 1997 (unaudited)                753       $   373,295   $  (1,111,945)  $  (738,650)
                                                          ===       ===========   =============   ===========


The accompanying notes are an integral part of the financial statements.

RPI HOLDINGS, INC.

Consolidated Statements of Cash Flows

                                                    FOR THE SIX MONTHS      FOR THE PERIOD FROM   FOR THE YEAR
                                                   ENDED SEPTEMBER 30,        JULY 1, 1996 TO         ENDED
                                                   1997           1996        MARCH 31, 1997      JUNE 30, 1996
                                                       (UNAUDITED)

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                        $  (888,278)   $ (176,940)      $ (589,031)        $  (414,078)
Adjustments to reconcile net loss to net
 cash used in operating activities
  Depreciation and amortization                     153,111       105,256          202,051             213,050
  Loss on sale of property and equipment                                             4,800
  Deferred income taxes                            (532,700)      164,410         (102,100)             12,700
  Changes in operating assets and liabilities
    Accounts receivable                             128,293      (272,998)         (49,872)            278,413
    Accounts receivable, other                                                      26,595              63,479
    Notes receivable                                  6,159       (10,586)         (20,574)              3,529
    Refundable income taxes                                                         46,000            (300,000)
    Inventories                                      81,318       (45,306)        (762,751)            290,684
    Prepaid expenses and other current assets        75,463       157,560          129,836             (60,560)
    Accounts payable                               (142,213)      260,756        1,046,821              33,095
    Accrued expenses and other liabilities          (88,463)     (191,506)         (21,419)           (204,769)
                                                -----------    ----------       ----------         -----------
         NET CASH USED IN OPERATING ACTIVITIES   (1,207,310)       (9,354)         (89,644)            (84,457)
                                                -----------    ----------       ----------         -----------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment                 (93,597)     (224,814)        (671,758)           (250,007)
proceeds from sale of assets                                                       204,290
                                                -----------    ----------       ----------         -----------
         NET CASH USED IN INVESTING ACTIVITIES      (93,597)     (224,814)        (467,468)           (250,007)
                                                -----------    ----------       ----------         -----------
CASH FLOWS FROM FINANCING ACTIVITIES
Principal borrowings on revolving line of
 credit, net                                        (65,069)      157,575          515,049             390,475
Proceeds from debt obligations                                     58,303          792,252             274,757
Principal payments of debt obligations             (223,677)                      (774,612)           (350,775)
Advances from related party                       1,585,594
Redemption of common stock                                                                             (10,550)
                                                -----------    ----------       ----------         -----------
    NET CASH PROVIDED BY FINANCING ACTIVITIES     1,296,848       215,878          532,689             303,907
                                                -----------    ----------       ----------         -----------
Net decrease in cash                                 (4,059)      (18,290)         (24,423)            (30,557)
Cash, beginning of year                              36,145        78,575           60,568              91,125
                                                -----------    ----------       ----------         -----------

Cash, end of year                               $    32,086    $   60,285       $   36,145         $    60,568
                                                ===========    ==========       ==========         ===========


The accompanying notes are an integral part of the financial statements.

RPI HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



 1.   NATURE OF OPERATIONS

      RPI Holdings, Inc. (the Company), specializes in the production of roll-formed pieces, metal stampings with clinch or welded fasteners and welded assemblies of functional and decorative trim for the automotive industry. The Company primarily operates from two plants located in Michigan.

      Net sales to the Company's two primary customers as a percentage of total sales are as follows:

                                                           FOR THE PERIOD
                                                         FROM JULY 1, 1996        FOR THE YEAR ENDED
                                                         TO MARCH 31, 1997           JUNE 30, 1996

General Motors Corporation                                      63%                     46%
Johnson Controls International                                  19%                     19%

      Accounts receivable from General Motors Corporation and Johnson Controls International represent approximately 53% and 23%, respectively, of the March 31, 1997 accounts receivable balance.

      Although the Company is directly affected by the economic well being of the automotive industry and customers referred to above, management does not believe significant credit risk exists at March 31, 1997. The Company does not require collateral to reduce such risk and historically has not experienced significant losses related to receivables from individual customers or groups of customers in the automotive industry.

 2.   SUBSEQUENT EVENTS

      Subsequent to March 31, 1997, the Company was advanced $1,500,000 in various installments from Lobdell Emery Corporation, a wholly-owned subsidiary of Oxford Automotive, Inc. (Oxford). The advances were used to support the ongoing operations of the Company. The majority shareholder of Oxford is also the majority shareholder of the Company.

      On November 25, 1997, Oxford purchased all of the outstanding common stock of the Company for $2,500,000 in cash. In connection with the acquisition, the notes payable to shareholders of $364,760 and the RPI, Inc. revolving credit, bank term, revolving equipment and revolving tooling loans described in Note 4 were repaid.

 3.   SIGNIFICANT ACCOUNTING POLICIES

      BASIS OF PRESENTATION
      During the period ended March 31, 1997, the Company changed its fiscal year end to March 31. Previously, the Company's fiscal year ended on June 30.

      PRINCIPLES OF CONSOLIDATION
      The consolidated financial statements of the Company include the accounts of RPI Holdings, Inc. and its wholly-owned subsidiaries, RPI, Inc. and Prudenville Manufacturing, Inc. (PMI). RPI Holdings, Inc. and PMI had no revenues or operations during the periods presented.

      REVENUE RECOGNITION
      Revenue is recognized by the Company upon shipment of product to the customer.

RPI HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



 3.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      CASH EQUIVALENTS The Company considers all highly-liquid investments with maturity of three months or less when purchased to be cash equivalents.

      INVENTORIES Inventories are stated at the lower of cost or market with cost determined on a first-in, first-out basis ("FIFO").

      REIMBURSABLE TOOLING Reimbursable tooling represents net costs incurred on tooling projects for which the Company expects to be reimbursed by customers. Ongoing estimates of total costs to be incurred on each tooling project are made by management and losses, if any, are recorded when known. Generally, tooling revenue is recognized upon acceptance of the tooling by the customer. At March 31, 1997 and June 30, 1996, all reimbursable tooling is recorded in prepaid expenses.

      PROPERTY, PLANT AND EQUIPMENT Property, plant and equipment are stated on the basis of cost and include expenditures for improvements which materially increase the useful lives of existing assets. Expenditures for normal repair and maintenance are charged to operations as incurred. For federal income tax purposes, depreciation is computed using accelerated and straight-line methods. For financial reporting purposes, depreciation is computed using the straight-line method over the following estimated useful lives:

                                                                  YEARS
      Land improvements                                           30
      Buildings                                                 30-40
      Machinery and equipment                                    3-20
      Furniture and fixtures                                     7-10

      IMPAIRMENT OF LONG-LIVED ASSETS The Company accounts for long-lived assets in accordance with Statement of Financial Accounting Standards No._121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of". This Statement requires that long-lived assets and certain identifiable intangibles to be held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. The Company recognizes impairment losses for assets or groups of assets where the sum of the estimated future cash flows (undiscounted and without interest charges) is less than the carrying amount of the related asset or group of assets. The amount of the impairment loss recognized is the excess of the carrying amount over the fair value of the asset or group of assets being measured.

      NOTES PAYABLE TO SHAREHOLDERS The notes payable to shareholders accrue interest at an annual rate of 6%, payable quarterly. As described in Note 2, the notes payable to shareholders were repaid in connection with the acquisition of the Company by Oxford.

RPI HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


 3.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

      INCOME TAXES Deferred taxes are provided to give recognition to the effect of expected future tax consequences of temporary differences between the carrying amounts for financial reporting purposes and the tax bases for income tax purposes of assets and liabilities.

      FAIR VALUE OF FINANCIAL INSTRUMENTS At March 31, 1997 and June 30,
      1996, the carrying amount of financial instruments such as cash and cash equivalents and trade receivables and payables approximated their fair values. Based upon the borrowing rates currently available to the Company, the carrying value of debt approximates fair value.

      USE OF ESTIMATES The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 4.   PROPERTY, PLANT AND EQUIPMENT

      Property, plant and equipment are comprised of the following:

                                                                                   MARCH 31,       JUNE 30,
                                                                                     1997            1996

      Land and land improvements                                                $    104,272     $    113,243
      Buildings                                                                    1,379,118        1,460,792
      Machinery and equipment                                                      2,167,939        1,654,716
      Furniture and fixtures                                                         203,748          216,545
                                                                                ------------     ------------
                                                                                   3,855,077        3,445,296
      Less - accumulated depreciation                                               (830,201)        (681,037)
                                                                                ------------     ------------

                                                                                $  3,024,876     $  2,764,259
                                                                                ============     ============

 5.   ACCRUED EXPENSES AND OTHER LIABILITIES

      Accrued expenses and other liabilities are composed of the following:

                                                                                   MARCH 31,         JUNE 30,
                                                                                     1997              1996

      Accrued interest                                                           $    67,919       $   53,873
      Accrued salaries and wages                                                      91,172           68,595
      Accrued professional fees                                                       87,382           94,636
      Accrued commissions                                                             62,545          130,012
      Other                                                                          107,502           90,823
                                                                                 -----------      -----------
                                                                                 $   416,520      $   437,939
                                                                                 ===========      ===========

RPI HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


 6.   BORROWING ARRANGEMENTS

                                                                              MARCH 31, 1997      JUNE 30, 1996
        REVOLVING CREDIT LOAN - RPI, INC.
        Interest at prime rate plus .5% (9% at March_31, 1997),
         matures December 31, 1997                                              $    1,359,961    $     844,912

        BANK TERM LOAN - RPI, INC.
        Interest at prime rate plus 1% (9.5% at March 31, 1997),
         Monthly principal payments of $20,833, matures
         December 31, 1997                                                             598,011          885,508

        REVOLVING EQUIPMENT LOAN - RPI, INC.
        Interest at prime rate plus 1% (9.5% at March 31, 1997),
         Monthly principal payments of $15,511, matures
         December 31, 1997                                                             707,192          347,510

        REVOLVING TOOLING LOAN - RPI, INC.
        Interest at prime rate plus 1% (9.5% at March 31, 1997),
         matures December 31, 1997                                                     151,787          222,280

        TERM NOTE PAYABLE - PMI
        Interest at 6% payable annually.  Monthly principal
         payments of $2,500, matures April_30, 1999                                    477,500          500,000

        LAND CONTRACT - PMI
        Interest at 8%.  Monthly payments of $3,000, matures
         May 31, 1999                                                                   77,766          104,766

        OTHER                                                                           75,114            9,666
                                                                                --------------    -------------
                                                                                     3,447,331        2,914,642
        Less - current portion                                                      (2,937,611)        (410,092)
                                                                                --------------    -------------

                                                                                $      509,720    $   2,504,550
                                                                                ==============    =============

        Borrowing under the revolving credit and bank term loan agreements are subject to certain limitations determined by a formula based on 80% of eligible accounts receivable and 35% of eligible inventories, or a maximum of $500,000. Upon the occurrence of any default, interest accrues on the unpaid principal balance at an annual rate of four percent above the bank's prime rate. The financing is collateralized by all assets of RPI, Inc.

        The Company was in default of certain provisions of the revolving credit loan, bank term loan, revolving equipment loan and revolving tooling loan agreements as of March 31, 1997. The agreements were amended subsequent to March 31, 1997. Under the new terms, the amount available under the revolving credit loan decreased from $3,250,000 to $2,600,000, additional advances under the revolving equipment loan and revolving tooling loan were terminated, certain covenants were amended and the balances of the revolving credit loan, bank term loan, revolving equipment loan and revolving tooling loan were due October 15, 1997. Subsequent to this amendment, the due date was extended to December 31, 1997.

RPI HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



 6.   BORROWING ARRANGEMENTS (CONTINUED)

      As described in Note 2, the revolving credit loan, bank term loan, revolving equipment loan and revolving tooling loan were repaid in full in connection with the acquisition of the Company on November 25, 1997.

      Scheduled maturities of long-term debt, after giving effect to the amendments described above, are as follows:

        YEARS ENDING
        MARCH 31
        1998                                                                  $   2,937,611
        1999                                                                         71,844
        2000                                                                        429,110
        2001                                                                          5,844
        2002                                                                          2,922
                                                                              -------------
                                                                              $   3,447,331
                                                                              =============

      Cash paid for interest during the nine month period ended March 31, 1997 and for the year ended June 30, 1996 approximated $238,000 and $375,000, respectively.

 7.   COMMITMENTS AND CONTINGENCIES

      OPERATING LEASES
      The Company leases certain buildings and equipment under operating lease agreements. The future minimum lease payments under these operating leases are:

      YEARS ENDING
      MARCH 31
      1998                                                                      $    200,111
      1999                                                                           154,030
      2000                                                                            90,730
                                                                                ------------

      Total minimum lease payments                                              $    444,871
                                                                                ============

        Rental expense for the nine month period ended March 31, 1997 and for the year ended June 30, 1996 approximated $178,000 and $218,000, respectively.

      GENERAL
      The Company is subject to various claims, lawsuits and administrative proceedings related to matters arising out of the normal course of business, including an audit of the Company's June 30, 1996 tax return by the Internal Revenue Service. In the opinion of management, after reviewing the information which is currently available with respect to such matters and consulting with legal counsel, any liability which may ultimately be incurred with respect to these matters will not materially affect the financial position, results of operations or cash flows of the Company.

RPI HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



 8.   INCOME TAXES

      The Company's income tax benefit consists of the following:

                                                                         FOR THE PERIOD FROM      FOR THE YEAR
                                                                           JULY 1, 1996 TO            ENDED
                                                                            MARCH 31, 1997        JUNE 30, 1996

      Current benefit                                                      $   254,000          $   312,700
      Deferred benefit (provision)                                             102,100              (12,700)
                                                                           -----------          ----------

                                                                           $   356,100          $   300,000
                                                                           ===========          ===========

      A reconciliation between the Company's income tax benefit and the amount computed by applying the statutory income tax rate to income before income taxes is as follows:


                                                                           FOR THE PERIOD FROM      FOR THE YEAR
                                                                             JULY 1, 1996 TO            ENDED
                                                                              MARCH 31, 1997        JUNE 30, 1996

      Statutory rate                                                       $   321,300          $   242,800
      Net operating loss carryforward                                           71,800
      Inventory adjustment                                                    (20,500)
      Other                                                                   (16,500)               57,200
                                                                           ----------           -----------

      Income tax benefit                                                   $   356,100          $   300,000
                                                                           ===========          ===========

      Significant components of the Company's deferred tax assets and (liabilities) are as follows:

                                                                             MARCH 31,        JUNE 30,
                                                                               1997            1996

        Deferred tax liabilities
           Tax depreciation in excess of book                            $  (161,000)    $  (150,300)
                                                                         -----------     -----------
        Deferred tax assets
           Net operating loss carrryforward                                   71,800
           Inventory                                                          38,400
           AMT credit carryforward                                            26,000
           Allowance for doubtful accounts                                    22,500          27,200
           Other                                                               1,700          20,400
                                                                         -----------     -----------
        Gross deferred tax assets                                            160,400          47,600
                                                                         -----------     -----------
        Net deferred tax liability                                       $      (600)    $   (102,700)
                                                                         ===========     ============

RPI HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



 8.   INCOME TAXES (CONTINUED)

      The Company has a net operating loss carryforward for federal income tax purposes with potential future tax benefits of approximately $72,000, which expires during 2012. In addition, the Company has Alternative Minimum Tax credit carryforwards aggregating $26,000 at March 31,
      1997 which can be carried forward indefinitely. Due to the subsequent acquisition of the Company, as more fully described in Note 2, there are annual limitations on the amount of the carryforwards which can be utilized. Management believes that it is more likely than not that the benefit of these tax benefits will be realized and, therefore, no valuation allowance is provided at March 31, 1997.

      The Company paid no income taxes for both the nine month period ended March 31, 1997 and the year ended June 30, 1996.

 9.   RELATED PARTY TRANSACTIONS

      The Company is charged fees by a related party, The Oxford Investment Group, Inc., for consulting, finance and management services and a sales representative agreement. These fees approximated $116,000 and $325,000 for the nine month period ended March 31, 1997 and for the year ended June 30, 1996, respectively.

10.   INTERIM DATA (UNAUDITED)

      The accompanying unaudited balance sheet as of September 30, 1997 and the unaudited consolidated statements of operations and cash flows for the six-month periods ended September 30, 1997 and 1996 include all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for the fair presentation of the financial position, results of operations and cash flows. The results of operations for any interim period are not necessarily indicative of the results of operations for a full year.

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and
Directors of Oxford Automotive, Inc.

In our opinion, the accompanying combined balance sheet and the related combined statements of operations and of cash flows present fairly, in all material respects, the financial position of the Suspension Division (Suspension), a Division of Eaton Corporation (Eaton), at December 31, 1997, and the results of its operations and its cash flows for the year ended December 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the management of Suspension; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

Our engagement as auditors of Suspension was subsequent to December 31, 1997. Therefore, we were not present to observe physical inventories taken on or prior to that date, the amounts of which entered into the determination of cost of goods sold for the year ended December 31, 1997. However, we observed physical inventories subsequent to December 31, 1997 and performed such other procedures as we deemed appropriate.

Suspension, as disclosed in Note 2 to the accompanying financial statements, is a division of Eaton and has extensive transactions and relationships with Eaton. Because of these relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions among wholly unrelated parties.

As discussed in Note 14, on April 1, 1998, Eaton sold certain net assets of Suspension to Oxford Automotive, Inc. The accompanying financial statements do not give effect to this purchase transaction.



Price Waterhouse LLP
Detroit, Michigan

June 11, 1998

SUSPENSION DIVISION
A DIVISION OF EATON CORPORATION

COMBINED BALANCE SHEETS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

                                                               MARCH 31,            DECEMBER 31,
                                                                 1998                   1997
                                                              (UNAUDITED)
ASSETS

Current assets
   Cash                                                      $         2            $          7
   Accounts receivable                                            11,784                  13,115
   Inventories                                                    11,704                   9,574
   Prepaid expenses                                                   30                      21
                                                             -----------            ------------
     Total current assets                                         23,520                  22,717
Property, plant and equipment, net                                26,869                  26,808
Prepaid pension asset                                              5,078                   4,770
Other assets                                                       3,575                   3,346
                                                             -----------            ------------

     TOTAL ASSETS                                            $    59,042            $     57,641
                                                             ===========            ============

LIABILITIES AND EATON INVESTMENT

Current liabilities
   Accounts payable                                          $     6,002            $      7,164
   Employee compensation                                           2,869                   2,381
   Accrued expenses and other current liabilities                  1,750                   1,798
                                                             -----------            ------------
     Total current liabilities                                    10,621                  11,343
Deferred income taxes                                              2,059                   2,059
Postretirement benefits liability                                  2,554                   2,360
Environmental commitments and contingencies (Note 12)              1,557                   1,557
                                                             -----------            ------------
     Total liabilities                                            16,791                  17,319
Eaton investment                                                  42,251                  40,322
                                                             -----------            ------------

     TOTAL LIABILITIES AND EATON INVESTMENT                  $    59,042            $     57,641
                                                             ===========            ============


See accompanying notes to combined financial statements.

SUSPENSION DIVISION
A DIVISION OF EATON CORPORATION

COMBINED STATEMENTS OF OPERATIONS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                       THREE MONTHS ENDED          YEAR ENDED
                                                                             MARCH 31,             DECEMBER 31,
                                                                        1998          1997            1997
                                                                            (UNAUDITED)

Sales                                                              $    30,261    $   33,559       $   125,776
Cost of goods sold                                                      28,808        30,572           116,485
                                                                   -----------    ----------       -----------
Gross profit                                                             1,453         2,987             9,291
Selling, general and administrative expense                              1,740         1,799             7,214
                                                                   -----------    ----------       -----------
     Operating income (loss)                                              (287)        1,188             2,077
                                                                   -----------    ----------       -----------
Equity in income of Metalcar                                               226            39               741
Interest expense                                                          (291)         (273)           (1,015)
Other income (expense)                                                    (248)          100               280
                                                                   -----------    ----------       -----------
Income (loss) before provision (benefit)
 for income taxes                                                         (600)        1,054             2,083
Provision (benefit) for income taxes                                      (237)          416               827
                                                                   -----------    ----------       -----------

Net income (loss)                                                  $      (363)   $      638       $     1,256
                                                                   ===========    ==========       ===========


See accompanying notes to combined financial statements.

SUSPENSION DIVISION
A DIVISION OF EATON CORPORATION

COMBINED STATEMENTS OF CASH FLOWS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------


                                                                        THREE MONTHS ENDED         YEAR ENDED
                                                                               MARCH 31,          DECEMBER 31,
                                                                          1998        1997            1997
                                                                             (UNAUDITED)

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                                                       $    (363)  $     638     $    1,256
Adjustments to reconcile net income (loss) to net
 cash provided by (used for) operating activities
   Depreciation and amortization                                              957       1,024          4,317
   Loss on disposal of fixed assets                                             8          49            451
   Income of affiliate, net of dividend received                             (226)        (59)          (238)
   Deferred income taxes                                                                                 516
   Changes in assets and liabilities
     Accounts receivable                                                    1,399      (2,228)           236
     Inventories                                                           (2,067)        407         (1,158)
     Prepaid expenses                                                          (9)       (202)             1
     Other noncurrent assets                                                 (308)       (318)        (1,243)
     Accounts payable                                                      (1,198)     (1,079)         1,907
     Employee compensation                                                    473         641           (287)
     Accrued expenses and other current liabilities                           (93)        510            683
     Postretirement benefits liability                                        194         (50)           355
     Environmental commitments and contingencies                               37         (23)           (20)
                                                                        ---------   ---------     ----------
       NET CASH PROVIDED BY (USED FOR) OPERATING ACTIVITIES                (1,196)       (690)         6,776
                                                                        ---------   ---------     ----------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment                                   (919)       (152)        (4,994)
                                                                        ---------   ---------     ----------
       NET CASH USED FOR INVESTING ACTIVITIES                                (919)       (152)        (4,994)
                                                                        ---------   ---------     ----------
CASH FLOWS FROM FINANCING ACTIVITIES
Intercompany activity                                                       2,292         644         (3,024)
                                                                        ---------   ---------     ----------
       NET CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES                 2,292         644         (3,024)
                                                                        ---------   ---------     ----------
Effect of exchange rate changes on cash                                      (182)        198          1,248
                                                                        ---------   ---------     ----------
NET DECREASE IN CASH                                                           (5)          -              6
                                                                        ---------   ---------     ----------
Cash at beginning of the period                                                 7           1              1
                                                                        ---------   ---------     ----------

Cash at end of the period                                               $       2   $       1     $        7
                                                                        =========   =========     ==========



See accompanying notes to combined financial statements.

SUSPENSION DIVISION
A DIVISION OF EATON CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

1.  DESCRIPTION OF BUSINESS

    The Suspension Division (Suspension) of Eaton Corporation (Eaton) is a leading tier one North American supplier of leaf spring suspension systems for automotive applications. Suspension's products are primarily sold to original equipment manufacturers (OEMs) of passenger cars, light trucks and heavy trucks.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION
    These financial statements present the historical financial position, results of operations and cash flows of Suspension previously included in the Eaton consolidated financial statements. Suspension's financial information included herein is not necessarily indicative of the financial position, results of operations and cash flows of Suspension in the future or of the results which would have been reported if Suspension had operated as an unaffiliated enterprise.

    Transactions between Eaton and Suspension (and Eaton's other business units) are herein referred to as "intercompany" or "related party" transactions.

    If Suspension was operated as an independent, unaffiliated entity, it may not be able to obtain raw material and other goods and services at historical price levels obtained when purchasing as a part of Eaton's worldwide purchasing process.

    Suspension accounts for its investment in the Metalurgica Carabobo, S.A. (Metalcar) joint venture under the equity method of accounting. Metalcar is included in the combined financial statements on the basis of its September 30, 1997 fiscal year end.

    CONCENTRATION OF CREDIT RISK
    Suspension's customer base is primarily comprised of OEMs. Sales to Suspension's three largest customers aggregated 71%, 14% and 8% of 1997 sales. Financial instruments which potentially expose Suspension to a concentration of credit risk consist primarily of accounts receivable. At December 31, 1997, the aforementioned customers represented approximately 50%, 24% and 21% of trade accounts receivable.

    Although Suspension is directly affected by the economic well being of the automotive industry, as well as its major customers, management does not believe significant credit risk exists at December 31, 1997. Suspension does not require collateral to reduce such credit risk and historically has not experienced significant losses related to receivables.

    FOREIGN CURRENCY TRANSLATION
    The functional currency of the Canadian operations is the local currency. Financial statements for these operations are translated into United States dollars at year-end exchange rates as to assets and liabilities and weighted-average exchange rates as to revenues and expenses. The resulting translation adjustments are recorded as a component of Eaton investment.

SUSPENSION DIVISION
A DIVISION OF EATON CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


    INVENTORIES
    Inventories are carried at lower of cost or market using the first-in, first-out (FIFO) method.

    PROPERTY, PLANT AND EQUIPMENT
    Property, plant and equipment are stated on the basis of cost and include expenditures for improvements which materially increase the useful lives of existing assets. Expenditures for normal repairs and maintenance are charged to operations as incurred. For federal income tax purposes, depreciation is computed using accelerated methods. For financial reporting purposes, depreciation is computed principally using the straight-line method over the following estimated useful lives:

                                                                         YEARS
    Land improvements                                                     40
    Buildings and building improvements                                  10-40
    Machinery and equipment                                               3-10

    VALUATION OF LONG-LIVED ASSETS
    In accordance with Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be disposed of, Suspension periodically evaluates the carrying value of long-lived assets to be held and used. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such asset is separately identifiable and is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset. Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved or independent appraisal.

    REVENUE RECOGNITION
    Sales and related cost of sales are recognized when products are shipped.

    INCOME TAXES
    Suspension's United States and Canadian locations are included in the consolidated federal income tax returns of Eaton Corporation and Eaton Yale Limited, respectively. In preparing its combined financial statements, Suspension has determined its tax provision on a separate return basis. Income taxes payable and refundable income taxes are recorded as a component of Eaton investment. Deferred tax liabilities or assets reflect the impact of temporary differences between amounts of assets and liabilities for financial and tax reporting. Such amounts are subsequently adjusted, as appropriate, to reflect changes in tax rates expected to be in effect when the temporary differences reverse. A valuation allowance on deferred tax assets is provided if it is considered more likely than not that such deferred tax assets will not be realized.

    ESTIMATES
    Preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions in certain circumstances that affect amounts reported in the accompanying combined financial statements and notes. Actual results could differ from these estimates.

SUSPENSION DIVISION
A DIVISION OF EATON CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------



2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    ENVIRONMENTAL
    Suspension expenses environmental expenditures related to existing conditions resulting from past or current operations and from which no current or future benefit is discernible. Expenditures which extend the life of the related property or mitigate or prevent future environmental contamination are capitalized. Suspension records a liability for remediation costs at the time when it is probable and can be reasonably estimated. The estimated liability of Suspension is not discounted or reduced for possible recoveries from insurance carriers.

3.  ACCOUNTS RECEIVABLE

    Accounts receivable comprises the following:

                                                                 DECEMBER 31,
                                                                     1997

    Trade                                                          $ 12,811
    Other                                                               304
                                                                   --------
                                                                   $ 13,115
                                                                   ========



4.  INVENTORIES

    Inventories comprise the following:

                                                    MARCH 31,    DECEMBER 31,
                                                      1998           1997
                                                   (UNAUDITED)

    Raw materials                                     $ 7,694      $ 5,633
    Work-in-process                                     3,141        2,768
    Finished goods                                      1,298        1,600
                                                      -------      -------
                                                       12,133       10,001
       Less - inventory reserve                          (429)        (427)
                                                      -------      -------

                                                      $11,704      $ 9,574
                                                      =======      =======

SUSPENSION DIVISION
A DIVISION OF EATON CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

5.  PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment comprise the following:

                                                                   DECEMBER 31,
                                                                       1997

    Land and land improvements                                      $     503
    Buildings and building improvements                                10,817
    Machinery and equipment                                            47,238
    Construction-in-progress                                            3,562
                                                                    ---------
                                                                       62,120
    Less - Accumulated depreciation                                   (35,312)
                                                                    ---------

                                                                    $  26,808
                                                                    =========

6.  OTHER ASSETS

    Other assets comprise the following:

                                                                   DECEMBER 31,
                                                                       1997

    Equity investment in Metalcar                                   $   3,284
    Other                                                                  62
                                                                    ---------

                                                                    $   3,346
                                                                    =========


    The table below contains the summarized financial information of Metalcar for the year ended September 30, 1997:

    Net sales                                                       $  15,737
                                                                    =========

    Operating income                                                $   2,581
                                                                    =========

    Net income                                                      $   1,509
                                                                    =========

    Current assets                                                  $   6,174
    Non-current assets                                                  4,336
                                                                    ---------

    Total assets                                                    $  10,510
                                                                    =========

    Current liabilities                                             $   3,725
    Non-current liabilities                                                81
    Shareholders equity                                                 6,704
                                                                    ---------

    Total liabilities and equity                                    $  10,510
                                                                    =========

SUSPENSION DIVISION
A DIVISION OF EATON CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

6.   OTHER ASSETS (CONTINUED)

    Suspension has a 49% joint venture interest in Metalcar, a Venezuelan manufacturer of conventional leaf springs and coil springs for both light and heavy trucks.

7.  ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

    Accrued expenses and other current liabilities comprise the following:

                                                                 DECEMBER 31,
                                                                     1997
    Utilities                                                       $   561
    Warranty                                                            458
    Other                                                               779
                                                                    -------

                                                                    $ 1,798
                                                                    =======

8.  EMPLOYEE BENEFIT PLANS

    PENSIONS
    Substantially all salaried employees of Suspension participate in defined benefit pension plans covering all Eaton salaried employees. Plan benefits are generally based on years of service and the employee's compensation. Solely for the purpose of these financial statements, Suspension salaried employees are considered to have participated in multi-employer pension plans. Suspension recorded net periodic pension benefits of $30 for the year ended December 31, 1997, related to its participation in the Eaton defined benefit pension plans.

    In addition, Suspension sponsors two noncontributory defined benefit pension plans covering substantially all hourly employees at Suspension's two Canadian manufacturing facilities. These plans are subject to collective bargaining agreements and provide pension benefits that are based on a fixed rate applied to the hourly employees' years of credited service up to a maximum of 30 years. The hourly plans do not provide for increases in future compensation levels. Suspension's funding policy for these plans is to make contributions in amounts sufficient to fund the plan's current service cost and any going concern unfunded actuarial liabilities and/or solvency deficiencies.

SUSPENSION DIVISION
A DIVISION OF EATON CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

8.  EMPLOYEE BENEFIT PLANS (CONTINUED)


    The following table sets forth the Canadian hourly plans' funded status and amounts recognized on Suspension's combined balance sheet at December 31, 1997:

    Actuarial present value of benefit obligation
      Vested benefits                                                          $ 19,236
      Nonvested benefits                                                            724
                                                                               --------
    Projected benefit obligation                                                 19,960
    Plan assets at fair value (primarily U.S. government securities,
     bonds, notes and mutual funds)                                              22,821
                                                                               --------
    Plan assets greater than projected benefit obligation                         2,861
    Unrecognized net gains                                                         (543)
    Unrecognized prior service cost                                               2,902
    Unrecognized net asset being recognized over 15-20 years                       (450)
                                                                               --------

    Prepaid pension cost                                                       $  4,770
                                                                               ========

    Net periodic pension cost for 1997 and the actuarial assumptions used in determining the projected benefit obligation are as follows:

    Service cost                                                               $    636
    Interest cost                                                                 1,367
    Actual return on assets                                                      (3,589)
    Net amortization and deferral                                                 2,074
                                                                               --------

    Net periodic pension cost                                                  $    488
                                                                               ========

      Discount rate                                                                7.25%
      Expected return on assets                                                    9.25%

    POSTRETIREMENT BENEFITS OTHER THAN PENSIONS
    U.S. retiree medical programs cover employees who retire with eligibility for hospital, professional and other medical services. Most of the programs require deductibles and copayments and virtually all are integrated with Medicare. Retiree contributions are generally required based on length of service, location, coverage type, plan and Medicare eligibility. For U.S. salaried employees, Eaton also sponsors retiree life insurance programs which generally provide a benefit as a percent of pay.

    Solely for the purposes of these financial statements, Suspension's U.S. salaried employees are considered to have participated in a multi-employer postretirement benefit plan. Suspension charged $128 to expense for the year ended December 31, 1997, related to its participation in this plan.

SUSPENSION DIVISION
A DIVISION OF EATON CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

8.  EMPLOYEE BENEFIT PLANS (CONTINUED)

    In addition to the aforementioned defined benefit plans, Suspension also sponsors several defined benefit postretirement plans covering substantially all Canadian salaried and hourly employees. These plans provide health care and life insurance benefits for eligible retirees and are noncontributory. Provisions of the benefit plans for hourly employees are subject to collective bargaining agreements. Both Canadian salaried and hourly postretirement medical benefits are supplements to Canadian government sponsored benefits. Suspension's postretirement health care and life insurance plans are unfunded.

    The following table presents the Canadian salaried and hourly employee funded status reconciled with amounts recognized in Suspension's December 31, 1997 combined balance sheet.

    Accumulated postretirement benefit obligations
      Retirees                                                      $     1,449
      Full eligible active plan participants                              1,240
      Non-eligible plan participants                                      2,339
                                                                    -----------
    Accumulated postretirement benefit obligation                         5,028
    Unrecognized prior service cost                                      (2,673)
    Unrecognized gain                                                         5
                                                                    -----------

    Accrued postretirement medical benefit obligation               $     2,360
                                                                    ===========

    Net periodic postretirement benefit cost for 1997 included the following components:

    Service cost benefits earned during the period                  $       143
    Amortization of prior service cost                                      155
    Interest cost on the accumulated postretirement
     benefit obligation                                                     258
                                                                    -----------
    Net periodic postretirement benefit cost                        $       556
                                                                    ===========

    The weighted average discount rate used in determining the accumulated postretirement benefit obligation was 7.0%. The weighted average annual assumed rate of increase in the per capita cost of covered benefits (i.e., healthcare cost trend rate) is 10.0% in 1998 trending to 5.0% in 2003. The healthcare cost trend rate assumption has a significant effect on the amounts reported. For example, increasing the assumed healthcare cost trend rates by one percentage point in each year would increase the accumulated postretirement benefit obligation as of December 31, 1997 by approximately $905 and net periodic postretirement benefit cost for the period from January 1, 1997 to December 31, 1997 by approximately $147.

SUSPENSION DIVISION
A DIVISION OF EATON CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

9.  INCOME TAXES

    The provision for income taxes comprises:

                                                                     YEAR ENDED
                                                                    DECEMBER 31,
                                                                        1997
    Income (loss) before taxes on income:
      United States                                                   $   (3,916)
      Canada                                                               5,999
                                                                      ----------

                                                                      $    2,083
                                                                      ==========
    Taxes (benefit) on income:
      United States                                                   $   (1,332)
      Canada                                                               2,159
                                                                      ----------

                                                                      $      827
                                                                      ==========
    Taxes (benefit) on income consist of:
      Current
        United States                                                 $   (1,417)
        Canada                                                             1,728
                                                                      ----------

                                                                           $ 311
                                                                      ==========
      Deferred
        United States                                                 $       85
        Canada                                                               431
                                                                      ----------
                                                                      $      516
                                                                      ==========

    The principal items accounting for the difference in taxes on income computed at the U.S. statutory rate and as recorded on an overall basis are as follows:

                                                                   YEAR ENDED
                                                                  DECEMBER 31,
                                                                      1997
    Statutory U.S. federal income tax rate                           35.0%
                                                                     -----

    Taxes on foreign earnings over
     U.S. tax rate                                                    2.9
    Effect of U.S. graduated rates                                    1.8
                                                                     -----
                                                                     39.7%
                                                                     =====

SUSPENSION DIVISION
A DIVISION OF EATON CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

9.  INCOME TAXES (CONTINUED)

    The temporary differences which give rise to deferred tax assets and (liabilities) are as follows:


                                                                    DECEMBER 31,
                                                                       1997
    Deferred tax assets
      Postretirement benefits                                       $      849
      Environmental reserve                                                560
      Other                                                                215
                                                                    ----------
        Gross deferred tax assets                                        1,624
                                                                    ----------
    Deferred tax liabilities
      Property, plant and equipment                                     (1,966)
      Pension benefits                                                  (1,717)
                                                                    ----------
        Gross deferred tax liabilities                                  (3,683)
                                                                    ----------
    Net deferred tax liability                                      $   (2,059)
                                                                    ==========

10. INTERCOMPANY TRANSACTIONS AND ALLOCATIONS

    CASH MANAGEMENT
    Suspension utilizes Eaton's centralized cash management services. Under this arrangement, Suspension's accounts receivable are collected and its cash disbursements are funded by Eaton on a daily basis. Net activity between Eaton and Suspension is reflected in Eaton's investment in Suspension.

    CORPORATE SERVICES
    Eaton allocates costs associated with certain corporate overhead, including executive salaries, risk management, sales and marketing, human resources, corporate finance and accounting, treasury and public affairs to its divisions through a corporate assessment charge which is allocated based on operating capital which consists primarily of current assets, capital assets and current liabilities. Charges from Eaton for such costs aggregated $1,563 for the year ended December 31, 1997 and are included in selling, general and administrative expenses in the accompanying combined statement of operations.

    Eaton charges its divisions interest expense based on Eaton's overall debt structure as well as the net cash used or provided by the divisions. Interest charges from Eaton aggregated $1,015 for the year ended December 31, 1997.

SUSPENSION DIVISION
A DIVISION OF EATON CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

10. INTERCOMPANY TRANSACTIONS AND ALLOCATIONS (CONTINUED)

    Eaton provides various information systems assistance, employee payroll processing, accounts receivable processing, accounts payable processing, payment processing and fixed asset processing. These costs are allocated to Suspension based on certain criteria, including invoices or checks processed, headcount, fixed asset line items maintained, predetermined rates or on actual services provided. Charges from Eaton for such costs aggregated $423 for the year ended December 31, 1997 and are included in selling, general and administrative expenses in the accompanying combined statement of operations.

    Eaton manages employee medical, dental, life insurance, pension, postretirement and postemployment benefits on a consolidated basis. Eaton charges Suspension for its share of such employee-related costs based upon Suspension's estimated experience or headcount, depending on the nature of the cost. Charges for such costs are disclosed in the related footnotes herein with the exception of self insured medical charges for U.S. employees which aggregated $454 in 1997.

    Eaton provides certain research and development and manufacturing technology services to its divisions. Eaton allocates these costs based on hours applicable to the respective division. Charges from Eaton to Suspension for such services aggregated $1,369 for the year ended December 31, 1997. Of this amount, $271 is included in selling, general and administrative and $1,098 is included in cost of goods sold in the accompanying statement of operations.

    Suspension shares certain facilities with other Eaton divisions. Eaton allocates rent expense to Suspension based on square footage occupied. These charges aggregated $150 in 1997.

    Management believes that the methods utilized to allocate costs to Suspension, as discussed above, are reasonable. However, the terms of transactions between Eaton and Suspension, including allocated costs, may differ from those that would result from transactions with unrelated parties.

    INTERCOMPANY PURCHASES
    Suspension purchased approximately $471 of inventory from Eaton Japan, a related party. This inventory is used in the leaf spring manufacturing process from which the related products are sold to a Japanese transplant.

SUSPENSION DIVISION
A DIVISION OF EATON CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

10. INTERCOMPANY TRANSACTIONS AND ALLOCATIONS (CONTINUED)

    EATON INVESTMENT
    The Eaton investment balance represents the cumulative transaction adjustment, cumulative intercompany activity from transactions, cost allocations, cash management and other charges and credits, between Suspension and Eaton (and its other business units). A summary of changes in Eaton investment follows.

                                         THREE MONTHS          YEAR ENDED
                                             ENDED            DECEMBER 31,
                                        MARCH 31, 1998            1997
                                          (UNAUDITED)

    Beginning Eaton investment         $   40,322             $   42,090
    Net (loss) income                        (363)                 1,256
    Intercompany activity                   2,292                 (3,024)
                                       ----------             ----------

    Ending Eaton investment            $   42,251             $   40,322
                                       ==========             ==========

11. LEASE COMMITMENTS

    Suspension leases certain buildings and equipment under operating lease agreements. Future minimum lease payments under operating leases having initial or remaining noncancellable lease terms in excess of one year are as follows for the year ended December 31:

    1998                                                                   $ 284
    1999                                                                     117
    2000                                                                      58
    2001                                                                      53
                                                                           -----

                                                                           $ 512
                                                                           =====

    Rent expense for the year ended December 31, 1997 was $476.

12. COMMITMENTS AND CONTINGENCIES

    ENVIRONMENTAL
    Suspension is subject to federal, state and local regulations which govern environmental matters. Suspension has recorded amounts aggregating $1,557 which, in management's best estimate, will be sufficient to provide for anticipated costs of known environmental matters, which consist primarily of remediation requirements at Suspension's Canadian facilities.

    The effect of resolution of environmental matters on results of operations cannot be predicted due to the uncertainty concerning both the amount and timing of future expenditures and future results of operations. However, management believes, on the basis of presently-available information, that resolution of these matters will not materially affect the financial condition of Suspension.

SUSPENSION DIVISION
A DIVISION OF EATON CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

13. GEOGRAPHIC AREAS - FINANCIAL DATA


                                        UNITED
                                        STATES         CANADA          TOTAL

    Net sales               1997      $ 15,941       $ 109,835       $ 125,776
    Net income (loss)       1997        (2,584)          3,840           1,256
    Assets                  1997        14,536          43,105          57,641
    Liabilities             1997         2,625          14,694          17,319

    Sales between geographic areas approximate market and are not significant. Suspension corporate office income, expenses, assets and liabilities are included in the United States column.

14. SUBSEQUENT EVENTS

    On April 1, 1998, Eaton sold substantially all of the net assets of Suspension to Oxford Automotive, Inc. The accompanying financial statements do not give effect to this transaction.

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE AS OF WHICH INFORMATION IS GIVEN IN THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                               ---------------


                             TABLE OF CONTENTS                        PAGE
                                                                      ----
Available Information.......................................
Summary.....................................................
Risk Factors................................................
Use of Proceeds.............................................
Capitalization..............................................
Pro Forma Combined Financial Data...........................
Selected Consolidated Historical
  Financial Data............................................
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations................................................
The Exchange Offer..........................................
Business....................................................
Management..................................................
Principal Shareholders......................................
Certain Transactions........................................
Description of Certain Indebtedness and
  Preferred Stock...........................................
Description of the Notes....................................
Certain Federal Income Tax Considerations...................
Plan of Distribution........................................
Legal Matters...............................................
Experts.....................................................
Index to Consolidated Financial Statements................            F-1



$35,000,000



OXFORD AUTOMOTIVE, INC.



10 1/8% SENIOR SUBORDINATED NOTES DUE 2007, SERIES B





                    ----------------------------------------
                                     OXFORD
                                   AUTOMOTIVE
                                      LOGO
                    ----------------------------------------







                                OFFER TO EXCHANGE
              10 1/8% SENIOR SUBORDINATED NOTES DUE 2007, SERIES B






                                   PROSPECTUS
                          DATED                  , 1998

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Sections 561 through 571 of the Michigan Business Corporation Act (the "MBCA") set forth the conditions and limitations governing the indemnification of officers, directors and other persons by Michigan corporations.

In general, the MBCA allows Michigan corporations to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another enterprise, against expenses, including attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection therewith, if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The MBCA also allows Michigan corporations to indemnify such a person who was or is a party or is threatened to be made a party to a threatened, pending or completed action or suit by or in the right of the corporation against expenses, including actual and reasonable attorneys' fees, and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or suit, if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders. However, indemnification shall not be made for a claim, issue or matter in which the person is found liable to the corporation unless and only to the extent that a court of competent jurisdiction has determined that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnification for the expenses which the court considers proper.

The MBCA also allows Michigan corporations to indemnify a director without a determination that the director has met the standard for conduct described above, provided that no indemnification may be made (except by court order) if the director received a financial benefit to which he or she is not entitled, intentionally inflicted harm on the corporation or its shareholders, made an unlawful distribution, or intentionally violated criminal law.

The Bylaws of Oxford Automotive require Oxford Automotive to indemnify directors and officers to the extent permitted by the MBCA.

Oxford Automotive has entered into an agreement with each of its directors under which Oxford Automotive agrees to indemnify the director against certain liabilities and expenses incurred by the director by reason of serving as a director of Oxford Automotive or in certain other capacities at the request of Oxford Automotive. In general, under the agreements, Oxford Automotive agrees to indemnify the director to the extent permitted by the MBCA subject to the following: (a) Oxford Automotive agrees to reimburse the director for expenses incurred prior to the final disposition of the matter or proceeding, subject to certain limitations; and (b) the director may file a suit against Oxford Automotive if Oxford Automotive refuses to indemnify the director, and the court is authorized to determine whether the director is entitled to be indemnified whether or not a determination in such respect has or has not been made by the Board of Directors, independent legal counsel, or the shareholders of Oxford Automotive.

The MBCA permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation against liabilities arising out of such person's positions with the corporation, whether or not the corporation would have the power to indemnify such person against liability under the MBCA.

Oxford Automotive carries a directors and officers liability insurance policy which insures directors and officers of Oxford Automotive against certain liability by reason of certain acts or omissions in connection with their duties for Oxford

Automotive and which insures Oxford Automotive against certain amounts for which it is legally obligated to pay or for which it has agreed or is required to indemnify the directors or officers. During each policy year, the aggregate limit of liability under the policy is $10,000,000, and the insurer is generally obligated to pay for any loss experienced by a director or officer and for any loss in excess of $250,000 experienced by Oxford Automotive. The insurance policy is in effect until October 25, 1998.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits. A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

(b)   Financial Statement Schedules.

      II -- Valuation and Qualifying Accounts.


ITEM 22.  UNDERTAKINGS.

Each undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 20 or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a co-registrant of expenses incurred or paid by a director, officer or controlling person of such co-registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such co-registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each undersigned registrant hereby undertakes:

     To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Troy and State of Michigan on June 25, 1998.


                                          OXFORD AUTOMOTIVE, INC.


                                          By:/s/ Steven M. Abelman
                                             ----------------------------------
                                             Steven M. Abelman
                                             President and Chief Executive
                                             Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Selwyn Isakow and Rex E. Schlaybaugh, Jr., and each of them, his attorneys-in-fact for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on June 25, 1998.



                    SIGNATURE                                    TITLE
                    ---------                                    -----

/s/ Selwyn Isakow                                    Chairman of the Board and Director
----------------------------------
Selwyn Isakow

/s/ Rex E. Schlaybaugh, Jr.                          Vice Chairman of the Board and Director
----------------------------------
Rex E. Schlaybaugh, Jr.

/s/ Steven M. Abelman                                President, Chief Executive Officer and
----------------------------------                   Director
Steven M. Abelman

/s/ Donald C. Campion                                Senior Vice President-Chief Financial Officer
----------------------------------                   (Principal Accounting and Financial Officer)
Donald C. Campion

/s/ Manfred J. Walt                                  Director
----------------------------------
Manfred J. Walt

1

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Troy and State of Michigan on June 25, 1998.


                                              LOBDELL EMERY CORPORATION


                                              By:  /s/ Steven M. Abelman
                                                 -------------------------------
                                                 Steven M. Abelman, President



                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Selwyn Isakow and Rex E. Schlaybaugh, Jr., and each of them, his attorneys-in-fact for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on June 25, 1998.



                    SIGNATURE                           TITLE
                    ---------                           -----

/s/ Steve M. Abelman                               President (Principal Executive Officer) and
----------------------------------                 Director
Steven M. Abelman


/s/ Donald C. Campion                              Vice President-Chief Financial Officer, Treasurer
----------------------------------                 (Principal Accounting and Financial Officer) and Director
Donald C. Campion

/s/ John H. Ferguson                               Director
----------------------------------
John H. Ferguson

                                                   Director
----------------------------------
D. Kennedy Fesenmyer


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Troy and State of Michigan on June 25, 1998.


                                           BMG NORTH AMERICA LIMITED

                                           By:/s/ Steven M. Abelman
                                              ---------------------------------
                                              Steven M. Abelman, President


                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Selwyn Isakow and Rex E. Schlaybaugh, Jr., and each of them, his attorneys-in-fact for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on June 25, 1998.



                    SIGNATURE                           TITLE
                    ---------                           -----

/s/ Steve M. Abelman                                President (Principal Executive Officer) and Director
---------------------------------------
Steven M. Abelman


/s/ Donald C. Campion                               Vice President-Chief Financial Officer and Treasurer
---------------------------------------             (Principal Accounting and Financial Officer)
Donald C. Campion

---------------------------------------             Director
James W. Robinson

/s/ Manfred J. Walt                                 Director
---------------------------------------
Manfred J. Walt


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Troy and State of Michigan on June 25, 1998.


                                             BMG HOLDINGS, INC.


                                             By: /s/ Steven M. Abelman
                                                --------------------------------
                                                Steven M. Abelman, President


                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Selwyn Isakow and Rex E. Schlaybaugh, Jr., and each of them, his attorneys-in-fact for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on June 25, 1998.



                    SIGNATURE                           TITLE
                    ---------                           -----

/s/ Steven M. Abelman                              President (Principal Executive Officer) and Director
----------------------------------
Steven M. Abelman


/s/ Donald C. Campion                              Vice President-Chief Financial Officer and Treasurer
----------------------------------                 (Principal Accounting and Financial Officer)
Donald C. Campion


----------------------------------                 Director
James W. Robinson

/s/ Manfred J. Walt                                Director
----------------------------------
Manfred J. Walt


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Troy and State of Michigan on June 25, 1998.


                                         WINCHESTER FABRICATION CORPORATION


                                         By: /s/ Steven M. Abelman
                                            -----------------------------------
                                            Steven M. Abelman, President



                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Selwyn Isakow and Rex E. Schlaybaugh, Jr., and each of them, his attorneys-in-fact for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on June 25, 1998.



                    SIGNATURE                           TITLE
                    ---------                           -----

/s/ Steven M. Abelman                              President (Principal Executive Officer) and Director
------------------------------------
Steven M. Abelman


/s/ Donald C. Campion                              Vice President-Chief Financial Officer, Treasurer (Principal
------------------------------------               Accounting and Financial Officer) and Director
Donald C. Campion

/s/ John H. Ferguson                               Director
------------------------------------
John H. Ferguson


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Troy and State of Michigan on June 25, 1998.


                                              CREATIVE FABRICATION CORPORATION


                                              By: /s/ Steven M. Abelman
                                                 -------------------------------
                                                 Steven M. Abelman, President



                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Selwyn Isakow and Rex E. Schlaybaugh, Jr., and each of them, his attorneys-in-fact for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on June 25, 1998.



                    SIGNATURE                           TITLE
                    ---------                           -----

/s/ Steven M. Abelman                              President (Principal Executive Officer) and Director
--------------------------------------
Steven M. Abelman


/s/ Donald C. Campion                              Vice President-Chief Financial Officer, Treasurer (Principal
--------------------------------------             Accounting and Financial Officer) and Director
Donald C. Campion

/s/ John H. Ferguson                               Director
--------------------------------------
John H. Ferguson


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Troy and State of Michigan on June 25, 1998.


                                            PARALLEL GROUP INTERNATIONAL, INC.


                                            By: /s/ Steven M. Abelman
                                               ---------------------------------
                                               Steven M. Abelman, President


                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Selwyn Isakow and Rex E. Schlaybaugh, Jr., and each of them, his attorneys-in-fact for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on June 25, 1998.



                    SIGNATURE                           TITLE
                    ---------                           -----

/s/ Steven M. Abelman                              President (Principal Executive Officer) and Director
--------------------------------------
Steven M. Abelman


/s/ Donald C. Campion                              Vice President-Chief Financial Officer, Treasurer (Principal
--------------------------------------             Accounting and Financial Officer) and Director
Donald C. Campion

/s/ John H. Ferguson                               Director
--------------------------------------
John H. Ferguson


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Troy and State of Michigan on June 25, 1998.


                                 LASERWELD INTERNATIONAL, L.L.C.
                                 By:  Lobdell Emery Corporation, its sole member


                                 By: /s/ Steven M. Abelman
                                    -------------------------------------------
                                    Steven M. Abelman, President


                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Selwyn Isakow and Rex E. Schlaybaugh, Jr., and each of them, his attorneys-in-fact for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on June 25, 1998.



                    SIGNATURE                           TITLE
                    ---------                           -----

/s/ Steven M. Abelman                              President (Principal Executive Officer) and Director
--------------------------------------
Lobdell
Steven M. Abelman                                  Emery Corporation


/s/ Donald C. Campion                              Vice President-Chief Financial Officer, Treasurer (Principal
--------------------------------------             Accounting and Financial Officer) and Director of Lobdell
Donald C. Campion                                  Emery Corporation

/s/ John H. Ferguson                               Director of Lobdell Emery Corporation
--------------------------------------
John H. Ferguson


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Troy and State of Michigan on June 25, 1998.


                                              CONCEPT MANAGEMENT CORPORATION


                                              By:  /s/ Steven M. Abelman
                                                 -------------------------------
                                                 Steven M. Abelman, President



                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Selwyn Isakow and Rex E. Schlaybaugh, Jr., and each of them, his attorneys-in-fact for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on June 25, 1998.



                    SIGNATURE                           TITLE
                    ---------                           -----


/s/ Steven M. Abelman                              President (Principal Executive Officer) and Director
-------------------------------------
Steven M. Abelman


/s/ Donald C. Campion                              Vice President-Chief Financial Officer, Treasurer
-------------------------------------              (Principal Accounting and Financial Officer) and Director
Donald C. Campion

/s/ John H. Ferguson                               Director
-------------------------------------
John H. Ferguson


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Troy and State of Michigan on June 25, 1998.


                                              LEWIS EMERY CAPITAL CORPORATION


                                              By:  /s/ Steven M. Abelman
                                                 -------------------------------
                                                 Steven M. Abelman, President



                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Selwyn Isakow and Rex E. Schlaybaugh, Jr., and each of them, his attorneys-in-fact for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on June 25, 1998.




                    SIGNATURE                           TITLE
                    ---------                           -----

/s/ Steven M. Abelman                              President (Principal Executive Officer) and Director
-----------------------------------
Steven M. Abelman


/s/ Donald C. Campion                              Vice President-Chief Financial Officer, Treasurer
-----------------------------------                (Principal Accounting and Financial Officer) and Director
Donald C. Campion

/s/ John H. Ferguson                               Director
-----------------------------------
John H. Ferguson


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Troy and State of Michigan on June 25, 1998.


                                              HOWELL INDUSTRIES, INC.


                                              By:  /s/ Steven M. Abelman
                                                 -------------------------------
                                                 Steven M. Abelman, President



                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Selwyn Isakow and Rex E. Schlaybaugh, Jr., and each of them, his attorneys-in-fact for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on June 25, 1998.



                    SIGNATURE                           TITLE
                    ---------                           -----

/s/ Steven M. Abelman                              President (Principal Executive Officer) and Director
-----------------------------------
Steven M. Abelman


/s/ Donald C. Campion                              Vice President-Chief Financial Officer, Treasurer
-----------------------------------                (Principal Accounting and Financial Officer) and Director
Donald C. Campion

/s/ John H. Ferguson                               Director
-----------------------------------
John H. Ferguson


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Troy and State of Michigan on June 25, 1998.


                                             RPI HOLDINGS, INC.


                                             By:  /s/ Steven M. Abelman
                                                --------------------------------
                                                Steven M. Abelman, President



                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Selwyn Isakow and Rex E. Schlaybaugh, Jr., and each of them, his attorneys-in-fact for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on June 25, 1998.




                    SIGNATURE                           TITLE
                    ---------                           -----

/s/ Steven M. Abelman                              President (Principal Executive Officer) and Director
-----------------------------------
Steven M. Abelman


/s/ Donald C. Campion                              Vice President-Chief Financial Officer, Treasurer
-----------------------------------                (Principal Accounting and Financial Officer) and Director
Donald C. Campion

/s/ John H. Ferguson                               Director
-----------------------------------
John H. Ferguson


                             OXFORD AUTOMOTIVE, INC.
                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS
                          (DOLLAR AMOUNTS IN THOUSANDS)



                                                                                             PERIOD FROM             PERIOD FROM
                                                                                             OCTOBER 28,              APRIL 1,
                                                                                                 1995                   1995
                                                      YEAR ENDED         YEAR ENDED            THROUGH                 THROUGH
                                                      MARCH 31,          MARCH 31,            MARCH 31,              OCTOBER 27,
                                                         1998               1997                 1996                   1995
                                                         -----              -----                -----                 -----

Balance, beginning of period                                1,272                 39                31                   25

Additions

  Acquisition                                                 200              1,254                --                   --

  Provision for additional allowance                           --                 12                 8                    5

  Deductions

  Currency translation adjustments                             (1)                --                --                    1

  Reversals                                                  (644)                --                --                   --

  Doubtful accounts (charged) recovered                      (427)               (33)               --                   --
                                                          -------              -----                --                   --

  Balance, end of period                                      400              1,272                39                   31
                                                          =======              =====                ==                   ==


                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------

2.1 Agreement and Plan of Merger by and among Howell Industries, Inc., the Company and HI Acquisition, Inc., dated May 21, 1997 (previously filed as Exhibit 2.1 to the Registrant's Registration Statement on Form S-4, File No. 333-32975, and incorporated herein by reference).

2.2 Shareholders Agreement by and among the Company, HI Acquisition, Inc., and NBD Bank and Morton Schiff, co-trustees of the Herbert H. Freedland Marital Trusts, dated May 21, 1997 (previously filed as Exhibit 2.2 to the Registrant's Registration Statement on Form S-4, File No. 333-32975, and incorporated herein by reference).

2.3 Agreement and Plan of Merger dated as of November 14, 1996, by and between Lobdell Emery Corporation, BMG-MI, Inc. (now known as "Oxford Automotive, Inc."), L-E Acquisition, Inc., the Shareholders of Lobdell Emery Corporation, and D. Kennedy Fesenmyer, as Shareholders' Agent (previously filed as Exhibit
                  2.3 to the Registrant's Registration Statement on Form S-4, Registration No. 333-32975).

2.4 Amendment to Agreement and Plan of Merger, dated December 27, 1996 by and among Lobdell Emery Corporation, BMG-MI, Inc. (now known as "Oxford Automotive, Inc."), L-E Acquisition, Inc., D. Kennedy Fesenmyer, as Shareholders' Agent, and Lobdell Holdings, Inc. (previously filed as Exhibit 2.4 to the Registrant's Registration Statement on Form S-4, Registration No. 333-32975)

2.5 Agreement and Plan of Merger, dated as of January 8, 1997 among Lobdell Holdings, Inc. and BMG-MI, Inc. (now known as "Oxford Automotive, Inc.") (previously filed as Exhibit 2.5 to the Registrant's Registration Statement on Form S-4, Registration No. 333-32975).

2.6 Stock Purchase Agreement, dated as of November 25, 1997, by and among Oxford Automotive, Inc. and the Shareholders of RPI Holdings, Inc. (previously filed as Exhibit 2.1 to the Registrant's Form 8-K dated November 25, 1997, and incorporated herein by reference)

2.7 Asset Purchase Agreement, dated as of March 13, 1998, between Oxford Automotive, Inc. and Eaton Corporation. (previously filed as Exhibit 2.1 to the Registrant's Form 8-K dated April 1, 1998, and incorporated herein by reference)

3.1 Articles of Incorporation of the Company (previously filed as Exhibit 3.1 to the Registrant's Registration Statement on Form S-4, File No. 333-32975, and incorporated herein by reference)

3.2 Articles of Incorporation of Lobdell Emery Corporation (previously filed as Exhibit 3.2 to the Registrant's Registration Statement on Form S-4, File No. 333-32975, and incorporated herein by reference)

3.3 Articles of Incorporation of BMG North America Limited (previously filed as Exhibit 3.3 to the Registrant's Registration Statement on Form S-4, File No. 333-32975, and incorporated herein by reference)

3.4 Articles of Incorporation of BMG Holdings, Inc. (previously filed as Exhibit 3.4 to the Registrant's Registration Statement on Form S-4, File No. 333-32975, and incorporated herein by reference)

3.5 Articles of Incorporation of Winchester Fabrication Corporation (previously filed as Exhibit 3.5 to the Registrant's Registration Statement on Form S-4, File No. 333-32975, and incorporated herein by reference)

3.6 Articles of Incorporation of Creative Fabrication Corporation (previously filed as Exhibit 3.6 to the Registrant's Registration Statement on Form S-4, File No. 333-32975, and incorporated herein by reference)

3.7 Articles of Incorporation of Parallel Group International, Inc. (previously filed as Exhibit 3.7 to the Registrant's Registration Statement on Form S-4, File No. 333-32975, and incorporated herein by reference)

3.8               Articles of Organization of Laserweld International, L.L.C.
                  (previously filed as Exhibit 3.8 to the Registrant's Registration Statement on Form S-4, File No. 333-32975, and incorporated herein by reference)

Exhibit No.       Description
-----------       -----------


3.9 Articles of Incorporation of Concept Management Corporation (previously filed as Exhibit 3.9 to the Registrant's Registration Statement on Form S-4, File No. 333-32975, and incorporated herein by reference)

3.10 Articles of Incorporation of Lewis Emery Capital Corporation (previously filed as Exhibit 3.10 to the Registrant's Registration Statement on Form S-4, File No. 333-32975, and incorporated herein by reference)

3.11 Bylaws of the Company (previously filed as Exhibit 3.11 to the Registrant's Registration Statement on Form S-4, File No. 333-32975, and incorporated herein by reference)

3.12              Bylaws of Lobdell Emery Corporation (previously filed as
                  Exhibit 3.12 to the Registrant's Registration Statement on Form S-4, File No. 333-32975, and incorporated herein by reference)

3.13              Bylaws of BMG North America Limited (previously filed as
                  Exhibit 3.13 to the Registrant's Registration Statement on Form S-4, File No. 333-32975, and incorporated herein by reference)

3.14 Bylaws of BMG Holdings, Inc. (previously filed as Exhibit 3.14 to the Registrant's Registration Statement on Form S-4, File No. 333-32975, and incorporated herein by reference)

3.15 Bylaws of Winchester Fabrication Corporation (previously filed as Exhibit 3.15 to the Registrant's Registration Statement on Form S-4, File No. 333-32975, and incorporated herein by reference)

3.16 Bylaws of Creative Fabrication Corporation (previously filed as Exhibit 3.16 to the Registrant's Registration Statement on Form S-4, File No. 333-32975, and incorporated herein by reference)

3.17 Bylaws of Parallel Group International, Inc. (previously filed as Exhibit 3.17 to the Registrant's Registration Statement on Form S-4, File No. 333-32975, and incorporated herein by reference)

3.18              Bylaws of Concept Management Corporation (previously filed as
                  Exhibit 3.18 to the Registrant's Registration Statement on Form S-4, File No. 333-32975, and incorporated herein by reference)

3.19              Bylaws of Lewis Emery Capital Corporation (previously filed as
                  Exhibit 3.19 to the Registrant's Registration Statement on Form S-4, File No. 333-32975, and incorporated herein by reference)

3.20              *Articles of Incorporation of RPI Holdings, Inc.

3.21              *Bylaws of RPI Holdings, Inc.

4.1 Indenture, dated as of June 15, 1997, by and among the Company, the Subsidiary Guarantors and First National Trust Association, as Trustee (including form of the 10 1/8% Senior Subordinated Notes Due 2007, form of the Guaranty, and form of Supplemental Indenture) (previously filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-4, File No. 333-32975, and incorporated herein by reference)

4.2 Credit Agreement between the Company and NBD Bank, as agent, dated June 24, 1997 (previously filed as Exhibit 4.2 to the Registrant's Registration Statement on Form S-4, File No. 333-32975, and incorporated herein by reference)

4.3 Security Agreement between the Company and NBD Bank, as agent, dated June 24, 1997 (previously filed as Exhibit 4.3 to the Registrant's Registration Statement on Form S-4, File No. 333-32975, and incorporated herein by reference)

4.4 Security Agreement between 829500 Ontario Limited and First Chicago NBD Bank Canada dated June 24, 1997 (previously filed as Exhibit 4.4 to the Registrant's Registration Statement on Form S-4, File No. 333-32975, and incorporated herein by reference)

Exhibit No.       Description
-----------       -----------


4.5 Security Agreement between 976459 Ontario Limited and First Chicago NBD Bank Canada dated June 24, 1997 (previously filed as Exhibit 4.5 to the Registrant's Registration Statement on Form S-4, File No. 333-32975, and incorporated herein by reference)

4.6 Security Agreement between BMG Holdings, Inc. and First Chicago NBD Bank Canada dated June 24, 1997 (previously filed as Exhibit 4.6 to the Registrant's Registration Statement on Form S-4, File No. 333-32975, and incorporated herein by reference)

4.7 Security Agreement between BMG North America Limited and First Chicago NBD Bank Canada dated June 24, 1997 (previously filed as Exhibit 4.7 to the Registrant's Registration Statement on Form S-4, File No. 333-32975, and incorporated herein by reference)

4.8 Security Agreement among Lobdell Emery and its subsidiaries and NBD Bank, as agent, dated June 24, 1997 (previously filed as Exhibit 4.8 to the Registrant's Registration Statement on Form S-4, File No. 333-32975, and incorporated herein by reference)

4.9 Guarantee Agreement among 829500 Ontario Limited, 976459 Ontario Limited, BMG Holdings, Inc. and NBD Bank, as agent, dated June 24, 1997 (previously filed as Exhibit 4.9 to the Registrant's Registration Statement on Form S-4, File No. 333-32975, and incorporated herein by reference)

4.10 Guarantee Agreement between BMG North America Limited and NBD Bank, as agent, dated June 24, 1997 (previously filed as Exhibit 4.10 to the Registrant's Registration Statement on Form S-4, File No. 333-32975, and incorporated herein by reference)

4.11 Guarantee Agreement among Lobdell Emery and its subsidiaries and NBD Bank, as agent, dated June 24, 1997 (previously filed as Exhibit 4.11 to the Registrant's Registration Statement on Form S-4, File No. 333-32975, and incorporated herein by reference)

4.12 Pledge Agreement and Irrevocable Proxy between the Company and NBD Bank, as agent, dated June 24, 1997 (previously filed as
                  Exhibit 4.12 to the Registrant's Registration Statement on Form S-4, File No. 333-32975, and incorporated herein by reference)

4.13 Pledge Agreement and Irrevocable Proxy between Lobdell Emery and NBD Bank, as agent, dated June 24, 1997 (previously filed as Exhibit 4.13 to the Registrant's Registration Statement on Form S-4, File No. 333-32975, and incorporated herein by reference)

4.14 Pledge Agreement and Irrevocable Proxy between Concept Management Corporation and NBD Bank, as agent, dated June 24, 1997 (previously filed as Exhibit 4.14 to the Registrant's Registration Statement on Form S-4, File No. 333-32975, and incorporated herein by reference)

4.15 Subrogation and Contribution Agreement among the Company and the Guarantors, dated June 24, 1997 (previously filed as
                  Exhibit 4.15 to the Registrant's Registration Statement on Form S-4, File No. 333-32975, and incorporated herein by reference)

4.16 Registration Rights Agreement dated April 1, 1998 by and among the Company, the Subsidiary Guarantors and the Initial Purchaser (previously filed as Exhibit 4.3 to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1998, and incorporated herein by reference)

5.1               *Opinion of Dykema Gossett PLLC

5.2               *Opinion of Fasken Campbell Godfrey

10.1 Form of RPI Note (previously filed as Exhibit 10.1 to the Registrant's Registration Statement on Form S-4, File No. 333-32975, and incorporated herein by reference)

Exhibit No.       Description
-----------       -----------


10.2 Form of Director Indemnification Agreement (previously filed as Exhibit 10.2 to the Registrant's Registration Statement on Form S-4, File No. 333-32975, and incorporated herein by reference)

10.3 Employment and Noncompetition Agreement between the Company and Steven M. Abelman (previously filed as Exhibit 10.3 to the Registrant's Registration Statement on Form S-4, File No. 333-32975, and incorporated herein by reference)

10.4 Employment and Noncompetition Agreement between the Company and Donald C. Campion (previously filed as Exhibit 10.4 to the Registrant's Registration Statement on Form S-4, File No. 333-32975, and incorporated herein by reference)

10.5              Employment Agreement between BMG North America and Larry C.
                  Cornwall (previously filed as Exhibit 10.5 to the Registrant's Registration Statement on Form S-4, File No. 333-32975, and incorporated herein by reference)

10.6 Shareholders Agreement among certain of the Shareholders of the Company and BMG-MI, Inc. (now known as Oxford Automotive, Inc.), dated October 23, 1995 (previously filed as Exhibit
                  10.6 to the Registrant's Registration Statement on Form S-4, File No. 333-32975, and incorporated herein by reference)

10.7 Shareholders Agreement among certain of the Shareholders of the Company and the Company dated January 10, 1997 (previously filed as Exhibit 10.7 to the Registrant's Registration Statement on Form S-4, File No. 333-32975, and incorporated herein by reference)

10.8 Management and Consulting Agreement ("Management Agreement") between the Company and The Oxford Investment Group, Inc., dated June 24, 1997 (previously filed as Exhibit 10.8 to the Registrant's Registration Statement on Form S-4, File No. 333-32975, and incorporated herein by reference)

10.9 Settlement Agreement and Mutual Release, dated July 15, 1997, regarding Lobdell Preferred Shareholders (previously filed as
                  Exhibit 10.9 to the Registrant's Registration Statement on Form S-4, File No. 333-32975, and incorporated herein by reference)

10.10 Amendment to Management Agreement, dated November 24, 1997 (previously filed as Exhibit 10.10 to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1998, and incorporated herein by reference)

10.11 Form of Purchase Agreement among the Company and the Initial Purchasers of the 10 1/8% Senior Subordinated Notes (previously filed as Exhibit 10.11 to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1998, and incorporated herein by reference)

12 Statement regarding computation of ratios (previously filed as Exhibit 12 to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1998, and incorporated herein by reference)

21 Subsidiaries of the Registrant (previously filed as Exhibit 21 to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1998, and incorporated herein by reference)

23.1              *Consent of Price Waterhouse LLP

23.2              *Consent of Price Waterhouse LLP

23.3              *Consent of Price Waterhouse LLP

23.4              *Consent of Price Waterhouse LLP

23.5              *Consent of Deloitte & Touche

23.6              *Consent of Coopers & Lybrand L.L.P.

23.7              *Consent of Dykema Gossett PLLC (included in Exhibit 5.1
                   hereof)

23.8              *Consent of Fasken Campbell Godfrey (included in Exhibit 5.2 hereof)

Exhibit No.       Description
-----------       -----------


24 *Powers of Attorney (included on signature pages to this Registration Statement)

25 Form T-1 Statement of Eligibility and Qualification on Form T-1 of U.S. Bank Trust, National Association (formerly known as First Trust National Association) (previously filed as
                  Exhibit 25 to the Registrant's Registration Statement on Form S-4, File No. 333-32975, and incorporated herein by reference)

27 Financial Data Schedule (previously filed as Exhibit 27 to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1998, and incorporated herein by reference)

99.1              *Form of Letter of Transmittal

99.2              *Form of Notice of Guaranteed Delivery

----------
* Filed herewith